     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2004.

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                                                                                   GOLFSMITH INTERNATIONAL HOLDINGS, INC.
     GOLFSMITH INTERNATIONAL, INC.                                                      As Registrant of Guarantees
    As Issuer and Registrant of Debt
               Securities
                DELAWARE                                   5940                                   DELAWARE
    (State or Other Jurisdiction of            (Primary Standard Industrial           (State or Other Jurisdiction of
     Incorporation or Organization)       Classification Code Number for each of       Incorporation or Organization)
                                                     the Registrants)
               22-1957337                                                                        16-1634897
  (I.R.S. Employer Identification No.)                                              (I.R.S. Employer Identification No.)

               SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A HERETO
           (Exact name of registrants as specified in their charters)
                             ---------------------
                                 11000 N. IH-35
                            AUSTIN, TEXAS 78753-3195
                                 (512) 837-8810
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                             ---------------------
                               JAMES D. THOMPSON
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                         GOLFSMITH INTERNATIONAL, INC.
                                 11000 N. IH35
                            AUSTIN, TEXAS 78753-3195
                                 (512) 837-8810
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:

                                  TRACY KIMMEL
                                MARK E. THOMPSON
                              KING & SPALDING LLP
                          1185 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 556-2100
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED          PER UNIT(1)            PRICE(1)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
8.375% Senior Secured Notes Due 2009               $7,250,000              100%              $7,250,000              $919
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of 8.375% Senior Secured Notes              --                   --                   --                  (2)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no additional registration fee is payable with respect to the guarantees.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                                                      SCHEDULE A

                                                        STATE OR OTHER JURISDICTION OF    I.R.S. EMPLOYER
SUBSIDIARY GUARANTORS                                   INCORPORATION OR ORGANIZATION    IDENTIFICATION NO.
---------------------                                   ------------------------------   ------------------
Golfsmith GP Holdings, Inc............................  Delaware                         74-2882421
Golfsmith Holdings, L.P. .............................  Delaware                         74-2882420
Golfsmith GP, L.L.C. .................................  Delaware                         74-2882412
Golfsmith Delaware, L.L.C. ...........................  Delaware                         74-2882419
Golfsmith Canada, L.L.C. .............................  Delaware                         74-2882407
Golfsmith Europe, L.L.C. .............................  Delaware                         74-2882408
Golfsmith USA, L.L.C. ................................  Delaware                         74-2882405
Golfsmith NU, L.L.C. .................................  Delaware                         74-2882404
Golfsmith Licensing, L.L.C. ..........................  Delaware                         74-3075499
Golfsmith International, L.P. ........................  Delaware                         74-2864257
Don Sherwood Golf Shop................................  California                       94-1746387

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 7, 2004.
PROSPECTUS

                                   $7,250,000

                         GOLFSMITH INTERNATIONAL, INC.
                      8.375% SENIOR SECURED NOTES DUE 2009

    This prospectus relates to the offer and sale by Golfsmith International Holdings, Inc., our parent company, of $7,250,000 aggregate principal amount at maturity of our 8.375% Senior Secured Notes Due 2009. Golfsmith International Holdings, Inc., or Holdings, intends to acquire an aggregate of $7,250,000 principal amount at maturity of notes from its majority stockholder in exchange for shares of its common stock and cash in a private transaction. Holdings has indicated that it intends to contribute the net proceeds of its sale of the notes to us.

TERMS OF THE NOTES

- The notes were issued on October 15, 2002, in an aggregate principal amount at maturity of $93,750,000.

- We pay interest on the notes at an annual rate of 8.375%. Interest on the notes is payable on March 1 and September 1 of each year.

- The notes are our senior secured obligations and rank equally with all of our other senior indebtedness. As of April 3, 2004, we had $1.1 million of senior indebtedness outstanding in addition to the notes.

- The notes will mature on October 15, 2009.

- Our senior credit facility and the related guarantees are secured by a first priority lien on substantially all of our assets, the assets of our parent (including our common stock) and the assets of our subsidiaries, other than real property, fixtures, equipment and proceeds thereof. The notes and the related guarantees are secured by a first priority lien on real property, fixtures, equipment and the proceeds thereof and a second priority lien on substantially all other assets.

- We may redeem some or all of the notes at any time prior to October 15, 2006 at a make-whole redemption price. On or after October 15, 2006, we may, at our option, redeem some or all of the notes at a redemption price that will decrease ratably from 106.50% of accreted value to 100.00% of accreted value on October 15, 2008, in all cases plus accrued and unpaid interest. Prior to October 15, 2005, we may redeem on one or more occasions notes, if any outstanding, in an amount equal to up to 35% in the aggregate of the principal amount at maturity of the notes originally issued at a redemption price equal to 113% of accreted value plus accrued and unpaid interest with the proceeds of certain equity offerings.

- On October 15, 2007 and October 15, 2008, we must make a partial pro rata redemption of 20% and 10% (which percentages are subject to reduction as described in this prospectus), respectively, of the principal amount at maturity of each note, plus accrued and unpaid interest to the redemption date. These redemption requirements may be reduced by the aggregate principal amount at maturity of any notes we have previously repurchased pursuant to excess cash flow offers.

- Within 120 days after the end of each fiscal year, we must offer to repurchase a portion of the notes at 100% of their accreted value with 50% of our excess cash flow, as defined in the indenture governing the notes.

- If we experience a change of control, we must give holders of the notes the opportunity to sell to us their notes at 101% of their accreted value plus accrued and unpaid interest.

- If we sell assets, we may have to offer to use the proceeds to repurchase notes at 100% of their accreted value plus accrued and unpaid interest.

- All of our existing domestic restricted subsidiaries and Holdings have fully and unconditionally guaranteed, and all of our future domestic restricted subsidiaries will fully and unconditionally guarantee, the notes, jointly and severally, on a senior secured basis.

- The notes are not listed and we do not intend to list the notes on any securities exchange or to include the notes in any automated quotation system. Currently, there is no public market for the notes.

- The notes will be ready for delivery in book-entry form only through The
  Depository Trust Company on or about          , 2004.

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF THE FACTORS THAT YOU SHOULD CONSIDER BEFORE BUYING THE NOTES.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   PRICE:   % OF PRINCIPAL AMOUNT AT MATURITY

                The date of this prospectus is           , 2004.

                               TABLE OF CONTENTS

Market Share, Ranking and Other Industry Data...............    i
Summary.....................................................    1
Risk Factors................................................   10
Forward-Looking Statements..................................   25
Use of Proceeds.............................................   26
Capitalization..............................................   27
Selected Consolidated Financial Data........................   28
Management's Discussion and Analysis of Financial Condition    30
  and Results of Operations.................................
Business....................................................   45
Management..................................................   52
Security Ownership of Certain Beneficial Owners and            59
  Management................................................
Related Party Transactions..................................   61
Selling Noteholder..........................................   64
Description of Senior Credit Facility.......................   65
Description of the Notes....................................   69
Material United States Federal Income Tax Consequences......  113
Plan of Distribution........................................  118
Where You Can Find More Information.........................  119
Legal Matters...............................................  119
Experts.....................................................  119
Index to Consolidated Financial Statements..................  F-1

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER WE NOR ANY OF THE GUARANTORS HAVE AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. HOLDINGS IS OFFERING TO SELL, AND SEEKING OFFERS TO BUY, NOTES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR NOTES.

                             ---------------------

     Except as the context otherwise requires, we have assumed in this prospectus that Golfsmith International Holdings, Inc., or Holdings, will issue 1,526,109 shares of its common stock to its majority stockholder, Atlantic Equity Partners III, L.P., in exchange for $7,250,000 aggregate principal amount at maturity of notes in the private transaction described in "Related Party Transactions -- Issuances of Common Stock of Holdings" and "Selling Noteholder," which assumes that Holdings will sell the notes offered by this prospectus for an offering price of 83.8478% of the principal amount at maturity (the book value of such notes as of July 2, 2004). If the actual sale price of the notes is greater than the book value of the notes at the time of sale, then Holdings will make a cash payment to Atlantic Equity Partners III in addition to issuing shares of its common stock, as described in "Related Party
Transactions -- Issuances of Common Stock of Holdings" and "Selling Noteholder."

                 MARKET SHARE, RANKING AND OTHER INDUSTRY DATA

     The market share, ranking and other industry data contained in this prospectus are based either on our estimates or derived from industry data or third-party sources and, in each case, we believe these estimates are reasonable as of the date of this prospectus. However, market share data is subject to change and cannot always be verified due to limits on the availability and reliability of independent sources, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, purchasing patterns and consumer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be accurate.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. You should read this prospectus carefully before making an investment decision. On October 15, 2002, we were acquired by a subsidiary of Atlantic Equity Partners III, L.P. in a merger transaction described below under "-- The Merger." Unless the context requires otherwise, references in this prospectus to (1) "Golfsmith," "our company," "we," "our," "us" and similar expressions refer to Golfsmith International, Inc., a Delaware corporation, and its consolidated subsidiaries and (2) "Holdings" refers to Golfsmith International Holdings, Inc., a Delaware corporation, which became our parent company upon completion of the merger and is the selling noteholder. As a result of applying the required purchase accounting rules, the financial statements of Golfsmith International Holdings, Inc. are significantly affected. The application of purchase accounting rules results in different accounting bases and hence financial information for the periods beginning on October 16, 2002. The term "successor" refers to Golfsmith International Holdings, Inc. and all of its subsidiaries, including Golfsmith International, Inc. following the acquisition on October 15, 2002. The term "predecessor" refers to Golfsmith International, Inc. prior to being acquired by Golfsmith International Holdings, Inc.

     References to "fiscal 2002" refer to the combined financial results of our predecessor from December 30, 2001 through October 15, 2002 and of Holdings from October 16, 2002 through December 28, 2002. As used herein, references to any other "fiscal" year of our company refer to the fiscal year of us or our predecessor ended or ending on the Saturday closest to December 31 of such year.

                                  THE COMPANY

     Carl Paul founded our company in 1967 when he began providing clubmakers with the components necessary to offer custom-made golf clubs at a time when most golfers could only purchase ready-made, off-the-shelf equipment. In order to capitalize on this market opportunity, we helped pioneer the golf club components industry by designing and selling a line of components and supplies (principally golf clubheads, shafts, grips and tools) for custom clubmakers through our clubmakers' catalog. Over the years we have complemented and expanded our operations by opening our first retail outlet in 1972, mailing our first general golf product catalog in 1975, opening our first superstore in 1992, opening the Harvey Penick Golf Academy in 1993 and launching golfsmith.com in 1997.

     We are a multi-channel retailer of golf equipment, merchandise and training curriculum for consumers and golf clubmaking businesses. We offer equipment from leading manufacturers, including Callaway(R), Cobra(R), FootJoy(R), Nike(R), Ping(R), Taylor Made(R) and Titleist(R). In addition, we offer our own proprietary brands, including Golfsmith(R), Lynx(R), Snake Eyes(R), Killer Bee(R) and Zevo(R). We market our products through 42 superstores as well as through our direct-to-consumer channel, which includes our clubmaking and accessory catalogs and our Internet site. We also operate the Harvey Penick Golf Academy, an instructional school incorporating the techniques of the well-known golf instructor, the late Harvey Penick.

     We offer a complete line of golf equipment and related accessories through multiple distribution channels:

          Superstores. We opened our first golf superstore in 1992 and currently operate 42 superstores. These stores range in size from approximately 8,000 to 30,000 square feet. Our superstores feature a wide selection of golf equipment from major name brand manufacturers.

          Direct-to-Consumer. Our principal publications are the Golfsmith Accessory Catalog and the Golfsmith Clubmaking Catalog. We also sell our products through our website,www.golfsmith.com. Through our direct-to-consumer distribution channels, we provide customers our offering of products, including equipment, apparel, accessories and clubmaking components and tools.

          Harvey Penick Academy. In 1993, we partnered with Austin native and well-known golf instructor, the late Harvey Penick, to form the Harvey Penick Golf Academy. The academy has attracted over 17,000 students since its inception. We believe the academy helps contribute to sales at our adjacent Austin superstore.

          International. We work with a group of international distributors to offer golf club components and equipment to clubmakers and golfers in selected regions outside the United States. In the United Kingdom, we sell our proprietary branded equipment through a commissioned sales force directly to retailers. Throughout most of Europe and parts of Asia and other parts of the world, we sell our products through a network of distributors.

THE MERGER

     On October 15, 2002, BGA Acquisition Corp., a wholly owned subsidiary of Golfsmith International Holdings, Inc., or Holdings, merged with and into Golfsmith International, Inc., or Golfsmith. Golfsmith is the surviving corporation and is a wholly owned subsidiary of Holdings as a result of the merger. The aggregate purchase price for the merger was approximately $121.0 million. The components of this purchase price included the payment to our stockholders prior to the merger of $101.5 million in cash and $12.8 million of our equity securities, and $6.7 million in fees and expenses incurred in connection with the merger. The cash portion of the purchase price for the merger was funded out of:

     - the net proceeds from the offering of our 8.375% senior secured notes due 2009, of approximately $67.9 million;

     - the cash contribution of $50.0 million described below; and

     - existing cash.

     The merger agreement required Golfsmith to repay and terminate all then existing indebtedness and also required Holdings to put in place a new revolving credit facility as a condition to the closing of the merger. For more information about the terms of the merger generally, you should read the description of the merger agreement in "Related Party Transactions."

     Holdings was formed by Atlantic Equity Partners III, L.P., a limited partnership operated by First Atlantic Capital Ltd. First Atlantic is a private equity investment firm. Holdings was formed solely for the purpose of completing the merger and had no operations, assets or properties prior to the merger. In connection with the merger, Atlantic Equity Partners III contributed $50.0 million in return for approximately 79.7% of the common stock of Holdings on a fully diluted basis. In addition, some of our stockholders prior to the merger, including members of our current management, received shares of common stock of Holdings and restricted common stock units, which entitle the holders thereof to shares of common stock of Holdings. As of April 3, 2004, these stockholders owned in the aggregate 17.3% of the common stock of Holdings on a fully diluted basis, including outstanding stock options. In connection with the merger, we entered into a management consulting agreement with First Atlantic, and all of Holdings' stockholders, including members of our management, entered into a stockholders agreement and certain other contractual arrangements with First Atlantic as described in "Related Party Transactions."

                             ---------------------

     We were incorporated in Texas in 1973 and reincorporated in Delaware in 1998. Our principal offices are located at 11000 N. IH-35, Austin, Texas 78753-3195. Our telephone number is (512) 837-8810. Our website address is www.golfsmith.com. Information on our website does not constitute part of this prospectus.

                                   THE NOTES

     The following summary is not intended to be complete. For a more complete description of the terms of the notes, see "Description of the Notes" in this prospectus.

Issuer........................   Golfsmith International, Inc.

Securities Offered............   $7,250,000 aggregate principal amount at
                                 maturity of our 8.375% senior secured notes due
                                 2009.

Issue Price...................   The notes were issued at an issue price of $800
                                 per note. Each note has a principal amount at maturity of $1,000.

Maturity Date.................   October 15, 2009.

Interest Rate and Payment
Dates.........................   We pay interest on the notes at a rate equal to
                                 8.375% per year. Interest on the notes is payable semi-annually in cash in arrears on March 1 and September 1 of each year.

Original Issue Discount.......   The notes were issued with original issue
                                 discount (that is, the difference between the stated principal amount at maturity and the issue price of the notes) for federal income tax purposes. Thus, original issue discount accrues from the issue date and must be included as interest income periodically in a holder's gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable.
                                 See "Material United States Federal Income Tax
                                 Consequences."

HYDO Payments.................   On each interest payment date beginning March
                                 1, 2008, in addition to accrued interest due on that date, we will make a payment, which we call a HYDO payment, on each note in an amount equal to the excess, if any, of:

                                   - the total amount of interest and original
                                     issue discount accrued on the note through that date, over

                                   - the sum of:

                                      - all amounts of interest and original
                                        issue discount paid in cash with respect to such note through and including that date;

                                      - all HYDO payments previously made by us;
                                        and

                                      - the annual "yield to maturity"
                                        applicable for purposes of the accrual
                                        of original issue discount multiplied by the original principal amount at maturity of the note.

                                 Each HYDO payment will reduce the outstanding principal amount at maturity of the applicable note. As a result of making these HYDO payments, we will not be subject to special rules (applicable to some high-yield debt obligations with significant amounts of unpaid original issue discount after five years from their issue date), that would otherwise limit the amount of interest expense we could deduct on the notes for U.S. federal income tax purposes.

Guarantees....................   Holdings, our parent company, has guaranteed
                                 the notes on a senior secured basis. In
                                 addition, all of our domestic restricted subsidiaries have guaranteed, and all of our future domestic restricted subsidiaries will guarantee, the notes on a senior secured basis.
                                 If we are unable to make payments on the notes when they are due, Holdings and our subsidiary guarantors will be obligated to make them instead.

Security Interest.............   The notes are secured by a first priority lien
                                 on our real property, fixtures, equipment and proceeds thereof and a second priority lien on substantially all of our other assets
                                 (including stock of subsidiaries), and each guarantee is secured by a first priority lien on the real property, fixtures, equipment and proceeds thereof of the relevant guarantor and a second priority lien on substantially all of the other assets (including stock of subsidiaries) of such guarantor. Our senior credit facility is secured by a first priority lien on substantially all of the assets of the borrowers and the guarantors under the senior credit facility, including stock of their respective subsidiaries (including all of our stock) but excluding real property, fixtures, equipment and proceeds thereof.

Ranking.......................   The notes are our senior secured obligations
                                 and rank equal in right of payment with all of our existing and future senior indebtedness.
                                 The guarantees are the senior secured
                                 obligations of Holdings and the subsidiary guarantors and rank equal in right of payment with all of their respective existing and future senior indebtedness. As of April 3, 2004, we had $1.1 million of senior indebtedness outstanding in addition to the notes. In addition, we had $10.9 million of borrowing availability (after giving effect to required reserves of $500,000), subject to customary conditions, under our senior credit facility, which, if borrowed, would be senior indebtedness. In the event of a bankruptcy, the rights of noteholders to receive any distribution of assets or the proceeds therefrom from us, Holdings or the subsidiary guarantors with respect to the collateral on which the notes have a second priority lien will be subject to the prior claims of the lenders under our senior credit facility.

Optional Make-Whole
Redemption....................   We may, at our option, redeem some or all of
                                 the notes at any time prior to October 15, 2006 by paying the greater of (1) 100% of the accreted value of the notes and (2) the sum of the present values of 106.5% of the accreted value of the notes plus scheduled interest payments on the notes through and including
                                 October 15, 2006, discounted to the redemption date on a semi-annual basis at the adjusted treasury rate plus 50 basis points, plus accrued and unpaid interest to the redemption date. In the event that we redeem less than all of the notes, the trustee will select the notes for redemption on a pro rata basis or another method it reasonably determines is fair and appropriate.

Optional Redemption...........   On or after October 15, 2006, we may redeem all
                                 or a portion of the notes at our option at the redemption prices described under "Description of the Notes -- Redemption -- Optional
                                 Redemption On or After October 15, 2006." In the event that we redeem less than all of the notes, the trustee will select the notes for redemption on a pro rata basis or another method it reasonably determines is fair and appropriate.

Equity Offering Optional
Redemption....................   Prior to October 15, 2005, we may redeem on one
                                 or more occasions notes in an amount equal to up to 35% in the aggregate of the principal amount at maturity of the notes originally issued at 113% of the accreted value of the notes being redeemed plus accrued and unpaid interest, if any, to the redemption date with the net cash proceeds realized by us from any equity offering. In the event that we redeem less than all of the notes, we will redeem such notes on a pro rata basis.

Mandatory Redemption..........   We must make a partial pro rata redemption of a
                                 portion of the original principal amount at maturity of each note according to the following schedule:

                                                                                      PERCENTAGE OF
                                          DATE                                      PRINCIPAL REDEEMED
                                          ----                                      ------------------
                                          October 15, 2007........................          20%
                                          October 15, 2008........................          10%

                                 In addition, we must pay accrued and unpaid interest on the principal amount of notes redeemed to the redemption date.

                                 If we issue additional notes after the issue date, these percentages will be reduced by multiplying the relevant percentage by a fraction, the numerator of which is the principal amount at maturity of notes issued on the issue date and the denominator of which is the sum of the principal amount at maturity of such notes and the principal amount at maturity of any additional notes issued under the indenture.

                                 However, the principal amount at maturity of notes we must redeem on the dates set forth above will be reduced by the aggregate principal amount at maturity of notes we have previously repurchased pursuant to the excess cash flow offers, as described below.

Excess Cash Flow Offer........   Within 120 days after the end of each fiscal
                                 year, we must offer to repurchase the maximum principal amount of notes that may be purchased with 50% of our excess cash flow from our previous fiscal year at a purchase price of 100% of the accreted value of the notes to be purchased. We will repurchase notes pursuant to any excess cash flow offer on a pro rata basis, or by another method if required by law. The indenture governing the notes defines excess cash flow as consolidated net income plus interest, amortization and depreciation expense, income taxes, and net non-cash charges, less certain capital expenditures, increases in working capital, cash interest expense and income taxes.

Change of Control Offer.......   If we experience a change of control, each
                                 holder of notes will have the right to sell us all or a portion of its notes at 101% of the accreted value of the notes, plus accrued and unpaid interest, if any, to the date of purchase.

Asset Sale Offers.............   If we do not reinvest the proceeds from the
                                 sale of assets in our business, we may have to use the proceeds to offer to repurchase notes at 100% of the accreted value of the notes, plus accrued and unpaid interest, if any, to the date of purchase.

Restrictive Covenants.........   The indenture governing the notes contains
                                 covenants that, among other things, limit our ability to:

                                   - incur additional indebtedness or issue
                                     disqualified capital stock;

                                   - pay dividends or make other restricted
                                     payments;

                                   - issue capital stock of certain
                                     subsidiaries;

                                   - make capital expenditures;

                                   - enter into transactions with affiliates;

                                   - enter into sale/leaseback transactions;

                                   - create or incur liens;

                                   - transfer or sell assets;

                                   - incur dividend or other payment
                                     restrictions affecting certain
                                     subsidiaries; and

                                   - consummate a merger, consolidation or sale
                                     of all or substantially all of our assets.

                                 These covenants are subject to a number of important exceptions described below in "Description of the Notes -- Certain Covenants."

Events of Default.............   The indenture governing the notes contains the
                                 following as events of default, which could result in the accreted value and all accrued and unpaid interest on the notes becoming immediately due and payable:

                                   - failure to pay premium, if any, interest or
                                     any other amount (other than principal) on any notes for a period of 30 days or more after it becomes due and payable;

                                   - failure to pay the principal on any notes
                                     when it becomes due and payable;

                                   - a default upon certain covenants that
                                     continues for a specified period;

                                   - a default under any other agreement in the
                                     indenture or any agreement contained in the documents relating to the collateral, including the security agreement described below, that continues for a specified period;

                                   - our or any guarantor's failure to pay any
                                     indebtedness when due, if the amount of
                                     such indebtedness is $5.0 million or more at any one time;

                                   - judgments in excess of $5.0 million are
                                     rendered against us or any of our
                                     restricted subsidiaries and remain unpaid for a specified period;

                                   - certain events of bankruptcy affecting us
                                     or certain of our subsidiaries;

                                   - any agreement relating to the collateral
                                     ceases to be effective;

                                   - we or any of our subsidiaries contest any
                                     agreement relating to the collateral; and

                                   - certain guarantees cease to be in effect.

                                 You should read the description of these events of default below under "Description of the Notes -- Events of Default" for a complete explanation of their terms and exceptions.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following summary consolidated financial data as of and for fiscal 1999, 2000, 2001 and for the period from December 30, 2001 through October 15, 2002 have been derived from the audited consolidated financial statements of Golfsmith International, Inc., and for the period from October 16, 2002 through December 28, 2002 and as of and for fiscal 2003 have been derived from the audited consolidated financial statements of Golfsmith International Holdings, Inc., all periods of which have been audited by Ernst & Young LLP. Golfsmith International Holdings, Inc. was formed on September 4, 2002 and became the parent company of Golfsmith International, Inc. on October 15, 2002 as a result of the merger. Holdings is a holding company and had no material assets or operations prior to acquiring all of the capital stock of Golfsmith International, Inc. in the merger. The summary consolidated financial data of Holdings as of and for the three months ended March 29, 2003 and April 3, 2004 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Our results of operations for the three months ended April 3, 2004 may not be indicative of results that may be expected for the full year. You should read the information set forth below in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included elsewhere in this prospectus.

                                                 PREDECESSOR                                        SUCCESSOR
                                ---------------------------------------------   -------------------------------------------------
                                                                 PERIOD FROM    PERIOD FROM
                                                                 DECEMBER 30,   OCTOBER 16,
                                                                     2001           2002                      THREE MONTHS ENDED
                                         FISCAL YEAR               THROUGH        THROUGH                    --------------------
                                ------------------------------   OCTOBER 15,    DECEMBER 28,   FISCAL YEAR   MARCH 29,   APRIL 3,
                                  1999       2000       2001         2002           2002          2003         2003        2004
                                --------   --------   --------   ------------   ------------   -----------   ---------   --------
                                                                  (IN THOUSANDS, EXCEPT RATIOS)
RESULTS OF OPERATIONS:
Net revenues..................  $267,946   $232,080   $221,439     $180,315       $ 37,831      $257,745     $ 45,830    $ 65,782
Cost of products sold.........   175,600    153,630    143,118      117,206         25,147       171,083       30,972      42,807
                                --------   --------   --------     --------       --------      --------     --------    --------
Gross profit..................    92,346     78,450     78,321       63,109         12,684        86,662       14,858      22,975
Selling, general and
  administrative..............    78,360     76,352     64,081       48,308         13,581        73,400       14,259      20,168
Store pre-opening/closing
  expenses....................       493      1,592         --          122             93           600           --         329
Amortization of deferred
  compensation(1).............        --         --        458        6,033             --            --           --          --
                                --------   --------   --------     --------       --------      --------     --------    --------
Total operating expenses......    78,853     77,944     64,539       54,463         13,674        74,000       14,259      20,497
                                --------   --------   --------     --------       --------      --------     --------    --------
Operating income..............    13,493        506     13,782        8,646           (990)       12,662          599       2,478
Interest expense..............    (5,775)    (6,905)    (6,825)      (5,206)        (2,210)      (11,157)      (2,639)     (2,795)
Interest income...............        22         82        597          331              7            40            8           1
Other income, net.............       275        449      1,031        2,365             14           164            3         (11)
Minority interest.............      (583)       454       (581)        (844)            --            --           --          --
Loss on debt
  extinguishment(1)...........        --         --         --       (8,047)            --            --           --          --
                                --------   --------   --------     --------       --------      --------     --------    --------
Income (loss) before income
  tax.........................     7,432     (5,414)     8,004       (2,755)        (3,179)        1,709       (2,029)       (327)
Income tax benefit
  (expense)...................      (289)       190       (251)        (709)           633          (645)         811         124
                                --------   --------   --------     --------       --------      --------     --------    --------
Income (loss) from continued
  operations..................     7,143     (5,224)     7,753       (3,464)        (2,546)        1,064       (1,217)       (203)
Income (loss) from
  discontinued operations.....        52       (380)      (590)        (230)           (40)           --           --          --
Income (loss) before
  extraordinary items.........     7,195     (5,604)     7,163       (3,694)        (2,586)        1,064       (1,217)       (203)
Extraordinary items(1)........        --         --         --        4,122             --            --           --          --
                                --------   --------   --------     --------       --------      --------     --------    --------
Net income (loss).............  $  7,195   $ (5,604)  $  7,163     $    428       $ (2,586)     $  1,064     $ (1,217)   $   (203)
                                ========   ========   ========     ========       ========      ========     ========    ========

                                                 PREDECESSOR                                        SUCCESSOR
                                ---------------------------------------------   -------------------------------------------------
                                                                 PERIOD FROM    PERIOD FROM
                                                                 DECEMBER 30,   OCTOBER 16,
                                                                     2001           2002                      THREE MONTHS ENDED
                                         FISCAL YEAR               THROUGH        THROUGH                    --------------------
                                ------------------------------   OCTOBER 15,    DECEMBER 28,   FISCAL YEAR   MARCH 29,   APRIL 3,
                                  1999       2000       2001         2002           2002          2003         2003        2004
                                --------   --------   --------   ------------   ------------   -----------   ---------   --------
                                                                  (IN THOUSANDS, EXCEPT RATIOS)
OTHER FINANCIAL DATA:
Depreciation and
  amortization(2).............  $  5,601   $  9,118   $  6,717     $  4,808       $  1,349      $  5,228     $  1,311    $  1,335
Capital expenditures(3).......     9,740      2,107      1,345        2,086          1,127         5,759          409       1,816
Ratio of earnings to fixed
  charges(4)..................       1.6x       0.6x       1.6x         0.7x           0.1x          1.1x         0.5x        0.9x

BALANCE SHEET DATA (AT PERIOD
  END):
Cash and cash equivalents.....  $  3,023   $ 11,149   $ 39,550     $  3,788       $ 11,412      $  2,928     $  2,775    $  4,177
Total assets..................   105,882    106,902    111,500      153,135        160,011       179,327      162,701     196,432
Long-term debt................    23,540     37,145     33,720       75,000         75,380        77,488       77,954      78,029
Total stockholders' equity....    33,004     24,921     32,519       56,011         53,473        58,976       52,246      58,811

---------------

(1) For the period from December 31, 2001 through October 15, 2002, please refer to note 5 and note 14 in our consolidated financial statements included in this prospectus for a discussion of the extraordinary items, loss on debt extinguishment and amortization of deferred compensation.

(2) Excludes the amortization of the debt discount and deferred charges associated with our 12% senior subordinated notes which were outstanding prior to the merger, the deferred charges associated with our credit facility in effect prior to the merger, the amortization of the debt discount and deferred charges associated with our 8.375% senior secured notes and deferred charges associated with our senior credit facility in effect subsequent to the merger.

(3) Capital expenditures consist of total capital expenditures, including capital costs associated with opening new stores.

(4) The ratio of earnings to fixed charges is calculated by dividing the fixed charges into net income before taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the estimated interest component of rent expense.

                                  RISK FACTORS

     You should carefully consider the following factors and other information included in this prospectus before deciding to buy any of the notes.

RISK FACTORS RELATING TO THE NOTES

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

     We have a significant amount of indebtedness and we are highly leveraged. Our total debt outstanding as of April 3, 2004 was $79.1 million (consisting of the accreted principal amount of the notes and borrowings outstanding under our senior credit facility), and we had the ability, subject to customary conditions, to incur $10.9 million of additional debt under our senior credit facility (after giving effect to required reserves of $500,000). As of April 3, 2004 we had borrowed $1.1 million under our senior credit facility. Our:

     - ratio of total debt to total capitalization was 57% at April 3, 2004;

     - ratio of earnings to fixed charges for the three months ended April 3, 2004 was 0.9x.

     Our substantial amount of indebtedness could have important consequences for you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the notes upon realization of the common collateral in any bankruptcy proceeding because all amounts so released would be required to be used to repay borrowings under our senior credit facility;

     - limit our ability to obtain additional financing, if needed, for working capital, capital expenditures, acquisitions, and general corporate purposes;

     - increase our vulnerability to adverse economic and industry conditions;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for working capital, capital expenditures, acquisitions and other purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and/or our industry; and

     - place us at a competitive disadvantage compared to our competitors that have less indebtedness.

     The terms of the indenture allow us to incur additional indebtedness, subject to certain limitations. Any such additional debt could increase the risks associated with our substantial leverage.

THE INDENTURE AND OUR SENIOR CREDIT FACILITY IMPOSE SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS ON US. IF WE DEFAULT UNDER OUR SENIOR CREDIT FACILITY, WE MAY NOT BE ABLE TO MAKE PAYMENTS ON THE NOTES.

     The indenture and our senior credit facility impose significant operating and financial restrictions on us. These restrictions limit our ability and the ability of our subsidiaries, among other things, to:

     - incur additional indebtedness or issue disqualified capital stock;

     - pay dividends or make other restricted payments;

     - issue capital stock of subsidiaries;

     - make capital expenditures;

     - enter into transactions with affiliates;

     - create or incur liens;

     - transfer or sell assets;

     - incur dividend or other payment restrictions affecting subsidiaries; and

     - consummate a merger, consolidation or sale of all or substantially all of our or its assets.

     In addition, our senior credit facility requires us to maintain compliance with specified financial ratios, including fixed charge coverage and total leverage ratios, as well as achievement of a minimum level of EBITDA. Our ability to comply with these ratios may be affected by events beyond our control. See "Description of Senior Credit Facility."

     A breach of any of the covenants contained in our senior credit facility, or our inability to comply with the required financial ratios, could result in an event of default, which would allow the lenders under the senior credit facility to discontinue lending and/or to declare all borrowings outstanding to be due and payable. We, the borrowers under the senior credit facility and the guarantors of the senior credit facility have granted the lenders under our new senior credit facility a first priority security interest in substantially all of our respective assets (including, without limitation, our common stock, all of the capital stock of our domestic subsidiaries and 65% of the voting capital stock and 100% of the non-voting capital stock of our foreign subsidiaries that are direct subsidiaries of us or any of our domestic subsidiaries), other than real property, fixtures, equipment and proceeds thereof. All of the borrowers and guarantors under our senior credit facility (other than us) are guarantors of the notes.

     In the event of any default under the senior credit facility, the lenders thereunder could elect to discontinue lending and/or to declare all amounts outstanding to be immediately due and payable, to foreclose upon the assets pledged to them, or to require Golfsmith, Holdings and each of their domestic subsidiaries to apply all of their available cash to repay borrowings under the senior credit facility. If the amounts outstanding under the senior credit facility or the notes were to be accelerated, we cannot assure you that our consolidated assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders, including the holders of the notes. Although the lenders under our senior credit facility and the holders of the notes share in the proceeds of this collateral (other than collateral consisting of real property, fixtures, equipment and the proceeds thereof), our obligations to the lenders under our senior credit facility are secured on a first priority basis and our obligations under the notes are secured on a second priority basis. As a result, the lenders under our senior credit facility are entitled to receive proceeds from any realization of such collateral to repay their obligations in full before the holders of the notes. Therefore, if the lenders under the senior credit facility proceed against the collateral (whether held by us or any guarantor) securing that indebtedness, including the collateral pledged by the guarantors, the proceeds received upon the realization of the collateral upon which the lenders under the senior credit facility have a first priority lien would be applied first to amounts due under our senior credit facility before any proceeds will be available to make payments on the notes. In addition, under the intercreditor agreement, at any time that obligations under our senior credit facility are outstanding, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral and to control the conduct of such proceedings, will be at the direction of the lenders under our senior credit facility, and the trustee, on behalf of the holders of the notes, does not have the ability to control or direct such actions, even if the rights of the holders of the notes are adversely affected.

THE LENDERS UNDER OUR SENIOR CREDIT FACILITY MAY LIMIT BORROWINGS UNDER OUR SENIOR CREDIT FACILITY WHICH COULD LIMIT OUR LIQUIDITY AND THEREBY ADVERSELY AFFECT OUR BUSINESS AND OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NOTES.

     If the lenders under our credit facility limit our borrowing ability, we may not have the liquidity we need to purchase inventory or otherwise run our business. This could cause us to be unable to generate enough cash flow to make payments on the notes or otherwise adversely affect our business. The amount available to be borrowed under our senior credit facility is limited for each borrower to 85% of the net amount of eligible receivables of such borrower plus the lesser of 65% of the value of eligible inventory (valued on a lower of cost or market basis) of such borrower and 60% of the net orderly liquidation value of eligible inventory of such borrower. The lender agent under our senior credit facility retains the right from time to time to establish or modify advance rates, standards of eligibility and reserves against availability. The borrowers have agreed with the lender agent that, in addition to other reserves that the lender agent may impose, they will maintain an availability reserve at all times of $0.5 million. As a result, the amount of borrowings available to the borrowers under the senior credit facility may at no time exceed $12.0 million, unless the lender agent releases that reserve. In addition, the occurrence of an event of default under the senior credit facility, or the occurrence of a material adverse change in our financial condition, operations, business or prospects, or the inability of the borrowers to make certain representations required to be made upon each borrowing, would entitle the lenders to withhold further funding under the senior credit facility. These limitations may result in the borrowers being able to borrow less than the $12.0 million availability under the senior credit facility (after giving effect to required reserves of $500,000).

     If we are able to borrow less than the $12.0 million available under our senior credit facility (after giving effect to required reserves of $500,000), we may not have sufficient funds available to us for working capital, capital expenditures, acquisitions and other purposes. As a result, we may not be able to effectively engage in our business or to compete effectively and our profitability, and therefore our ability to fulfill our obligations under the notes, may be adversely affected.

WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO MAKE INTEREST PAYMENTS UNDER THE NOTES OR REQUIRED PAYMENTS UNDER OUR SENIOR CREDIT FACILITY DUE TO EVENTS THAT ARE BEYOND OUR CONTROL WHICH COULD CAUSE US TO DEFAULT UNDER THE CREDIT AGREEMENT AND THE INDENTURE.

     Economic, financial, competitive, regulatory and other factors beyond our control affect our ability to generate cash flow from operations to make payments on, or to refinance, the notes and our other indebtedness, including indebtedness under our senior credit facility, and to fund necessary working capital. We cannot assure you that our operations will generate sufficient cash flow to enable us to meet our obligations. A significant reduction in operating cash flow would likely increase the need for alternative sources of liquidity. If we are unable to generate sufficient cash flow to make payments on the notes or other debt, including debt under our senior credit facility, we will have to pursue one or more alternatives, such as reducing or delaying capital expenditures, refinancing the notes or other debt, selling assets or raising equity. We cannot assure you that any of these alternatives could be accomplished on satisfactory terms or that they would yield sufficient funds to retire the notes and our other debt or to make payments on the notes or under our senior credit facility. In the event that our cash flow and any alternative sources of liquidity are insufficient to make the required payments under our senior credit facility, a default may occur under our senior credit facility and the indebtedness under our senior credit facility could be accelerated, which may cause an event of default under the indenture.

FRAUDULENT CONVEYANCE LAWS MAY PERMIT COURTS TO VOID THE GUARANTEE OF OUR PARENT OR THE SUBSIDIARY GUARANTEES OF THE NOTES IN SPECIFIC CIRCUMSTANCES, WHICH WOULD INTERFERE WITH THE PAYMENT OF THESE GUARANTEES.

     U.S. federal bankruptcy law and comparable state statutes may allow courts, upon the bankruptcy or financial difficulty of a parent or subsidiary guarantor, to void that parent's or that subsidiary's guarantee of the notes. If a court voids a guarantee or holds it unenforceable, the holders of the notes will cease to be creditors of, and may be required to return payments received from, that guarantor, and the holders of the notes will be creditors solely of us and the other guarantors whose guarantees have not been voided. In the alternative, the court could subordinate that guarantee (including all payments thereunder) to all other debt of the guarantor. The court could take these actions in respect of a guarantee if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

     - incurred the guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

     - received less than reasonably equivalent value or fair consideration for incurring the guarantee, and

      - was insolvent or was rendered insolvent by reason of the incurrence; or

      - was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on such business; or

      - intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured; or

     - was a defendant in an action for money damages, or had a judgment for money damages entered against it, if, in either case, after final judgment the judgment was unsatisfied.

     The tests for fraudulent conveyance, including the criteria for insolvency, will vary depending upon the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the debt, either:

     - the sum of the debtor's debts and liabilities, including contingent liabilities, was greater than the debtor's assets at fair valuation; or

     - the present fair saleable value of the debtor's assets was less that the amount required to pay the probable liability on the debtor's total existing debts and liabilities, including contingent liabilities, as they became absolute and matured.

     Because certain of our subsidiaries who are guarantors of the notes are direct borrowers under the senior credit facility, in the event that guarantees are voided, the lenders under our senior credit facility would continue to have recourse to the assets of these subsidiaries; in contrast, holders of the notes would be forced to look to dividends and similar equity payments from those subsidiaries, after payment of the senior credit facility obligations.

THE COLLATERAL WHICH SECURES BOTH THE NOTES AND BORROWINGS UNDER OUR SENIOR CREDIT FACILITY IS SUBJECT TO CONTROL BY THE LENDERS UNDER OUR SENIOR CREDIT FACILITY. IF THERE IS A DEFAULT, THE PROCEEDS FROM THE COLLATERAL MAY NOT BE SUFFICIENT TO REPAY BOTH THE LENDERS UNDER OUR SENIOR CREDIT FACILITY AND THE HOLDERS OF THE NOTES AND THE LENDERS UNDER THE SENIOR CREDIT FACILITY WILL BE REPAID BEFORE THE HOLDERS OF THE NOTES.

     The rights of the holders of the notes with respect to the collateral securing the notes are limited pursuant to the terms of the intercreditor agreement. The intercreditor agreement permits borrowings of up to $12.5 million principal amount under the senior credit facility. Borrowings under the senior credit facility are secured by the same collateral, other than collateral consisting of real property, fixtures, equipment and proceeds thereof, that secures the notes. Although the lenders under our senior credit facility and the holders of the notes share in the proceeds of this collateral (other than collateral consisting of real property, fixtures, equipment and the proceeds thereof), our obligations to the lenders under our senior credit facility are secured on a first priority basis and our obligations under the notes are secured on a second priority basis. As a result, the lenders under our senior credit facility are entitled to receive proceeds from any realization of such collateral to repay their obligations in full before the holders of the notes. In addition, under the intercreditor agreement, at any time that obligations under our senior credit facility are outstanding, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral and to control the conduct of such proceedings, will be at the direction of the lenders under our senior credit facility, and the trustee, on behalf of the holders of the notes, does not have the ability to control or direct such actions, even if the rights of the holders of the notes are adversely affected. See "Description of the Notes -- Security." We cannot assure you that the value of this collateral will be sufficient to repay in full all indebtedness outstanding under the senior credit facility and the notes.

THE VALUE OF THE LIMITED ASSETS SECURING THE NOTES ON A FIRST PRIORITY BASIS MAY NOT BE SUFFICIENT TO MAKE UP ANY SHORTFALL BETWEEN OUR OBLIGATIONS UNDER THE NOTES AND THE PROCEEDS FROM THE REALIZATION OF THE COLLATERAL WHICH SECURES THE NOTES ON A SECOND PRIORITY BASIS.

     Our obligations under the notes are secured on a first priority basis by collateral consisting of real property, fixtures, equipment and proceeds thereof. The lenders under our senior credit facility do not have a security interest in such collateral. However, the proceeds from any realization of this collateral may not be sufficient to make up any shortfall between our obligations under the notes and any proceeds allocable to noteholders from the realization of the collateral which secures our obligations to the lenders under our senior credit facility on a first priority basis.

THE ASSETS EXCLUDED FROM THE LIENS SECURING OUR OBLIGATIONS UNDER THE NOTES AND/OR OUR SENIOR CREDIT FACILITY MAY BE SUBJECT TO LIENS IN FAVOR OF OTHER PARTIES AND, IF NOT SUBJECT TO ANY SUCH LIENS, WILL BE AVAILABLE, ON AN EQUAL AND PRO RATA BASIS, TO SATISFY ALL SENIOR INDEBTEDNESS OF THE ENTITY OWNING SUCH ASSETS. THESE ASSETS MAY NOT BE SUFFICIENT TO PROVIDE FOR PAYMENT OF ALL SUCH SENIOR INDEBTEDNESS (INCLUDING THE NOTES), ESPECIALLY IF WE ISSUE ADDITIONAL INDEBTEDNESS OR DISPOSE OF ASSETS.

     Any claim for the remaining shortfall between the amount realized by the holders of the notes from the sales of such collateral securing the notes (and related guarantees) and the obligations under the notes (and related guarantees) will rank equally in right of payment with all of our existing and future senior indebtedness or that of the relevant guarantor, as applicable, and, in some cases, junior to the claims of any person holding liens which are permitted liens as described under "Description of the Notes." The indenture does not require that we maintain the current level of collateral or maintain a specific ratio of indebtedness to asset values. Any additional notes issued pursuant to the indenture will rank equal to the notes and be entitled to the same rights and priority with respect to the collateral. Thus, the issuance of additional notes pursuant to the indenture may have the effect of significantly diluting your ability to recover in full from the then existing pool of collateral.

THE BOOK VALUE OF OUR ASSETS IS NOT A MEASURE OF THE AMOUNT OF PROCEEDS REALIZABLE UPON A SALE. THE PROCEEDS FROM THE SALE OF THE COLLATERAL SECURING THE NOTES AND OUR SENIOR CREDIT FACILITY IN THE EVENT OF A LIQUIDATION MAY BE INSUFFICIENT TO REPAY THE NOTES AND OUR SENIOR CREDIT FACILITY.

     The value of the collateral in the event of liquidation is not the book value of the assets, but rather will depend on market and economic conditions, the availability of buyers and other factors. We have not conducted any asset appraisals in connection with the initial offering of the notes or this offering. Moreover, the amount to be received upon such a sale would be dependent upon numerous factors, including the condition, age and useful life of the collateral at the time of such sale, as well as the timing and manner of such sale. By its nature all or some of the collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the collateral, if saleable, can be sold in a short period of time or at an appropriate price. The proceeds from any sale of the collateral will likely be insufficient to satisfy the amounts outstanding under the notes after payment in full of all obligations under our senior credit facility. If such proceeds are not sufficient to repay amounts outstanding under the notes, then holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against our remaining assets. As of April 3, 2004, we had borrowed $1.1 million under our senior credit facility and had $10.9 million of borrowing availability (after giving effect to required reserves of $500,000).

BANKRUPTCY LAWS MAY LIMIT YOUR ABILITY TO REALIZE VALUE FROM THE COLLATERAL.

     The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

     In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict:

     - how long payments under the notes could be delayed following commencement of a bankruptcy case;

     - whether or when the collateral agent could repossess or dispose of the collateral;

     - the value of the collateral at the time of the bankruptcy petition; or

     - whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

     Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would hold secured claims to the extent of the value of the collateral to which the holders of the notes are entitled, and unsecured claims with respect to such shortfall. The bankruptcy code only permits the payment and accrual of post-petition interest, costs and attorney's fees to a secured creditor during a debtor's bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

     The intercreditor agreement also prohibits the holders of the notes or the collateral agent from seeking adequate protection with respect to the collateral which also secures the senior credit facility and prohibits the collateral agent and holders of the notes from objecting to the lender agent or the lenders seeking adequate protection with respect to such collateral.

AN ACTIVE TRADING MARKET FOR THE NOTES HAS NOT, AND MAY NOT, DEVELOP, WHICH COULD MAKE IT DIFFICULT FOR YOU TO RESELL YOUR NOTES AT THEIR FAIR MARKET VALUE OR AT ALL.

     There is currently no public market for the notes. We do not intend to list the notes on any national securities exchange or automated quotation system. Accordingly, no market for the notes may develop, and any market that develops may not last. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your notes at their fair market value or at all.

WE MAY BE UNABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL AS REQUIRED BY THE INDENTURE, WHICH COULD CONSTITUTE A DEFAULT UNDER THE INDENTURE.

     Upon the occurrence of certain specific kinds of change of control events, we must offer to repurchase all outstanding notes. In addition, a change of control under the indenture would also constitute a change of control, and thus an event of default, under our senior credit facility as well. This would entitle the lenders to cause all of our outstanding debt under our senior credit facility to become due and payable. As of April 3, 2004, we had $1.1 million of borrowings outstanding under our senior credit facility. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or payments under our senior credit facility, or that restrictions in our senior credit facility will not allow such repurchases of the notes. If we are required to repurchase the notes or to make accelerated payments under our senior credit facility, we would probably require third party financing. We cannot be sure that we would be able to obtain third party financing on acceptable terms, or at all. Our failure to purchase the notes would be a default under the indenture, which would also result in a default under our senior credit facility.

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

WE ARE NOT REQUIRED BY THE CHANGE OF CONTROL PROVISIONS IN THE INDENTURE TO REPURCHASE THE NOTES IF WE SELL ASSETS THAT DO NOT CONSTITUTE "SUBSTANTIALLY ALL" OF OUR ASSETS UNDER THE INDENTURE. WHETHER ANY GIVEN SALE OF ASSETS CONSTITUTES A SALE OF "SUBSTANTIALLY ALL" OF OUR ASSETS IS SUBJECT TO UNCERTAINTY, WHICH COULD MAKE IT DIFFICULT FOR NOTEHOLDERS TO DETERMINE WHETHER A CHANGE OF CONTROL HAS OCCURRED.

     The indenture requires us to offer to repurchase all outstanding notes upon a change of control, which includes a sale of all or substantially all of our assets. We may sell large amounts of our assets and may not be required by the indenture to repurchase the notes if the sale is not deemed to be "substantially all" of our assets under the indenture. Because this term is not defined in the indenture, we must rely on the definition established under New York law, which governs the indenture. New York law is not clear regarding what constitutes a sale of "substantially all" of a company's assets and we can not predict how a court might apply New York law with respect to a particular sale of assets. As a consequence, in cases where the law is uncertain, the noteholders may have difficulty determining whether a change of control has occurred. This could impede the repurchase of the notes upon a possible change of control in some cases.

WE MAY EXPERIENCE CORPORATE EVENTS OR ENTER INTO TRANSACTIONS OTHER THAN A SALE OF ASSETS THAT WILL NOT CONSTITUTE A CHANGE OF CONTROL AND MAY ADVERSELY AFFECT OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NOTES.

     Certain corporate events or transactions, such as leveraged recapitalizations that increase the level of our indebtedness, would not constitute a change of control under the indenture and we would not be required to offer to repurchase the notes. These corporate events, including increases in our indebtedness, may adversely affect our ability to fulfill our obligations under the notes.

HOLDERS OF THE NOTES ARE REQUIRED TO INCLUDE AMOUNTS IN GROSS INCOME FOR FEDERAL INCOME TAX PURPOSES IN ADVANCE OF RECEIPT OF CASH PAYMENTS.

     The notes were issued with original issue discount for United States federal income tax purposes. As a result, U.S. holders, as defined under "Material United States Federal Income Tax Consequences," are required to include amounts in income in respect of the notes on a constant yield to maturity basis in advance of the receipt of the cash to which such income is attributable. See "Material United States Federal Income Tax
Consequences -- U.S. Holders -- Original Issue Discount."

RISK FACTORS RELATING TO OUR BUSINESS

OUR SUCCESS DEPENDS ON THE CONTINUED POPULARITY OF GOLF AND THE GROWTH OF THE MARKET FOR GOLF-RELATED PRODUCTS. IF GOLF DECLINES IN POPULARITY, OUR SALES COULD MATERIALLY DECLINE.

     We generate substantially all of our net revenues from the sale of golf-related equipment and accessories. The demand for our golf products is directly related to the popularity of golf, the number of golf participants and the number of rounds of golf being played by these participants. If golf participation decreases, sales of our products would be adversely affected. In addition, the popularity of golf organizations, such as the Professional Golfers Association, also affects the sales of our golf equipment and golf-related apparel. We depend on the exposure of our brands to increase brand recognition and reinforce the quality of our products. Any significant reduction in television coverage of PGA or other golf tournaments, or any other significant decreases in either attendance at golf tournaments or viewership of golf tournaments, will reduce the visibility of our brand and could adversely affect our sales.

     In addition, we do not believe there has been any material increase in golf participation or the number of golf rounds played since 1999. The number of rounds played in the U.S. dropped to 502.4 million in 2002 from 518.4 million in 2000, perhaps reflecting the general decline in the U.S. economy. Additionally, the number of rounds played in the U.S. in 2003 dropped 2.6% from 2002 to 489.3 million rounds played. Golf Datatech reported that the number of golf rounds played in the U.S. increased 4.0% in the first quarter of 2004 as compared to the same quarter in 2003. However, we can not assure you that the overall dollar volume of the worldwide market for golf-related products will grow, or that it will not decline, in the future.

WE MAY NOT BE ABLE TO BORROW ADDITIONAL FUNDS, IF NEEDED, TO EXPAND OUR BUSINESS OR COMPETE EFFECTIVELY AND, AS A RESULT, OUR NET REVENUES AND PROFITABILITY MAY BE MATERIALLY ADVERSELY AFFECTED.

     The indenture governing the notes and our senior credit facility limit almost completely our ability to borrow additional funds. We believe that the terms of the liens securing our senior credit facility and the notes effectively preclude us from borrowing additional funds, other than under our senior credit facility. As a result, to the extent that we do not have borrowing availability under our senior credit facility, we will have to fund our operations, including new store openings and capital expenditures as well as any future acquisitions, with cash flow from operations. If we do not generate sufficient cash flow from our operations to fund these expenditures, we may not be able to compete effectively and our sales and profitability would likely be materially adversely affected.

A REDUCTION IN DISCRETIONARY CONSUMER SPENDING COULD REDUCE SALES OF OUR
PRODUCTS.

     Our products are recreational in nature and are therefore discretionary purchases for consumers. Consumers are generally more willing to make discretionary purchases of golf products during favorable economic conditions. Discretionary spending is affected by many factors, including, among others, general business conditions, interest rates, the availability of consumer credit, taxation, and consumer confidence in future economic conditions. Our customers' purchases of discretionary items, including our products, could decline during periods when disposable income is lower, or periods of actual or perceived unfavorable economic conditions. Any significant decline in these general economic conditions or uncertainties regarding future economic prospects that adversely affect discretionary consumer spending could lead to reduced sales of our products. In addition, our sales could be adversely affected by a downturn in the economic conditions in the markets in which our superstores operate. The general slowdown in the United States economy and the uncertain economic outlook have adversely affected consumer spending habits, which has adversely affected our net revenues. A prolonged economic downturn could have a material adverse effect on our business, financial condition, and results of operations.

OUR SALES AND PROFITS MAY BE ADVERSELY AFFECTED IF WE AND OUR SUPPLIERS FAIL TO SUCCESSFULLY DEVELOP AND INTRODUCE NEW PRODUCTS.

     Our future success will depend, in part, upon our and our suppliers' continued ability to develop and introduce innovative products in the golf equipment market. The success of new products depends in part upon the various subjective preferences of golfers, including a golf club's look and "feel," and the level of acceptance that a golf club has among professional and recreational golfers. The subjective preferences of golf club purchasers are difficult to predict and may be subject to rapid and unanticipated changes. If we or our suppliers fail to successfully develop and introduce innovative products on a timely basis, then our sales and profits may suffer.

     In addition, if we or our suppliers introduce new golf clubs too rapidly, it could result in close-outs of existing inventories. Close-outs can result in reduced margins on the sale of older products, as well as reduced sales of new products given the availability of older products at lower prices. These reduced margins and sales may adversely affect our results of operations.

OUR SALES AND PROFITABILITY MAY BE ADVERSELY AFFECTED IF NEW COMPETITORS ENTER THE GOLF PRODUCTS INDUSTRY.

     Increased competition in our markets due to the entry of new competitors, including companies which currently supply us with products that we sell, could reduce our net revenues. Our competitors currently include other specialty retailers, mass merchandise retailers, conventional sporting goods retailers, on-course pro shops, and online retailers of golf equipment. These businesses compete with us in one or more product categories. In addition, traditional and specialty golf retailers are expanding more aggressively in marketing brand-name golf equipment, thereby competing directly with us for products, customers and locations. Some of these potential competitors have been in business longer than us and/or have greater financial or marketing resources than we do and may be able to devote greater resources to sourcing, promoting and selling their products. Several of our key vendors have begun to operate retail stores or websites that sell directly to consumers and may compete with us and reduce our sales. As a result of this competition, we may experience lower sales or greater operating costs, such as marketing costs, which would have an adverse effect on our profitability.

NEW SUPERSTORES THAT WE MAY OPEN MAY DIVERT OUR LIMITED CAPITAL RESOURCES AWAY FROM OTHER AREAS OF OUR BUSINESS AND MAY NOT BE PROFITABLE WHICH COULD ADVERSELY AFFECT THE PROFITABILITY OF OUR COMPANY AS A WHOLE.

     Our strategy involves opening additional superstores in new and existing markets. During the year ended January 3, 2004, not including stores that we acquired through our acquisition of Don Sherwood Golf Shop, we opened six new stores, incurring $0.6 million in pre-opening expenses and $3.9 million in capital expenditures. During the three months ended April 3, 2004, we opened four new stores, incurring $0.3 million in pre-opening expenses and $0.9 million in capital expenditures. We plan to open two to four additional stores during the remaining three quarters of fiscal 2004. Based on our experience, we expect to spend $1.3 million to open each additional superstore, which includes pre-opening expenses, capital expenditures and inventory costs. This amount is an estimate and actual store opening costs may vary. We intend to fund new store openings through cash flow from operations. Our senior credit facility and the indenture governing our senior secured notes significantly restrict our ability to incur indebtedness and to make capital expenditures. We may not have or be able to obtain sufficient funds to fund our planned expansion.

     Our ability to open new stores on a timely and profitable basis is subject to various contingencies, some of which are beyond our control. These contingencies include our ability to locate suitable store sites, negotiate acceptable lease terms, build-out or refurbish sites on a timely and cost-effective basis, hire, train and retain skilled managers and personnel, obtain adequate capital resources and successfully integrate new stores into existing operations. We can not assure you that our new stores will be a profitable deployment of our limited capital resources. If any of our new stores are not profitable, then the profitability of our company as a whole may be adversely affected.

OUR EXPANSION IN NEW AND EXISTING MARKETS, IF UNSUCCESSFUL, COULD CAUSE OUR OPERATING INCOME TO DECREASE.

     Our expansion in new and existing markets may present competitive, distribution, and merchandising challenges that differ from our current challenges, including competition among our stores clustered in a single market, diminished novelty of our store design and concept, added strain on our distribution center and management information systems and diversion of management attention from existing operations. To the extent that we are not able to meet these new challenges, our operating income could decrease.

IF WE DO NOT ACCURATELY PREDICT OUR SALES DURING OUR PEAK SEASONS AND THEY ARE LOWER THAN WE EXPECT, OUR PROFITABILITY MAY BE MATERIALLY ADVERSELY AFFECTED.

     Our business is highly seasonal. Our sales during our second fiscal quarter of each year, which includes the Father's Day selling season, and during the fourth fiscal quarter, which includes the Christmas holiday selling season, have historically contributed a disproportionate percentage of our net revenues and most of our net income for the entire year. We make decisions regarding merchandise well in advance of the season in which it will be sold, particularly for the Father's Day and Christmas holiday selling seasons. We incur significant additional expenses leading up to and during our second fiscal quarter and the month of December in anticipation of higher sales in those periods, including acquiring additional inventory, preparing and mailing our catalogs, advertising, creating in-store promotions and hiring additional employees. If our sales during our peak seasons are lower than we expect for any reason, we may not be able to adjust our expenses in a timely fashion. As a result, our profitability may be materially adversely affected.

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

IF THE PRODUCTS WE SELL DO NOT SATISFY THE STANDARDS OF THE UNITED STATES GOLF ASSOCIATION AND THE ROYAL AND ANCIENT GOLF CLUB OF ST. ANDREWS IN THE FUTURE, OUR NET REVENUES ATTRIBUTABLE TO THOSE PRODUCTS AND OUR PROFITABILITY MAY BE REDUCED.

     We and our suppliers generally seek to satisfy the standards established by the United States Golf Association and the Royal and Ancient Golf Club of St. Andrews in the design of golf clubs because these standards are generally followed by golfers within their respective geographic areas. We believe that all of the products we sell conform to these standards, except where expressly marketed as non-conforming. However, we cannot assure you that our products will satisfy these standards in the future or that the standards of these organizations will not be changed in a way that makes our products non-conforming. If our products that are intended to conform are determined to be non-conforming, our net revenues attributable to those products and, as a result, our profitability may be reduced.

WE LEASE MOST OF OUR SUPERSTORE LOCATIONS. IF WE ARE UNABLE TO MAINTAIN THOSE LEASES OR LOCATE ALTERNATIVE SITES FOR OUR SUPERSTORES ON TERMS THAT ARE ACCEPTABLE US, OUR NET REVENUES AND PROFITABILITY COULD BE REDUCED.

     We lease 41 of our 42 current superstores. As of April 3, 2004, two of our superstores operated under a lease with a term that expires in less than one year. We cannot assure you that we will be able to maintain our existing store locations as leases expire, or that we will be able to locate alternative sites on favorable terms. If we cannot maintain our existing store locations or locate alternative sites on favorable or acceptable terms, our net revenues and profitability could be reduced.

OUR COMPARABLE STORE SALES MAY FLUCTUATE, WHICH COULD NEGATIVELY IMPACT OUR FUTURE OPERATING PERFORMANCE.

     Our comparable store sales are affected by a variety of factors, including, among others:

     - customer demand in different geographic regions;

     - our ability to efficiently source and distribute products;

     - changes in our product mix;

     - promotional events;

     - effects of competition;

     - our ability to effectively execute our business strategy; and

     - general economic conditions.

     Our comparable store sales have fluctuated significantly in the past and we believe that such fluctuations may continue. Our historic results are not necessarily indicative of our future results, and we cannot assure you that our comparable store sales will not decrease again in the future. Any reduction in or failure to increase our comparable store sales could negatively impact our future operating performance.

IF WE FAIL TO ACCURATELY TARGET THE APPROPRIATE SEGMENT OF THE CONSUMER CATALOG MARKET OR IF WE FAIL TO ACHIEVE ADEQUATE RESPONSE RATES TO OUR CATALOGS, OUR RESULTS OF OPERATIONS MAY SUFFER.

     Our results of operations depend in part on the success of our catalog operations. We believe that the success of our catalog operations depends on our ability to:

     - achieve adequate response rates to our mailings;

     - continue to offer a merchandise mix that is attractive to our mail order customers;

     - cost-effectively add new customers;

     - cost-effectively design and produce appealing catalogs; and

     - timely deliver products ordered through our catalogs to our customers.

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

     We have historically experienced fluctuations in the response rates to our catalog mailings. If we fail to achieve adequate response rates, we could experience lower sales, significant markdowns or write-offs of inventory and lower margins, which would adversely affect our results of operations, perhaps materially.

IF WE ARE UNABLE TO MEET OUR LABOR NEEDS, OUR PERFORMANCE WILL SUFFER.

     Many of our employees are in entry-level or part-time positions that historically have high rates of turnover. We may be unable to meet our labor needs and control our costs due to external factors such as unemployment levels, minimum wage legislation, and wage inflation. If we cannot attract and retain quality employees, our performance will suffer and we may not be able to successfully execute our strategy to open new superstores.

IF WE LOSE THE SERVICES OF KEY MEMBERS OF OUR MANAGEMENT, WE MAY NOT BE ABLE TO MANAGE OUR OPERATIONS AND IMPLEMENT OUR GROWTH STRATEGY EFFECTIVELY.

     Our future success depends, in large part, on the continued service of James Thompson, our chief executive officer, and some of our other key executive officers and managers who possess significant expertise and knowledge of our business and markets. We do not maintain key person insurance on any of our officers or managers. Any loss or interruption of the services of these individuals could significantly reduce our ability to effectively manage our operations and implement our growth strategy because we cannot assure you that we would be able to find appropriate replacements for our key executives and managers should the need arise.

WE ARE CONTROLLED BY ONE STOCKHOLDER, WHICH MAY GIVE RISE TO A CONFLICT OF INTEREST.

     As of April 3, 2004, after giving effect to the exchange by Atlantic Equity Partners III, L.P. of all of the notes beneficially owned by it for additional shares of common stock of Holdings and cash in a private transaction, Atlantic Equity Partners III would have owned approximately 76.6% of Holdings' common stock on a fully diluted basis (including outstanding stock options). All of Holdings' stockholders are parties to a stockholders agreement that contains voting arrangements that give Atlantic Equity Partners III voting control over the election of all but one of its directors. As a result, Atlantic Equity Partners III controls Holdings and us and effectively has the power to approve any action requiring the approval of the holders of our and Holdings' stock, including adopting certain amendments to our and Holdings' certificate of incorporation and approving mergers or sales of all of our assets. In addition, as a result of Atlantic Equity Partners III's ownership interest, conflicts of interest could arise with respect to transactions involving business dealings between us and Atlantic Equity Partners III or First Atlantic Capital Ltd., which operates Atlantic Equity Partners III, potential acquisitions of businesses or properties, the issuance of additional securities, the payment of dividends by us and other matters.

IF WE ARE UNABLE TO ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, OR IF WE ARE ACCUSED OF INFRINGING ON A THIRD PARTY'S INTELLECTUAL PROPERTY RIGHTS, OUR NET REVENUES AND PROFITS MAY DECLINE.

     We currently hold a substantial number of industrial designs and trademarks. The exclusive right to use these designs and trademarks has helped establish our market share. The loss or reduction of any of our significant proprietary rights could hurt our ability to distinguish our products from competitors' products and retain our market share. In addition, our proprietary products generate substantially higher margins than products we sell that are produced by other manufacturers. If we are unable to effectively protect our proprietary rights and less of our sales come from our proprietary products, our net revenues and profits may decline.

     Additionally, third parties may assert claims against us alleging infringement, misappropriation or other violations of patent, trademark or other proprietary rights, whether or not such claims have merit. Such claims can be time consuming and expensive to defend and could require us to cease using and selling the allegedly infringing products, which may have a significant impact on our net revenues and cause us to incur significant litigation costs and expenses.

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

SELF-INSURED BENEFITS PLAN CLAIMS COULD MATERIALLY IMPACT OUR RESULTS OF OPERATIONS.

     We administer self-insured, voluntary employee benefits plans that provide, among other benefits, health care benefits to participating employees. The plans are designed to provide specified levels of coverage up to $75,000 per covered employee, with excess insurance coverage provided by a commercial insurer. Costs of health care have risen significantly in recent years, and we expect this trend to continue. Our expenses and, consequently, our results of operations, could be materially impacted by claims and other expenses related to such plans.

WE RELY ON OUR MANAGEMENT INFORMATION SYSTEMS FOR INVENTORY MANAGEMENT, DISTRIBUTION AND OTHER FUNCTIONS. IF OUR INFORMATION SYSTEMS FAIL TO ADEQUATELY PERFORM THESE FUNCTIONS OR IF WE EXPERIENCE AN INTERRUPTION IN THEIR OPERATION, OUR BUSINESS AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

     The efficient operation of our business is dependent on our management information systems. We rely on our management information systems to effectively manage order entry, order fulfillment, point-of-sale, and inventory replenishment processes. The failure of our management information systems to perform as we anticipate, as we experienced when we implemented our current system in 2000, could disrupt our business and could result in decreased sales, increased overhead costs, excess inventory and product shortages, causing our business and results of operations to suffer.

     In addition, our management information systems are vulnerable to damage or interruption from:

     - earthquake, fire, flood and other natural disasters; and

     - power loss, computer systems failure, Internet and telecommunications or data network failure.

     Any such interruption could have a material adverse effect on our business.

OUR PROFITABILITY WOULD BE ADVERSELY AFFECTED IF THE OPERATION OF OUR AUSTIN CALL CENTER OR DISTRIBUTION CENTER WERE INTERRUPTED OR SHUT DOWN.

     We operate a centralized call center and distribution center in Austin, Texas. We receive most of our catalog orders and receive and ship a substantial portion of our merchandise at our Austin facility. Any natural disaster or other serious disruption to this facility due to fire, tornado or any other cause would substantially disrupt our sales and would damage a portion of our inventory, impairing our ability to adequately stock our stores. In addition, we could incur significantly higher costs and longer lead times associated with fulfilling our direct-to-consumer orders and distributing our products to our stores during the time it takes for us to reopen or replace our Austin facility. As a result, disruption at our Austin facility would adversely affect our profitability.

IF OUR SUPPLIERS FAIL TO DELIVER PRODUCTS ON A TIMELY BASIS AND IN SUFFICIENT QUANTITIES, SUCH FAILURE COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS.

     We depend on a limited number of suppliers for our clubheads and shafts. In addition, some of our products require specifically developed manufacturing techniques and processes which make it difficult to identify and utilize alternative suppliers quickly. Any significant production delay or inability of current suppliers to timely deliver products including clubheads and shafts in sufficient quantities, or the transition to other suppliers, could have a material adverse effect on our results of operations.

     We import substantially all of our proprietary products from Asia, and a significant amount of the products we buy from vendors to resell through our distribution channels is shipped to us from Asia. If a disruption occurs in the operations of ports through which our products are imported, we may begin to ship some of our products from Asia by air freight, and many of our suppliers may also begin to ship their products by air freight. Shipping by air freight is more expensive than shipping by boat, and if we cannot pass these increased shipping costs on to our customers, our profitability will be reduced. A disruption at ports through which our products are imported would have a material adverse effect on our results of operations.

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

WE MAY BE SUBJECT TO PRODUCT WARRANTY CLAIMS OR PRODUCT RECALLS WHICH COULD HARM OUR BUSINESS, RESULTS OF OPERATIONS, AND REPUTATION.

     We may be subject to risks associated with our products, including product liability. Our existing or future products may contain design or materials defects, which could subject us to product liability claims and product recalls. Although we maintain limited product liability insurance, if any successful product liability claim or product recall is not covered by or exceeds our insurance coverage, our business, results of operation and financial condition would be harmed. In addition, product recalls could adversely affect our reputation in the marketplace. In May 2002, we learned that some of our private label products sold in the prior two years were not manufactured in accordance with their design specifications. Upon discovery of this discrepancy, we offered our customers refunds, replacements or gift certificates. As a result, in fiscal 2002, we recognized $0.3 million in product return and replacement expenses. In fiscal 2003 and the three months ended April 3, 2004, we did not recognize any product-return and replacement expenses.

AN INCREASE IN THE COSTS OF MAILING, PAPER, AND PRINTING OUR CATALOGS WOULD DECREASE OUR NET INCOME.

     Postal rate increases and paper and printing costs affect the cost of our catalog mailings. We rely on discounts from the basic postal rate structure such as discounts for bulk mailings and sorting by zip code and carrier routes for our catalogs. We are not a party to any long-term contracts for the supply of paper. Our cost of paper has fluctuated significantly during the past three fiscal years, and our future paper costs are subject to supply and demand forces external to our business. A material increase in postal rates or printing or paper costs for our catalogs could materially decrease our net income.

A DISRUPTION IN THE SERVICE OF OUR PRIMARY DELIVERY SERVICE FOR OUR DIRECT-TO-CONSUMER SALES MAY DECREASE OUR PROFITABILITY.

     During fiscal 2003 and the three months ended April 3, 2004, we generated approximately 34.5% and 33.6% of our net revenues through our direct-to-consumer sales, respectively. We use the United Parcel Service, or UPS, for substantially all of our ground shipments of products sold through our catalogs and Internet site to our customers in the United States. Any significant interruption in UPS's services would impede our ability to deliver our products to our direct-to-consumer channel, which could cause us to lose sales and/or customers. In the event of an interruption in UPS's services, we may not be able to engage alternative carriers to deliver our products in a timely manner on equally favorable terms. If we incur higher shipping costs, we may be unable to pass these costs on to our customers, which could decrease our profitability.

CURRENT AND FUTURE TAX REGULATIONS MAY ADVERSELY AFFECT OUR DIRECT-TO-CONSUMER BUSINESS AND NEGATIVELY IMPACT OUR RESULTS OF OPERATIONS.

     Our direct-to-consumer business may be adversely affected by state sales and use taxes as well as the regulation of Internet commerce. We currently must collect taxes for approximately half of our catalog and Internet sales. An unfavorable change in state sales and use taxes could adversely affect our business and results of operations. In addition, future regulation of the Internet, including the imposition of taxes on Internet commerce, could affect the development of our Internet business and negatively affect our ability to increase our net revenues.

IF WE DO NOT ANTICIPATE AND RESPOND TO THE CHANGING PREFERENCES OF OUR CUSTOMERS, OUR REVENUES COULD SIGNIFICANTLY DECLINE AND WE COULD BE REQUIRED TO TAKE SIGNIFICANT MARKDOWNS IN INVENTORY.

     Our success depends, in large part, on our ability to identify and anticipate the changing preferences of our customers and stock our stores with a wide selection of quality merchandise that appeals to their preferences. Our customers' preferences for merchandise and particular brands vary from location to location, and may vary significantly over time. We cannot guarantee that we will accurately identify or anticipate the changing preferences of our customers or stock our stores with merchandise that appeals to them. If we do not accurately identify and anticipate our customers' preferences, we may lose sales or we may overstock merchandise, which may require us to take significant markdowns on our inventory. In either case, our revenues could significantly decline and our business and financial results may suffer.

WE MAY INCUR MATERIAL COSTS OR LIABILITIES UNDER ENVIRONMENTAL LAWS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     We are subject to various foreign, federal, state, and local environmental protection, chemical control, and health and safety laws and regulations. We own and lease real property, and some environmental laws hold current or previous owners or operators of businesses and real property liable for contamination on or originating from that property, even if they did not know of and were not responsible for the contamination. The presence of hazardous substances on any of our properties or the failure to meet environmental regulatory requirements may materially adversely affect our ability to use or to sell the property or to use the property as collateral for borrowing, and may cause us to incur substantial remediation or compliance costs. If hazardous substances are released from or located on any of our properties, we could incur substantial liabilities through a private party personal injury or property damage claim or a claim by a governmental entity for other damages.

     In addition, some of the products we sell contain hazardous or regulated substances, such as solvents and lead. Environmental laws may impose liability on any person who disposes of hazardous substances, regardless of whether the disposal site is owned or operated by such person.

     If we incur material costs or liabilities in the future under environmental laws for any reason, our results of operations may be materially adversely affected.

OUR SALES COULD DECLINE IF WE ARE UNABLE TO PROCESS INCREASED TRAFFIC TO OUR WEBSITE OR TO PREVENT UNAUTHORIZED SECURITY BREACHES.

     A key element of our strategy is to generate a high volume of traffic on, and use of, our website. Accordingly, the satisfactory performance, reliability and availability of our website, transaction processing systems and network infrastructure are critical to our reputation and our ability to attract and retain customers, as well as maintain adequate customer service levels. Our Internet revenues will depend on the number of visitors who shop on our website and the volume of orders we can fill on a timely basis. Problems with our website or order fulfillment performance would reduce the volume of goods sold and the attractiveness of our merchandise and could also adversely affect consumer perception of our brand name. We may experience periodic system interruptions from time to time. If there is a substantial increase in the volume of traffic on our website or the number of orders placed by customers, we may be required to expand and upgrade further our technology, transaction processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our website, or that we will be able to expand and upgrade our systems and infrastructure to accommodate such increases on a timely basis.

     The success of our website depends on the secure transmission of confidential information over public networks. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. In addition, we maintain an extensive confidential database of customer profiles and transaction information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms we use to protect customer transaction and personal data contained in our customer database. If any such compromise of our security were to occur, it could have a material adverse effect on our reputation, business, operating results and financial condition. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches.

OUR ACQUISITION OF DON SHERWOOD GOLF SHOP, AND ANY FUTURE ACQUISITIONS, COULD NEGATIVELY AFFECT OUR RESULTS OF OPERATIONS IF UNANTICIPATED LIABILITIES ARE DISCOVERED OR IF WE FAIL TO SUCCESSFULLY INTEGRATE THE ACQUIRED BUSINESSES INTO OUR EXISTING OPERATIONS.

     We completed our acquisition of Don Sherwood Golf Shop in July 2003. Our failure to successfully address the risks associated with this acquisition could harm our ability to fully integrate and market products. We may discover liabilities and risks associated with this acquisition that were not discovered in our due diligence prior to completing the acquisition. Additionally, we may acquire other businesses in the future, which would complicate our management tasks. We may need to integrate widely dispersed operations that have different and unfamiliar corporate cultures. These integration efforts may not succeed or may distract management's attention from existing business operations. Our failure to successfully integrate Don Sherwood Golf Shop and future acquisitions into our existing operations could materially harm our business.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "may," "could," "would," "should," "believe," "expect," "anticipate," "plan," "estimate," "target," "project," "intend," or similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of future store openings, store retrofits and capital expenditures, the likelihood of our success in expanding our business, financing plans, working capital needs and sources of liquidity.

     Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on our management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the introduction of new product offerings, store opening costs, our ability to lease new sites on a timely basis, expected pricing levels, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the risk factors set forth in "Risk Factors."

     We believe our forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                                USE OF PROCEEDS

     The notes are being offered solely for the account of Holdings. Holdings will receive the net proceeds of the sale of the notes offered by this prospectus, which are estimated to be approximately $5.9 million (assuming an offering price of 83.8478% of the principal amount at maturity, which was the book value of the notes as of July 2, 2004), after deducting the estimated expenses related to this offering. Holdings has indicated that it intends to contribute the net proceeds of its sale of the notes to us. We intend to use these amounts to fund possible acquisitions and for working capital and other general corporate purposes.

                                 CAPITALIZATION

     We estimate that the net proceeds to Holdings from the sale of the notes offered by this prospectus will be approximately $5.9 million (assuming an offering price of 83.8478% of the principal amount at maturity, which was the book value of the notes as of July 2, 2004), after deducting the estimated expenses related to this offering.

     The following table sets forth the capitalization of Holdings as of April 3, 2004:

     - on an actual basis; and

     - on a pro forma as adjusted basis to give effect to the exchange of Atlantic Equity Partners III's notes for shares of common stock of Holdings, the sale of the notes by Holdings in this offering (after deducting the estimated expenses related to this offering), and the use of the proceeds as described in "Use of Proceeds."

     You should read the table below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our unaudited consolidated financial statements and related notes included elsewhere in this prospectus.

                                                               AS OF APRIL 3, 2004
                                                              ----------------------
                                                                          PRO FORMA
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
                                                                  (IN THOUSANDS)
Cash and cash equivalents...................................  $  4,177    $ 10,056
                                                              ========    ========
Total debt:
  Senior credit facility(1).................................  $  1,075    $  1,075
  Senior secured notes due 2009.............................    78,029      78,029
                                                              --------    --------
     Total debt.............................................  $ 79,104    $ 79,104
Stockholders' equity........................................    58,811      64,690
                                                              --------    --------
     Total capitalization...................................  $137,915    $143,794
                                                              ========    ========

---------------

(1) As of April 3, 2004, we had $10.9 million of borrowing availability, subject to customary conditions, under our senior credit facility (after giving effect to required reserves of $500,000).

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data as of and for fiscal 1999, 2000, 2001 and for the period from December 30, 2001 through October 15, 2002 have been derived from the audited consolidated financial statements of Golfsmith International, Inc., and for the period from October 16, 2002 through December 28, 2002 and as of and for fiscal 2003 have been derived from the audited consolidated financial statements of Golfsmith International Holdings, Inc., all periods of which have been audited by Ernst & Young LLP. Golfsmith International Holdings, Inc. was formed on September 4, 2002 and became the parent company of Golfsmith International, Inc. on October 15, 2002 as a result of the merger. Holdings is a holding company and had no material assets or operations prior to acquiring all of the capital stock of Golfsmith International, Inc. in the merger. The selected consolidated financial data of Holdings as of and for the three months ended March 29, 2003 and April 3, 2004 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Our results of operations for the three months ended April 3, 2004 may not be indicative of results that may be expected for the full year. You should read the information set forth below in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included elsewhere in this prospectus.

                                                 PREDECESSOR                                        SUCCESSOR
                                ---------------------------------------------   -------------------------------------------------
                                                                 PERIOD FROM    PERIOD FROM
                                                                 DECEMBER 30,   OCTOBER 16,                   THREE MONTHS ENDED
                                         FISCAL YEAR             2001 THROUGH   2002 THROUGH                 --------------------
                                ------------------------------   OCTOBER 15,    DECEMBER 28,   FISCAL YEAR   MARCH 29,   APRIL 3,
                                  1999       2000       2001         2002           2002          2003         2003        2004
                                --------   --------   --------   ------------   ------------   -----------   ---------   --------
                                                                  (IN THOUSANDS, EXCEPT RATIOS)
RESULTS OF OPERATIONS:
Net revenues..................  $267,946   $232,080   $221,439     $180,315       $ 37,831      $257,745     $ 45,830    $ 65,782
Cost of products sold.........   175,600    153,630    143,118      117,206         25,147       171,083       30,972      42,807
                                --------   --------   --------     --------       --------      --------     --------    --------
Gross profit..................    92,346     78,450     78,321       63,109         12,684        86,662       14,858      22,975
Selling, general and
  administrative..............    78,360     76,352     64,081       48,308         13,581        73,400       14,259      20,168
Store pre-opening/closing
  expenses....................       493      1,592         --          122             93           600           --         329
Amortization of deferred
  compensation(1).............        --         --        458        6,033             --            --           --          --
                                --------   --------   --------     --------       --------      --------     --------    --------
Total operating expenses......    78,853     77,944     64,539       54,463         13,674        74,000       14,259      20,497
                                --------   --------   --------     --------       --------      --------     --------    --------
Operating income..............    13,493        506     13,782        8,646           (990)       12,662          599       2,478
Interest expense..............    (5,775)    (6,905)    (6,825)      (5,206)        (2,210)      (11,157)      (2,639)     (2,795)
Interest income...............        22         82        597          331              7            40            8           1
Other income, net.............       275        449      1,031        2,365             14           164            3         (11)
Minority interest.............      (583)       454       (581)        (844)            --            --           --          --
Loss on debt
  extinguishment(1)...........        --         --         --       (8,047)            --            --           --          --
                                --------   --------   --------     --------       --------      --------     --------    --------
Income (loss) before income
  tax.........................     7,432     (5,414)     8,004       (2,755)        (3,179)        1,709       (2,029)       (327)
Income tax benefit
  (expense)...................      (289)       190       (251)        (709)           633          (645)         811         124
                                --------   --------   --------     --------       --------      --------     --------    --------
Income (loss) from continued
  operations..................     7,143     (5,224)     7,753       (3,464)        (2,546)        1,064       (1,217)       (203)
Income (loss) from
  discontinued operations.....        52       (380)      (590)        (230)           (40)           --           --          --
Income (loss) before
  extraordinary items.........     7,195     (5,604)     7,163       (3,694)        (2,586)        1,064       (1,217)       (203)
Extraordinary items(1)........        --         --         --        4,122             --            --           --          --
                                --------   --------   --------     --------       --------      --------     --------    --------
Net income (loss).............  $  7,195   $ (5,604)  $  7,163     $    428       $ (2,586)     $  1,064     $ (1,217)   $   (203)
                                ========   ========   ========     ========       ========      ========     ========    ========

                                                 PREDECESSOR                                        SUCCESSOR
                                ---------------------------------------------   -------------------------------------------------
                                                                 PERIOD FROM    PERIOD FROM
                                                                 DECEMBER 30,   OCTOBER 16,                   THREE MONTHS ENDED
                                         FISCAL YEAR             2001 THROUGH   2002 THROUGH                 --------------------
                                ------------------------------   OCTOBER 15,    DECEMBER 28,   FISCAL YEAR   MARCH 29,   APRIL 3,
                                  1999       2000       2001         2002           2002          2003         2003        2004
                                --------   --------   --------   ------------   ------------   -----------   ---------   --------
                                                                  (IN THOUSANDS, EXCEPT RATIOS)
OTHER FINANCIAL DATA:
Depreciation and
  amortization(2).............  $  5,601   $  9,118   $  6,717     $  4,808       $  1,349      $  5,228     $  1,311    $  1,335
Capital expenditures(3).......     9,740      2,107      1,345        2,086          1,127         5,759          409       1,816
Ratio of earnings to fixed
  charges(4)..................       1.6x       0.6x       1.6x         0.7x           0.1x          1.1x         0.5x       0.9x

BALANCE SHEET DATA (AT PERIOD
  END):
Cash and cash equivalents.....  $  3,023   $ 11,149   $ 39,550     $  3,788       $ 11,412      $  2,928     $  2,775    $  4,177
Total assets..................   105,882    106,902    111,500      153,135        160,011       179,327      162,701     196,432
Long-term debt................    23,540     37,145     33,720       75,000         75,380        77,488       77,954      78,029
Total stockholders' equity....    33,004     24,921     32,519       56,011         53,473        58,976       52,246      58,811

---------------

(1) For the period from December 31, 2001 through October 15, 2002, please refer to note 5 and note 14 in our consolidated financial statements included in this prospectus for a discussion of the extraordinary items, loss on debt extinguishment and amortization of deferred compensation.

(2) Excludes the amortization of the debt discount and deferred charges associated with our 12% senior subordinated notes which were outstanding prior to the merger, the deferred charges associated with our credit facility in effect prior to the merger, the amortization of the debt discount and deferred charges associated with our 8.375% senior secured notes and deferred charges associated with our senior credit facility in effect subsequent to the merger.

(3) Capital expenditures consist of total capital expenditures, including capital costs associated with opening new stores.

(4) The ratio of earnings to fixed charges is calculated by dividing the fixed charges into net income before taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the estimated interest component of rent expense.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

OVERVIEW

     Golfsmith International Holdings, Inc., or Holdings, became the parent company of Golfsmith International, Inc., or Golfsmith, on October 15, 2002 as a result of a purchase business combination, which we refer to as the merger. Holdings has no assets or liabilities other than its investment in its wholly owned subsidiary Golfsmith and did not have assets or operations prior to its acquisition of Golfsmith. The following discussion and analysis of historical financial condition and results of operations is therefore based on the financial condition and results of operations of Golfsmith International, Inc. with respect to periods prior to the merger. The discussion for periods following the merger is based on the financial condition and results of operations of Golfsmith International Holdings, Inc.

     We sell brand name golf equipment from the industry's leading manufacturers including Callaway(R), FootJoy(R), Ping(R), Nike(R), Taylor Made(R) and Titleist(R) as well as our own proprietary brands, Golfsmith(R), Lynx(R), Snake Eyes(R), Killer Bee(R) and Zevo(R). We sell through multiple distribution channels consisting of:

     - 42 golf superstores;

     - regular mailings of our clubmakers' catalogs, which offer golf club components, and our accessory catalogs, which offer golf accessories, clothing and equipment; and

     - golfsmith.com, our online e-commerce website.

     We also operate a clubmaker training program and are the exclusive operator of the Harvey Penick Golf Academy, an instructional school incorporating the techniques of the well-known golf instructor, the late Harvey Penick.

     Over the past few years we have implemented a number of initiatives to improve our competitive position and financial performance, including closing under-performing stores, updating and remodeling existing stores, narrowing product assortments and upgrading our technology and infrastructure. While some of these initiatives have reduced sales, we believe that these actions have contributed to improved cash flow, earnings and asset management. We continue to implement new initiatives surrounding product offerings such as our "Playability Guarantee" program designed to insure complete customer satisfaction with our customers' purchase of golf clubs; our "Club Vantage" program that provides the customer with separately-priced repair service on any club purchase; the Golfsmith credit card which offers flexible payment options on any purchase; and the availability of in-store golf lessons through a partnership with GolfTEC Learning Centers. In April 2004, we formed a partnership with The Golf Digest Companies in which we will serve as the order fulfillment, distribution and call center partner for The Golf Digest Pro Shop, the catalog and online store of The Golf Digest Companies. We opened four stores during the three months ended April 3, 2004 and we plan to open two to four additional superstores during the remaining three quarters of fiscal 2004. We believe our continued market expansion combined with these new initiatives have contributed to increased market presence and brand recognition, as evidenced by our increased comparable store sales in the three months ended April 3, 2004 compared to the three months ended March 29, 2003 and in fiscal 2003 compared to fiscal 2002 (see discussion of comparable store sales below in "-- Results of Operations").

     We recognize revenue for retail sales at the time the customer takes possession of the merchandise and purchases are paid for, primarily with either cash or credit card. Catalog and e-commerce sales are recorded upon shipment of merchandise. Revenue from the Harvey Penick Golf Academy instructional school is recognized at the time the services are performed. Revenues from the sale of gift certificates are recorded upon the redemption of the gift certificate for the purchase of tangible products at the time the customer takes possession of the merchandise.

     Sales of our products are affected by increases and declines in the golf industry as a whole. According to national publications, the golf industry is a greater than $62 billion industry, has a base of over 26 million participants in the United States and is characterized by favorable demographic trends. During 2002, total consumer golf equipment spending grew by a moderate 1% according to a national publication. We believe that since 1997, the overall worldwide premium golf club market has experienced only moderate growth in dollar volume from year to year and that from 1999 to 2003 there was no material increase in the number of rounds played. Golf Datatech has reported that during 2003, the number of golf rounds played in the United States declined 2.6% as compared to the same period in 2002. Declines in the number of rounds played in 2003 have been attributed to bad weather, the uncertainty in the U.S. economy, and golfers spending more time at work and with their families. However, during the first quarter of 2004, the golf industry exhibited signs of growth. Golf Datatech has reported that the number of rounds played during the three months ended March 31, 2004 increased by 4.0% over the comparable three-month period in 2003. While we are optimistic about the potential for increased rounds during the remainder of 2004 that could spur increased consumer spending, we cannot assure you that declines in the U.S. economy or a reduction in discretionary consumer spending will not impede growth in the worldwide market for golf-related products, including our products.

     Our business is highly seasonal, with sales and earnings peaks during the Father's Day and Christmas Holiday seasons. A substantial portion of our net revenues and an even larger portion of our operating income occur in our second fiscal quarter. You should read the information set forth in "Risk Factors" for a discussion of the effects and risks of the seasonality of our business.

     We capitalize inbound freight and vendor discounts into inventory upon receipt of inventory. These costs are then subsequently included in cost of goods sold upon the sale of that inventory. Because some retailers exclude their costs from cost of goods sold, and instead include them in a line item like selling and administrative expenses, our gross margins may not be comparable to those of these other retailers.

     Our fiscal year ends on the last Saturday in December and generally consists of 52 weeks, though occasionally our fiscal years will consist of 53 weeks. This occurred in fiscal 2003. Fiscal year 2002 consisted of 52 weeks. Each quarter of each fiscal year generally consists of 13 weeks. The three month periods ended April 3, 2004 and March 29, 2003 both consisted of 13 weeks. The fourth fiscal quarter of 2003 consisted of 14 weeks.

IMPACT OF MERGER

     On October 15, 2002, BGA Acquisition Corp., a wholly owned subsidiary of Golfsmith International Holdings, Inc., merged with and into Golfsmith International, Inc. We accounted for the merger under the purchase method of accounting for business combinations. In accordance with the purchase method of accounting, in connection with the merger, we allocated the excess purchase price over the fair value of our net assets between a write-up of certain of our assets, which reflect an adjustment to the fair values of these assets, and goodwill. The assets that have had their fair values adjusted include inventory, property and equipment, and certain intangible assets.

     As a result of applying the required purchase accounting rules, our financial statements are significantly affected. The application of purchase accounting rules results in different accounting bases and hence financial information for the periods beginning on October 16, 2002. The term "successor" refers to Golfsmith International Holdings, Inc. and all of its subsidiaries, including Golfsmith International, Inc. following the acquisition on October 15, 2002. The term "predecessor" refers to Golfsmith International, Inc. prior to being acquired by Holdings.

     Immediately prior to the merger, we repaid in full our 12% senior subordinated notes for $34.4 million and terminated our then existing revolving credit facility. Deferred debt financing costs of $1.6 million were written-off in connection with the termination of these agreements. We sold 8.375% senior secured notes due 2009 with an aggregate principal amount at maturity of $93.75 million for gross proceeds of $75.0 million in a private placement offering to finance part of the cash portion of the merger consideration, and entered into a new senior credit facility to fund our future working capital requirements and for general corporate purposes as described below in "-- Liquidity and Capital Resources -- Credit Facility".

     As a result of the merger and the offering of the notes, we currently have total debt in amounts substantially greater than our historical levels. This amount of debt and associated debt service costs will lower our net income and cash provided by operating activities and will limit our ability to obtain additional debt financing, fund capital expenditures or operating requirements, open new or retrofit existing stores, and make acquisitions.

     Historically, we operated as a Subchapter S corporation under the Internal Revenue Code. Consequently, we were not generally subject to federal income taxes because our stockholders included our income in their personal income tax returns. Simultaneously with the completion of the merger, we converted from a Subchapter S corporation to a Subchapter C corporation and consequently became subject to federal income taxes from that date. This conversion will lower our future net income and cash provided by operating activities.

     In connection with the merger, all stock options held by our employees vested and were either canceled in exchange for the right to receive cash or surrendered in exchange for stock units. As a result, we incurred a non-cash compensation charge of $4.6 million which was equal to the difference between the market value of its common stock and the exercise price of these options at that vesting date. Total non-cash compensation expense for fiscal 2002 and fiscal 2003 was $6.0 million and $0, respectively. As all options were either canceled in exchange for the right to receive cash or surrendered in exchange for stock units concurrent with the merger, there is no future amortization expense associated with these pre-merger options. For further information about our stock-based compensation, see Note 1 and Note 14 to our audited consolidated financial statements included in the prospectus.

BUSINESS COMBINATIONS -- DON SHERWOOD GOLF SHOP

     On July 24, 2003, we acquired all of the issued and outstanding shares of Don Sherwood Golf Shop, which we refer to as Sherwood, for a total purchase price of $9.2 million, including related acquisition costs of $0.4 million. We believe that the Sherwood acquisition supports our goal of expanding our national presence while gaining exposure to one of the country's top golf markets in San Francisco, California. We acquired all six Sherwood retail stores as part of the acquisition. The operations of Sherwood stores are included in our statements of operations and cash flows as of July 25, 2003 and do not result in any new segments for us.

     In conjunction with the acquisition of Sherwood, Holdings issued 1,433,333 shares of its common stock to existing stockholders, including its majority stockholder, for consideration of $4.3 million. The proceeds from the issuance of common stock were used to fund a portion of the purchase price of the acquisition of Sherwood. The issuance of these additional shares increased Holdings' majority stockholder's 79.7% controlling interest to an 80.9% controlling interest, including issued restricted common stock units, which entitle the holders to shares of common stock of Holdings, and excluding outstanding stock options. As of April 3, 2004, after giving effect to the exchange by Atlantic Equity Partners III, L.P. of all of the notes beneficially owned by it for additional shares of common stock of Holdings and cash in a private transaction, Atlantic Equity Partners III, L.P. would have owned approximately 76.6% of Holdings' common stock on a fully diluted basis (including outstanding stock options).

     The total purchase consideration has been allocated to the assets acquired and liabilities assumed, including property and equipment, inventory and identifiable intangible assets, based on their respective fair values at the date of acquisition. This allocation resulted in goodwill of $6.4 million. Goodwill is assigned at the reporting unit level and is not deductible for income tax purposes.

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     Contingent consideration of $1.3 million was placed in an escrow account by us to secure certain indemnification obligations of the selling shareholder. Pursuant to the terms and conditions of the escrow agreement, these funds were released from the escrow account and disbursed to the selling shareholder on June 17, 2004.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Management's discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures of contingent assets and liabilities. The estimates and assumptions are evaluated on an ongoing basis and are based on historical experience and other various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

     We believe the following critical accounting policies, as have been discussed with our audit committee, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

  INVENTORY VALUATION

     Inventory value is presented as a current asset on our balance sheet and is a component of cost of products sold in our statement of operations. It therefore has a significant impact on the amount of net income reported in any period. Merchandise inventories are carried at the lower of cost or market. Cost is the sum of expenditures, both direct and indirect, incurred to bring inventory to its existing condition and location. Cost is determined using the weighted-average method. We estimate a reserve for damaged, obsolete, excess and slow-moving inventory and for inventory shrinkage due to anticipated book-to-physical adjustments. We periodically review these reserves by comparing them to on-hand quantities, historical and projected rates of sale, changes in selling price and inventory cycle counts. Based on our historical results, using various methods of disposition, we estimate the price at which we expect to sell this inventory to determine the potential loss if those items are later sold below cost. The carrying value for inventories that are not expected to be sold at or above costs are then written down. A significant adjustment in these estimates or in actual sales may have a material adverse impact on our net income. Reserves are booked on a monthly basis at 0.4% to 0.75% of net revenues depending on the distribution channel (direct-to-consumer channel or retail channel) in which the sales occur. Inventory shrink expense recorded in the statements of operations in fiscal 2002 and 2003 was 0.55% and 0.66% of net sales, respectively, and during the three months ended March 29, 2003 and April 3, 2004 was 0.8% and 0.6% of net sales, respectively. Inventory shrink expense recorded is a result of physical inventory counts made during these respective periods and reserve amounts recorded for periods outside of the physical inventory count dates. These reserve amounts are based on management's estimates of shrink expense using historical experience.

  LONG-LIVED ASSETS, INCLUDING GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

     We evaluate the impairment of the book value of our indefinite lived intangibles and related goodwill in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. We evaluate impairment annually, as well as whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be recoverable based on a combination of our projection of estimated future discounted cash flows and other valuation methodologies. We evaluate the impairment of the book value of our long-lived assets including intangible assets subject to amortization in accordance with SFAS No. 144, Impairment of Long-Lived Assets, based on our projection of estimated future undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be recoverable. Factors that are considered by management in performing this assessment include, but are not limited to, our performance relative to our projected or historical results, our intended use of acquired assets and our strategy for our overall business, as well as industry and economic trends. In the event that the book value of intangibles, long-lived assets
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and related goodwill is determined to be impaired, such impairments are measured using a combination of a discounted cash flow valuation, with a discount rate determined to be commensurate with the risk inherent in our current business model, and other valuation methodologies. To the extent these future projections or our strategies change, our estimates regarding impairment may differ from our current estimates. In accordance with SFAS No. 142, we determined that our recorded tradename and trademarks have indefinite useful lives and therefore are not amortized. Based on our analyses, no impairment of long-lived assets, including goodwill and identifiable intangible assets, was recorded in either fiscal 2002 or fiscal 2003.

  PRODUCT RETURN RESERVES

     We reserve for product returns based on estimates of future sales returns related to our current period sales. We analyze historical returns, current economic trends and changes in customer acceptance of our products when evaluating the adequacy of the reserve for sales returns. Any significant increase in merchandise returns that exceeds our estimates could adversely affect our operating results. In addition, we may be subject to risks associated with defective products, including product liability. Our current and future products may contain defects, which could subject us to higher defective product returns, product liability claims and product recalls. Because our allowances are based on historical return rates, we cannot assure you that the introduction of new merchandise in our stores or catalogs, the opening of new stores, the introduction of new catalogs, increased sales over the Internet, changes in the merchandise mix or other factors will not cause actual returns to exceed return allowances. We book reserves on a monthly basis at 2% to 10% of net revenues depending on the distribution channel in which the sales occur. We routinely compare actual experience to current reserves and make any necessary adjustments.

  STORE CLOSURE COSTS

     When we decide to close a store and meet the applicable accounting guidance criteria, we recognize an expense related to the future net lease obligation, non-recoverable investments in related fixed assets and other expenses directly related to the discontinuance of operations in accordance with SFAS No. 146, Accounting For Costs Associated With Exit or Disposal Activities. These charges require us to make judgments about exit costs to be incurred for employee severance, lease terminations, inventory to be disposed of, and other liabilities. The ability to obtain agreements with lessors, to terminate leases or to assign leases to third parties can materially affect the accuracy of these estimates.

     We closed two stores in fiscal 2000, one store in fiscal 2001 and two stores in fiscal 2002. These stores were selected for closure by evaluating the historical and projected financial performance of all of our stores in accordance with our store strategy. In each case, the stores that have been closed were our only store in that market and were substantially larger in size than our current store prototype. We did not close any stores in fiscal 2003 or in the three month period ended April 3, 2004. We do not currently have any plans to close any additional stores, although we regularly evaluate our stores.

  DEFERRED TAX ASSETS

     Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is established for the expected future consequences resulting from temporary differences in the financial reporting and tax bases of assets and liabilities. We provide a valuation allowance for our deferred tax assets when, in the opinion of management, it is more likely than not that such assets will not be realized. While we have considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, in the event we were to determine that we would be able to realize our deferred tax assets in the future in excess of our net recorded amount, an adjustment to the deferred tax asset would increase income in the period such determination was made. Likewise, should we determine that we would not be able to realize all or part of our net deferred tax asset in the future as a result of net losses, an adjustment to the deferred tax asset would be charged to income in the period such determination was made.

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RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46), which was revised in December 2003 (FIN 46(R)). FIN 46(R) requires that companies consolidate a variable interest entity if they are subject to a majority of the risk of loss from the variable interest entity's activities or are entitled to receive a majority of the entity's residual returns, or both. The provisions of FIN 46(R) currently are required to be applied no later than the first reporting period ending after March 15, 2004 for variable interest entities. We have no special purpose entities, nor have we acquired a variable interest in an entity where we are the primary beneficiary. The adoption of FIN 46(R) did not have a material impact on the our financial condition, results of operations or cash flows.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on our results of operations or financial position.

RESULTS OF OPERATIONS

  THREE MONTHS ENDED APRIL 3, 2004 COMPARED TO THREE MONTHS ENDED MARCH 29, 2003

     We had net revenues of $65.8 million, operating income of $2.5 million and a net loss of $0.2 million in the three months ended April 3, 2004 compared to net revenues of $45.8 million, operating income of $0.6 million and a net loss of $1.2 million in the three months ended March 29, 2003.

     The $20.0 million increase in net revenues from the three months ended March 29, 2003 to the three months ended April 3, 2004 was mostly comprised of a $6.0 million increase, or 23.9%, in comparable store revenues and a $10.9 million increase in non-comparable store revenues (including six stores acquired in the acquisition of Don Sherwood Golf Shop on July 24, 2003). In comparison, comparable store revenues for the three months ended March 29, 2003 declined 2.2%. We believe increased comparable store sales from the three months ended March 29, 2003 to the three months ended April 3, 2004 are correlated with the 4.0% increase in the number of golf rounds played in the U.S. during the first quarter of 2004 as compared to the same quarter in 2003, as reported by Golf Datatech, as well as the cross-marketing benefits of our multi-channel retail model combined with activity related to our new and existing specialty retail services. We consider sales of a store to be comparable commencing in the fourteenth month after the store was opened or acquired. Direct to consumer channel revenues increased $2.4 million, or 12.2%, from the three months ended March 29, 2003 to the three months ended April 3, 2004. International revenues increased $0.7 million from the three months ended March 29, 2003 to the three months ended April 3, 2004.

     For the three months ended April 3, 2004, gross profit was $23.0 million, or 34.9% of net revenues, compared to $14.9 million, or 32.4% of net revenues, for the three months ended March 29, 2003. Increased net revenues for the three months ended April 3, 2004 compared to the three months ended March 29, 2003 led to higher gross profit for the three months ended April 3, 2004. The increase in gross margin percentage resulted from increased sales in higher margin merchandise categories combined with improved selling and merchandising practices.

     Selling, general and administrative expenses increased $5.9 million to $20.2 million for the three months ended April 3, 2004 from $14.3 million for the three months ended March 29, 2003. Increased selling, general and administrative expenses for the three months ended April 3, 2004 compared to the three months ended March 29, 2003 resulted from an increase in expenses of $4.3 million related to sixteen additional retail stores in operation for the three months ended April 3, 2004 (including six stores acquired in the acquisition of Don Sherwood Golf Shop on July 24, 2003) compared to the three months

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ended March 29, 2003 and an increase of $1.6 million related to general operations for existing retail stores and corporate expenses.

     Pre-opening costs include costs associated with hiring and training personnel, supplies and certain occupancy and miscellaneous costs related to new store openings and are expensed as incurred. Pre-opening costs are incurred primarily in the 30 days prior to the grand opening of a new store. During the three months ended April 3, 2004, we incurred approximately $0.3 million in pre-opening expenses related to the opening of four new retail locations. We did not incur any pre-opening costs in the three months ended March 29, 2003.

     Interest expense consists of costs related to our 8.375% senior secured notes and our senior credit facility. Interest expense increased $0.2 million to $2.8 million for the three months ended April 3, 2004 from $2.6 million for the three months ended March 29, 2003. The increase was primarily the result of an increase in our average outstanding daily balance under our revolving senior credit facility. For further discussion see "-- Liquidity and Capital
Resources -- Senior Secured Notes" and "-- Liquidity and Capital
Resources -- Credit Facility" below.

     We record income taxes, consisting of federal, state and foreign taxes, based on the effective rate expected for the fiscal year. Actual results may differ from these estimates. The benefit from income taxes was $0.1 million, or 38.0% of pre-tax net loss, for the three months ended April 3, 2004. The benefit from income taxes was $0.8 million, or 40.0% of pre-tax net loss, for the three months ended March 29, 2003. The decrease in our effective tax rate was attributable to lower than projected effective state income tax rates.

  SUCCESSOR FISCAL 2003 COMPARED TO COMBINED FISCAL 2002

     For comparison purposes, references to "fiscal 2002" refer to the combined financial results of our predecessor from December 30, 2001 through October 15, 2002 and of Holdings from October 16, 2002 through December 28, 2002. In conjunction with the acquisition of Golfsmith, Golfsmith, being the surviving wholly owned subsidiary of Holdings, issued the 8.375% senior secured notes at a 20% discount off of face value for gross proceeds of $75.0 million.

     We had net revenues of $257.7 million, operating income of $12.7 million and net income of $1.1 million in fiscal 2003 compared to net revenues of $218.1 million, operating income of $7.7 million and a net loss of $2.2 million in fiscal 2002.

     The $39.6 million increase in net revenues from fiscal 2002 to fiscal 2003 was mostly comprised of a $9.1 million increase, or 7.4%, in comparable store revenues, a $18.2 million increase in revenue generated by twelve retail stores that were opened or acquired subsequent to December 28, 2002 (including six stores acquired in the acquisition of Don Sherwood Golf Shop on July 24, 2003), and a $11.2 million increase in other non-comparable stores. Direct to consumer channel revenues increased $0.9 million, or 1.0%, from fiscal 2002 to fiscal 2003. International revenues increased $0.2 million, or 4.0%, from fiscal 2002 to fiscal 2003.

     For fiscal 2003, gross profit was $86.7 million, or 33.7% of net revenues, compared to $75.8 million, or 34.8% of net revenues, for fiscal 2002. Increased net revenues in fiscal 2003 compared to fiscal 2002 led to higher gross profits for fiscal 2003. The decline in gross profit percentage resulted principally from higher sales in lower margin merchandise categories such as equipment. We realized additional declines in gross profit percentage as a result of multiple sales promotions during fiscal 2003 which were designed to drive revenues. Additionally, in fiscal 2003, we incurred approximately $0.7 million of non-recurring costs included in cost of goods sold resulting from the fair value adjustment made to inventory as part of the merger transaction in October 2002.

     Selling, general and administrative expenses increased $11.5 million to $73.4 million for fiscal 2003 from $61.9 million for fiscal 2002. We had twelve additional retail stores in operation during fiscal 2003 compared to fiscal 2002 (including six stores acquired in the acquisition of Don Sherwood Golf Shop on July 24, 2003), resulting in an increase in selling, general and administrative expenses of $7.3 million. In
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

fiscal 2003, we also incurred increased costs relating to and resulting from the merger transaction on October 15, 2002, including a $0.6 million increase in depreciation and amortization resulting from the fair value adjustments made as part of the merger transaction. Additionally, in fiscal 2003 we incurred increased expenses of $0.9 million related to professional fees associated with our filings with the Securities and Exchange Commission and other company initiatives, $0.5 million related to management fees paid to our majority stockholder, $2.2 million related to salaries and benefits, $1.5 million related to occupancy costs such as rent and utilities, and $0.3 million related to advertising expenses. These increases were offset by a $1.8 million decrease in depreciation expense in fiscal 2003 compared to fiscal 2002.

     During fiscal 2003, we incurred approximately $0.6 million in pre-opening expenses related to the opening of six new retail locations fiscal 2003. During fiscal 2002, we closed two stores and opened three stores. The two closed stores accounted for $2.0 million in net revenues and $0.3 million in operating losses in fiscal 2002. Store closure expenses were $0.3 million in fiscal 2002. Store closure expenses for stores closed in 2002 are reflected in discontinued operations in accordance with SFAS No. 144, Impairment of Long-Lived Assets. We incurred approximately $0.2 million in store pre-opening expenses in fiscal 2002.

     Amortization of deferred compensation was approximately $6.0 million for fiscal 2002. Deferred compensation is related to the accounting for stock options under variable plan accounting guidance. These non-cash charges did not exist in fiscal 2003 due to all remaining outstanding options becoming vested and being either canceled in exchange for the right to receive cash or surrendered in exchange for stock units on the merger date of October 15, 2002. See "-- Impact of Merger" above for further discussion.

     For fiscal 2002, interest expense consisted of costs related to our 12% senior subordinated notes, a mortgage note and a bank line of credit. Immediately prior to the merger in October 2002, we repaid the senior subordinated notes and other pre-existing debt and a new line of credit was put in place. Interest expense was $11.2 million and $7.4 million in fiscal 2003 and 2002, respectively. Interest expense increased as debt balances during fiscal 2003 were almost three times higher than during most of fiscal 2002. Approximately $0.9 million of amortization of debt issuance costs resulting from the new senior secured notes and senior credit facility during fiscal 2003 as compared to approximately $0.6 million of amortization of debt issuance costs related to the senior subordinated notes and prior credit facility during fiscal 2002 also contributed to the increase in interest expense. For further discussion, see "-- Liquidity and Capital Resources -- Senior Secured Notes" and "-- Liquidity and Capital Resources -- Credit Facility" below. Interest income was approximately $40,000 and $0.3 million in fiscal 2003 and 2002, respectively. The decrease in interest income was the result of overall lower cash and cash equivalent balances combined with lower interest rates.

     Other income, net of other expenses was approximately $164,000 for fiscal 2003, compared to other income, net of other expenses of $2.4 million for fiscal 2002. In March 2002, the rights to certain intellectual property were sold for gross proceeds of $3.3 million, resulting in a $2.2 million gain which accounts for most of the difference.

     On October 15, 2002, immediately prior to the merger, we repaid in full our 12% senior subordinated notes. We recorded a loss of $8.0 million on the extinguishment of this debt, as reported in continuing operations.

     We recognized a loss of $0.3 million in fiscal 2002 from discontinued operations related to the operations and final closing costs associated with closing two retail locations during fiscal 2002 due to poor operating performance and the lack of market penetration being derived from these single-store markets. Store closure costs include writedowns of remaining leasehold improvements and store equipment to estimated fair values and lease termination costs. We recorded a loss on the disposal of these assets in fiscal 2002 of $0.3 million, which is reported in discontinued operations under the accounting guidance of SFAS No. 144, Impairment of Long-Lived Assets. All related assets and liabilities for this location have been eliminated from each of the consolidated balance sheets included in this prospectus. We did not close or determine any stores to be discontinued during fiscal 2003.

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     Minority interest expense during fiscal 2002 of $0.8 million relates to an obligation that was associated with partnership interests issued in 1998. Immediately prior to the merger, we repurchased this minority interest obligation. The minority interest obligation had a carrying value of $13.1 million and was repurchased for $9.0 million, resulting in the recording of negative goodwill during the fourth quarter of fiscal 2002.

     Historically, we elected to be treated as a Subchapter S Corporation under the Internal Revenue Code. Consequently, we were not generally subject to federal income taxes because our stockholders included our income in their personal income tax returns. Concurrently with the completion of the merger, we converted from a Subchapter S corporation to a Subchapter C corporation and consequently became subject to federal income taxes from that date. For fiscal 2003, our income tax expense was $0.6 million, which consisted of federal, state and foreign taxes for a consolidated 38% tax rate, compared to income tax expense of $0.1 million for fiscal 2002 which related to our European and Canadian operations as well as certain state income taxes.

  COMBINED FISCAL 2002 COMPARED TO PREDECESSOR FISCAL 2001

     For comparison purposes, references to "fiscal 2002" refer to the combined financial results of our predecessor from December 30, 2001 through October 15, 2002 and of Holdings from October 16, 2002 through December 28, 2002.

     We had net revenues of $218.1 million, operating income of $7.7 million and a net loss of $2.2 million in fiscal 2002 compared to net revenues of $221.4 million, operating income of $13.8 million and net income of $7.2 million in fiscal 2001.

     The $3.3 million decline in net revenues from fiscal 2002 to fiscal 2001 was due to one store that closed in 2001 and one store that closed in January 2002 and therefore did not contribute to 2002 revenues, accounting for a reduction in revenues of $1.3 million combined with a $4.7 million reduction in revenues in our direct to consumer channel. These revenue declines were partially offset by the opening of three new stores in fiscal 2002, resulting in $2.2 million in revenues, as well as an increase in international revenues of $0.5 million. Revenues from comparable stores remained consistent with a 0.1% increase from fiscal 2001 to fiscal 2002.

     In fiscal 2002, gross profit was $75.8 million, or 34.8% of net revenues, compared to $78.3 million, or 35.4% of net revenues, in fiscal 2001. Gross profit declined due to the lower net revenues and lower gross profit margins resulting principally from higher sales in lower margin merchandise categories such as equipment.

     Selling, general and administrative expenses, excluding store pre-opening/closing expenses, decreased $2.2 million to $61.9 million in fiscal 2002 from $64.1 million in fiscal 2001. The decrease was the result of improvements in management of administrative expenses, which decreased by $2.6 million, as well as a reduction in store payroll, which decreased by $0.2 million. Those reductions were partially offset by a $0.6 million increase in advertising expense.

     During fiscal 2002, we closed two stores, opened one store in June and opened two stores in November. The two closed stores accounted for $2.0 million and $7.8 million in net revenues and $0.3 million and $0.6 million in operating loses in fiscal 2002 and 2001, respectively. Store closure expenses were $0.3 million and $0.7 million in fiscal 2002 and 2001, respectively. Store closure expenses for stores closed in 2002 are reflected in discontinued operations in accordance with SFAS No. 144, Impairment of Long-Lived Assets. We incurred approximately $0.2 million in store pre-opening expenses in fiscal 2002.

     Amortization of deferred compensation increased $5.5 million to $6.0 million in fiscal 2002 compared to $0.5 million in 2001. Deferred compensation is related to the accounting for stock options under variable plan accounting guidance. These non-cash charges increased over the prior year due to all remaining outstanding options becoming vested on the merger date of October 15, 2002. See "-- Impact of Merger" above for further discussion.
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     For all of fiscal 2001 and a majority of fiscal 2002, interest expense consisted of costs related to our 12% senior subordinated notes, a mortgage note and our prior credit facility. Immediately prior to the merger in October 2002, we repaid our senior subordinated notes and other pre-existing debt with the net proceeds from our senior secured notes, which were $67.9 million. Interest expense was $7.4 million and $6.8 million for fiscal 2002 and fiscal 2001, respectively. Interest expense increased as a result of increased borrowings in fiscal 2002 compared to fiscal 2001. The senior subordinated notes and borrowings under our prior credit facility were repaid in connection with the merger in October 2002 and a new line of credit and the senior secured notes were put in place. For further discussion, see "-- Liquidity and Capital Resources -- Senior Secured Notes" and "-- Liquidity and Capital
Resources -- Credit Facility" below. In fiscal 2002 and fiscal 2001, interest income was $0.3 million and $0.6 million, respectively.

     Other income, net of other expenses was $2.4 million in fiscal 2002, compared to other income, net of other expenses of $1.0 million for fiscal 2001. The increase is due primarily to a gain on the sale of assets. In March 2002, the rights to certain intellectual property were sold for gross proceeds of $3.3 million, resulting in a $2.2 million gain. In March 2001, unutilized real estate adjacent to our Austin facilities was sold, which resulted in a $1.1 million gain.

     On October 15, 2002, immediately prior to the merger, we repaid in full our 12% senior subordinated notes. We recorded a loss of $8.0 million on the extinguishment of this debt, as reported in continuing operations.

     We recognized a loss of $0.3 million and $0.6 million in fiscal 2002 and 2001, respectively, from discontinued operations related to the operations and final closing costs associated with closing two retail locations in fiscal 2002 due to poor operating performance and the lack of market penetration being derived from these single-market stores. We recorded a loss on the disposal of these assets in fiscal 2002 of $0.3 million, which is reported in discontinued operations under the accounting guidance of SFAS No. 144, Impairment of Long-Lived Assets. All related assets and liabilities for these two locations have been eliminated from the consolidated balance sheets included in this prospectus.

     Minority interest expense during fiscal 2002 of $0.8 million and during fiscal 2001 of $0.6 million relates to an obligation that was associated with partnership interests issued in 1998. Immediately prior to the merger, we repurchased this minority interest obligation. The minority interest obligation had a carrying value of $13.1 million and was repurchased for $9.0 million, resulting in the recording of negative goodwill during the fourth quarter of fiscal 2002. In accordance with SFAS No. 141, Business Combinations, this gain was recorded on the statement of operations as an extraordinary item in fiscal 2002.

     Historically, we elected to be treated as a Subchapter S Corporation under the Internal Revenue Code. Consequently, we were not generally subject to federal income taxes because our stockholders included our income in their personal income tax returns. For fiscal 2002, income tax expense was $0.1 million compared to income tax expense of $0.3 million for fiscal 2001, related to our European and Canadian operations as well as certain state income taxes.

LIQUIDITY AND CAPITAL RESOURCES

CASH FLOWS

     As of April 3, 2004, we had $4.2 million in cash and cash equivalents, working capital of $18.6 million and outstanding debt obligations of $79.1 million. We had $10.9 million in borrowing availability under our credit facility as of April 3, 2004.

  OPERATING ACTIVITIES

     Net cash provided by operating activities was $3.4 million for the three months ended April 3, 2004, compared to $10.3 million in net cash used in operating activities for the three months ended March 29, 2003. The increase in net cash provided by operating activities of $13.7 is attributable to three main causes. First, our net loss decreased by $1.0 million, from a $1.2 million net loss for the three months
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ended March 29, 2003 to a $0.2 million net loss for the three months ended April
3, 2004. Second, we were able to increase our net revenues during the three months ended April 3, 2004, including a 23.9% increase in comparable store revenues, without experiencing a comparable outflow of cash for the purchases of the related inventory due to more favorably negotiated vendor terms. As a result, for the three months ended April 3, 2004, the increase in accounts payable in excess of cash used to purchase and maintain inventory provided cash of $6.2 million. For the three months ended March 29, 2003, the increase in accounts payable was less than the related increase in inventory, resulting in cash used in operating activities of $5.2 million. Third, changes in other working capital accounts associated with ongoing operations contributed $1.3 million to cash provided by operating activities.

     Net cash provided by operating activities was $1.1 million for fiscal 2003, compared to $20.2 million in net cash provided by operating activities for fiscal 2002. This decrease in net cash provided by operations during fiscal 2003 as compared to fiscal 2002 is primarily attributable to additional cash of $13.4 million used to fund working capital requirements during fiscal 2003 as compared to fiscal 2002 as we utilized cash to grow and expand operations. Additional cash of approximately $16.5 million was used during fiscal 2003 as compared to fiscal 2002 to fund normal inventory requirements. These requirements were primarily the result of having twelve additional retail stores in operation subsequent to fiscal 2002 combined with an increased effort to be better stocked in all retail stores during fiscal 2003. The cash used to fund inventory requirements was offset by an increase of $3.1 million in cash generated from working capital accounts during fiscal 2003 as compared to fiscal 2002. In addition, in fiscal 2002 we recognized certain non-recurring non-cash expenses, net of gains, totaling $8.6 million that were additive to the fiscal 2002 net loss in determining fiscal 2002 net cash provided by operating activities. These combined decreases in net cash provided by operating activities in fiscal 2003 compared to fiscal 2002 were offset by the fact that we generated net income of $1.1 million in fiscal 2003 compared to a net loss of $2.1 million in fiscal 2002.

  INVESTING ACTIVITIES

     Net cash used in investing activities was $1.8 million for the three months ended April 3, 2004, compared to net cash used in investing activities of $0.4 million for the three months ended March 29, 2003. Net cash used in investing activities for the three months ended April 3, 2004 of $1.8 million was almost entirely the result of capital expenditures. For the three months ended April 3, 2004, capital expenditures were comprised of $1.3 million for new and existing stores and $0.5 million for corporate projects. Net cash used in investing activities for the three months ended March 29, 2003 of $0.4 million was almost entirely the result of capital expenditures. For the three months ended March 29,2003, capital expenditures were comprised of $0.2 million for new and existing stores and $0.2 million for corporate projects.

     Net cash used in investing activities was $15.3 million for fiscal 2003, compared to net cash provided by investing activities of $0.1 million for fiscal 2002. Net cash used in investing activities for fiscal 2003 of $15.3 million was the result of capital expenditures of $5.8 million, $0.9 million related to asset purchases, and $8.6 million related to our acquisition of Don Sherwood Golf Shop. In fiscal 2003, capital expenditures were comprised of $5.2 million for new and existing stores and $0.6 million for corporate projects. Net cash provided by investing activities for fiscal 2002 of $0.1 million was the result of proceeds from the sale of certain intellectual property of $3.3 million, which was partially offset by $3.2 million in capital expenditures. In fiscal 2002, capital expenditures were comprised of $2.7 million for new and existing stores and $0.5 million for corporate projects.

  FINANCING ACTIVITIES

     Net cash used in financing activities was $0.3 million for the three months ended April 3, 2004, compared to net cash provided by financing activities of $2.1 million for the three months ended March 29, 2003. Net cash used in financing activities for the three months ended April 3, 2004 of $0.3 million was comprised primarily of payments on our senior credit facility of $0.3 million, net of proceeds from borrowings. Net cash provided by financing activities for the three months ended March 29,

2003 of $2.1 million was comprised primarily of proceeds from borrowings under our senior credit facility of $2.1 million, net of payments.

     Net cash provided by financing activities was $5.6 million for fiscal 2003, compared to net cash used in financing activities of $48.5 million for fiscal 2002. Net cash provided by financing activities for fiscal 2003 of $5.6 million was comprised of proceeds from a line of credit of $1.4 million, net of payments, $4.3 million in proceeds from the issuance of common stock primarily related to the purchase of Don Sherwood Golf Shop, offset by $0.1 million relating to payments of debt issuance costs and notes payable. Net cash used in financing activities in fiscal 2002 of $48.5 million was comprised of principal payments on long-term debt of $41.7 million, payments to satisfy debt and minority interest obligations of $10.6 million, distributions to stockholders of $35.9 million as a result of the merger in October 2002 discussed above and dividends paid to stockholders of $3.5 million. We received proceeds of $43.2 million from the issuance of common stock associated with the merger.

SENIOR SECURED NOTES

     On October 15, 2002, we completed a private placement of $93.75 million aggregate principal amount at maturity of our 8.375% senior secured notes due 2009 for gross proceeds of $75.0 million. In July 2003, we conducted an exchange offer in which we offered to exchange new senior secured notes registered under the Securities Act of 1933 for all of our eligible existing senior secured notes. The terms of the new notes are substantially identical as those issued in the private placement, except the new notes are freely tradable. Holdings fully and unconditionally guarantees the notes. As a result of the covenants in the indenture governing the notes, our ability to borrow under the credit facility described below is restricted to a maximum of $12.5 million and the payment of dividends or repurchases of stock are limited. The proceeds from the sale of the notes were used to pay part of the cash portion of the merger consideration and for fees and expenses of the offering and merger.

     As a result of the merger and the offering of the notes, we currently have total debt in amounts substantially greater than historical levels. This amount of debt and associated debt service costs could lower our net income and cash provided by operating activities and will limit our ability to obtain additional debt financing, fund capital expenditures or operating requirements, open new or retrofit existing stores, and make acquisitions.

CREDIT FACILITY

     Historically, our principal sources of liquidity consisted of cash from operations and financing sources. In fiscal 1998, we issued in a private placement $30.0 million of our 12% senior subordinated notes and partnership interests that could have been converted into warrants to purchase shares of our common stock under certain circumstances. We repaid in full the 12% senior subordinated notes in connection with the merger.

     Concurrently with the merger, we entered into a revolving senior credit facility with $9.5 million availability (after giving effect to required reserves of $500,000), subject to customary conditions, to fund our working capital requirements and for general corporate purposes. Three of our subsidiaries are borrowers under the senior credit facility and we, our other subsidiaries and Holdings fully and unconditionally guarantee the senior credit facility. The credit agreement is secured by a pledge of our inventory, receivables, and certain other assets. The credit agreement provides for same-day funding of the revolver, as well as letters of credit up to a maximum of $1 million. The credit agreement contains various covenants restricting our activities, such as payment of dividends on our capital stock, as well as covenants regarding maximum indebtedness, minimum interest coverage ratios, maximum capital expenditures and minimum earnings levels. Borrowings under the credit facility may be made, at our option, as either an index rate loan or a LIBOR rate loan. Index rate loans bear interest at the higher of (1) the Wall Street Journal posted base rate on corporate loans or (2) the federal funds rate, in each case plus 1%. LIBOR rate loans bear interest at a rate based on LIBOR plus 2.5%. A fee of 2.5% per annum of the amount available under outstanding letters of credit is due and payable monthly. We are also required to pay a monthly commitment fee equal to 0.5% of the undrawn availability, as calculated under the agreement. As of April 3, 2004, we had $1.1 million in borrowings outstanding under the credit agreement and were in compliance with the covenants.

     In January 2003, the senior credit facility was amended to extend the period of time permitted to obtain certain waivers from landlords of leased premises in connection with collateral under the senior credit facility. In September 2003, the senior credit facility was amended to clarify certain definitions contained in the agreement relating to minimum levels of EBITDA (as defined in the senior credit facility) for each of the three fiscal quarters ending on or about December 31, 2002, March 31, 2003, and June 30, 2003. In February 2004, the senior credit facility was amended in order to increase the borrowing availability from $10 million to $12.5 million, in each case subject to required reserved of $500,000. In March 2004, the senior credit facility was amended to decrease the minimum levels of EBITDA (as defined in the senior credit facility) for the fiscal quarters ending on or about March 31, 2004 and June 30, 2004 and to decrease the minimum interest coverage ratios for the first three fiscal quarters of 2004. Due to a higher retail store base than was in existence at the origination of the facility as well as accelerated growth plans, we believe the increased availability and the modification of certain short-term financial covenants better matches our currently projected cash needs.

     For a detailed description of our senior credit facility, see "Description of Senior Credit Facility."

     Borrowings under the credit agreement are expected to increase as working capital increases in anticipation of the important selling periods in late spring and in advance of the Christmas holiday, and then decline following these periods. In the event sales results are less than anticipated and our working capital requirements remain constant, the amount available under the credit facility may not be adequate to satisfy our needs. If this occurs, we may not succeed in obtaining additional financing in sufficient amounts and on acceptable terms. Our ability to borrow under the credit agreement is limited in some circumstances.

CAPITAL EXPENDITURES

     Subject to our ability to generate sufficient cash flow, in fiscal 2004 we currently plan to spend $6.0 million to $8.0 million on corporate projects, to open additional stores and/or to retrofit existing stores, of which $1.8 million was expended during the three months ended April 3, 2004. However, to the extent that we use capital for acquisitions, our store openings and retrofittings will be reduced.

CONTRACTUAL OBLIGATIONS

     Our future contractual obligations related to long-term debt and noncancellable operating leases at April 3, 2004 are as follows:

                                                      PAYMENTS DUE BY PERIOD
                                   ------------------------------------------------------------
                                              LESS THAN
CONTRACTUAL OBLIGATIONS             TOTAL      1 YEAR     1-3 YEARS   4-5 YEARS   AFTER 5 YEARS
-----------------------            --------   ---------   ---------   ---------   -------------
                                                          (IN THOUSANDS)
Long-term debt...................  $ 93,750    $    --     $    --     $18,750      $ 75,000
Operating leases.................  $ 94,059    $12,137     $23,163     $20,698      $ 38,061
                                   --------    -------     -------     -------      --------
  Total..........................  $187,809    $12,137     $23,163     $39,448      $113,061
                                   ========    =======     =======     =======      ========

     We issue purchase orders for merchandise which may be cancelled prior to the vendor's scheduled shipment under certain circumstances, such as the vendor's breach of its obligations to us.

     We expect that our principal uses of cash for the next several years will be interest payments on the notes and our senior credit facility, capital expenditures, primarily for new store openings, possible acquisitions (to the extent permitted by the lenders under our senior credit facility and under the indenture governing the notes), working capital requirements and our contractually obligated operating lease payments. Additionally, subsequent to fiscal 2003, we are required to (1) offer to repurchase a portion of the notes at 100% of their accreted value within 120 days after the end of each fiscal year with 50% of our excess cash flow, as defined in the indenture governing the notes, and (2) under certain circumstances, purchase senior secured notes at 101% of their accreted value plus accrued and unpaid interest, if any, to the date of purchase. Subsequent to the end of fiscal 2003, we determined that we did not have any excess cash flow, as defined in the indenture, in fiscal 2003 and we were thus not required to offer to repurchase any of the notes. We believe that cash from operations combined with borrowing availability under our senior credit facility will be sufficient to meet our expected debt service requirements, planned capital expenditures and operating needs. However, we have limited ability to obtain additional debt financing to fund working capital needs and capital expenditures should cash from operations and from our senior credit facility be insufficient. At April 3, 2004, there was $10.9 million of borrowing availability under the senior credit facility. We believe that the financial support of Holdings' principal stockholder and the use of our senior credit facility offer us potential funding avenues to meet working capital requirements. Further, we believe discretionary cash outflows related to new store openings, advertising and capital expenditures can be adjusted accordingly if needed to meet working capital requirements. If cash from operations is not sufficient, we cannot assure you that we will be able to obtain additional financing in sufficient amounts and on acceptable terms. You should read the information set forth under "Risk Factors" for a discussion of the risks affecting our operations.

OFF-BALANCE SHEET ARRANGEMENTS

     We do not have any off-balance sheet arrangements, as defined by the rules and regulations of the Securities and Exchange Commission.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We are exposed to market risks, which include changes in U.S. interest rates and, to a lesser extent, foreign exchange rates. We do not engage in financial transactions for trading or speculative purposes.

  INTEREST RATE RISK

     The interest payable on our senior credit facility is based on variable interest rates and therefore affected by changes in market interest rates. If the maximum available under the credit facility of $12.5 million is drawn and interest rates on existing variable rate debt rose to greater than 15.25%, our results from operations and cash flows may be materially affected. Our interest rate risk objectives are to limit the impact of interest rate fluctuations on earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, we manage our exposure to fluctuations in market interest rate for a portion of our borrowings through the use of fixed rate debt instruments to the extent that reasonably favorable rates are obtainable with such arrangements. We may enter into derivative financial instruments such as interest rate swaps or caps and treasury options or locks to mitigate our interest rate risk on a related financial instrument or to effectively fix the interest rate on a portion of our variable rate debt. Currently, we are not a party to any derivative financial instruments. We do not enter into derivative or interest rate transactions for speculative purposes. We regularly review interest rate exposure on our outstanding borrowings in an effort to minimize the risk of interest rate fluctuations.

  FOREIGN CURRENCY RISKS

     We purchase a significant amount of products from outside of the U.S. However, these purchases are primarily made in U.S. dollars and only a small percentage of our international purchase transactions are in currencies other than the U.S. dollar. Any currency risks related to these transactions are deemed to be immaterial to us as a whole.

     We operate a fulfillment center in Toronto, Canada and a sales, marketing and fulfillment center near London, England, which exposes us to market risk associated with foreign currency exchange rate fluctuations. At this time, we do not manage the risk through the use of derivative instruments. A 10% adverse change in foreign currency exchange rates would not have a significant impact on our results of operations or financial position.

                                    BUSINESS

OVERVIEW

     Carl Paul founded our company in 1967 when he began providing clubmakers with the components necessary to offer custom-made golf clubs at a time when most golfers could only purchase ready-made, off-the-shelf equipment. In order to capitalize on this market opportunity, we helped pioneer the golf club components industry by designing and selling a line of components and supplies (principally golf clubheads, shafts, grips and tools) for custom clubmakers through our clubmakers' catalog. Over the years we have complemented and expanded our operations by opening our first retail outlet in 1972, mailing our first general golf product catalog in 1975, opening our first superstore in 1992, opening the Harvey Penick Golf Academy in 1993 and launching golfsmith.com in 1997.

     We are a multi-channel retailer of golf equipment, merchandise and training curriculum for consumers and golf clubmaking businesses. We offer equipment from leading manufacturers, including Callaway(R), Cobra(R), FootJoy(R), Nike(R), Ping(R), Taylor Made(R) and Titleist(R). In addition, we offer our own proprietary brands, including Golfsmith(R), Lynx(R), Snake Eyes(R), Killer Bee(R) and Zevo(R). We market our products through 42 superstores as well as through our direct-to-consumer channel, which includes our clubmaking and accessory catalogs and our Internet site. We also operate the Harvey Penick Golf Academy, an instructional school incorporating the techniques of the well-known golf instructor, the late Harvey Penick.

     We offer a complete line of golf equipment and related accessories through multiple distribution channels:

          Superstores. We opened our first golf superstore in 1992 and currently operate 42 superstores. These stores range in size from approximately 8,000 to 30,000 square feet. Our superstores feature a wide selection of golf equipment from major name brand manufacturers.

          Direct-to-Consumer. Our principal publications are the Golfsmith Accessory Catalog and the Golfsmith Clubmaking Catalog. We also sell our products through our website,www.golfsmith.com. Through our direct-to-consumer distribution channels, we provide customers our offering of products, including equipment, apparel, accessories and clubmaking components and tools.

          Harvey Penick Academy. In 1993, we partnered with Austin native and well-known golf instructor, the late Harvey Penick, to form the Harvey Penick Golf Academy. The academy has attracted over 17,000 students since its inception. We believe the academy helps contribute to sales at our adjacent Austin superstore.

          International. We work with a group of international distributors to offer golf club components and equipment to clubmakers and golfers in selected regions outside the United States. In the United Kingdom, we sell our proprietary branded equipment through a commissioned sales force directly to retailers. Throughout most of Europe and parts of Asia and other parts of the world, we sell our products through a network of distributors.

THE MERGER

     On October 15, 2002, BGA Acquisition Corp., a wholly owned subsidiary of Golfsmith International Holdings, Inc., merged with and into Golfsmith International, Inc. Golfsmith is the surviving corporation and is a wholly owned subsidiary of Holdings as a result of the merger. The aggregate purchase price for the merger was approximately $121.0 million. The components of this purchase price included the payment to our stockholders prior to the merger of $101.5 million in cash and $12.8 million of our equity securities, and $6.7 million in fees and expenses incurred in connection with the merger. The cash portion of the purchase price for the merger was funded out of:

     - the net proceeds from the offering of our 8.375% senior secured notes due 2009, of approximately $67.9 million;

     - the cash contribution of $50.0 million described below; and

     - existing cash.

     The merger agreement required Golfsmith to repay and terminate all then existing indebtedness and also required Holdings to put in place a new revolving credit facility as a condition to the closing of the merger. For more information about the terms of the merger generally, you should read the description of the merger agreement in "Related Party Transactions".

     Holdings was formed by Atlantic Equity Partners III, L.P., a limited partnership operated by First Atlantic Capital Ltd. First Atlantic is a private equity investment firm. Holdings was formed solely for the purpose of completing the merger and had no operations, assets or properties prior to the merger. In connection with the merger, Atlantic Equity Partners III contributed $50.0 million in return for approximately 79.7% of the common stock of Holdings on a fully diluted basis. In addition, some of our stockholders prior to the merger, including members of our current management, received shares of common stock of Holdings and restricted common stock units, which entitle the holders thereof to shares of common stock of Holdings. As of April 3, 2004, these stockholders owned in the aggregate 17.3% of the common stock of Holdings on a fully diluted basis, including outstanding stock options. In connection with the merger, we entered into a management consulting agreement with First Atlantic, and all of Holdings' stockholders, including members of our management, entered into a stockholders agreement and certain other contractual arrangements with First Atlantic as described in "Related Party Transactions."

PRODUCTS AND SUPPLIERS

     We currently derive over 60% of our net revenues from clubs and components and a large portion of our club sales are of our own proprietary brands. Our products include golf clubs and club components, club bags, golf gloves, golf shoes, and golfing apparel.

  ORIGINAL EQUIPMENT MANUFACTURERS

     We offer a large selection of golf equipment from leading manufacturers, including, but not limited to, Callaway(R), Cobra(R), FootJoy(R), Nike(R), Ping(R), Taylor Made(R) and Titleist(R). We believe that we enjoy strong relationships with many of the major equipment vendors in the industry.

     In fiscal 2002 and 2003, Callaway Golf supplied 12% and 11% of our consolidated purchases, respectively. No other single supplier accounted for more than 10% of our consolidated purchases during fiscal 2002 or 2003. Our top ten suppliers for fiscal 2003 were as follows:

                                TOP 10 SUPPLIERS
--------------------------------------------------------------------------------

                Calloway Golf                              Roger Cleveland Golf
              Eaton Corporation                           Taylor Made/Adidas Golf
    Fortune Brands (Titleist/Cobra Golf)                        True Temper
                    Nike                                    Twin Lakes Co. Ltd.
                    Ping                                           Winn

  PROPRIETARY BRANDS

     We are the registrant of over 80 trademarks and service marks in more than 25 countries including Golfsmith(R), Lynx(R), Snake Eyes(R), Black Cat(R), Killer Bee(R), Predator(R), Tigress(R) and Zevo(R). Our trademarks are generally valid as long as they are properly in use in commerce. The registrations are valid as long as they are properly maintained and the registered marks have not become generic, abandoned or the registrations obtained fraudulently. Our trademarks may cease to be valid, for example, if we:

     - license our trademarks without quality control or fail to enforce quality control provisions in any licenses;

     - fail to contest infringing uses;

     - fail to use a U.S. trademark for three consecutive years;

     - fail to use a foreign registered trademark within the time required after registration; and

     - fail to maintain foreign registrations, in which case we may lose the presumption of ownership in the foreign country.

     Our trademarks and domain names are considered to be indefinite lived assets under SFAS No. 142, Goodwill and Other Intangible Assets, and therefore are not amortized. Other definite lived intellectual property is amortized on a straight-line basis over nine years.

     We focus on developing products that are high-quality and designed to increase the penetration of our private label offerings, fill a niche or gap in the premium brand product offerings, and appeal to custom clubmakers and enhance our status in equipment design. Three of these private labels were added in fiscal 1998 when we purchased assets of three golf companies: Lynx Golf Inc., Snake Eyes Golf Clubs Inc. and Black Rock Golf Corp., the manufacturer of the Killer Bee(R) line. We purchased an additional brand -- Zevo(R) -- in 2003. These companies' equipment lines are now proprietary brands included in all of our retail channels. We source over 70% of our proprietary products from contract manufacturers in Asia, and these suppliers manufacture our equipment according to our specifications.

SALES AND DISTRIBUTION

  SUPERSTORES

     We opened our first golf superstore in 1992 and currently operate 42 superstores. The locations of our superstores are more fully described below in "-- Properties."

     Our superstores range in size from approximately 8,000 to 30,000 square feet. Our superstores feature a wide selection of golf equipment from major name brand manufacturers and also serve as the primary retail outlet in the United States for our proprietary branded products. Our superstores also cater to golf and sports enthusiasts by providing golf simulators, indoor driving nets, computerized swing analyzers, putting greens, indoor lesson capabilities in certain locations and television monitors that display golf and major sporting events. In addition, the majority of our superstores offer components, clubmaking tools, supplies and on-site custom clubfitting and technical support.

     We plan to modify selected larger superstores into a smaller, more productive layout that we believe will lower our operating costs and capital requirements and increase our profitability while providing customers with a superior shopping environment. In fiscal 2003, all six of the new stores opened were built in this mold of the smaller store layout.

     We opened three stores during fiscal 2002, six stores during fiscal 2003 and four stores in the three months ended April 3, 2004, and acquired six stores with our acquisition of Don Sherwood Golf Shop in July 2003.

     We intend to selectively expand our existing store base in existing as well as new markets that fit our selection criteria. We plan to open two to four superstores during the remaining three quarters of fiscal 2004. The criteria for the selection of new superstore locations include:

     - demographic characteristics with a high number of avid golfers and above average annual household incomes;

     - visibility from and access to highways or other major roadways;

     - the ability to obtain favorable lease terms; and

     - co-tenants that are likely to draw customers whom we would otherwise target within the site's relevant market.

     After we have identified a potential site, we assess the cost of the site and carefully examine the projected profitability and returns generated from opening the additional store.

     Our superstores accounted for approximately 55.4%, 56.7%, 62.9% and 63.7% of our net revenues for fiscal 2001, fiscal 2002, fiscal 2003 and the three months ended April 3, 2004, respectively. The increase in the percentage of our net revenues derived from superstores correlates with our increased number of superstores from 26 superstores at December 29, 2001 to 42 superstores at April 3, 2004.

  DIRECT-TO-CONSUMER

     Through our direct-to-consumer distribution channels, we provide customers our offering of products, including equipment, apparel, accessories, and clubmaking components and tools. Our direct-to-consumer channels accounted for approximately 34.5% and 33.6% of our net revenues for fiscal 2003 and the three months ended April 3, 2004, respectively.

     Catalogs. Our principal publications are the Golfsmith Accessory Catalog and the Golfsmith Clubmaking Catalog. We have developed a proprietary customer database largely through our catalog and online website order processing and to a lesser extent through contests and point-of-sale registers in our superstores. The names and associated sales information are merged periodically into our customer master file. This merge process provides a source of current information to help assess the effectiveness of the catalog and identifies new customers that can be added to our in-house mailing lists. We use statistical evaluation and selection techniques to determine which customer segments are likely to contribute the greatest revenue per mailing.

     Our two catalog titles are designed and produced by our in-house staff of writers, photographers and graphic artists. The monthly production and distribution schedule of our accessory catalog permits frequent changes in the product selection and price.

     Internet. We also sell our products through our e-commerce site, www.golfsmith.com. We have an additional website, www.Lynxgolf.com, which links to www.golfsmith.com.

     Our Internet business complements our superstore business by building customer awareness of our brand and acting as an effective advertising vehicle for new product introductions, unique product offerings, and our proprietary brands.

  INTERNATIONAL

     We work with a group of international distributors to offer golf club components and equipment to clubmakers and golfers in selected regions outside the United States. In the United Kingdom, we sell our proprietary branded equipment through a commissioned sales force directly to retailers. Throughout most of Europe and parts of Asia and other parts of the world, we sell our products through a network of distributors. Approximately 2.3%, 2.5%, 2.3% and 2.4% of our net revenues were derived from sales made through our international distributors and our distribution center near London in fiscal 2001, fiscal 2002, fiscal 2003 and the three months ended April 3, 2004, respectively.

  HARVEY PENICK ACADEMY

     In 1993, we partnered with Austin native and well-known golf instructor, the late Harvey Penick, to form the Harvey Penick Golf Academy. The academy has attracted over 17,000 students since its inception. We believe the academy helps contribute to sales at our adjacent Austin superstore. The academy accounted for approximately 0.3% of our net revenues for both fiscal 2003 and the three months ended April 3, 2004.

MARKETING

     We have a multi-faceted marketing strategy that combines direct marketing, local advertising and supplier marketing.

     On the local level, we run newspaper ads to promote superstores and store events. Additional marketing activity occurs during key shopping periods, such as Father's Day and Christmas, and on specific sales and promotional events. On the national level, we participate in cooperative advertising arrangements with our vendors. Along with "vendor buy-ins" to sponsor events, these arrangements have reduced our advertising costs. Also, on the national level, we run printed advertisements in national magazines. We have a strategic alliance with The Golf Digest Companies that establishes us as a national golf retail advertiser in Golf Digest publications. Historically, we have run national ads on the Golf Channel and local television ads in select markets to complement our direct marketing campaign. To contain costs and increase effectiveness, we have expanded the use of e-mail for direct marketing.

     The catalogs that we distribute annually are also an important marketing tool. The Golfsmith Clubmaking Catalog is distributed to many of our clubmaking catalog customers and reinforces our place in the component market. In addition, we believe the magazine extends the Golfsmith(R) brand and encourages additional sales through the publicity of new product and promotional offerings.

INFRASTRUCTURE

     Our order fulfillment infrastructure includes:

     - a 100,000 square foot, direct-to-consumer shipping facility and associated warehouse which can handle over one million packages annually;

     - a 140,000 square foot distribution center with available capacity to handle all store inventory and order fulfillment requirements; and

     - management information systems that fully integrate all aspects of our business and enable us to quickly obtain key operating data.

     We also have two smaller distribution facilities in Toronto, Canada and near London, England from which we service our Canadian and European customers.

MANAGEMENT INFORMATION SYSTEMS

     Our management information systems provide us with a network and applications that are scalable and easy to use, maintain, and modify. These systems provide us with the infrastructure necessary to support continued growth. This infrastructure integrates all major aspects of our business, improves our back-office capabilities, enhances management reporting and analysis capabilities through rapid access to data, lowers operating costs and improves and expands our direct marketing capabilities.

     The in-store, point-of-sale system tracks all sales by category, style and item and allows us to routinely compare current performance with historical and planned performance. The information gathered by this system supports automatic replenishment of inventory and is integrated into product buying decisions.

     The majority of our hardware resides at our corporate headquarters. We have implemented redundant servers and communication lines to limit downtime in the event of power outages or other potential problems. System administrators and network managers monitor and operate our network operations and transactions-processing systems to ensure the continued uninterrupted operation of our website and transaction-processing systems.

SEASONALITY

     Based on our experience, we believe that retailers in the golf industry experience a high degree of seasonality in their businesses during the spring and Christmas holiday selling seasons. As a consequence, retailers, including us, incur higher expenses related to building inventory in order to meet the higher demand during these seasons. In keeping with this trend, a substantial portion of our sales and earnings occur in our second fiscal quarter each year.

EMPLOYEES

     As of April 3, 2004, we employed 1,281 people. We believe we have strong relationships with our employees. None of our work force is unionized.

COMPETITION

     Our competitors currently include other specialty retailers, mass merchandise retailers, conventional sporting goods retailers, on-course pro shops, and online retailers of golf equipment. These businesses compete with us in one or more product categories. In addition, traditional and specialty golf retailers are expanding more aggressively in marketing brand-name golf equipment, thereby competing directly with us for products, customers and locations. Some of these potential competitors have been in business longer than us or have greater financial or marketing resources than we do and may be able to devote greater resources to sourcing, promoting and selling their products. Several of our key vendors have begun to operate retail stores or websites that sell directly to consumers and may compete with us and reduce our sales. In the specialty off-course segment, our primary competitors include retail chains such as Edwin Watts, Golf Galaxy, Pro Golf Discount, Dick's Sporting Goods, Galyan's and Nevada Bobs. Other competitors include on-course pro shops, direct marketers and sporting goods retailers. We compete on the basis of brand image, technology, quality and performance of our products, method of distribution, price, style and intellectual property protection.

ENVIRONMENTAL MATTERS

     We are subject to various foreign, federal, state, and local environmental protection, chemical control, and health and safety laws and regulations, and we incur costs to comply with those laws. We own and lease real property, and some environmental laws hold current or previous owners or operators of businesses and real property liable for contamination on or originating from that property, even if they did not know of and were not responsible for the contamination. The presence of hazardous substances on any of our properties or the failure to meet environmental regulatory requirements may have a material adverse affect on our ability to use or to sell the property or to use the property as collateral for borrowing, and may cause us to incur substantial remediation or compliance costs. If hazardous substances are released from or located on any of our properties, we could incur substantial liabilities through a private party personal injury or property damage claim or a claim by a governmental entity for other damages. The liability may be imposed on us under environmental laws or common law principles. In addition, some of the products we sell contain regulated substances, such as solvents and lead. Environmental laws may impose liability on any person who disposes of hazardous substances, regardless of whether the disposal site is owned or operated by such person.

     Although we do not currently anticipate that the costs of complying with environmental laws or otherwise satisfying any current liabilities under environmental laws will materially adversely affect us, we cannot assure you that we will not incur material costs or liabilities in the future, due to the discovery of new facts or conditions, acquisition of new properties, the occurrence of releases of hazardous substances, the filing of new claims, changes in operations, a change in existing environmental laws, adoption of new environmental laws, or new interpretations of existing environmental laws.

PROPERTIES

     At April 3, 2004, we operated 42 stores in 12 states. We own our 41-acre Austin, Texas campus, which is home to our general offices, distribution center, call center, clubmaker training facility and Harvey Penick Golf Academy. The Austin campus also includes a golf testing and practice area. With the exception of the Austin superstore at our corporate headquarters, we lease all of our superstores. All leased premises are held under long-term leases with differing provisions and expiration dates. Leases provide for monthly rentals, typically computed on the basis of a fixed amount. Most leases contain provisions permitting us to renew for one or more specified terms. Details of our non-superstore properties and facilities are as follows:

                                     SIZE                                            YEAR    OWNED
    LOCATION                       (SQ. FT.)              FACILITY TYPE             OPENED   LEASED
    --------                       ---------              -------------             ------   ------
    Austin, Texas................    60,000    Office                                1992     Owned
    Austin, Texas................    50,000    Warehouse                             1994     Owned
    Austin, Texas................   140,000    Distribution Center                   1999     Owned
    Austin, Texas................    50,000    Shipping Facility                     1994     Owned
    Austin, Texas................  17 Acres    Driving Range and Training Facility   1992     Owned
    Toronto, Canada..............     3,906    Direct-to-Consumer Order              2001    Leased
                                                 Fulfillment Facility
    St. Ives, Cambridgeshire,
      England....................    15,900    Office, Warehouse and Shipping        2001    Leased
                                                 Facility

     The following table shows the number of our stores by state as of April 3, 2004:

                                                               NUMBER
LOCATION                                                      OF STORES
--------                                                      ---------
Arizona.....................................................      3
California..................................................     12
Colorado....................................................      2
Connecticut.................................................      1
Georgia.....................................................      3
Illinois....................................................      4
Michigan....................................................      3
Minnesota...................................................      1
New Jersey..................................................      1
New York....................................................      2
Ohio........................................................      1
Texas.......................................................      9

LEGAL PROCEEDINGS

     We are a party to a number of claims and lawsuits incidental to our business. We believe that the ultimate outcome of such matters, in the aggregate, will not have a material adverse impact on our financial position, liquidity or results of operations.

                                   MANAGEMENT

     The following table sets forth information regarding our executive officers and directors as of July 2, 2004:

NAME                                  AGE                      POSITION
----                                  ---                      --------
James D. Thompson...................  41    Chief Executive Officer, President and Director
Virginia Bunte......................  39    Vice President -- Chief Financial Officer
Kenneth Brugh.......................  54    Vice President -- Operations
Fred Quandt.........................  34    Vice President -- Merchandising
Kiprian Miles.......................  42    Vice President -- Chief Information Officer
James Loden, Jr. ...................  37    Vice President -- Retail Operations
Jeff Sheets.........................  45    Vice President -- Research and Development
James Grover........................  32    Vice President, Secretary and Director
Noel Wilens.........................  41    Vice President and Director
Charles Shaw........................  70    Chairman of the Board
Roberto Buaron......................  58    Director
Thomas G. Hardy.....................  59    Director
James Long..........................  61    Director
Carl Paul...........................  64    Director

     James D. Thompson became our chief executive officer, president and a director upon completion of the merger. Prior to that, Mr. Thompson was our senior vice president from September 2000 until the merger. From August 1999 to September 2000, Mr. Thompson was vice president of merchandising, and from January 1999 to August 1999 he was director of brand management. From 1998 to 1999, Mr. Thompson was responsible for home computing products for Circuit City. From 1995 to 1998, Mr. Thompson served as senior director, business solutions and in other management positions for CompUSA. From January 1986 to July 1993, he served as national merchant and in other management positions for Highland Superstores.

     Virginia Bunte joined us in 1995 and has been our vice president and chief financial officer since January 2003. From 1995 to 2003, Ms. Bunte served in positions for Golfsmith including assistant controller, controller and vice president of finance.

     Kenneth Brugh joined us in 1981 and has been our vice president of operations since the merger. Prior to that, Mr. Brugh was vice president since May 2001. From 1981 to 2001, Mr. Brugh served in positions including vice president, general manager and sales associate.

     Fred Quandt joined us in 1995 and has been our vice president of merchandising since October 2002. From 1995 until the merger, Mr. Quandt served as director of merchandising and divisional merchandise manager and in various other merchandising positions for us.

     Kiprian Miles joined us in October 2002 as our vice president and chief information officer. From April 1999 until June 2002, Mr. Miles was responsible for technology decisions, information infrastructure and marketing and sales support systems as vice president, marketing systems and chief architect, at Office Depot, Inc. From August 1997 to April 1999, Mr. Miles was chief architect at Alcoa Inc., where he was responsible for developing and managing the technology infrastructure.

     James Loden, Jr. joined us in February 2003 as our vice president of retail operations. From May of 1997 until he joined our company in 2003, Mr. Loden was with CompUSA, where he served as a general manager, a regional manager, and then the senior director of business development. Prior to that, he was with Circuit City for five years as a general manager.

     Jeff Sheets has been our vice president of research and development since April 2002. Prior to that, he was responsible for product development at Wilson Sporting Goods and also served as director of research and development for Spalding, Ben Hogan and Founders Club golf companies over the past decade. Mr. Sheets initially began his golf career working on the PGA Tour as a fitting specialist equipment fittings and equipment technician for Brunswick Golf (now Royal Precision) and Founders Club.

     James Grover became a vice president and a director upon the completion of the merger. Mr. Grover has been a vice president at First Atlantic since August 2000. From July 1998 until August 2000, Mr. Grover was an associate with First Atlantic. Prior to joining First Atlantic in 1998, Mr. Grover was an associate and business analyst at New York Consulting Partners, Inc.

     Noel Wilens became a vice president and a director upon the completion of the merger. Mr. Wilens has been a principal at First Atlantic since May 2001. Prior to that, Mr. Wilens was a general partner and managing director of Bradford Equities Fund, L.L.C., a New York-based private equity firm focused on the acquisition of small and medium size U.S. industrial manufacturers and distributors. Previously, Mr. Wilens was a principal of The Invus Group, Ltd., a private equity firm specializing in food industry acquisitions on behalf of European investors.

     Charles Shaw became a director upon the completion of the merger. Mr. Shaw has been a managing director at First Atlantic since 2001. From 1997 to 2000, Mr. Shaw was a senior advisor to First Atlantic. He was a senior partner at McKinsey & Company, Inc. for twenty-five of his thirty-five year tenure which ended in 2000. In addition to consulting with many Fortune 500 companies and their international equivalents, Mr. Shaw served on McKinsey's board for eighteen years and had a variety of management positions worldwide. Also, he was deeply involved in investment activities at McKinsey as a trustee of the profit sharing retirement plan and as a member of the investment committee.

     Roberto Buaron became a director upon the completion of the merger. Mr. Buaron has been the chairman and chief executive officer of First Atlantic since he founded the firm in 1989. Prior to that, Mr. Buaron was a senior partner with Overseas Partners Inc., a firm which invested international funds in leveraged buyouts in the United States. From 1983 to 1986, Mr. Buaron was a first vice president of First Century, Inc., and a general partner of its venture capital affiliate, First Century Partnership. Prior to joining First Century, Mr. Buaron was a partner of McKinsey & Company, Inc. During his nine-year tenure at McKinsey, Mr. Buaron counseled senior management at a number of Fortune 500 companies on improving their strategic position and operating performance.

     Thomas G. Hardy became a director upon the completion of the merger. Mr. Hardy is currently vice chairman of OR International, a developer of specialty surgical hospitals, and a Member of the Advisory Board of Main Street Resources, a private equity fund specializing in mid-sized management buy-outs. From 1993 to 1999, Mr. Hardy was the president and chief operating officer of Trans-Resources, Inc., a multinational manufacturer and distributor of industrial and organic chemicals. Prior to that, Mr. Hardy was a partner for 15 years with McKinsey & Company, Inc.

     James Long became a director upon the completion of the merger. Mr. Long has been a managing director at First Atlantic since 1991. Prior to joining First Atlantic, Mr. Long was a managing director at Kleinwort Benson North America during 1990. From 1975 to 1989, Mr. Long was an executive vice president of mergers, acquisitions and strategic planning at Primerica Corporation (formerly American Can Company). From 1970 to 1975, Mr. Long was director of acquisitions for The Sperry and Hutchinson Company.

     Carl Paul founded Golfsmith in 1967. He has been a director since completion of the merger. Mr. Paul was chairman of the board and chief executive officer of Golfsmith from 1967 until the merger.

     All executive officers are appointed by our board of directors and serve until their successors have been appointed or until they are removed by a majority vote of the board of directors. Each director is elected for a one-year term by a majority vote of our stockholders at the annual statutory stockholder meeting, or until his successor is duly elected.

BOARD COMPOSITION

     Our board of directors is comprised of eight directors. Pursuant to a stockholders agreement, which is described under "Related Party
Transactions -- Stockholders Agreement," certain of our stockholders have the right to elect one person to our board of directors for so long as Carl Paul, Frank Paul and their families own more than 50% of the shares of common stock of Holdings that they received upon the closing of the merger. Carl Paul is that director. In addition, pursuant to the stockholders agreement, Atlantic Equity Partners III is entitled to nominate all other directors to fill the remaining board seats so long as it owns at least 25% of the voting stock of Holdings.

AUDIT COMMITTEE

     Our audit committee makes recommendations to our board of directors regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits. The members of our audit committee are James Grover and Thomas Hardy.

DIRECTOR COMPENSATION

     Each of our directors who is not an officer and who is affiliated with First Atlantic receives reimbursement of reasonable and necessary costs and expenses incurred due to attendance of board meetings. Our outside director who is not one of our officers and is not affiliated with First Atlantic receives, in addition to reimbursement of reasonable and necessary costs and expenses incurred, a fee of $5,000 for each regular and special meeting of the board that he or she attends.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid to our chief executive officer and our four other most highly compensated executive officers for the fiscal years 2001, 2002, and

2003. Our chief executive officer and such other executive officers are collectively referred to as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                         ANNUAL COMPENSATION               --------------
                             -------------------------------------------     SECURITIES
                                                          OTHER ANNUAL       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS    COMPENSATION(1)   OPTIONS (#)(2)   COMPENSATION(3)
---------------------------  ----   --------   -------   ---------------   --------------   ---------------
James D. Thompson(4)......   2003   $297,000   $55,000       $3,561           400,000          $     --
  Chief Executive Officer    2002    212,231    50,000        4,589            50,000           519,650
                             2001    177,308    25,000        3,141            20,000                --

Kenneth Brugh(5)..........   2003    200,000    24,750           --            90,000                --
  Vice President --          2002    200,000    48,404           --                --           786,900
  Operations                 2001    200,018        --           --                --                --

Virginia Bunte(6).........   2003    159,808    20,000        5,585            90,000                --
  Chief Financial Officer    2002     91,358    18,578        3,303             5,000           124,463
                             2001     74,808     2,884        2,161             5,000                --

Kiprian Miles(7)..........   2003    175,000        --        2,423            90,000                --
  Vice President -- Chief    2002     23,558    50,000           --                --                --
  Informational Officer      2001         --        --           --                --                --

James Loden, Jr.(8).......   2003    131,869    45,907           --            90,000                --
  Vice President -- Retail   2002         --        --           --                --                --
                             2001         --        --           --                --                --

---------------

(1) Amounts represent matching contributions made by us under our Retirement Savings Plan.

(2) In connection with the merger, all existing options, including those listed in this column for 2001 and 2002, vested and were either canceled in exchange for the right to receive cash or surrendered in exchange for equity units entitling the holder thereof to shares of common stock of Holdings. Amounts for fiscal 2003 represent grants of options to purchase shares of common stock of Holdings under the Golfsmith International Holdings, Inc. 2002 Incentive Stock Plan.

(3) Represents cash received as consideration for the cancellation of options in connection with the merger in October 2002.

(4) Mr. Thompson became our chief executive officer and president upon completion of the merger in October 2002. Mr. Thompson holds 149,750 equity units entitling him to 149,750 shares of common stock of Holdings with a value at April 3, 2004 of $449,250.

(5) Mr. Brugh holds 128,100 equity units entitling him to 128,100 shares of common stock of Holdings with a value at April 3, 2004 of $384,300.

(6) Ms. Bunte became our chief financial officer in January 2003. Prior to that, Ms. Bunte was our vice president of finance. Ms. Bunte holds 12,563 equity units entitling her to 12,563 shares of common stock of Holdings with a value at April 3, 2004 of $37,869.

(7) Mr. Miles became our vice president of and chief information officer in October 2002.

(8) Mr. Loden became our vice president of retail operations in February 2003.

OPTION GRANTS IN FISCAL 2003

     The following table sets forth information relating to stock options granted during fiscal 2003 to our named executive officers. Also shown below is the potential realizable value over the terms of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the options were granted. The potential realizable value is net of the applicable exercise price. We have not granted any stock appreciation rights. All options were granted under Holdings' 2002 Incentive Stock Plan described below and are exercisable for shares of common stock of Holdings. No options were exercised by the named executive officers in fiscal 2003 or since the inception of the 2002 Incentive Stock Plan and all options listed below remain outstanding as of January 3, 2004. In accordance with each individual optionee's vesting schedule, no options were exercisable as of January 3, 2004. All options vest on the same schedule over a seven-year period in increments depending on our financial performance. After seven years, all options become vested for optionees then employed by us. There is no established public trading market for any class of Holdings' common equity.

                                            INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                       -----------------------------------------------------------     AT ASSUMED ANNUAL RATES
                          NUMBER OF      PERCENT OF TOTAL                            OF STOCK PRICE APPRECIATION
                         SECURITIES      OPTIONS GRANTED    EXERCISE OR EXPIRATION         FOR OPTION TERM
                         UNDERLYING      TO EMPLOYEES IN    ----------------------   ---------------------------
NAME                   OPTIONS GRANTED     FISCAL YEAR      BASE PRICE     DATE          5%             10%
----                   ---------------   ----------------   ----------   ---------   -----------   -------------
James D. Thompson....      400,000             21.7%          $3.00      June 2013    $754,674      $1,912,491
Kenneth Brugh........       90,000              4.9%          $3.00      June 2013     169,802         430,310
Virginia Bunte.......       90,000              4.9%          $3.00      June 2013     169,802         430,310
Kiprian Miles........       90,000              4.9%          $3.00      June 2013     169,802         430,310
James Loden, Jr. ....       90,000              4.9%          $3.00      June 2013     169,802         430,310

AGGREGATE OPTION EXERCISES IN FISCAL 2003 AND FISCAL YEAR-END OPTION VALUES

     No options were exercised by the named executive officers in fiscal 2003. The following table sets forth information concerning the number of unexercised options with respect to the named executive officers as of January 3, 2004. As of such date, no established published trading market exists for Holdings' common stock. As of January 3, 2004, the fair market value of the underlying stock equals the exercise price of the respective stock options.

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED
                                                              OPTIONS AT JANUARY 3, 2004
                                                              ---------------------------
NAME                                                          EXERCISABLE   UNEXERCISABLE
----                                                          -----------   -------------
James D. Thompson...........................................      --           400,000
Kenneth Brugh...............................................      --            90,000
Virginia Bunte..............................................      --            90,000
Kiprian Miles...............................................      --            90,000
James Loden, Jr. ...........................................      --            90,000

EMPLOYMENT AGREEMENTS

     We have entered into the employment agreements described below.

     Under Mr. Thompson's employment agreement entered into in October 2002, Mr. Thompson is our president and chief executive officer and his initial base salary is $297,000 per year with an annual bonus calculated based upon attainment of financial targets for that fiscal year. Mr. Thompson receives stock options in our parent company at the discretion of our board of directors, subject to the terms and conditions of our 2002 Incentive Stock Plan described below. The term of Mr. Thompson's employment agreement is three years, with automatic successive one-year extensions unless terminated by either party. If Mr. Thompson is terminated without cause, or he resigns for good reason, he will be entitled to receive his earned but unpaid base salary plus 100% of his current total annual base salary and the earned bonus for the year of termination. Should Mr. Thompson's employment be terminated for cause, or if he resigns without good reason, he will have the right to receive only his earned but unpaid salary up to the date of termination.

     Under Ms. Bunte's agreement entered into in January 2003, Ms. Bunte is our chief financial officer and her initial base salary is $165,000 per year with an annual bonus calculated based upon attainment of financial targets for that fiscal year. Ms. Bunte receives stock options in our parent company at the discretion of our board of directors, subject to the terms and conditions of our 2002 Incentive Stock Plan described below. The term of Ms. Bunte's employment agreement is one year, with automatic successive one-year extensions unless terminated by either party. If Ms. Bunte is terminated without cause, or she resigns for good reason, she will be entitled to receive her earned but unpaid base salary plus 100% of her current total annual base salary and the earned bonus for the year of termination. Should Ms. Bunte's employment be terminated for cause, or if she resigns without good reason, she will have the right to receive only her earned but unpaid salary up to the date of termination.

     Under the employment agreements for Carl Paul, one of our directors, and Frank Paul, one of our stockholders, each receives an initial base salary of $50,000 per year, with no provision for bonus payments. Each acts as a senior advisor to Golfsmith's Golf Club Components Division and renders services on an "as needed" basis, as mutually agreed upon by the parties. The term of each of the agreements is one year, with automatic successive one-year extensions unless terminated by either party. The board of directors may terminate the employment of Carl Paul or Frank Paul at any time, with or without cause, and either may resign from his position at any time. Upon termination or resignation of either Carl Paul or Frank Paul, or both, we are only obligated to pay any earned but unpaid salary, if any, up to the date of termination.

2004 MANAGEMENT INCENTIVE PLAN

     In 2004, we established our 2004 Management Incentive Plan under which we agreed to pay specified bonuses to eligible management employees based upon their individual and company-wide performance. The bonuses are payable within 90 days of the end of the applicable measurement period.

2002 INCENTIVE STOCK PLAN

     Subsequent to the merger, we adopted a new stock option plan, the 2002 Incentive Stock Plan. Our 2002 Incentive Stock Plan provides for the grant of incentive stock options to our employees and nonstatutory stock options, stock grants and stock appreciation rights to our employees, directors and consultants. An aggregate of 2.85 million shares of the common stock of Holdings has been reserved for issuance under this plan.

     Our board of directors or the compensation committee of our board of directors administers the plan and determines the terms of options, stock grants and stock appreciation rights, including the exercise price, the stock appreciation rights' value, the number of shares subject to individual option awards, stock grants and stock appreciation rights, the vesting period of options, the exercise period for any stock appreciation rights and the conditions on any stock grant. The exercise price of nonstatutory options will be determined by the compensation committee. The exercise price of incentive stock options cannot be lower than 100% of the fair market value of our common stock on the date of grant and, in the case of incentive stock options granted to holders of shares representing more than 10% of our voting power, not less than 110% of the fair market value. The value of stock appreciation rights cannot be less than fair market value. The term of an incentive stock option cannot exceed 10 years, and the term of an incentive stock option granted to a holder of more than 10% of our voting power cannot exceed five years. The exercise period for a stock appreciation right cannot exceed ten years.

     Options, stock grants and stock appreciation rights granted under the plan will accelerate and become fully vested in the event we are acquired or merge with another company. Under the plan, our board of directors will not be permitted, without the adversely affected optionee's or grantee's prior written consent, to amend, modify or terminate our stock plan if the amendment, modification or termination would impair the rights of optionees or grantees. The plan will terminate in 2012 unless terminated earlier by our board of directors.

401(k) PLAN

     We have a retirement savings plan which permits eligible employees to make contributions to the plan on a pretax basis in accordance with the provisions of
Section 401(k) of the Internal Revenue Code. For employees that satisfy certain eligibility requirements, we make a matching contribution of 50% of the employee's pretax contribution, up to 6% of the employee's compensation, in any calendar year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Compensation decisions for executive officers are made by our board of directors and the compensation committee which is composed of Mr. Shaw and Mr. Wilens. The purpose of the compensation committee is to establish and execute compensation policy and programs for our executives and employees. For example, the compensation committee recommends the compensation arrangements for senior management and directors. It also determines the allocation of options to be granted under our stock option plan. Mr. Shaw is a managing director and Mr. Wilens is a principal at First Atlantic, which is a party to the management consulting agreement described more fully in "Related Party Transactions -- Management Consulting Agreement." Mr. Wilens is one of our executive officers, but does not receive any compensation in such capacity.

     Certain key members of our management are employed under employment agreements. You should read the information set forth above under "-- Employment Agreements" for a description of these agreements. Directors who are officers, employees or otherwise an affiliate of us receive no compensation for their services as directors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     All of our common stock is owned by Golfsmith International Holdings, Inc., our parent company. The following table sets forth information regarding the beneficial ownership of the common stock of Holdings, which is the parent company of Golfsmith International, Inc., the issuer of the notes, as of April 3, 2004, by:

     - our named executive officers;

     - each of our directors;

     - all of our executive officers and directors as a group; and

     - each person known to us to be a beneficial owner of more than 5% of the outstanding common stock,

in each case, before and after giving effect to the exchange of all of the notes beneficially owned by Atlantic Equity Partners III, L.P. for shares of common stock of Holdings (assuming that Holdings will issue 1,526,109 shares of its common stock to Atlantic Equity Partners III in this exchange, which assumes that Holdings will sell the notes offered by this prospectus for an offering price of 83.8478% of the principal amount at maturity, the book value of such notes as of July 2, 2004) in a private transaction. See "Related Party Transactions -- Issuances of Common Stock of Holdings" and "Selling Noteholder."

     All shares indicated below as beneficially owned are held with sole voting and investment power except as otherwise indicated. Certain of our stockholders are parties to a stockholders agreement that contains certain voting agreements. You should read the description of the stockholders agreement set forth under "Related Party Transactions" for more information regarding the voting arrangements. Unless otherwise indicated, the address for each stockholder on this table is c/o Golfsmith International, Inc., 11000 N. IH-35, Austin, Texas 78753-3195. As of April 3, 2004, 21,594,597 shares of Holdings' common stock were issued and outstanding.

                                       SHARES BENEFICIALLY OWNED     SHARES BENEFICIALLY OWNED
                                            BEFORE EXCHANGE               AFTER EXCHANGE
                                      ---------------------------   ---------------------------
                                                       PERCENT OF                    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER    NUMBER           CLASS        NUMBER           CLASS
------------------------------------  -----------      ----------   -----------      ----------
Atlantic Equity Partners III,
  L.P.............................     21,594,597(1)     100.0%      23,120,706(1)     100.0%
Carl Paul.........................     21,594,597(2)     100.0%      23,120,706(2)     100.0%
Franklin Paul.....................     21,594,597(3)     100.0%      23,120,706(3)     100.0%
Roberto Buaron....................     21,594,597(4)     100.0%      23,120,706(4)     100.0%
James D. Thompson.................             --(5)        --               --(5)        --
Kenneth Brugh.....................             --(6)        --               --(6)        --
Viginia Bunte.....................             --(7)        --               --(7)        --
Kiprian Miles.....................             --           --               --           --
James Loden, Jr...................             --           --               --           --
Charles Shaw......................             --(8)        --               --(8)        --
James Grover......................             --(9)        --               --(9)        --
Thomas G. Hardy...................         89,043(10)        *           89,043(10)        *
James Long........................             --(11)       --               --(11)       --
Noel Wilens.......................             --(12)       --               --(12)       --
All directors and executive officers
  as a group (17 persons).........     21,594,597        100.0%      23,120,706        100.0%

---------------

   *  Represents less than 1% of the number of outstanding shares.

 (1) Includes 3,505,709 shares owned by other stockholders that are subject to the stockholders agreement and attributable to Atlantic Equity Partners III, L.P. Atlantic Equity Partners III disclaims beneficial ownership of these shares. Atlantic Equity Partners III's address is c/o First Atlantic Capital Ltd., 135 East 57th Street, New York, New York 10022.

 (2) Includes (i) 2,234,158 shares of common stock and (ii) 19,360,439 (20,886,548 shares after giving effect to the exchange) shares owned by other stockholders that are subject to the stockholders agreement and attributable to Carl Paul. Carl Paul disclaims beneficial ownership of the shares listed in clause (ii) of the preceding sentence. Does not include equity units held by Mr. Paul which entitle the holder therof to 39,375 shares of common stock.

 (3) Includes (i) 1,182,508 shares of common stock and (ii) 20,412,089 (21,938,198 shares after giving effect to the exchange) shares owned by other stockholders that are subject to the stockholders agreement and attributable to Franklin Paul. Franklin Paul disclaims beneficial ownership of the shares listed in clause (ii) of the preceding sentence. Does not include equity units held by Mr. Paul which entitle the holder therof to 39,375 shares of common stock.

 (4) Includes 18,088,888 (19,614,997 shares after giving effect to the exchange) shares owned by Atlantic Equity Partners III, L.P. and an additional 3,505,709 shares owned by other stockholders that are subject to the stockholders agreement and attributable to Atlantic Equity Partners III, L.P. Mr. Buaron is the sole member of Buaron Capital Corporation III, LLC. Buaron Capital Corporation III is the managing member of Atlantic Equity Associates III, LLC. Atlantic Equity Associates III, LLC is the sole general partner of Atlantic Equity Associates III, L.P. which is the sole general partner of Atlantic Equity Partners III, L.P. and, as such, exercises voting and investment power over shares of capital stock owned by Atlantic Equity Partners III, L.P., including shares of the common stock of Holdings. Mr. Buaron, as the sole member of Buaron Capital Corporation III, has voting and investment power, and may be deemed to beneficially own, the shares of the common stock of Holdings owned by Atlantic Equity Partners III, L.P. Mr. Buaron disclaims beneficial ownership of these shares. Mr. Buaron's address is c/o First Atlantic Capital Ltd., 135 East 57th Street, New York, New York 10022.

 (5) Does not include equity units held by Mr. Thompson which entitle the holder thereof to 149,750 shares of common stock.

 (6) Does not include equity units held by Mr. Brugh which entitle the holder thereof to 128,100 shares of common stock.

 (7) Does not include equity units held by Ms. Bunte which entitle the holder thereof to 12,563 shares of common stock.

 (8) Mr. Shaw's address is c/o First Atlantic Capital Ltd., 135 East 57th Street, New York, New York 10022.

 (9) Mr. Grover's address is c/o First Atlantic Capital Ltd., 135 East 57th Street, New York, New York 10022.

(10) Mr. Hardy's address is 935 Park Avenue, New York, New York 10028.

(11) Mr. Long's address is c/o First Atlantic Capital Ltd., 135 East 57th Street, New York, New York 10022.

(12) Mr. Wilens's address is c/o First Atlantic Capital Ltd., 135 East 57th Street, New York, New York 10022.

                           RELATED PARTY TRANSACTIONS

MERGER AGREEMENT

     On October 15, 2002, BGA Acquisition Corp., a wholly owned subsidiary of Golfsmith International Holdings, Inc., merged with and into Golfsmith International, Inc. Golfsmith is the surviving corporation and is a wholly owned subsidiary of Holdings. Contingent consideration of $6,250,000 was placed in an escrow account by the selling stockholders to secure certain indemnification obligations of the sellers. The merger agreement contains a provision for post-closing adjustment to the merger consideration paid to the selling stockholders based on the difference between expected and actual amounts of assets and liabilities, as detailed in a statement of working capital of Golfsmith as of the date the merger was completed. In accordance with this provision, on May 20, 2003, the parties determined that an adjustment in the merger consideration of $25,000 was payable to us based on the post-merger review of Golfsmith's working capital. This amount was paid out of the escrow account on June 20, 2003. We have adjusted the purchase price allocation accordingly. On July 24, 2003, $1,107,579 was paid to us from the selling stockholders escrow account for the repayment of certain obligations owed by the selling stockholders that were paid by us. On April 15, 2004, all remaining escrow funds of $5,117,421 were disbursed to the selling stockholders.

     Carl Paul, one of our directors, and Frank Paul have agreed to indemnify us or Holdings up to an additional $6.25 million for the required post-closing adjustments to the merger consideration, or any indemnification obligations for any losses that we or Holdings incur, that exceed the available amounts in escrow. Carl Paul and Frank Paul have also agreed to indemnify us or Holdings up to an additional $6.25 million for any losses we or Holdings incur as a result of fraud by certain of our officers prior to the merger.

ISSUANCES OF COMMON STOCK OF HOLDINGS

     Holdings intends to issue additional shares of common stock and cash to its majority stockholder, Atlantic Equity Partners III, L.P., in exchange for $7,250,000 aggregate principal amount at maturity of notes in a private transaction. The number of shares of common stock of Holdings to be issued to Atlantic Equity Partners III in this exchange will be equal to the aggregate sale price for the notes sold by Holdings in this offering, after deducting the expenses related to this offering and the amount of the cash payment described below, divided by approximately $3.85 (the fair market value of each share of common stock of Holdings as previously determined by an independent appraisal). The amount of cash to be paid by Holdings to Atlantic Equity Partners III is intended to be an amount sufficient for Atlantic Equity Partners III or its partners, as applicable, to discharge any federal, state and local tax liability arising from Atlantic Equity Partners III's sale of the notes. For this purpose, Holdings and Atlantic Equity Partners III have agreed that each partner of Atlantic Equity Partners III will be assumed to be subject to tax at the highest marginal rate for an individual taxpayer resident in New York City, New York and that any gain from the sale of the notes will be long term capital gain for federal income tax purposes. The notes to be acquired by Holdings in this exchange are being registered by the registration statement of which this prospectus is a part for sale by Holdings. Atlantic Equity Partners III, L.P. purchased $7,250,000 aggregate principal amount at maturity of the notes in the initial offering on October 15, 2002.

     On July 24, 2003, in conjunction with our acquisition of Don Sherwood Golf Shop, Atlantic Equity Partners III, L.P., Holdings' majority stockholder, purchased 1,427,623 shares of Holdings' common stock for an aggregate purchase price of $4.3 million. Five of Holdings' directors, including Holdings' chairman of the board, hold positions with First Atlantic, as described in "Management."

     On May 28, 2003, Holdings issued 83,333 shares of its common stock to Thomas G. Hardy, one of Holdings' directors, for an aggregate purchase price of $249,999, or $3.00 per share. On July 24, 2003, in conjunction with our acquisition of Don Sherwood Golf Shop, Holdings issued 5,710 shares of its common stock to Thomas G. Hardy for an aggregate purchase price of $17,131, or $3.00 per share.

STOCKHOLDERS AGREEMENT

     In connection with the merger, Holdings, Atlantic Equity Partners III, L.P. and the members of our management who own equity securities of Holdings, including but not limited to James Thompson, Virginia Bunte, Curt Young, Ken Brugh, Barry Rinke, Fred Quandt, Carl Paul, Franklin Paul and all of Holdings' other stockholders following the merger, entered into a stockholders agreement. Under the stockholders agreement, the parties are required:

     - to vote their shares of Holdings' common stock owned by each of them in favor of the election of one director nominated by Carl Paul, Frank Paul and their families and all of the directors nominated by Atlantic Equity Partners III to fill all of the remaining board seats so long as each of the parties maintains a minimum level of stock ownership;

     - to consent to a sale of Holdings if board of directors of Holdings and Atlantic Equity Partners III approve of such sale and if:

      - stockholders would receive as consideration cash or specified kinds of securities;

      - each stockholder would receive as consideration the same proportion of the aggregate consideration that such stockholder would receive if Holdings were liquidated;

      - any stockholders are given an option as to the form and amount of consideration, all stockholders are given the same option;

      - all holders of rights to acquire shares of common stock of Holdings are given certain rights with respect to proceeds from the sale;

      - except in certain circumstances, any economic benefits available to any stockholder with respect to its shares will be available to all stockholders on a pro rata basis; and

      - the expenditures required to be paid by the stockholders and any representations and warranties required to be made by the stockholders in connection with the sale do not exceed certain limitations;

     - to cause Holdings to register shares of its common stock held by parties to the stockholders agreement upon the request of Atlantic Equity Partners III in certain circumstances;

     - except in certain circumstances, to cause Holdings to give certain parties to the stockholders agreement preemptive rights to purchase common stock;

     - not to transfer shares of common stock of Holdings unless certain conditions are met; and

     - in the case of certain members of our management, grant Holdings repurchase rights with respect to the shares of Holdings' common stock owned by them.

     The stockholders agreement will terminate upon the earliest of:

     - the sale of Holdings;

     - an initial public offering of the common stock of Holdings;

     - the dissolution or liquidation of Holdings;

     - the approval of such termination by us, Atlantic Equity Partners III and the holders of at least 50% of the shares held by the other stockholders of Holdings; and

     - October 15, 2022.

MANAGEMENT CONSULTING AGREEMENT

     Upon completion of the merger, we and Holdings entered into a management consulting agreement with First Atlantic under which First Atlantic advises us and Holdings on management matters that relate to proposed financial transactions, acquisitions and other senior management matters. We and Holdings have agreed to pay First Atlantic for these services an annual fee of $600,000 in equal monthly installments and will reimburse First Atlantic for its expenses. During the period from October 16, 2002 through December 28, 2002, the fiscal year ended January 3, 2004 and the three months ended April 3, 2004, we paid approximately $150,000, $812,000 and $131,000 to First Atlantic under this agreement. In addition, First Atlantic received a closing fee of $1,252,500 and reimbursement of its expenses for services rendered in connection with the merger. First Atlantic may receive additional fees from us under the agreement in connection with future financings or dispositions or acquisitions by us or Holdings. Under the terms of the agreement, such additional fees will not exceed an amount equal to:

     - in the case of a transaction involving less than $50,000,000 in total enterprise value, 2% of such total enterprise value;

     - in the case of a transaction involving $50,000,000 or more but less than $100,000,000 in total enterprise value, $1,000,000; and

     - in the case of a transaction involving $100,000,000 or more in total enterprise value, 1% of such total enterprise value.

     With respect to a transaction involving a sale of Holdings, First Atlantic will be paid a fee equal to 1% of the total enterprise value of our company.

     The management consulting agreement has a term of 10 years but will automatically terminate if Atlantic Equity Partners III and its affiliates collectively own less than 50% of the shares of the common stock of Holdings, or upon an initial public offering of the common stock of Holdings. Five of our directors, including our chairman of the board, hold positions with First Atlantic, as described in "Management."

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with James D. Thompson, our president and chief executive officer, and with Virginia Bunte, our chief financial officer. We also entered into employment agreements with Carl Paul and Franklin Paul to provide advising services. You should read the information set forth in "Management -- Employment Agreements," for a description of these agreements.

AGREEMENT TO PROVIDE HEALTH BENEFITS TO OUR FOUNDERS

     In connection with the merger, we agreed to amend our group health plan so that Carl Paul and Franklin Paul, our founders, will continue to be eligible to participate in our health plan on the same basis as full-time employees. We report these benefits under the plan as non-taxable benefits, based on our determination that such reporting is permissible. Neither we nor Carl Paul or Franklin Paul have agreed to indemnify the other party for any losses that either of us may suffer as a result of this tax reporting or the amendment to the plan.

INDEMNIFICATION AGREEMENTS

     In connection with the merger, we agreed to indemnify our directors prior to the completion of the merger, including Carl Paul, one of our current directors, in the event that any of them suffer losses as a result of actions taken or statements made on behalf of us and in their capacities as our directors, officers or agents.

                               SELLING NOTEHOLDER

     The selling noteholder is Golfsmith International Holdings, Inc., our parent company. Upon consummation of the private transaction described below, Holdings will become the beneficial owner of $7,250,000 aggregate principal amount at maturity of the notes, representing 7.7% of the outstanding notes as of the date of this prospectus. Atlantic Equity Partners III, L.P., Holdings' majority stockholder, purchased $7,250,000 aggregate principal amount at maturity of the notes in the initial offering on October 15, 2002. In connection with our initial issuance of the notes, we entered into a registration rights agreement in which we granted certain registration rights to the noteholders. In July 2003, pursuant to our obligations under the registration rights agreement, we conducted an exchange offer in which we offered to exchange all of the outstanding unregistered notes for substantially identical notes that were registered under the Securities Act. As an affiliate of us, Atlantic Equity Partners III, L.P. was not eligible to participate in the exchange offer.

     Atlantic Equity Partners III, L.P. intends to exchange the $7,250,000 aggregate principal amount at maturity of unregistered notes beneficially owned by it for cash and a number of shares of common stock of Holdings equal to the aggregate sale price for the notes sold by Holdings in this offering, after deducting the expenses related to this offering and the amount of the cash payment described below, divided by approximately $3.85 (the fair market value of each share of common stock of Holdings as previously determined by an independent appraisal) in a private transaction. The amount of cash to be paid by Holdings to Atlantic Equity Partners III is intended to be an amount sufficient for Atlantic Equity Partners III or its partners, as applicable, to discharge any federal, state and local tax liability arising from Atlantic Equity Partners III's sale of the notes. For this purpose, Holdings and Atlantic Equity Partners III have agreed that each partner of Atlantic Equity Partners III will be assumed to be subject to tax at the highest marginal rate for an individual taxpayer resident in New York City, New York and that any gain from the sale of the notes will be long term capital gain for federal income tax purposes. The notes offered under this prospectus are being registered to permit Holdings to sell these notes to the public. Holdings will own no notes after the completion of this offering.

                     DESCRIPTION OF SENIOR CREDIT FACILITY

CREDIT FACILITY

     General. Our senior credit facility, as amended, is a revolving agreement in an amount equal to $12.5 million and expires on April 15, 2007. The senior credit facility also provides for the issuance of letters of credit, within the overall borrowing availability. The amount available to be borrowed under our senior credit facility is limited for each borrower to 85% of the net amount of eligible receivables of such borrower plus the lesser of 65% of the value of eligible inventory (valued on a lower of cost or market basis) of such borrower and 60% of the net orderly liquidation value of eligible inventory of such borrower. The lender agent under our senior credit facility also retains the right from time to time to establish or modify advance rates, standards of eligibility and reserves against availability. The borrowers have agreed with the lender agent that, in addition to other reserves that the lender agent may impose, they will maintain an availability reserve at all times of $500,000. As a result, the amount of borrowings available under the senior credit facility may at no time exceed $12.0 million, unless the lender agent releases that reserve. Several of our subsidiaries are borrowers under the senior credit facility. All borrowings will be on a joint and several basis.

     Interest Rate. The senior credit facility bears interest, at the borrower's option, at either a variable rate based on the London Interbank Offered Rate (LIBOR) plus 2.5%, or the base rate on corporate loans quoted in the Wall Street Journal plus 1.0%.

     Borrowers. Golfsmith International, L.P., Golfsmith NU, L.L.C. and Golfsmith USA, L.L.C.

     Guarantees. Holdings and each of its domestic subsidiaries (other than the borrowers), including us, guarantee the borrowers' obligations pursuant to the senior credit facility.

     Security. The senior credit facility is secured by a first priority lien on substantially all of the current and future assets (other than real property, fixtures, equipment and proceeds thereof owned by us, Holdings or our subsidiaries) of each borrower or guarantor, including all of our stock and equivalent equity interests of all of our subsidiaries (limited to 65% of voting stock and 100% of non-voting stock of foreign subsidiaries owned by a domestic subsidiary and excluding any stock owned by a foreign subsidiary), all accounts receivable, inventory, intellectual property rights (including patents, trademarks and service marks) and all other tangible and intangible property.

     Covenants and Events of Default. In addition to the usual and customary affirmative and negative covenants, the senior credit facility limits our and our subsidiaries' ability to: (1) incur additional debt, leasehold obligations and contingent liabilities; (2) pay dividends and other distributions on capital stock; and (3) be a party to mergers, consolidations or similar transactions. The senior credit facility also requires satisfaction of certain financial covenants and provides for usual and customary events of default as well as other appropriate events of default, including a cross-default to our and each borrower's other financial obligations (including the notes).

     Conditions to Borrowing. The obligations of the lenders to provide the financing under the senior credit facility are subject to the satisfaction or waiver of certain conditions, including, among others: (1) the accuracy of the representations and warranties made by us with respect to the financing; (2) compliance with certain covenants, including certain financial covenants; and
(3) the absence of any other events of default under the senior credit facility.

     Interest Coverage Ratio. The senior credit facility requires us to maintain a specified interest coverage ratio throughout the term of the senior credit facility. Pursuant to the senior credit facility, our interest coverage ratio is calculated by:

     - dividing our interest expense deducted in the determination of our consolidated net income,

      - less the amortization of capitalized fees and expenses incurred in connection with the merger, the initial offering of the notes and the senior credit facility, if included in such interest expense;

     - by our EBITDA less our capital expenditures.

EBITDA is defined as:

     - our consolidated net income less:

      - any income tax credits;

      - interest income;

      - gain from extraordinary items (net of losses);

      - any aggregate net gain (but not any aggregate net losses) arising from the sale or disposition of capital assets;

      - any other non-cash gains; and

      - certain other expenditures made in connection with the closing of the merger, the offering of the notes and the senior credit facility;

     - plus:

      - any provision for income taxes;

      - interest expenses;

      - depreciation and amortization;

      - amortized debt discount;

      - any deduction resulting from a grant of stock to management; and

      - certain expenses relating to the merger, the offering of the notes and the senior credit facility.

     At the end of each of our fiscal quarters, we are required to have an interest coverage ratio for the twelve months then ending of not less than the following:

                                                              REQUIRED INTEREST
QUARTER                                                        COVERAGE RATIO
-------                                                       -----------------
FISCAL 2002
  Fourth Quarter............................................        1.60
FISCAL 2003
  First Quarter.............................................        1.60
  Second Quarter............................................        1.50
  Third Quarter.............................................        1.40
  Fourth Quarter............................................        1.60
FISCAL 2004
  First Quarter.............................................        1.00
  Second Quarter............................................        1.20
  Third Quarter.............................................        1.60
  Fourth Quarter............................................        1.80
FISCAL 2005
  First Quarter.............................................        1.80
  Second Quarter............................................        1.80
  Third Quarter.............................................        1.90
  Fourth Quarter............................................        1.90

                                                              REQUIRED INTEREST
QUARTER                                                        COVERAGE RATIO
-------                                                       -----------------
FISCAL 2006
  First Quarter.............................................        1.90
  Second Quarter............................................        2.00
  Third Quarter.............................................        2.00
  Fourth Quarter............................................        2.00
FISCAL 2007
  First Quarter.............................................        2.00

     Minimum EBITDA. The senior credit facility requires us to have a minimum amount of EBITDA, as calculated above, throughout the term of the senior credit facility. At the end of each of our fiscal quarters, we are required to have EBITDA for the twelve months then ending of not less than the following:

QUARTER                                                       MINIMUM EBITDA
-------                                                       --------------
FISCAL 2002
  Fourth Quarter............................................   $15,864,000
FISCAL 2003
  First Quarter.............................................    17,292,000
  Second Quarter............................................    17,763,000
  Third Quarter.............................................    18,006,000
  Fourth Quarter............................................    18,720,000
FISCAL 2004
  First Quarter.............................................    14,550,000
  Second Quarter............................................    17,220,000
  Third Quarter.............................................    19,980,000
  Fourth Quarter............................................    20,400,000
FISCAL 2005
  First Quarter.............................................    20,760,000
  Second Quarter............................................    21,120,000
  Third Quarter.............................................    21,480,000
  Fourth Quarter............................................    21,840,000
FISCAL 2006
  First Quarter.............................................    22,640,000
  Second Quarter............................................    23,440,000
  Third Quarter.............................................    24,240,000
  Fourth Quarter............................................    25,040,000
FISCAL 2007
  First Quarter.............................................    26,020,000

     Limitation on Capital Expenditures. The senior credit facility prohibits us from making capital expenditures that exceed in the aggregate the following amounts in each of the specified fiscal years:

                                                              CAPITAL EXPENDITURE
FISCAL YEAR                                                          LIMIT
-----------                                                   -------------------
2002........................................................      $5,400,000
2003........................................................       6,250,000
2004........................................................       6,800,000
2005........................................................       7,200,000
2006........................................................       8,400,000

INTERCREDITOR AGREEMENT

     An intercreditor agreement, dated as of October 15, 2002, among us, the guarantors, General Electric Capital Corporation, as agent for the lenders under the senior credit facility, and U.S. Bank Trust National Association, as trustee and collateral agent under the indenture, sets forth the relative rights to our collateral of the lenders under the senior credit facility, on the one hand, and the holders of notes on the other hand. Proceeds from the sale of collateral in which the lenders have a security interest will be used first to satisfy obligations under the senior credit facility and, thereafter, the notes. You should read the information set forth under "Description of the Notes -- Security" and "-- Intercreditor Agreement" for more information relating to the collateral securing the senior credit facility and the intercreditor arrangements.

                            DESCRIPTION OF THE NOTES

     The notes were issued under an indenture dated as of October 15, 2002, among our company, the Guarantors and U.S. Bank Trust National Association, as trustee. The indenture is subject to and governed by the Trust Indenture Act of 1939. The following is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. You should read the indenture, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act, in its entirety for provisions that may be important to you. The indenture will be incorporated by reference into the registration statement of which this prospectus is a part. You can find definitions of certain capitalized terms used in this description under "-- Certain Definitions." For purposes of this "Description of the Notes," references to "our company," "we," "our" or "us" refer solely to Golfsmith International, Inc. and not any of our Subsidiaries.

GENERAL

     The notes are our senior obligations and rank equal in right of payment with all of our other senior obligations and senior in right of payment with all of our Indebtedness which by its terms is subordinated to the notes. The notes are guaranteed, jointly and severally on a senior secured basis by the Guarantors set forth under "-- Guarantees" below.

     We issued the notes in fully registered form in denominations of $1,000 and integral multiples thereof. The trustee is acting as paying agent and registrar for the notes. The notes may be presented for registration of transfer or exchange at the offices of the registrar. No service charge will be made for any registration of transfer or exchange or redemption of notes, but we may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. We may change any paying agent and registrar without notice to holders of the notes. We will pay principal (and premium, if any) on the notes at the trustee's corporate office in New York, New York. At our option, interest may be paid at the trustee's corporate trust office or by check mailed to the registered address of holders.

PRINCIPAL, MATURITY AND INTEREST

     We initially issued $93.75 million in aggregate principal amount at maturity of notes. We may issue additional notes from time to time after this offering provided that we comply with the covenant described below under the caption "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness." The notes were issued at a discount to yield gross proceeds of $75.0 million. The notes and any additional notes will be substantially identical other than the issuance dates and the dates from which interest will accrue. The notes and any additional notes will be treated as a single class of notes under the indenture and will vote together as a single class. Because, however, any additional notes may not be fungible with the notes for federal income tax purposes, they may have a different CUSIP number or numbers, be represented by a different global note or notes, and otherwise be treated as a separate class or classes of notes for other purposes.

     The notes will mature on October 15, 2009. Interest on the notes accrues at the rate of 8.375% per annum and is payable semiannually in cash on each March 1 and September 1 to the persons who are registered holders at the close of business on the February 15 or August 15 immediately preceding the applicable interest payment date. Interest on the notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

     On each interest payment date beginning March 1, 2008, in addition to accrued interest due on that date, we will make a payment (the "HYDO Payment") on each note in cash in immediately available funds, which payment will reduce the outstanding principal amount at maturity of the note, in an amount equal to the excess, if any, of:

     - the total amount of interest and original issue discount (as determined under the Internal Revenue Code of 1986, as amended (the "Code")) accrued on the note through such interest payment date, over

     - the sum of:

      - all amounts of interest and original issue discount paid in cash with respect to such note (or any predecessor note) through and including such interest payment date;

      - all HYDO Payments previously made by us; and

      - the annual "yield to maturity" applicable for purposes of the accrual of original issue discount under the Code multiplied by the original principal amount at maturity of the note.

     Any reduction as described above will reduce the principal amount of the note for all purposes under the indenture. As a result of making these HYDO payments, we will not be subject to special rules (applicable to some high-yield debt obligations with significant amounts of unpaid original issue discount after five years from their issue date), that would otherwise limit the amount of interest expense we could deduct on the notes for U.S. federal income tax purposes.

SECURITY

     Pursuant to the terms of the Collateral Agreements, we and our Domestic Restricted Subsidiaries granted to the Collateral Agent or one or more sub-Collateral Agents appointed under the intercreditor agreement, security interests in substantially all of our respective assets, including all of the stock of domestic Subsidiaries directly owned by us or any Domestic Restricted Subsidiary, 65% of the capital stock entitling the holders thereof to vote in the election of members of the board of directors, which we refer to as voting stock, of foreign Subsidiaries directly owned by us or any Domestic Restricted Subsidiary and 100% of the non-voting Stock of foreign Subsidiaries directly owned by us or any Domestic Restricted Subsidiary, but excluding certain "excluded assets" (including leasehold interests existing on the Issue Date). In addition, Holdings granted a security interest in all of its assets (including its stock in our company). Security interests in all such assets (other than real property, fixtures, equipment and proceeds thereof) secure the obligations under the Credit Agreement on a first priority basis and the obligations under the notes, the guarantees and the indenture on a second priority basis, subject in each case to Permitted Liens. Security interests in real property, fixtures, equipment and proceeds thereof will secure the obligations under the notes, the guarantees and the indenture on a first priority basis, subject to the Permitted Liens.

     Upon an Event of Default, the proceeds from the sale of Collateral securing the notes will likely be insufficient to satisfy our obligations under the notes. No appraisals of any of the Collateral have been prepared in connection with this offering. Moreover, the amount to be received upon such a sale would be dependent upon numerous factors, including the condition, age and useful life of the Collateral at the time of such sale, as well as the timing and manner of such sale. By its nature, all or some of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral, if saleable, can be sold in a short period of time or at an appropriate price.

     We have the ability to issue additional notes as part of the same series of notes, which may also be secured by the Collateral. We and the Guarantors can increase our Indebtedness but there can be no assurance that there will be a proportionate increase in the value of the Collateral as a percentage of the aggregate principal amount at maturity of outstanding notes.

     A significant portion of our assets consists of leasehold improvements. Because leasehold improvements may be deemed to be a part of either the real property covered by the lease (which real
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property is not owned by us or our Restricted Subsidiaries) or our current real estate leasehold interests (which interests are not included in the Collateral securing the notes), there can be no assurance as to whether or to what extent such assets would be available as collateral securing the notes. Moreover, the ability of the Collateral Agent to obtain possession of Collateral located on leaseholds may be subject to conflicting claims of landlords. We believe, however, that the realizable value of such leasehold interests upon our liquidation would not be material.

     To the extent third parties hold Permitted Liens, such third parties may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral. Given the intangible nature of certain of the Collateral, any sale of such Collateral separately from our company and our Restricted Subsidiaries as a whole may not be feasible. Additionally, the inclusion of our and our Restricted Subsidiaries' fixtures in the Collateral securing the notes will be limited by the extent to which (a) such fixtures are deemed not to be personal property and (b) any applicable state laws would, for purposes of perfecting security interests with respect thereto, require that the Collateral Agent effectuate certain filings in applicable real estate land records. Our and our Restricted Subsidiaries' ability to grant a first (or second) priority security interest in certain Collateral may be limited by legal or other logistical considerations. The ability of the holders of notes to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "-- Certain Bankruptcy Limitations."

     We are only permitted to form new Subsidiaries and to transfer all or a portion of the Collateral to one or more of our Subsidiaries if such formation and transfer is in accordance with the provisions described under "-- Certain Covenants -- Additional Subsidiary Guarantees."

     Subject to the restrictions on incurring Indebtedness set forth herein, we and our Subsidiaries will have the right to grant (and suffer to exist) Liens securing Purchase Money Indebtedness respecting fixed assets and to acquire any such assets subject to such Liens. Liens created by the Collateral Agreements are intended to be, and will be, at all times automatically subordinate in priority to all such Liens.

     The Collateral release provisions of the indenture permit the release of Collateral without substitution of Collateral of at least equal value under certain circumstances, including asset sales made in compliance with the indenture.

     Neither we nor any of our Restricted Subsidiaries will encumber any asset or property of our company or such Restricted Subsidiaries or suffer to exist any Lien thereon, other than Permitted Liens or as otherwise expressly permitted by the indenture.

     So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions in the indenture, the Credit Agreement, the Collateral Agreements and the intercreditor agreement, we will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Capital Stock of any of our Subsidiaries held as Collateral and to exercise any voting, consensual and other rights pertaining to such Capital Stock. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the intercreditor agreement and the documents securing the Credit Agreement, upon notice from the Collateral Agent, (a) all of our rights to exercise such voting, consensual or other rights will cease and all such rights will become vested in the Collateral Agent, which, to the extent permitted by law, will have the sole right to exercise such voting, consensual or other rights, (b) all of our rights to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease, and such cash dividends, interest and other payments will be paid to the Collateral Agent or the lenders under the Credit Agreement, and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with, and subject to the terms of, the Collateral Agreements subject to the prior rights of the lenders under the Credit Agreement. All funds distributed under the Collateral Agreements by the Collateral Agent will be distributed by the Collateral Agent in accordance with the provisions of the intercreditor agreement and the indenture.

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

     The Collateral Agreements will terminate, subject to the intercreditor agreement, and the pledged Collateral will be released from the liens created thereunder, upon:

     - payment in full of all amounts due in respect of the notes;

     - satisfaction and discharge of the indenture in accordance with its terms; and

     - a legal defeasance or covenant defeasance in accordance with the provisions described below under "-- Legal Defeasance and Covenant Defeasance."

     Liens securing the notes will be released, in part, with respect to any asset constituting Collateral:

     - that is sold or otherwise disposed of by us or one of the Subsidiary Guarantors to a Person other than us or a Subsidiary Guarantor in a transaction permitted by the indenture, at the time of such sale or disposition;

     - that is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Guarantee concurrently with the release of the Guarantee (including by virtue of such Restricted Guarantor becoming an Unrestricted Subsidiary); or

     - to the extent that we mail written notice of our request to release the lien relating to such asset to the trustee and the holders of the notes and we do not receive written objections from holders of at least 25% in aggregate principal amount at maturity of the notes within 20 business days after the mailing, provided that if we receive such objections, then we will not be entitled to the release unless we obtain the consent of holders of at least a majority in principal amount at maturity of the notes.

CERTAIN BANKRUPTCY LIMITATIONS

     The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against us or any of the Guarantors prior to the Collateral Agent having repossessed and disposed of the Collateral or otherwise completed the realization of the Collateral securing the notes. Under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments; provided that, under the Bankruptcy Code, the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral securing the obligations owed to it and may include cash payments or the granting of additional security, if and at such times as the bankruptcy court in its discretion so determines, for any diminution in the value of such collateral as a result of the stay of repossession or disposition or any use of the Collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

     The intercreditor agreement prohibits the holders of the notes or the Collateral Agent from seeking adequate protection with respect to the Collateral which also secures the Credit Agreement and requires the Collateral Agent and the holders of the notes not to object to the Lender Agent or the Lenders seeking adequate protection with respect to such Collateral.

     The Collateral Agent and the holders of the notes have agreed not to seek relief from the automatic stay in respect of Collateral securing the obligations under the Credit Agreement so long as any amounts remain outstanding under the Credit Agreement (or if the Credit Agreement is a debtor-in-possession
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

facility in whole or in part, any commitment thereunder is in effect), and not to object to any motion by the Lender Agent for relief from the automatic stay. The Lender Agent and the Lenders agreed not to object to any motion by the Collateral Agent or any holder of notes for relief from the automatic stay in respect of the Collateral securing the indenture, the notes and the Guarantees on a first priority basis. The Collateral Agent and the holders of the notes have agreed not to object to any debtor-in-possession financing priming the security interest with respect to the Collateral securing the notes and the Credit Agreement so long as the Lenders agree to such financing priming the corresponding security interest of the Lenders and certain related matters. The holders of the notes have also agreed not to vote their secured claims for any plan of reorganization that does not provide for the payment in full in cash on the effective date of the plan of all obligations of the Lenders or such other treatment that may be acceptable to the Lenders. The Collateral Agent and the holders of the notes have agreed not to challenge the right of the Lenders to receive post-petition interest, fees and expenses with respect to Collateral securing the Credit Agreement and the lenders and the Lender Agent have agreed not to challenge the right of the holders of the notes to receive post-petition interest, fees and expenses with respect to the Collateral securing the indenture, the notes and the Guarantees.

INTERCREDITOR AGREEMENT

     On October 15, 2002, we, the Guarantors, the Lender Agent, on behalf of itself and the Lenders, the trustee and the Collateral Agent, on behalf of the holders of the notes, entered into the intercreditor agreement. The intercreditor agreement, among other things, provides that the obligations of our company and our subsidiaries under the Credit Agreement are secured by substantially all of the assets (other than real property, fixtures, equipment and proceeds thereof) of our company, Holdings and our domestic subsidiaries on a first priority basis and the obligations of our company, Holdings and our subsidiaries under the notes, the guarantees and the indenture are secured by the real property, fixtures, equipment and proceeds thereof of our company, Holdings and our Domestic Restricted Subsidiaries on a first priority basis and all of the other assets of our company, Holdings and our Domestic Restricted Subsidiaries on a second priority basis, and provides that upon and during the continuance of an event of default under the Credit Agreement, the Lender Agent is entitled to manage all aspects of, including exercising or refraining from exercising all rights and remedies with respect to, the Collateral securing the Credit Agreement.

     Pursuant to the intercreditor agreement, neither the Collateral Agent nor any holder of notes may challenge the Liens securing obligations under the Credit Agreement and neither the Lender Agent nor any Lender may challenge the Liens securing obligations under the indenture and the notes. In addition, while the Credit Agreement remains in effect, or any borrowings are outstanding thereunder, neither the Collateral Agent nor any holder of notes may take any action to enforce the Liens securing obligations under the indenture and the notes. The Collateral Agent and the holders of the notes also agree to turn over to the Lender Agent any proceeds of Collateral securing the obligations under the Credit Agreement which it or any of them obtains so long as any amounts are outstanding under the Credit Agreement.

     The Collateral Agent and all holders of notes:

     - agree to waive all claims against the Lenders and the Lender Agent with respect to the Collateral securing obligations under the Credit Agreement (other than those arising from willful misconduct or breach of the intercreditor agreement),

     - must postpone exercising any rights with respect to such Collateral until the Credit Agreement is terminated and paid in full, and

     - acknowledge that the Lenders and the Lender Agent owe no duty to the Collateral Agent or the holders of the notes, other than (a) turning over control of Collateral to the trustee following the termination of the Credit Agreement and payment of all amounts thereunder and (b) following such events, executing and delivering such instruments as are necessary to evidence any transfer by subrogation to the trustee and the holders of the notes of an interest in the Credit Agreement resulting from, among other things, any turnover by the trustee and/or the holders of the notes of proceeds from Collateral to the Lender Agent and the Lenders.
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

DEFAULT PURCHASE OPTION

     Pursuant to the Credit Agreement, one or more of the holders of the notes will be entitled to purchase, for cash at a price equal to all amounts owing under the Credit Agreement, all amounts owing under the Credit Agreement and all rights under the Credit Agreement (other than obligations (excluding the principal of, interest and premium (if any) on and fees relating to any indebtedness and contingent reimbursement obligations in respect of amounts drawn under letters of credit) for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made or, in the case of obligations for indemnification, no notice for indemnification has been given at such time), including the security interests granted under the Credit Agreement, during a period beginning on the date that either:

     - the commitment under the Credit Agreement is terminated, or

     - all amounts outstanding thereunder become accelerated and any letters of credit issued thereunder are required to be cash collateralized,

and ending on the 20th business day following the delivery by the Lender Agent or any Lender of notice of the occurrence of either such date.

GUARANTEES

     The full and prompt payment of our obligations under the notes and the indenture are and will be guaranteed, jointly and severally, by Holdings (the "Parent Guarantee") and by all of our present and future Domestic Restricted Subsidiaries (the "Subsidiary Guarantees" and, together with the Parent Guarantee, the "Guarantees"). The guarantors under the Subsidiary Guarantees are referred to as the "Subsidiary Guarantors" and, together with Holdings are referred to as the "Guarantors." Holdings currently has no material assets other than the common stock of our company. As of the Issue Date, all of our subsidiaries were Domestic Restricted Subsidiaries. Each Guarantor has fully and unconditionally guaranteed on a senior basis, jointly and severally, to each holder and the trustee, the full and prompt performance of our obligations under the indenture, the notes and the Collateral Agreements, including the payment of principal of, interest on and premium, if any, on the notes. The Guarantee of each Guarantor ranks senior in right of payment to all subordinated indebtedness of such Guarantor and equal in right of payment with all other senior obligations of such Guarantor, including borrowings or guarantees of borrowings under the Credit Agreement. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Guarantor for such purpose will include any claim of such Guarantor against us for reimbursement and any claim against any other Guarantor for contribution. Each Guarantor may consolidate with or merge into or sell its assets to us or another Guarantor without limitation. See "-- Certain Covenants -- Mergers, Consolidation and Sale of Assets" and "-- Limitation on Asset Sales." The rights of the holders of the notes to participate in any distribution of assets of the guarantors (or proceeds therefrom) upon a bankruptcy will be subject to the claims of the senior lenders under our credit facility. See "Risk Factors -- The collateral which secures both the notes and borrowings under our senior credit facility is subject to control by the lenders under our senior credit facility. If there is a default, the proceeds from the collateral may not be sufficient to repay both the lenders under our senior credit facility and the holders of the notes and the lenders under the senior credit facility will be repaid before the holders of the notes."

REDEMPTION

     Mandatory Redemption. On each of October 15, 2007 and October 15, 2008, we must make a pro rata partial redemption of the principal amount of each note equal to 20% and 10%, respectively, of the
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

original principal amount at maturity of such note. In addition, we must pay accrued and unpaid interest on the principal amount of the notes redeemed to the redemption date. If we issue additional notes after the Issue Date, these percentages will be reduced by multiplying the relevant percentage by a fraction, the numerator of which is the principal amount at maturity of notes issued on the Issue Date and the denominator of which is the sum of the principal amount at maturity of such notes and the principal amount at maturity of any additional notes.

     However, the principal amount at maturity of notes we must redeem on the dates set forth above may be reduced by the aggregate principal amount at maturity of notes we have previously repurchased pursuant to the excess cash flow offers described below.

     Any mandatory redemption payment will be made in the same manner as ordinary interest payments on the notes.

     Any redemption as described above will reduce the principal amount at maturity of each note for all purposes under the indenture.

     We may elect to credit against these mandatory redemptions an amount equal to 100% of the principal amount at maturity of any notes that we have redeemed or otherwise acquired pursuant to "-- Excess Cash Flow Offer" and delivered to the trustee for cancellation. We will, no later than the August 15 in the year in which a mandatory redemption is required, provide the trustee with an officers' certificate stating the aggregate principal amount of each note to be redeemed pursuant to the provisions of the first paragraph of this section and setting forth the aggregate principal amount at maturity of notes to be credited against the next mandatory redemption. We will deliver the notes which are to be so credited to the trustee with such officers' certificate (if not previously delivered to the trustee for cancellation) for retention and credit in accordance with such officers' certificate.

     Optional Redemption Prior to October 15, 2006. At any time prior to October 15, 2006, we may, at our option, on one or more occasions redeem all or part of the notes at a redemption price equal to the greater of (1) 100% of the Accreted Value of the notes being redeemed and (2) the sum of the present values of 106.50% of the Accreted Value of the notes being redeemed and scheduled payments of interest on such notes to and including October 15, 2006 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the date of redemption.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

     "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer appointed by us as having a maturity comparable to the remaining term of the notes (as if the final maturity of the notes was October 15, 2006) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes (as if the final maturity of the notes was October 15, 2006).

     "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
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

     "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

     "Reference Treasury Dealer" means any primary U.S. government securities dealer in the City of New York (a "Primary Treasury Dealer") selected by us.

     Optional Redemption on or After October 15, 2006. We may, at our option, redeem the notes in whole or in part at any time on or after October 15, 2006, at the following redemption prices (expressed as percentages of the Accreted Value thereof) if redeemed during the twelve-month period beginning on October 15 of the year set forth below:

YEAR                                                          REDEMPTION PRICE
----                                                          ----------------
2006........................................................       106.50%
2007........................................................       103.25%
2008 and thereafter.........................................       100.00%

     In addition, we must pay accrued and unpaid interest on the notes redeemed to the redemption date.

     Optional Redemption upon Equity Offerings. At any time on or prior to October 15, 2005, we may, at our option, on one or more occasions, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount at maturity of the notes originally issued under the indenture at a redemption price of 113.00% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

          (1) at least 65% of the principal amount at maturity of notes issued under the indenture remains outstanding immediately after any such redemption; and

          (2) we make such redemption not more than 120 days after the consummation of any such Equity Offering.

     "Equity Offering" means any public or private offering of our Qualified Capital Stock.

SELECTION AND NOTICE OF REDEMPTION

     In the event that we are redeeming less than all of the notes pursuant to one of our optional redemption rights, selection of the notes for redemption will be made by the trustee either:

          (1) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

          (2) on a pro rata basis, by lot or by such method as the trustee may reasonably determine is fair and appropriate;

provided that no partial redemption will reduce the principal amount at maturity of a note not redeemed to less than $1,000; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC or any other depository). We will mail notice of redemption by first-class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as we have deposited with the paying agent funds in satisfaction of the applicable redemption price.

REPURCHASE UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder will have the right to require us to purchase all or a portion of such holder's notes using immediately available funds pursuant to the offer described

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

below, at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest to the date of purchase.

     Within 30 days following the date upon which the Change of Control occurred, we must send, by first-class mail, postage prepaid, an offer to each holder, with a copy to the trustee, which offer will govern the terms of the Change of Control offer. Such offer will state, among other things:

     - the purchase price;

     - the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law;

     - that a Change of Control has occurred;

     - that any note not tendered will continue to accrue interest;

     - that unless we default on the payment of the purchase price, any notes accepted for payment pursuant to the Change of Control offer will cease to accrue interest after the purchase date; and

     - certain procedures that a holder of notes must follow to accept the Change of Control offer or to withdraw such acceptance.

     Holders electing to have a note purchased pursuant to a Change of Control offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the purchase date.

     On the purchase date, we will, to the extent lawful:

     - accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control offer;

     - deposit with the paying agent an amount equal to the purchase price in respect of all notes or portions thereof so tendered; and

     - deliver or cause to be delivered to the trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount at maturity of notes or portions thereof being purchased by us.

     The paying agent will promptly mail to each holder of notes so tendered the purchase price for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a note equal in principal amount at maturity to any unpurchased portion of the notes surrendered; provided that each such note will be in a principal amount at maturity of $1,000 or an integral multiple thereof.

     We will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control offer.

     The trustee may not waive the covenant to offer to purchase the notes upon a Change of Control. Restrictions in the indenture on our and our Restricted Subsidiaries' ability to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of our company, whether favored or opposed by our management or our board of directors. These restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of our company or any of our Subsidiaries by our management. Consummation of any such transaction in certain circumstances may require a repurchase of the notes, and neither we nor the acquiring party may have sufficient financial resources to effect such repurchase. In addition, the terms of the Credit Agreement and the indenture may restrict our ability to obtain the financing necessary to fund a Change of Control offer.

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Our failure to purchase tendered notes following a Change of Control, whether because of a lack of financial resources, a provision in our Credit Agreement or in the indenture, or otherwise, would constitute an Event of Default under the indenture which, in turn, would constitute a default under the Credit Agreement. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford the holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger, recapitalization or similar transaction.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the indenture by virtue thereof.

EXCESS CASH FLOW OFFER

     Within 120 days after the end of each fiscal year (beginning with the first full fiscal year after the Issue Date), we will make an offer to purchase to all holders to purchase the maximum principal amount of notes that may be purchased with 50% of Excess Cash Flow for such fiscal year (the "Excess Cash Flow Offer Amount"), at a purchase price in cash equal to 100% of the Accreted Value of the notes to be purchased, plus accrued and unpaid interest to the date of such purchase. The indenture provides for each Excess Cash Flow offer to remain open for a period of 20 business days, unless a longer period is required by law. Promptly after the termination of the Excess Cash Flow offer period, we will purchase and mail or deliver payment for the Excess Cash Flow Offer Amount for the notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Excess Cash Flow Offer Amount has been tendered, all notes tendered pursuant to the Excess Cash Flow offer. If the aggregate amount of notes tendered pursuant to any Excess Cash Flow offer is less than the Excess Cash Flow Offer Amount, we may, subject to the other provisions of the indenture and the Collateral Agreements, use any such excess cash flow for general corporate purposes. Upon receiving notice of the Excess Cash Flow offer, holders may elect to tender their notes, in whole or in part, in integral multiples of $1,000 in exchange for cash.

     No later than 30 days prior to the required purchase date, we must send, by first-class mail, postage prepaid, an offer to each holder, with a copy to the trustee, which offer will govern the terms of the Excess Cash Flow offer. Such offer will state, among other things:

     - the purchase price;

     - the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law;

     - that we are making an Excess Cash Flow offer;

     - that any note not tendered will continue to accrue interest;

     - that unless we default on the payment of the purchase price, any notes accepted for payment pursuant to the Excess Cash Flow offer will cease to accrue interest after the purchase date; and

     - certain procedures that a holder of notes must follow to accept the Excess Cash Flow offer or to withdraw such acceptance.

     Holders electing to have a note purchased pursuant to an Excess Cash Flow offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the purchase date.

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     On the purchase date, we will, to the extent lawful:

     - accept for payment all notes or portions thereof properly tendered pursuant to the Excess Cash Flow offer;

     - deposit with the paying agent an amount equal to the purchase price in respect of all notes or portions thereof so tendered; and

     - deliver or cause to be delivered to the trustee the notes so accepted together with an officer's certificate stating the aggregate principal amount at maturity of notes or portions thereof being purchased by us.

     The paying agent will promptly mail to each holder of notes so tendered the purchase price for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a note equal in principal amount at maturity to any unpurchased portion of the notes surrendered; provided that each such note will be in a principal amount at maturity of $1,000 or an integral multiple thereof.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to an Excess Cash Flow offer. To the extent that the provisions of any securities laws or regulations conflict with the "Excess Cash Flow Offer" provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Excess Cash Flow Offer" provisions of the indenture by virtue thereof.

CERTAIN COVENANTS

     The indenture contains, among others, the following covenants:

     Limitation on Capital Expenditures. The aggregate amount of our and our Restricted Subsidiaries' Capital Expenditures in any consecutive four fiscal quarter period is limited to the greater of (1) one-third of our EBITDA in the consecutive four fiscal quarter period ending with the latest fiscal quarter for which financial statements are required to be delivered pursuant to the indenture and (2) the Capital Expenditure Basket.

     Limitation on Incurrence of Additional Indebtedness. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default will have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, we or any of our Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, our Consolidated Fixed Charge Coverage Ratio is at least equal to:

     - 2.0 to 1.0, if such proposed incurrence is to be consummated on or prior to October 15, 2004;

     - 2.25 to 1.0, if such proposed incurrence is to be consummated on or prior to October 15, 2005; and

     - 2.5 to 1.0, if such proposed incurrence is to be consummated thereafter.

     Limitation on Restricted Payments. We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly (each, a "Restricted Payment"):

          (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in our Qualified Capital Stock, dividends and distributions payable to us or any Restricted Subsidiary and pro rata dividends or distributions made by a Restricted Subsidiary that is not a

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     Wholly-Owned Subsidiary) on or in respect of our Capital Stock or Capital
     Stock of our Restricted Subsidiaries to holders of such Capital Stock;

          (2) purchase, redeem or otherwise acquire or retire for value any of our Capital Stock or Capital Stock of our Restricted Subsidiaries (other than any such Capital Stock of a Restricted Subsidiary held by us or a Guarantor);

          (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of our company or any Guarantor that is subordinate or junior in right of payment to the notes or a Guarantee (other than Indebtedness permitted under clause (6) of the definition of "Permitted Indebtedness"); or

          (4) make any Investment (other than any Permitted Investment);

     if at the time of such Restricted Payment or immediately after giving effect thereto,

             (i) a Default or an Event of Default will have occurred and be continuing; or

             (ii) we are not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "-- Limitation on Incurrence of Additional Indebtedness;" or

             (iii) the aggregate amount of all Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined in good faith by our board of directors at the time of the making thereof) will exceed the sum of:

                (w) 50% of our cumulative Consolidated Net Income (or if cumulative Consolidated Net Income will be a loss, minus 100% of such loss) earned subsequent to the Issue Date and ending on the last day of our last fiscal quarter for which financial statements are available (the "Reference Date") (treating such period as a single accounting period); plus

                (x) 100% of the aggregate net cash proceeds received by us from any Person (other than a Subsidiary of ours) as a contribution to our capital or from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of our Qualified Capital Stock (including upon the exercise of options, warrants or rights); plus

                (y) 100% of the aggregate net cash proceeds received from the issuance of our Indebtedness that have been converted into or exchanged for our Qualified Capital Stock subsequent to the Issue Date and on or prior to the Reference Date; plus

                (z) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by us or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by us or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to our equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum will not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by us or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; provided further, however, that no amount will be included under this clause (z) to the extent it is already included in our Consolidated Net Income in clause (w) above.

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     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

          (1) the payment of any dividend or redemption of any Capital Stock within 60 days after the date of declaration or call for redemption thereof, if at such date of declaration or call for redemption such payment or redemption would have been permitted;

          (2) the purchase, redemption or other acquisition or retirement for value of any of our Capital Stock, either (i) solely in exchange for our Qualified Capital Stock or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary) of our Qualified Capital Stock;

          (3) the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of our company or the Guarantors that is subordinate or junior in right of payment to the notes and Guarantees either (i) solely in exchange for our Qualified Capital Stock, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary) of (a) our Qualified Capital Stock or (b) Refinancing Indebtedness;

          (4) an Investment acquired as a result of the capital contribution (i) or in exchange for, or out of the proceeds of a substantially concurrent
     (ii) offering (other than to one or more of our Subsidiaries) of, our Qualified Capital Stock;

          (5) payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with the covenant described under "-- Merger, Consolidation and Sale of Assets";

          (6) if no Default or Event of Default will have occurred and be continuing, repurchases, redemptions, acquisitions or retirements of (or payments to Holdings to permit Holdings to repurchase, redeem, acquire or retire) our, Holdings' or any Restricted Subsidiary's Qualified Capital Stock from employees, former employees, directors or former directors of our company or any of our Restricted Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, former employees, directors or former directors; provided, however, that the aggregate amount paid for all repurchased, redeemed, acquired or retired Qualified Capital Stock does not exceed $500,000 during any twelve-month period (excluding any such repurchases, redemptions, acquisitions or retirements with the proceeds of any life insurance policy or policies maintained by us or under which we are the beneficiary);

          (7) repurchases, redemptions, acquisitions or retirements of our Qualified Capital Stock deemed to occur upon the exercise of options, warrants or other rights under employee benefit plans of our company or our Subsidiaries if such Qualified Capital Stock represents all or a portion of the exercise price thereof;

          (8) if no Default or Event of Default will have occurred and be continuing, the redemption, repurchase, acquisition or retirement of Capital Stock of any Restricted Subsidiary; provided that if our company or any Restricted Subsidiary incurs Indebtedness in connection with such redemption, repurchase, acquisition or retirement, after giving effect to such incurrence and such redemption, repurchase, acquisition or retirement, we could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "-- Limitation on Incurrence of Additional Indebtedness";

          (9) dividends or distributions paid by us to Holdings to be used by Holdings to pay Federal, state and local taxes payable by Holdings and directly attributable or which arise as a result of our and our Restricted Subsidiaries' operations; provided that such dividends or distributions do not exceed the amount we and our Restricted Subsidiaries would be required to pay as a stand-alone taxpayer;

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

          (10) any Restricted Payment pursuant to or contemplated by, or to pay amounts due under (whether such Restricted Payment is made to third parties or to Holdings for payment to third parties), the merger agreement or the management consulting agreement; and

          (11) if no Default or Event of Default will have occurred and be continuing, Restricted Payments (in addition to those permitted by clauses
     (1) through (10) of this paragraph) in an aggregate amount not to exceed $2.0 million subsequent to the Issue Date.

     In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), 3(ii)(a), (4), (6) and (11) will be included in such calculation.

     Not later than the date of making any Restricted Payment, we will deliver to the trustee an officers' certificate stating that such Restricted Payment complies with the indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon our latest available internal quarterly financial statements.

     Limitation on Sale/Leaseback Transactions. We will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (1) immediately after giving effect to such transaction, we or such Restricted Subsidiary would be entitled to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "-- Limitation on Incurrence of Additional Indebtedness" covenant and (2) to the extent such Sale/ Leaseback Transaction is an Asset Sale, we comply with the covenant described under "-- Limitation on Asset Sales."

     Limitation on Asset Sales. We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) we or the applicable Restricted Subsidiary, as the case may be, receive consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by our board of directors); and

          (2) at least 75% of the consideration received by us or the Restricted Subsidiary, as the case may be, from such Asset Sale will be in the form of cash and/or Cash Equivalents and is received at the time of such disposition. For purposes of this provision, the following will be deemed to be cash: (A) the amount of any liabilities (as shown on the most recent applicable balance sheet) of our company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets so long as the documents governing such liabilities provide that there is no further recourse to us or any of our Subsidiaries with respect to such liabilities and (B) notes, securities or other similar obligations received by us or any Restricted Subsidiary from such transferee that are converted, sold or exchanged, within 180 days of the related Asset Sale, by us or our Restricted Subsidiaries into cash (with such amount actually realized being the portion deemed to be cash).

     Upon the consummation of an Asset Sale, we may apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of receipt thereof either:

     - to repay Indebtedness under the Credit Agreement;

     - to make an investment (or to enter into a legally binding agreement to invest) in Replacement Assets or to repay any Indebtedness incurred within 180 days prior to such Asset Sale and used to acquire Replacement Assets in contemplation of such Asset Sale; or

     - a combination of prepayment and investment permitted by the foregoing clauses.

     Pending the application of any such Net Cash Proceeds, we may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the indenture. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then we may, within 90 days of such termination or within 180 days of such Asset Sale, whichever is later, invest such Net
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Cash Proceeds as provided in the immediately preceding paragraph (without regard to the parenthetical contained in the second bullet point thereof). The amount of such Net Cash Proceeds not so used as set forth in the immediately preceding paragraph or in this paragraph constitutes "Excess Proceeds." Notwithstanding the foregoing, for purposes of determining whether an Excess Proceeds offer is required, pursuant to the immediately following paragraph, Excess Proceeds at any time will be reduced by the Accreted Value of notes acquired (and surrendered to the trustee for cancellation) by us through open market purchases or optional redemption subsequent to the date of the Asset Sale giving rise to the Excess Proceeds.

     When the aggregate amount of Excess Proceeds exceeds $5.0 million, we will, not less than 30 nor more than 60 days following such date, make an offer to purchase from all holders and all holders of other Indebtedness that ranks pari passu in right of payment with the notes containing provisions requiring the redemption or prepayment or offers to purchase with the proceeds of sales of assets on a pro rata basis, that amount of notes equal to the amount of the Excess Proceeds at a price equal to 100% of the Accreted Value of the notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase (provided that in the case where such other Indebtedness is outstanding under a revolving credit or similar agreement, the commitment to lend thereunder is concurrently or permanently reduced). The aggregate Accreted Value of notes to be purchased pursuant to an Excess Proceeds offer may be reduced by the Accreted Value of notes acquired by us through open market purchases or optional redemption subsequent to the date of the Asset Sale giving rise to the Excess Proceeds offer and surrendered to the trustee for cancellation.

     In the event of the transfer of substantially all (but not all) of the property and assets of our company and our Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-- Merger, Consolidation and Sale of Assets," which transaction does not constitute a Change of Control, the successor corporation will be deemed to have sold the properties and assets of our company and our Restricted Subsidiaries not so transferred for purposes of this covenant, and will comply with the provisions of this covenant with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets deemed to be sold will be deemed to be Net Cash Proceeds for purposes of this covenant.

     Each notice of an Excess Proceeds offer will be mailed to the record holders as shown on the register of holders, with a copy to the trustee, and will comply with the procedures set forth in the indenture. Upon receiving notice of the Excess Proceeds offer, holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent holders tender notes in an amount less than the Excess Proceeds, we may use the deficiency for any purpose not otherwise prohibited by the indenture. To the extent holders properly tender notes in an amount exceeding the Excess Proceeds offer amount, we will purchase notes of tendering holders on a pro rata basis (based on amounts tendered). An Excess Proceeds offer will remain open for a period of 20 business days or such longer period as may be required by law.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to an Excess Proceeds offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitation on Asset Sales" provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Limitation on Asset Sales" provisions of the indenture by virtue thereof.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly, create or

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otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on or in respect of its Capital Stock to us;

          (2) make loans or advances or to pay any Indebtedness or other obligation owed to us or any other Restricted Subsidiary; or

          (3) transfer any of its property or assets to us or any other Restricted Subsidiary,

except, in each case, for such encumbrances or restrictions existing under or by reason of:

          (a) applicable law;

          (b) the indenture, the notes, the Guarantees and the Collateral Agreements;

          (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

          (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (e) agreements existing on the Issue Date, including, without limitation, the Credit Agreement;

          (f) any contract for sale of assets permitted by the covenant contained in "-- Limitation on Asset Sales" with respect to the assets to be sold pursuant to such contract;

          (g) in the case of clause (3) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary permitted under the indenture to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

          (h) amendments, modifications, renewals, Refinancings, replacements or substitutions of an instrument or agreement referred to in clause (b), (d) or (e) above; provided, however, that the provisions relating to such encumbrances or restrictions contained in any such Indebtedness, taken as a whole, are no less favorable to us in any material respect as determined by our board of directors in their reasonable and good faith judgment than the provisions relating to such encumbrances or restrictions contained in the agreements or instruments so amended, modified, renewed, Refinanced, replaced or substituted.

     Limitation on Issuances and Sales of Capital Stock of Subsidiaries. We will not permit or cause any of our Restricted Subsidiaries to issue or sell any Capital Stock (other than director's qualifying shares and other than to us or to a Wholly-Owned Subsidiary) or permit any Person (other than us or a Wholly-Owned Subsidiary) to own or hold any Capital Stock of any Restricted Subsidiary or any Lien or security interest therein (other than the lenders under the Credit Agreement); provided, however, that this provision will not prohibit the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of the "-- Limitation on Asset Sales" covenant.

     Limitation on Liens. We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of our company or any of our Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

     Merger, Consolidation and Sale of Assets. We will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or

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otherwise dispose of) all or substantially all of our properties and assets
(determined on a consolidated basis for our company and our Restricted Subsidiaries) to any Person unless:

          (1) either:

             (a) we will be the surviving or continuing corporation; or

             (b) the Person (if other than our company) formed by or surviving such consolidation or merger or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the properties and assets of our company and our Restricted Subsidiaries:

                (x) will be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; and

                (y) will expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the trustee), executed and delivered to the trustee, our obligation for the due and punctual payment of the principal of, premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the indenture, the Collateral Agreements and the Registration Rights Agreement on our part to be performed or observed;

          (2) immediately after giving effect to such transaction, our company or such surviving entity, as the case may be will be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "-- Limitation on Incurrence of Additional Indebtedness" covenant; provided that this clause (2) does not apply if, in the good faith determination of our board of directors, whose determination will be evidenced by a board resolution, which includes a certification of an secretary or assistant secretary and which resolution is in full force and effect or the date of such certification, the principal purpose of such transaction is to change the state of incorporation of our company and any such transaction will not have as one of its purposes the evasion of the foregoing limitations; and

          (3) immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default will have occurred or be continuing.

     In connection with any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, we or the surviving Person must deliver to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

     The indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of our company in accordance with the foregoing, in which we are not the continuing corporation, the successor Person formed by such consolidation or into which we are merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture and the notes with the same effect as if such surviving entity had been named as such. Upon such substitution we and any Guarantors that remain Subsidiaries of us will be released from the indenture and the notes.

     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the indenture in connection with any transaction complying with the provisions of "-- Limitation on Asset Sales") will not, and we will not cause or permit any Guarantor to, consolidate

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with or merge with or into any Person other than us or any other Guarantor that is a Wholly-Owned Restricted Subsidiary unless:

          (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition will have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

          (3) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

          (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, we could satisfy the provisions of clause (2) of the first paragraph of this covenant.

     In connection with any such consolidation or merger, we must deliver to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation or merger and supplemental indenture comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied. Any merger or consolidation of a Guarantor with and into our company (with our company being the surviving Person) or another Guarantor that is a Wholly-Owned Restricted Subsidiary of our company need only comply with this paragraph.

     Limitations on Transactions with Affiliates. We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any contract, agreement, understanding, loan, advance, guarantee or other transaction or series of related transactions with, or for the benefit of, any Affiliate of us or any Restricted Subsidiary (other than us or a Restricted Subsidiary including any Person that becomes a Restricted Subsidiary as a result of such transaction) (collectively, "Interested Persons"), unless:

     - such transaction or series of transactions are on terms that are no less favorable to us or such Restricted Subsidiary, as the case may be, than would have been able to be obtained at the time for a comparable transaction in arm's-length dealings with third-parties that are not Interested Persons;

     - with respect to any transaction or series of related transactions involving aggregate value equal to or greater than $500,000 and less than $1.0 million, we will have delivered an officers' certificate to the trustee certifying that such transaction or series of transactions complies with the previous bullet point;

     - with respect to any transaction or series of related transactions involving aggregate value equal to or greater than $1.0 million and less than $5.0 million, (x) such transaction or series of related transactions will be approved by a majority of the disinterested members of our board of directors or the board of directors of such Restricted Subsidiary, as the case may be, such approval to be evidenced by a board resolution stating that such board of directors has determined that such transaction or series of related transactions complies with the foregoing provisions or (y) we will have obtained a written opinion from an Independent Financial Advisor certifying that such transaction or series of related transactions is fair to us or our Restricted Subsidiary, as the case may be, from a financial point of view; and

     - with respect to any transaction or series of related transactions involving aggregate value equal to or greater than $5.0 million, we will have obtained a written opinion from an Independent Financial Advisor certifying that such transaction or series of related transactions is fair to us or our Restricted Subsidiary, as the case may be, from a financial point of view.

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     The restrictions of this covenant will not apply to:

          (1) reasonable fees and compensation (including stock options and other awards pursuant to our or our Restricted Subsidiaries' employee benefit plans) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of our company or any Restricted Subsidiary as determined in good faith by our board of directors or senior management;

          (2) transactions exclusively between or among our company and any of our Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the indenture;

          (3) transactions pursuant to or contemplated by any agreement as in effect as of the Issue Date (including, without limitation, the merger agreement, the stockholders agreement and the management consulting agreement), or any amendment, modification, renewal, Refinancing, replacement or substitution thereof so long as any such amendment, modification, renewal, Refinancing, replacement or substitution thereof is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date;

          (4) loans and advances to, and reimbursement of expenses incurred by, officers, directors and employees in the ordinary course of business of our company or any Restricted Subsidiary;

          (5) any issuance or sale of our Qualified Capital Stock; or

          (6) Restricted Payments permitted by the indenture.

     Additional Subsidiary Guarantees. If we or any of our Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Subsidiary that, following such transaction or series of related transactions is a Domestic Restricted Subsidiary but is not a Guarantor, or if we or any of our Subsidiaries organize, acquire or otherwise invest in another Subsidiary that, following such organization, acquisition or investment is a Domestic Restricted Subsidiary but is not a Guarantor, then such transferee or acquired or other Subsidiary will:

          (1) execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Subsidiary will unconditionally guarantee on a senior secured basis all of our obligations under the notes and the indenture on the terms set forth in the indenture;

          (2) (a) execute and deliver to the Lender Agent such amendments to the intercreditor agreement as the Lender Agent deems necessary or advisable in order to make such Subsidiary a party to the intercreditor agreement; (b) execute and deliver to the Collateral Agent and the trustee such amendments to the Collateral Agreements as the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the holders and the Lenders, a perfected security interest in the Capital Stock of such new Subsidiary and the debt securities of such new Subsidiary, subject only to Permitted Liens, which are owned by us or any Subsidiary and required to be pledged pursuant to the security agreement dated as of the Issue Date and made by us and the Guarantors in favor the Collateral Agent, which we call the security agreement and (c) deliver to the Collateral Agent the certificates representing such Capital Stock and debt securities, together with (i) in the case of such Capital Stock, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (ii) in the case of such debt securities, endorsed in blank, in each case executed and delivered by an officer of our company or such Subsidiary, as the case may be;

          (3) take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the holders and the trustee a perfected security interest in the assets of such new Subsidiary, subject only to Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the security agreement or by law or as may be reasonably requested by the Collateral Agent;

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          (4) take such further action and execute and deliver such other documents specified in the indenture or otherwise reasonably requested by the trustee or the Collateral Agent to effectuate the foregoing; and

          (5) deliver to the trustee an opinion of counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Restricted Subsidiary and such other opinions regarding the perfection of such liens in the Collateral of or consisting of the Capital Stock of such Restricted Subsidiary as provided for in the indenture.

Thereafter, such Restricted Subsidiary will be a Subsidiary Guarantor for all purposes of the indenture.

     Impairment of Security Interest. Neither we nor any of the Guarantors will take or omit to take any action which would adversely affect or impair the Liens in favor of the Collateral Agent, on behalf of itself, the trustee and the holders of the notes, with respect to the Collateral. Neither we nor any of our Restricted Subsidiaries will grant to any Person, or permit any Person to retain (other than the Collateral Agent or a Sub-Collateral Agent), any interest whatsoever in the Collateral other than Permitted Liens. Neither we nor any of our Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted or required by the indenture, the notes, the intercreditor agreement, the Credit Agreement or the Collateral Agreements. We will, and will cause each Guarantor to, at our sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the trustee will reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. We will, and will cause each Guarantor to, at its sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent may reasonably request.

     Real Estate Mortgages and Filings. With respect to any real property, other than a leasehold (individually and collectively, the "Premises"), (i) acquired after the Issue Date with a purchase price or (ii) as of the Issue Date, with a Fair Market Value, of greater than $500,000:

          (1) we will deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, each dated as of the date of acquisition of such property, duly executed by us or the applicable Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Collateral Agent desirable, to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

          (2) the Collateral Agent will have received mortgagee's title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the trustee and the holders in amounts and in form and substance and issued by insurers reasonably acceptable to the Collateral Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all liens, defects and encumbrances other than Permitted Liens, and such policies will also include, to the extent available, a revolving credit endorsement and such other endorsements as the Collateral Agent will reasonably request and will be accompanied by evidence of the payment in full of all premiums thereon; and

          (3) we will deliver to the Collateral Agent, with respect to each of the covered Premises, filings, surveys, local counsel opinions and fixture filings, along with such other documents, instruments, certificates and agreements as the Collateral Agent and its counsel will reasonably request.

     Leasehold Mortgages and Filings. We and each of our Restricted Subsidiaries will deliver Mortgages with respect to our leasehold interests in the premises (the "Leased Premises") occupied by us pursuant

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to leases entered into after the Issue Date (collectively, the "Leases," and individually, a "Lease"), other than renewals of leases existing on the Issue Date.

     Prior to the effective date of any Lease, we and such Restricted Subsidiaries will provide to the trustee all of the items described in clauses
(2) and (3) of "-- Real Estate Mortgages and Filings" above and in addition will use its reasonable commercial efforts to obtain an agreement executed by the lessor of the Lease, whereby the lessor consents to the Mortgage and waives or subordinates its landlord Lien (whether granted by the instrument creating the leasehold estate or by applicable law), if any, and which will be entered into by the Collateral Agent.

     Conduct of Business. We and our Restricted Subsidiaries will not engage in any businesses which are not the same, similar, reasonably related or ancillary to the businesses in which we and our Restricted Subsidiaries are engaged on the Issue Date.

     Reports to Holders. Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish the trustee and, upon request, to the holders of notes:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of us and our consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of us and our Restricted Subsidiaries separate from the financial condition and results of operations of our Unrestricted Subsidiaries, if any, but only to the extent such Unrestricted Subsidiaries are material to our or Holdings', as applicable, consolidated results of operations or financial condition) and, with respect to the annual information only, a report thereon by our certified independent accounts; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports;

          in each case within the time periods specified in the SEC's rules and regulations; provided, however, that so long as Holdings is a Guarantor of the notes and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and provided as described hereunder may, at our option, be filed by and be those of Holdings rather than us.

     In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing). In addition, we have agreed that, prior to the consummation of the Exchange Offer, for so long as any notes remain outstanding, we will furnish to the holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

POSSESSION, USE AND RELEASE OF COLLATERAL

     Unless an Event of Default will have occurred and be continuing, we will have the right to remain in possession and retain exclusive control of the Collateral (other than as set forth in the Collateral Agreements), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

     Release of Collateral. Upon compliance by us with the conditions set forth below in respect of any release of items of Collateral, and upon delivery by us to the Collateral Agent of an opinion of counsel to the effect that such conditions have been met, the Collateral Agent will release the Released Interests (as hereinafter defined) from the Lien of the Collateral Agreements and reconvey the Released Interests to us.

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     Asset Sale Release.  We have the right to obtain a release of Liens securing the notes with respect to items of Collateral (the "Released Interests") subject to an Asset Sale permitted hereunder upon delivery to the Collateral Agent of the following:

          (1) notice from us requesting the release of Released Interests: (i) describing the proposed Released Interests; (ii) specifying the value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"); (iii) stating that the purchase price received is at least equal to the Fair Market Value of the Released Interests; (iv) stating that the release of such Released Interests would not be expected to interfere in any material respect with the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair in any material respect the maintenance and operation of the remaining Collateral; and (v) certifying that such Asset Sale complies with the terms and conditions of the indenture with respect thereto; and

          (2) an officers' certificate stating that: (i) such Asset Sale covers only the Released Interests and complies with the terms and conditions of the indenture with respect to Asset Sales; (ii) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale; (iii) the release of the Collateral will not result in a Default or Event of Default under the indenture; and
     (iv) all conditions precedent in the indenture relating to the release in question have been or will be complied with.

     Release of Inventory and Accounts Receivable Collateral. Notwithstanding any provision to the contrary in the indenture, Collateral comprised of accounts receivable, inventory or (prior to an Event of Default) the proceeds of the foregoing will be subject to release upon sales of such inventory and collection of the proceeds of such receivables in the ordinary course of business. If we request in writing, the Collateral Agent or the Sub-Collateral Agent will execute and deliver such documents, instruments or statements and to take such other action as we may reasonably request to evidence or confirm that the Collateral falling under this "-- Release of Inventory and Accounts Receivable Collateral" provision has been released from the Liens of each of the Security Documents.

EVENTS OF DEFAULT

     The following events are defined in the indenture as "Events of Default":

          (1) the failure to pay premium, if any, interest on or any other amount (other than principal of the notes which is covered by clause (2) below) on any notes when the same becomes due and payable and the default continues for a period of 30 days;

          (2) the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon optional or mandatory redemption, required purchase or otherwise;

          (3) a default under the covenants described above under "Repurchase upon Change of Control" (other than a failure to purchase notes validly tendered which is covered by clause (2) above), "Excess Cash Flow Offer" (other than a failure to purchase notes validly tendered which is covered by clause (2) above) or under "-- Certain Covenants" (other than a failure to purchase notes validly tendered pursuant to "-- Limitation on Asset Sales" which is covered by clause (2) above), which default continues for a period of 30 days after we receive written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the outstanding principal amount at maturity of the notes (except in the case of a default with respect to the "-- Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4) a default under any other agreement contained in the indenture or any Collateral Agreement, which default continues for a period of 60 days after we receive written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the outstanding principal amount at maturity of the notes;

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          (5) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of ours or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5.0 million or more at any one time;

          (6) one or more judgments in an aggregate amount in excess of $5.0 million (which are not covered by a reputable and solvent third party insurer as to which such insurer has not disclaimed coverage) will have been rendered against us or any of our Restricted Subsidiaries and such judgments remain undischarged, unbonded, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (7) certain events of bankruptcy affecting us or any of our Significant Subsidiaries;

          (8) any Collateral Agreement at any time for any reason will cease to be in full force and effect (other than as provided by the terms of the Collateral Agreements and the indenture), or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the Lenders and other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement;

          (9) we or any of our Subsidiaries, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; or

          (10) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of the indenture).

     If an Event of Default (other than an Event of Default specified in clause
(7) above with respect to the us) will occur and be continuing and has not been waived, the trustee or the holders of at least 25% in principal amount at maturity of outstanding notes may declare the Accreted Value of and accrued and unpaid interest on all the notes to be due and payable by notice in writing to us and the trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same will become immediately due and payable.

     If an Event of Default specified in clause (7) above with respect to us occurs and is continuing, then the Accreted Value of and accrued and unpaid interest on all of the outstanding notes will become immediately due and payable without any declaration or other act on the part of the trustee or any holder.

     At any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount at maturity of the notes may rescind and cancel such declaration and its consequences if:

          (1) the rescission would not conflict with any judgment or decree;

          (2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4) we have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and
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          (5) in the event of the cure or waiver of an Event of Default of the type described in clause (7) of the description above of Events of Default, the trustee will have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

     No such rescission will affect any subsequent Default or impair any right consequent thereto.

     The holders of a majority in principal amount at maturity of the notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any notes or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each note then outstanding.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. Subject to the provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount at maturity of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     If a default or an Event of Default exists and is known to the trustee, the trustee will mail to each holder of the notes notices of the default or Event of Default within 10 days after the occurrence thereof. Except in the case of a payment default, the trustee may withhold the notice to the holders of such notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the holders of the notes.

     Under the indenture, we must furnish to the trustee annual statements as to the performance by our company and the Guarantors of their respective obligations under the indenture and as to any default in such performance. We also must notify the trustee promptly of the occurrence of any default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No past, present or future director, officer, employee, incorporator, or stockholder of our company, as such, will have any liability for any obligations of our company or the Guarantors under the notes, the Guarantees or the indenture or for any claim based on, in respect of, such obligations or their creation. Each holder, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     We may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

          (1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

          (2) our obligations with respect to the notes concerning issuing temporary notes, registration of notes, replacing mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

          (3) the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the indenture.

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     In addition, we may, at our option and at any time, elect to have our and our Restricted Subsidiaries' obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts and at such times as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated dates for payment or redemption, as the case may be;

          (2) in the case of Legal Defeasance, we must have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

             (a) we have received from, or there has been published by, the Internal Revenue Service a ruling; or

             (b) since the date of the indenture, there has been a change in the applicable federal income tax law,

     in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, we must have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default will have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the notes concurrently with such incurrence);

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which we or any of our Subsidiaries is a party or by which the we or any of our Subsidiaries is bound;

          (6) we must have delivered to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other of our creditors or others;

          (7) we must have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

          (8) we must have delivered to the trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to the rights of holders of our Indebtedness other than the notes and (B) assuming no intervening bankruptcy of our company between the date of deposit and the 91st day following the date of deposit and that no holder is an insider of our company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any
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     applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (9) certain other customary conditions precedent must be satisfied.

     Notwithstanding the foregoing, the opinion of counsel required by clause
(2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

          (1) either:

             (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

             (b) all notes not theretofore delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangement satisfactory to the trustee, and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) we or any Guarantor have paid all other sums payable under the indenture by us; and

          (3) we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, we, the Guarantors and the trustee, without the consent of the holders, may amend the indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the trustee, adversely affect the rights of any of the holders in any material respect. In formulating its opinion on such matters, the trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount at maturity of the then outstanding notes issued under the indenture, except that, without the consent of each holder affected thereby, no amendment may:

          (1) reduce the principal amount at maturity of notes whose holders must consent to an amendment, supplement or waiver of any provision of the indenture or the notes;

          (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;
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          (4) make any notes payable in money other than that stated in the notes;

          (5) make any change in provisions of the indenture protecting the right of each holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount at maturity of notes to waive Defaults or Events of Default;

          (6) after our obligation to purchase notes arises thereunder, amend, change or modify in any material respect our obligation to make and consummate a Change of Control offer in the event of a Change of Control or make and consummate an offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

          (7) modify or change any provision of the indenture or the related definitions affecting the ranking of the notes or any Guarantee in a manner which adversely affects the holders;

          (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the terms of the indenture;

          (9) release all or substantially all of the Collateral; or

          (10) make any change in the preceding amendment and waiver provisions.

GOVERNING LAW

     The indenture provides that it, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law, of another jurisdiction would be required thereby.

THE TRUSTEE

     The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     The indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

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

     "Accreted Value" means, as of any date (the "Specified Date"), with respect to each $1,000 principal amount at maturity of notes:

          (1) if the Specified Date is one of the following dates (each, a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

SEMI-ANNUAL ACCRUAL DATE                                       ACCRETED VALUE
------------------------                                       --------------
Issue Date..................................................     $  800.00
March 1, 2003...............................................     $  809.64
September 1, 2003...........................................     $  822.64
March 1, 2004...............................................     $  835.86
September 1, 2004...........................................     $  849.28
March 1, 2005...............................................     $  862.93
September 1, 2005...........................................     $  876.79
March 1, 2006...............................................     $  890.87
September 1, 2006...........................................     $  905.18
March 1, 2007...............................................     $  919.72
September 1, 2007...........................................     $  934.49
March 1, 2008...............................................     $  949.51
September 1, 2008...........................................     $  964.76
March 1, 2009...............................................     $  980.25
September 1, 2009...........................................     $  996.00
October 15, 2009............................................     $1,000.00

          (2) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (a) the difference of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date and (y) the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (b) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date and the denominator of which is the number of days between the two Semi-Annual Accrual Dates.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with or into us or any of our Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, and which Indebtedness is without recourse to us or any of our Restricted Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person becomes a Restricted Subsidiary or the time of such acquisition, merger or consolidation. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Acquisition" means (1) an Investment by us or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary, or will be merged with or into us or any Restricted Subsidiary, or (2) the acquisition by us or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by us or any of our Restricted Subsidiaries (including any Sale/Leaseback Transaction) to any Person other than our company or a Subsidiary Guarantor of: (1) any Capital Stock of any Restricted Subsidiary; or (2) any other property or assets of our company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that the term "Asset Sale" will not include: (a) a transaction or series of related transactions for which we or our Restricted Subsidiaries receive aggregate consideration of less than $2,500,000; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of our company as permitted under "-- Merger, Consolidation and Sale of Assets"; (c) any Restricted Payment permitted by the "-- Limitation on Restricted Payments" covenant or that constitutes a Permitted Investment; (d) the sale of cash or Cash Equivalents, (e) the sale of used, worn out, damaged, obsolete or surplus assets; (f) the lease, assignment or sublease of any real or personal property in the ordinary course of business; and (g) any sale or disposition deemed to occur in connection with creating, granting or exercising remedies in respect of any Liens permitted pursuant to the indenture.

     "Capital Expenditure Basket" means, in any four fiscal quarter period, (x) $7.0 million plus (y) the amount, if any, of the Excess Cash Flow offer made and not accepted by the holders during the previous four fiscal quarter period ending immediately prior to such four fiscal quarter period plus (z) any Capital Expenditure Basket amounts (not to exceed $1.0 million) not previously applied by us as Capital Expenditures.

     "Capital Expenditures" means for any period all direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the transfer of Property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with accounting principles generally accepted in the United States, or GAAP, excluding (i) normal replacement and maintenance programs properly charged to current operations, and (ii) the purchase price of equipment to the extent that the consideration therefor consists of used, worn out, damaged, obsolete or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used, worn out, damaged, obsolete or surplus equipment.

     "Capital Stock" means, with respect to any Person:

          (1) any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, other equity interests, whether now outstanding or issued after the date of the indenture, partnership interests (whether general or limited), any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

          (2) any warrants, options or other rights (other than debt securities exchangeable for or convertible into any such Capital Stock referred to in the previous bullet point) exchangeable for or convertible into such Capital Stock.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means:

          (1) securities issued or directly and fully guaranteed by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having a maturity of not more than one year from the date of acquisition thereof;

          (2) securities issued or directly and fully guaranteed by any state of the United States of America or the District of Columbia, or any political subdivision of any such state or the District of Columbia or any public instrumentality thereof, having a maturity of not more than one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (3) commercial paper maturing no more than one year after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances having a maturity of not more than one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (4) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

     "Change of Control" means the occurrence of one or more of the following events:

          (1) prior to the earlier to occur of the first public offering of common stock (an "IPO") of our company or Holdings, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the voting stock of our company, whether as a result of issuance of securities of the Parent or our company, any merger, consolidation, liquidation or dissolution of Holdings or our company, or any direct or indirect transfer of securities by Holdings or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders will be deemed to beneficially own any voting stock of a Person (the "specified person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the voting stock of the parent entity);

          (2) following an IPO of our company or Holdings, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 45% of the total voting power of the voting stock of our company; provided, however, that the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting stock of our company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of our board of directors (for the purposes of this clause (2), such other person will be deemed to beneficially own any voting stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the voting stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the voting stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

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

          (3) during any consecutive two-year period, individuals who at the beginning of the period constituted our board of directors or the board of directors of Holdings (together with any new directors whose election by our board of directors or the board of directors of Holdings, as the case may be, or whose nomination for election by the stockholders of such Person was approved by a vote of a majority of the directors then in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved or approved by the Permitted Holders) cease for any reason to constitute a majority of our board of directors or the board of directors of Holdings then in office;

          (4) the adoption of a plan relating to the liquidation or dissolution of our company; or

          (5) the merger or consolidation of Holdings or our company with or into another Person or the merger of another Person with or into Holdings or our company, or the sale of all or substantially all the assets of Holdings or our company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the voting stock of Holdings or our company, as applicable, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the notes and a Subsidiary of the transferor of such assets.

     "Collateral" means collateral as such term is defined in the security agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Agreement.

     "Collateral Agent" means the collateral agent appointed pursuant to the Indenture. The trustee is the initial Collateral Agent.

     "Collateral Agreements" means, collectively, the security agreement and each Mortgage and each other contract, agreement or instrument creating or purporting to create a lien, security interest, charge or similar encumbrance on Collateral in favor of the Collateral Agent for the benefit of the holders of the notes, in each case, as the same may be in force from time to time.

     "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

          (1) Consolidated Net Income; and

          (2) to the extent Consolidated Net Income has been reduced thereby:

             (a) all income taxes of such Person and our Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

             (b) Consolidated Interest Expense, amortization expense and depreciation expense; and

             (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and our Restricted Subsidiaries in accordance with GAAP.

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

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of such Person or any of our Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of our Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired will be included only to the extent that it would be includible pursuant to the definition of "Consolidated Net Income." If such Person or any of our Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

     Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the average rate of interest on such Indebtedness during the Four Quarter Period ending on or prior to the Transaction Date; and

          (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and debt issuance costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness); plus

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

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense of such Person and our Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and our Restricted Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees), other than any cash costs paid to unwind Interest Rate Obligations existing on and prior to the Issue Date.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and our Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there will be excluded therefrom:

          (1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

          (2) after-tax items classified as extraordinary or nonrecurring gains or losses;

          (3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

          (4) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly-Owned Subsidiary of the referent Person by such Person;

          (5) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

          (6) all gains and losses realized on or because of the purchase or other acquisition by such Person or any of our Restricted Subsidiaries of any securities of such Person or any of our Restricted Subsidiaries; and

          (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and our Restricted Subsidiaries reducing Consolidated Net Income of such Person and our Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges which requires an accrual of or a reserve for cash charges for any future period).

     "Credit Agreement" means the Credit Agreement dated as of the Issue Date, among Holdings, us, the borrowers, the Lenders and the Lender Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, including any agreement (and related documents) adding Restricted Subsidiaries as additional borrowers or guarantors thereunder, or extending the maturity of, refinancing, replacing or otherwise restructuring or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, in each case as certified by us to the Collateral Agent.

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     "Currency Agreement" means any spot or forward foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect us or any Restricted Subsidiary against or manage fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first final maturity date of the notes for cash or is convertible into or exchangeable for debt securities of our company or our Subsidiaries at any time prior to such anniversary.

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary of our company other than a Foreign Restricted Subsidiary.

     "Excess Cash Flow" means, for any fiscal year, our Consolidated EBITDA for such year, adjusted as follows: (i) minus the cash portion of our Consolidated Interest Expense (net of interest income) for such year, (ii) minus all federal, state and foreign income taxes accrued or paid (without duplication) by us and our Subsidiaries during such year, (iii) minus all Capital Expenditures made during such year by us and our Subsidiaries and (iv) minus any net increase in the difference between (x) current assets, other than cash and Cash Equivalents, and (y) current liabilities of our company and our Subsidiaries for such year.

     "Exchange Offer" means the offer that may be made by us, pursuant to the Registration Rights Agreement, to exchange for any and all the notes a like aggregate principal amount at maturity of notes registered under the Securities Act having substantially identical terms to the notes (except that the exchange notes will not contain terms with respect to transfer restrictions or interest rate increases as described herein).

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined by our board of directors acting reasonably and in good faith and will be evidenced by a Board Resolution of our board of directors delivered to the trustee.

     "Foreign Restricted Subsidiary" means any Restricted Subsidiary of our company which is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

     "Indebtedness" means, with respect to any Person, without duplication:

          (1) all Obligations of such Person for borrowed money;

          (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all Capitalized Lease Obligations of such Person;

          (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with our past practice);

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          (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

          (8) all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

          (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value will be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of national standing: (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in our company; and (2) which, in the judgment of our board of directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and will include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" will exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on our or any Restricted Subsidiary's balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit by our company and our Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of our company or such Restricted Subsidiary, as the case may be. For the purposes of the "-- Limitation on Restricted Payments" covenant, the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by our company or any of our Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts will reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If we or any Restricted Subsidiary sell or otherwise dispose of any Common Stock of any direct or indirect Restricted Subsidiary such that,
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after giving effect to any such sale or disposition, we no longer own, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, we will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date of original issuance of the notes.

     "Lender Agent" means General Electric Capital Corporation, as agent for the Lenders, or any successor in that capacity.

     "Lenders" means the lenders party from time to time to the Credit
Agreement.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give security interest).

     "Mortgages" means the mortgages, deeds of trust, deeds to secure debt or other similar documents creating liens in favor of the Collateral Agent upon the owned or leased real property constituting Collateral of our company or any of our Domestic Restricted Subsidiaries from time to time.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by our company or any of our Restricted Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (2) all taxes and other costs and expenses actually paid or estimated by us (in good faith) to be payable in cash in connection with such Asset Sale;

          (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale;

          (4) amounts required to be paid to any Person (other than us or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale;

          (5) all distributions and other payments required to be made to non-majority interest holders in Subsidiaries as a result of such Asset Sale; and

          (6) appropriate amounts to be provided by our company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by our company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess will, at such time, constitute Net Cash Proceeds.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Holders" means (i) Atlantic Equity Partners III, L.P., a fund sponsored by First Atlantic Capital, Ltd., (ii) First Atlantic Capital, Ltd., or
(iii) any Affiliate thereof.

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     "Permitted Indebtedness" means, without duplication, each of the following:

          (1) Indebtedness under the notes issued on the Issue Date (and exchange notes issued in exchange therefor) in an aggregate outstanding principal amount at maturity not to exceed $93.75 million or of any Guarantor pursuant to a Guarantee thereof;

          (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $10.0 million;

          (3) other Indebtedness of us and our Restricted Subsidiaries outstanding on the Issue Date;

          (4) Interest Swap Obligations of our company or any Restricted Subsidiary covering Indebtedness of us or of any of our Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by the indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

          (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of us and our Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6) Indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary for so long as such Indebtedness is held by us or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than us or a Restricted Subsidiary; provided that (a) any such Indebtedness is unsecured and subordinated, pursuant to a written agreement, to such Restricted Subsidiary's obligations under the indenture and its Guarantee, if applicable, (b) if as of any date any Person other than us or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date will be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness and (c) the aggregate amount of Indebtedness of Restricted Subsidiary that is not a Guarantor incurred pursuant to this clause (6) may not exceed $3.0 million at any one time outstanding;

          (7) our Indebtedness to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided that (a) any such Indebtedness is unsecured and subordinated, pursuant to a written agreement, to our obligations under the indenture and the notes and (b) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date will be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness;

          (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

          (9) Indebtedness of us or any of our Restricted Subsidiaries represented by letters of credit for the account of us or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of us and our Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus

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     the amount of reasonable expenses incurred by us in connection with such
     Refinancing)) not to exceed $3.0 million at any one time outstanding;

          (11) Refinancing Indebtedness;

          (12) Guarantees by our company or a Restricted Subsidiary of Indebtedness incurred by our company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by our company or any such Restricted Subsidiary is otherwise permitted by the terms of the indenture;

          (13) Indebtedness arising from agreements of our company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness will at no time exceed the gross proceeds actually received by our company and the Subsidiary in connection with such disposition;

          (14) Indebtedness of our company or any Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease all outstanding notes as described below under "-- Legal Defeasance and Covenant Defeasance"; and

          (15) additional Indebtedness of our company and our Restricted Subsidiaries in an aggregate principal amount not to exceed $2.5 million at any one time outstanding.

     For purposes of determining compliance with the "-- Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, we will, in our sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "-- Limitations on Incurrence of Additional Indebtedness" covenant.

     "Permitted Investments" means:

          (1) Investments by our company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Subsidiary Guarantor or that will merge or consolidate into our company or a Subsidiary Guarantor;

          (2) Investments in our company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured (except to the extent permitted by clause (14) of the definition of Permitted Liens), and subordinated pursuant to a written agreement, to our obligations under the notes and the indenture;

          (3) Investments in cash and Cash Equivalents;

          (4) loans and advances to employees, officers and directors of our company and our Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

          (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of our or our Restricted Subsidiaries' businesses and otherwise in compliance with the indenture;

          (6) Investments in the notes;

          (7) Investments in trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
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          (8) Investments made by our company or our Restricted Subsidiaries as a result of consideration received in connection with any Asset Sale made in compliance with the "-- Limitation on Asset Sales" covenant;

          (9) any Investment existing on the Issue Date;

          (10) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business;

          (11) any Investment to the extent that the consideration therefor is our Qualified Capital Stock;

          (12) Investments in Foreign Restricted Subsidiaries in an amount not to exceed $3.0 million at any one time outstanding; and

          (13) additional Investments not to exceed $2.5 million at any one time outstanding.

     "Permitted Liens" means the following types of Liens:

          (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which our company or our Restricted Subsidiaries will have set aside on its books such reserves as may be required pursuant to GAAP;

          (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as will be required by GAAP will have been made in respect thereof;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment will not have been finally terminated or the period within which such proceedings may be initiated will not have expired;

          (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of our company or any of our Restricted Subsidiaries;

          (6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (10) of the definition of "Permitted Indebtedness;" provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (7) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (10) or clause (15) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness will not exceed the cost of such property or assets and will not be secured by any property or assets of our company or any Restricted Subsidiary other than the property and assets so acquired or constructed and (b) the Lien securing such Indebtedness will be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

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          (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of our company or any of our Restricted Subsidiaries, including rights of offset and set-off;

          (11) Liens securing Interest Swap Obligations, which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the indenture;

          (12) Liens securing Indebtedness under Currency Agreements that are permitted under the indenture;

          (13) Liens securing Acquired Indebtedness incurred in accordance with the "-- Limitation on Incurrence of Additional Indebtedness" covenant; provided that:

             (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by our company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by our company or a Restricted Subsidiary; and

             (b) such Liens do not extend to or cover any property or assets of our company or of any of our Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of our company or a Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by our company or a Restricted Subsidiary;

          (14) Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of "Permitted Indebtedness" to the extent and in the manner such Liens are in effect on the Issue Date;

          (15) Liens securing the notes and the Guarantees;

          (16) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (2) or clause (15) of the definition of "Permitted Indebtedness";

          (17) any interest of third parties in any escrow account established pursuant to the Merger Agreement;

          (18) Liens for the benefit of our company or a Subsidiary Guarantor on assets of any Restricted Subsidiary;

          (19) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and which has been incurred in accordance with the "-- Limitation on Incurrence of Additional Indebtedness" provisions of the indenture; provided, however, that such Liens: (i) are no less favorable to the holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of our company or any of our Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

          (20) Liens incurred in the ordinary course of business securing assets of our company in addition to that described in clauses (1) through (19) above, so long as the obligations secured by such Liens do not exceed $1.0 million at any one time outstanding and such obligations are not incurred in

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     connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business).

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Purchase Money Indebtedness" means Indebtedness of our company and our Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment (including Indebtedness incurred within 180 days following such purchase, construction or improvement), including Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed by us or a Subsidiary in connection with the acquisition of assets from such Person; provided, however, that any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" will have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by our company or any Restricted Subsidiary of Indebtedness incurred in accordance with the "-- Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clauses (1), (2), and (11) of the definition of Permitted Indebtedness), in each case that does not:

          (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by our company in connection with such Refinancing); or

          (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of our company, then such Refinancing Indebtedness will be Indebtedness solely of our company or a Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness will be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced;

          (3) change any of the respective obligors on such Refinancing Indebtedness;

          (4) affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness); or

          (5) afford the holders of such Refinancing Indebtedness covenants, defaults, rights or remedies more burdensome to the obligors than those contained in the Indebtedness being refinanced.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, between our company, the Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

     "Replacement Assets" means, with respect to any Asset Sale, properties and assets (including Capital Stock of a Person) that replace the properties and assets that were the subject of such Asset Sale or properties and assets (including Capital Stock of a Person) that will be used in the business of our company and the Restricted Subsidiaries or in businesses reasonably related or ancillary thereto.

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     "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to our company or a Restricted Subsidiary of any property, whether owned by our company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by our company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

     "Subsidiary" means, with respect to any Person:

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances will at the time be owned, directly or indirectly, by such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Subsidiary Guarantor" means (1) all existing Domestic Restricted Subsidiaries and (2) each of our Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture as a Subsidiary Guarantor; provided that any Person constituting a Subsidiary Guarantor as described above will cease to constitute a Subsidiary Guarantor when its respective Guarantee is released in accordance with the terms of the indenture.

     "Unrestricted Subsidiary" of any Person means:

          (1) any Subsidiary of such Person that at the time of determination will be or continue to be designated an Unrestricted Subsidiary by our board of directors of such Person in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

     Our board of directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, our company or any other Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, provided that:

          (1) we certify to the trustee that such designation complies with the "-- Limitation on Restricted Payments" covenant; and

          (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of our company or any of our Restricted Subsidiaries.

     Our board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (1) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, after giving effect to the designation of the Subsidiary as an Unrestricted Subsidiary, have been permitted to be incurred for all purposes of the indenture; and

          (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default will have occurred and be continuing.

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     Any such designation by the board of directors will be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly-Owned Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.

     "Working Capital Collateral" means that portion of the Collateral consisting of cash, deposit accounts, receivables and inventory, together with all documents of title, letters of credit, books, records and files (whether in physical or electronic form) relating to the foregoing.

EXCHANGE OFFER; REGISTRATION RIGHTS

     As part of the sale of the notes to the Initial Purchaser pursuant to the Purchase Agreement, we, the Guarantors and the Initial Purchaser entered into the Registration Rights Agreement dated October 15, 2002. Pursuant to our obligations under the Registration Rights Agreement, on July 29, 2003, we consummated an exchange offer in which we exchanged notes that were registered under the Securities Act for all unregistered notes that were tendered and not validly withdrawn in the exchange offer. As our affiliate, Atlantic Equity Partners III, L.P. was not eligible to participate in the exchange offer. All of the notes, other than the $7,250,000 aggregate principal amount at maturity beneficially owned by Atlantic Equity Partners III, L.P., were exchanged for registered notes in the exchange offer.

BOOK-ENTRY; DELIVERY AND FORM

  THE GLOBAL NOTES

     The notes were initially issued in the form of one or more global securities registered in the name of The Depository Trust Company, which we refer to as "DTC," or its nominee. We expect that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

     Payments of the principal of, premium (if any), interest (including additional interest) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of
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us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including additional interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

     DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount at maturity of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the trustee nor we will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  CERTIFICATED SECURITIES

     Certificated Securities will be issued in exchange for beneficial interests in the Global Notes (i) if requested by a holder of such interests or (ii) if DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by us within 90 days.

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             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of notes. Unless otherwise stated under the heading "Non-U.S. holders," below, this summary deals only with notes held as capital assets by U.S. holders, as defined below. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currency or tax-exempt investors. This summary also does not address the tax consequences to U.S. holders that have a functional currency other than the U.S. Dollar, partnerships or other entities treated as partnerships that hold notes, persons that hold notes as part of a straddle, hedging, constructive sale or conversion transaction, or shareholders, partners or beneficiaries of a holder of notes. It also does not include any description of any tax consequences under the tax laws of any state or local government or of any foreign government that may be applicable to the notes. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the Code, Treasury regulations under the Code, which we refer to in this prospectus as the Treasury Regulations, and administrative and judicial interpretations of the Code, as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis.

     As used in this section, the term "U.S. holder" means any beneficial owner of notes that is, for United States federal income tax purposes,

     - a citizen or resident of the United States,

     - a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

     - an estate the income of which is subject to United States federal income taxation regardless of its source, or

     - a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

     As used in this discussion, the term Non-U.S. holder means a beneficial owner of notes that is not a U.S. holder and is not an entity organized in or under the laws of the United States, any state thereof or the District of Columbia.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS WITH RESPECT TO AN INVESTMENT IN THE NOTES.

U.S. HOLDERS

     Interest Income. Stated interest on a note will be includible in a U.S. holder's gross income as ordinary interest income at the time it is accrued or received in accordance with the U.S. holder's method of accounting for United States federal income tax purposes.

     Original Issue Discount. The notes were issued with original issue discount in an amount equal to the difference between the principal amount of the notes and the original offering price of the notes. A U.S. holder of a note must include original issue discount in income as ordinary interest income for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the holder of a note will be the sum of the daily portions of original issue discount with respect to such note for each day during the taxable year (or portion of the taxable year) on which such U.S. holder held such note. The "daily portion" of original issue discount on a note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs
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either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between:

     - the product of the note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period), and

     - the amount of any qualified stated interest payments allocable to such accrual period.

The "adjusted issue price" of a note at the beginning of any accrual period is the sum of the issue price of the note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the note that were not stated interest payments. Under these rules, U.S. holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     As described in more detail under "Description of the Notes," we are obligated to redeem 20% of the principal amount at maturity of each note, plus accrued and unpaid interest to the redemption date, on October 15, 2007 and an additional 10% of the original principal amount at maturity of each note on October 15, 2008. This redemption of the principal amount at maturity will be treated for federal income tax purposes as a payment of original issue discount to the extent of any accrued but unpaid original issue discount and thereafter as a repayment of principal. While these payments do not affect the total amount of original issue discount on the notes, they will be taken into account in the determination of the yield to maturity calculation used in determining the amount of original issue discount allocable to any accrual period. We intend to take the position that the yield to maturity on the notes will initially be determined assuming that these redemption payments will be made in the full amount of 20% and 10% of the original principal amount at maturity of the notes, plus accrued and unpaid interest to the redemption date, on October 15, 2007 and October 15, 2008, respectively, subject to readjustment during the period that the notes are outstanding to the extent that we may reduce our obligation to make these redemptions on account of redemptions of the notes pursuant to an Excess Cash Flow offer, as described under "Description of the Notes -- Excess Cash Flow Offer" and "Description of the Notes -- Redemption -- Mandatory Redemption."

     We also have various optional redemption rights, some of which are subject to contingencies and some of which are unrestricted. You also have the option to require us to purchase all or a portion of your notes upon the occurrence of a Change of Control. We do not believe that these redemption options will affect the determination of the yield or deemed maturity date of the notes or otherwise affect the amount or timing or accrual of original issue discount on the notes. If this belief or our belief regarding the effect of mandatory redemption payments described in the preceding paragraph is incorrect, the amount and timing of original issue discount required to be taken into account by you may be affected. You should consult your tax advisor regarding the possible effects, if any, of these redemption rights on the calculation of original issue discount on any notes that you buy.

     Sale, Exchange or Retirement of Notes. Upon sale, exchange or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the U.S. holder's adjusted tax basis in the note and the amount realized on the sale, exchange, or retirement (less any accrued but previously unpaid interest, which would be treated as a payment of previously accrued interest on the notes). A U.S. holder's adjusted tax basis in a note will generally equal the issue price of such note, increased by the amount of original issue discount previously included in income by such holder with respect to such note and reduced by any principal payments received by the U.S. holder. Gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale, exchange, or retirement, the note was held for more than one year. Under current law, net capital gains of non-corporate taxpayers, under certain circumstances, are taxed at lower rates than items of ordinary income. The deduction of capital losses is subject to certain limitations.

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NON-U.S. HOLDERS

     Interest Income. Generally, interest income (including original issue discount) of a Non-U.S. holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate or, if applicable, a lower tax rate specified by a treaty. However, interest income (including original issue discount) earned on the notes by a Non-U.S. holder may qualify for the "portfolio interest" exemption and therefore not be subject to United States federal income tax or withholding tax, if such interest income is not effectively connected with a United States trade or business of the Non-U.S. holder and if:

     - the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

     - the Non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership,

     - the Non-U.S. holder certifies to us or our agent, under penalties of perjury, that it is not a U.S. holder and provides its name and address or otherwise satisfies applicable identification requirements, and

     - neither we nor our paying agent knows or has reason to know that the conditions of the exemption are, in fact, not satisfied.

     In the case of notes held by partnerships, the certification described above must be provided by the partners, rather than by the partnerships and the partnership must provide certain information, including a U.S. taxpayer identification number. A look through rule applies in the case of tiered partnerships.

     Unless an applicable treaty otherwise provides, a Non-U.S. holder generally will be taxed in the same manner as a U.S. holder with respect to interest (including original issue discount) if the interest income is effectively connected with a United States trade or business of the Non-U.S. holder and, in the case of a Non-U.S. holder that is eligible for benefits of an income tax treaty with the United States, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States. Such effectively connected interest received or accrued by a corporate Non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate or, if applicable, a lower tax rate specified by a treaty. Even though such effectively connected interest is subject to U.S. income tax and may be subject to the branch profits tax, it is not subject to U.S. withholding tax if the holder delivers a properly executed IRS Form W-8ECI (or a suitable substitute form) to us or our paying agent and neither we nor our paying agent knows or has reason to know that the information on the form is incorrect.

     Sale, Exchange, or Retirement of Notes. A Non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, or retirement of notes unless

     - the gain is effectively connected with a United States trade or business of the Non-U.S. holder, or

     - in the case of a Non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     In general, information reporting on IRS Form 1099 will apply to payments to a U.S. Holder of principal, premium, if any, and interest on a note and the proceeds of the sale of a note. Backup withholding tax may apply to such payments to a non-corporate U.S. holder if that U.S. holder:

     - fails to furnish or certify its correct taxpayer identification number to us or our paying agent in the manner required,
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

     - is notified by the IRS that it has failed to report payments of interest or dividends properly, or

     - under certain circumstances, fails to certify that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

     Information reporting on IRS Form 1099 and backup withholding tax will not apply to payments of interest on notes to a Non-U.S. holder if the certification or identification requirements described in "-- Non-U.S. Holders -- Interest Income" are satisfied by the holder, unless the payor knows or has reason to know that the holder is not entitled to an exemption from information reporting or backup withholding tax. However, we may report payments of interest on the notes to a Non-U.S. holder on IRS Form 1042-S regardless of whether a Non-U.S. holder provides the certification or identification requirements described above.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of notes effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless the broker is a United States person or has certain connections to the United States. Payment of the proceeds of any such sale effected outside the United States by a foreign office of a broker described in the preceding sentence will not be subject to backup withholding tax, but will be subject to information reporting requirements, unless the broker has documentary evidence in its records that the beneficial owner is a Non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the notes provides the certification described in "Non-U.S. Holders -- Interest Income" or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a credit against that holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the I.R.S. The rate for backup withholding tax is 28% for tax years beginning in 2003 and 2004.

     You are urged to consult with your own tax advisor with regard to the U.S. federal income tax consequences of an investment in the notes as well as the consequences under state, local and foreign income tax law. Non-U.S. holders are urged to consult their own tax advisors as to the effect of income tax treaties and reporting requirements with regard to an investment in the notes.

EFFECT OF HYDO PAYMENTS ON OUR ABILITY TO DEDUCT INTEREST ON THE NOTES

     On each payment date beginning March 1, 2008, in addition to accrued interest due on that date, we will make a payment, which we call a HYDO payment, on each note in cash in an amount equal to the excess, if any, of:

     - the total amount of interest and original issue discount accrued on the note through that date, over

     - the sum of:

      - all amounts of interest and original issue discount paid in cash with respect to such note through and including that date;

      - all HYDO payments previously made by us on the note; and

      - the annual "yield to maturity" applicable for purposes of the accrual of original issue discount multiplied by the original principal amount of the note.

     As a result of making these HYDO payments, we will not be subject to special rules that would otherwise limit the amount of interest expense we could deduct on the notes for U.S. federal income tax purposes. If the notes did not provide for HYDO payments, the special rules would apply. If these rules were to apply, we would not be allowed a deduction for the "disqualified portion" of the original issue discount on the notes and would not be allowed a deduction with respect to the remainder of such original issue discount until it was paid.
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

     The "disqualified portion" of the original issue discount on a note would be calculated as the lesser of:

     - the amount of such original issue discount, or

     - the portion of the "total return" on the note which bears the same ratio to such total return as the "disqualified yield" on the note bears to the yield to maturity on the note.

For this purpose,

     - the term "total return" is the amount that would have been the original issue discount on the note if the stated interest on the note were included in its stated redemption price at maturity, and

     - the term "disqualified yield" means (i) the excess of the yield to maturity on the note over (ii) the sum of (A) the applicable Federal rate in effect under section 1274(d) of the Code for the calendar month in which the note is issued and (B) six percentage points.

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                              PLAN OF DISTRIBUTION

     Holdings will sell the notes directly to purchasers at the offering price that appears on the cover page of this prospectus. Holdings may be deemed to be an "underwriter" within the meaning of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between Holdings and any underwriter, broker-dealer or agent regarding the sale of the notes by Holdings.

     In order to comply with the securities laws of particular states, the notes covered by this prospectus may be sold in certain states only through registered or licensed brokers or dealers. In addition, in particular states, the notes may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Certain persons that participate in the distribution of the notes may engage in transactions that stabilize, maintain or otherwise affect the price of the notes, including over allotment, stabilizing and short-covering transactions in such notes, and the imposition of penalty bids, in connection with an offering. Any person participating in the distribution of the notes registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of the notes by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the notes to engage in market-making activities with respect to the notes. These restrictions may affect the marketability of the notes and the ability of any person or entity to engage in market-making activities with respect to the notes.

     The notes are not listed and we do not intend to list the notes on any securities exchange or to include the notes in any automated quotation system. Currently, there is no public market for the notes.

     Holdings and Atlantic Equity Partners III have agreed that the aggregate value of the shares of common stock to be issued by Holdings to Atlantic Equity Partners III in the private transaction described in "Related Party Transactions -- Issuances of Common Stock of Holdings" and "Selling Noteholder" will be reduced by the amount of the expenses related to this offering. Subject to the preceding sentence, Holdings has agreed to pay all of the expenses incidental to the registration, offering and sale by Holdings of the notes to the public, including any expenses relating to the filing of the registration statement of which this prospectus is a part. We estimate these expenses to be approximately $200,000.

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                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission, which we refer to as the SEC, a registration statement on Form S-1 under the Securities Act of 1933, which we refer to as the Securities Act, with respect to the offering of the notes. This prospectus does not contain all the information included in the registration statement and the exhibits and schedules thereto. You will find additional information about us and the notes in the registration statement. We also file annual, quarterly and special reports with the SEC. The registration statement and the exhibits and schedules thereto and the other materials we file with the SEC are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N. W., Washington,
D. C. 20549, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D. C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the operation of the public reference facilities. Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.

     You may also request a copy of these filings at no cost, by writing or calling us at the following address:

     Golfsmith International, Inc.
     11000 N. IH-35
     Austin, Texas 78753-3195
     (512) 837-8810
     Attention: Chief Executive Officer

     In addition, while any notes remain outstanding, we will make available, upon request, to any holder and any prospective purchaser of notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

                                 LEGAL MATTERS

     Certain matters relating to the notes will be passed upon for us by King & Spalding LLP, New York, New York.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated balance sheets as of January 3, 2004 and December 28, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 29, 2001, the period from December 30, 2001 through October 15, 2002, the period from October 16, 2002 through December 28, 2002, and the year ended January 3, 2004, as set forth in their report. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Registered Public Accounting Firm.....   F-2
Consolidated Balance Sheets at January 3, 2004 and December
  28, 2002..................................................   F-3
Consolidated Statements of Operations for the fiscal year
  ended January 3, 2004 (Successor), for the period from
  October 16, 2002 through December 28, 2002 (Successor),
  for the period from December 30, 2001 through October 15,
  2002 (Predecessor), and for the fiscal year ended December
  29, 2001 (Predecessor)....................................   F-4
Consolidated Statements of Stockholders' Equity and
  Comprehensive Income for the fiscal year ended January 3,
  2004 (Successor), for the period from October 16, 2002
  through December 28, 2002 (Successor), for the period from
  December 30, 2001 through October 15, 2002 (Predecessor),
  and for the fiscal year ended December 29, 2001
  (Predecessor).............................................   F-5
Consolidated Statements of Cash Flows for the fiscal year
  ended January 3, 2004 (Successor), for the period from
  October 16, 2002 through December 28, 2002 (Successor),
  for the period from December 30, 2001 through October 15,
  2002 (Predecessor), and for the fiscal year ended December
  29, 2001 (Predecessor)....................................   F-6
Notes to Consolidated Financial Statements..................   F-7
Consolidated Balance Sheets at April 3, 2004 (unaudited) and
  January 3, 2004...........................................  F-31
Consolidated Statements of Operations for the three months
  ended April 3, 2004 and March 29, 2003 (unaudited)........  F-32
Consolidated Statements of Cash Flows for the three months
  ended April 3, 2004 and March 29, 2003 (unaudited)........  F-33
Notes to Consolidated Financial Statements (unaudited)......  F-34

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Golfsmith International Holdings, Inc.

     We have audited the accompanying consolidated balance sheets of Golfsmith International Holdings, Inc. (Successor to Golfsmith International Inc.) as of January 3, 2004 and December 28, 2002 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended January 3, 2004, the period from December 30, 2001 through October 15, 2002 (representing Golfsmith International Inc., or the "Predecessor"), the period from October 16, 2002 through December 28, 2002 (representing Golfsmith International Holdings, Inc., or the "Successor") and for the year ended December 29, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Golfsmith International Holdings, Inc. ("Successor") at January 3, 2004 and December 28, 2002, and the consolidated results of their operations and their cash flows for the year ended January 3, 2004, the period from December 30, 2001 through October 15, 2002 ("Predecessor"), the period from October 16, 2002 through December 28, 2002 ("Successor") and for the year ended December 29, 2001, in conformity with U.S. generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Austin, Texas
February 21, 2004

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                               JANUARY 3,    DECEMBER 28,
                                                                  2004           2002
                                                              ------------   ------------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $  2,928,109   $ 11,412,460
  Receivables, net of allowances of $176,667 at January 3,
    2004 and $242,643 at December 28, 2002..................     2,689,815      1,639,120
  Inventories, net of reserves of $821,618 at January 3,
    2004 and $818,816 at December 28, 2002..................    51,212,544     32,351,880
  Deferred tax assets.......................................     1,437,922         67,905
  Prepaid and other current assets..........................     1,845,546      2,119,390
                                                              ------------   ------------
Total current assets........................................    60,113,936     47,590,755
Property and equipment:
  Land and buildings........................................    21,040,387     21,017,551
  Equipment, furniture, fixtures and autos..................    12,234,869      9,270,340
  Leasehold improvements and construction in progress.......    10,907,168      7,015,985
                                                              ------------   ------------
                                                                44,182,424     37,303,876
  Less: accumulated depreciation and amortization...........    (6,100,047)    (1,258,676)
                                                              ------------   ------------
Net property and equipment..................................    38,082,377     36,045,200
Goodwill....................................................    42,035,545     34,948,016
Tradename...................................................    11,158,000     11,158,000
Trademarks..................................................    15,459,038     15,093,396
Customer database, net of accumulated amortization of
  $472,111 at January 3, 2004 and $94,422 at December 28,
  2002......................................................     2,927,094      3,304,783
Deferred tax assets.........................................     2,724,174      4,274,161
Debt issuance costs, net of accumulated amortization of
  $1,087,499 at January 3, 2004 and $178,744 at December 28,
  2002......................................................     6,770,216      7,596,561
Other long-term assets......................................        56,333             --
                                                              ------------   ------------
Total assets................................................  $179,326,713   $160,010,872
                                                              ============   ============

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 23,604,647   $ 17,822,015
  Accrued expenses and other current liabilities............    16,762,870     12,822,302
  Lines of credit...........................................     1,417,039             --
                                                              ------------   ------------
Total current liabilities...................................    41,784,556     30,644,317
Long-term debt, less current maturities.....................    77,482,469     75,380,045
Deferred rent...............................................     1,083,511        513,324
                                                              ------------   ------------
Total liabilities...........................................   120,350,536    106,537,686
Stockholders' Equity:
  Common stock -- $.001 par value; 40,000,000 shares
    authorized; 21,594,597 and 20,077,931 shares issued and
    outstanding at January 3, 2004 and December 28, 2002,
    respectively............................................        21,594         20,078
  Restricted common stock units -- $.001 par value; 755,935
    and 839,268 shares issued and outstanding at January 3,
    2004 and December 28, 2002, respectively................           756            839
  Additional capital........................................    60,288,607     55,990,042
  Other comprehensive income................................       186,877         48,148
  Accumulated deficit.......................................    (1,521,657)    (2,585,921)
                                                              ------------   ------------
Total stockholders' equity..................................    58,976,177     53,473,186
                                                              ------------   ------------
Total liabilities and stockholders' equity..................  $179,326,713   $160,010,872
                                                              ============   ============

                            See accompanying notes.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    SUCCESSOR                    PREDECESSOR
                                           ---------------------------   ---------------------------
                                                            FOR THE        FOR THE
                                                          PERIOD FROM    PERIOD FROM
                                                          OCTOBER 16,    DECEMBER 30,
                                           FISCAL YEAR        2002           2001       FISCAL YEAR
                                              ENDED         THROUGH        THROUGH         ENDED
                                            JANUARY 3,    DECEMBER 28,   OCTOBER 15,    DECEMBER 29,
                                               2004           2002           2002           2001
                                           ------------   ------------   ------------   ------------
Net revenues.............................  $257,744,780   $37,830,540    $180,315,163   $221,438,496
Cost of products sold....................   171,083,110    25,146,178     117,206,594    143,117,798
                                           ------------   -----------    ------------   ------------
Gross profit.............................    86,661,670    12,684,362      63,108,569     78,320,698
Selling, general and administrative......    73,400,271    13,580,912      48,308,301     64,081,753
Store pre-opening expenses...............       599,603        92,792         121,686             --
Amortization of deferred compensation....            --            --       6,033,273        457,722
                                           ------------   -----------    ------------   ------------
Total operating expenses.................    73,999,874    13,673,704      54,463,260     64,539,475
                                           ------------   -----------    ------------   ------------
Operating income.........................    12,661,796      (989,342)      8,645,309     13,781,223
Interest expense.........................   (11,156,792)   (2,210,304)     (5,205,859)    (6,825,356)
Interest income..........................        39,776         7,119         330,587        597,595
Other income.............................       210,707        13,725       2,365,551      1,181,538
Other expense............................       (46,270)         (133)                      (150,000)
Minority interest........................            --            --        (844,378)      (580,798)
Loss on debt extinguishment..............            --            --      (8,046,552)            --
                                           ------------   -----------    ------------   ------------
Income (loss) from continuing operations
  before income taxes....................     1,709,217    (3,178,935)     (2,755,342)     8,004,202
Income tax (expense) benefit.............      (644,953)      632,934        (708,374)      (251,147)
                                           ------------   -----------    ------------   ------------
Income (loss) from continuing
  operations.............................     1,064,264    (2,546,001)     (3,463,716)     7,753,055
Loss from discontinued operations,
  including loss on disposal of $285,886
  for the year ended December 28, 2002
  (see Note 6)...........................            --       (39,920)       (229,880)      (589,881)
                                           ------------   -----------    ------------   ------------
Income (loss) before extraordinary
  item...................................     1,064,264    (2,585,921)     (3,693,596)     7,163,174
Extraordinary gain -- negative goodwill
  arising from purchase of minority
  interest (see Note 4)..................            --            --       4,121,927             --
                                           ------------   -----------    ------------   ------------
Net income (loss)........................  $  1,064,264   $(2,585,921)   $    428,331   $  7,163,174
                                           ============   ===========    ============   ============

                            See accompanying notes.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

                                                                    COMMON STOCK
                                                   ----------------------------------------------   RESTRICTED STOCK
                                                                                  GOLFSMITH         UNITS GOLFSMITH
                                                          GOLFSMITH             INTERNATIONAL        INTERNATIONAL
                                                     INTERNATIONAL, INC.        HOLDINGS, INC.       HOLDINGS, INC.
                                                   -----------------------   --------------------   ----------------    ADDITIONAL
                                                     SHARES       AMOUNT       SHARES     AMOUNT    SHARES    AMOUNT     CAPITAL
                                                   -----------   ---------   ----------   -------   -------   ------   ------------
Balance at December 30, 2000 (Predecessor).......   10,000,000   $ 100,000           --   $   --         --    $ --    $ 10,512,226
 Stock compensation -- variable employee
   options.......................................           --          --           --       --         --      --       2,374,254
 Amortization of deferred compensation...........           --          --           --       --         --      --              --
 Amortization of deferred interest...............           --          --           --       --         --      --              --
 Comprehensive income:
   Translation adjustments, cumulative
     translation loss of $(337,392) at December
     29, 2001....................................           --          --           --       --         --      --              --
   Net income....................................           --          --           --       --         --      --              --
                                                   -----------   ---------   ----------   -------   -------    ----    ------------
     Total comprehensive income..................           --          --           --       --         --      --              --
                                                   -----------   ---------   ----------   -------   -------    ----    ------------
Balance at December 29, 2001 (Predecessor).......   10,000,000     100,000           --       --         --      --      12,886,480
 Dividends paid..................................           --          --           --       --         --      --              --
 Stock compensation -- variable employee
   options.......................................           --          --           --       --         --      --       4,116,741
 Amortization of deferred compensation...........           --          --           --       --         --      --              --
 Amortization of deferred interest...............           --          --           --       --         --      --              --
 Pre merger net income...........................           --          --           --       --         --      --              --
 Merger of Golfsmith International, Inc. into
   Golfsmith International Holdings, Inc.........  (10,000,000)   (100,000)          --       --         --      --     (17,003,221)
 Issuance of Holdings common stock net of
   issuance costs of $6,740,637..................           --          --   20,077,931   20,078         --      --      53,473,079
 Issuance of Holdings restricted stock units.....           --          --           --       --    839,268     839       2,516,963
                                                   -----------   ---------   ----------   -------   -------    ----    ------------
Balance October 15, 2002 (Predecessor)...........           --   $      --   20,077,931   $20,078   839,268    $839    $ 55,990,042
                                                   ===========   =========   ==========   =======   =======    ====    ============
-----------------------------------------------------------------------------------------------------------------------------------
Balance October 16, 2002 (Successor).............           --   $      --   20,077,931   $20,078   839,268    $839    $ 55,990,042
 Comprehensive loss:
   Translation adjustments, cumulative
     translation gain of $48,148 at December 28,
     2002........................................           --          --           --       --         --      --              --
   Net loss of Holdings..........................           --          --           --       --         --      --              --
     Total comprehensive loss....................           --          --           --       --         --      --              --
                                                   -----------   ---------   ----------   -------   -------    ----    ------------
Balance at December 28, 2002 (Successor).........           --          --   20,077,931   20,078    839,268     839      55,990,042
 Issuance of common stock........................           --          --    1,433,333    1,433         --      --       4,298,565
 Conversion of restricted stock..................           --          --       83,333       83    (83,333)    (83)             --
 Comprehensive loss:
   Translation adjustments, cumulative
     translation gain of $186,877 at January 3,
     2004........................................           --          --           --       --         --      --              --
   Net income of Holdings........................           --          --           --       --         --      --              --
       Total comprehensive income................           --          --           --       --         --      --              --
                                                   -----------   ---------   ----------   -------   -------    ----    ------------
Balance at January 3, 2004 (Successor)...........           --   $      --   21,594,597   $21,594   755,935    $756    $ 60,288,607
                                                   ===========   =========   ==========   =======   =======    ====    ============


                                                                                                RETAINED
                                                                                  OTHER         EARNINGS
                                                   DEFERRED      DEFERRED     COMPREHENSIVE   (ACCUMULATED   STOCKHOLDERS'
                                                   INTEREST    COMPENSATION      INCOME         DEFICIT)        EQUITY
                                                   ---------   ------------   -------------   ------------   -------------
Balance at December 30, 2000 (Predecessor).......  $(175,548)  $        --      $(275,865)    $14,760,558    $ 24,921,371
 Stock compensation -- variable employee
   options.......................................         --    (2,374,254)            --              --              --
 Amortization of deferred compensation...........         --       457,722             --              --         457,722
 Amortization of deferred interest...............     38,358            --             --              --          38,358
 Comprehensive income:
   Translation adjustments, cumulative
     translation loss of $(337,392) at December
     29, 2001....................................         --            --        (61,527)             --         (61,527)
   Net income....................................         --            --             --       7,163,174       7,163,174
                                                   ---------   -----------      ---------     -----------    ------------
     Total comprehensive income..................         --            --             --              --       7,101,647
                                                   ---------   -----------      ---------     -----------    ------------
Balance at December 29, 2001 (Predecessor).......   (137,190)   (1,916,532)      (337,392)     21,923,732      32,519,098
 Dividends paid..................................         --            --             --      (3,237,500)     (3,237,500)
 Stock compensation -- variable employee
   options.......................................         --    (4,116,741)            --              --              --
 Amortization of deferred compensation...........         --     6,033,273             --              --       6,033,273
 Amortization of deferred interest...............    137,190            --             --              --         137,190
 Pre merger net income...........................         --            --             --         428,331         428,331
 Merger of Golfsmith International, Inc. into
   Golfsmith International Holdings, Inc.........         --            --        337,392     (19,114,563)    (35,880,392)
 Issuance of Holdings common stock net of
   issuance costs of $6,740,637..................         --            --             --              --      53,493,157
 Issuance of Holdings restricted stock units.....         --            --             --              --       2,517,802
                                                   ---------   -----------      ---------     -----------    ------------
Balance October 15, 2002 (Predecessor)...........  $      --   $        --      $      --     $        --    $ 56,010,959
                                                   =========   ===========      =========     ===========    ============
-----------------------------------------------------------------------------------------------------------------------------------
Balance October 16, 2002 (Successor).............  $      --   $        --      $      --     $        --    $ 56,010,959
 Comprehensive loss:
   Translation adjustments, cumulative
     translation gain of $48,148 at December 28,
     2002........................................         --            --         48,148              --          48,148
   Net loss of Holdings..........................         --            --             --      (2,585,921)     (2,585,921)
     Total comprehensive loss....................         --            --             --              --      (2,537,773)
                                                   ---------   -----------      ---------     -----------    ------------
Balance at December 28, 2002 (Successor).........         --            --         48,148      (2,585,921)     53,473,186
 Issuance of common stock........................         --            --             --              --       4,299,998
 Conversion of restricted stock..................         --            --             --              --              --
 Comprehensive loss:
   Translation adjustments, cumulative
     translation gain of $186,877 at January 3,
     2004........................................         --            --        138,729              --         138,729
   Net income of Holdings........................         --            --             --       1,064,264       1,064,264
       Total comprehensive income................         --            --             --              --       1,202,993
                                                   ---------   -----------      ---------     -----------    ------------
Balance at January 3, 2004 (Successor)...........  $      --   $        --      $ 186,877     $(1,521,657)   $ 58,976,177
                                                   =========   ===========      =========     ===========    ============

                            See accompanying notes.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       SUCCESSOR                    PREDECESSOR
                                                              ---------------------------   ---------------------------
                                                                               FOR THE        FOR THE
                                                                             PERIOD FROM    PERIOD FROM
                                                                             OCTOBER 16,    DECEMBER 30,
                                                              FISCAL YEAR        2002           2001       FISCAL YEAR
                                                                 ENDED         THROUGH        THROUGH         ENDED
                                                               JANUARY 3,    DECEMBER 28,   OCTOBER 15,    DECEMBER 29,
                                                                  2004           2002           2002           2001
                                                              ------------   ------------   ------------   ------------
OPERATING ACTIVITIES
Net income (loss)...........................................  $  1,064,264   $(2,585,921)   $   428,331    $  7,163,174
 Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
   Depreciation.............................................     4,850,711     1,255,251      4,776,431       6,455,080
   Amortization of intangible assets........................       377,689        94,422         31,959         261,835
   Amortization of debt issue costs and debt discount.......     3,011,179       558,788      1,821,074       2,000,700
   Interest paid with issuance of in-kind debt..............            --            --             --         954,810
   Minority interest........................................            --            --        844,378         580,798
   Stock compensation to non-employee.......................            --            --         30,284          38,358
   Stock compensation -- variable employee options..........            --            --      6,033,273         457,722
   Net loss (gain) on sale of real estate and other
     assets.................................................         3,069            --     (2,215,735)       (980,233)
   Loss on extinguishment of debt...........................            --            --      8,046,552              --
   Extraordinary gain -- negative goodwill arising from
     purchase of minority interest..........................            --            --     (4,121,927)             --
   Changes in operating assets and liabilities:
     Accounts receivable....................................    (1,109,008)      462,403        959,130       6,001,531
     Inventories............................................   (14,196,793)      799,837      1,512,546      10,621,937
     Prepaid and other assets...............................       323,305      (475,753)      (457,688)        992,458
     Deferred income taxes..................................       179,970      (439,814)            --              --
     Accounts payable.......................................     3,346,528     4,767,312     (5,884,333)      6,597,510
     Accrued expenses and other current liabilities.........     2,632,298     3,861,433         15,363          11,586
     Deferred rent..........................................       570,187       404,817       (304,597)        373,870
                                                              ------------   -----------    ------------   ------------
Net cash provided by operating activities...................     1,053,399     8,702,775     11,515,041      41,531,136
INVESTING ACTIVITIES
Purchase of property, plant and equipment...................    (5,759,429)   (1,126,683)    (2,086,323)     (1,344,843)
Proceeds from sale of real estate and other assets..........        18,046            --      3,313,022       1,395,736
Purchase of assets and other................................      (956,676)           --             --              --
Purchase of business, net of cash received..................    (8,585,560)           --             --              --
                                                              ------------   -----------    ------------   ------------
Net cash provided by (used in) investing activities.........   (15,283,619)   (1,126,683)     1,226,699          50,893
FINANCING ACTIVITIES
Principal payments on lines of credit.......................   (27,178,727)           --     (9,840,843)    (20,115,977)
Proceeds from lines of credit...............................    28,595,766            --      9,807,280      12,977,194
Principal payments on term note.............................            --            --    (41,698,481)     (5,999,996)
Proceeds from issuance of common stock......................     4,299,998            --     43,243,157              --
Payments to satisfy debt and minority interest
 obligations................................................            --            --    (10,634,165)             --
Distributions to shareholders...............................            --            --    (35,880,392)             --
Dividends paid..............................................            --            --     (3,237,500)             --
Dividends paid to minority interest owners..................            --            --       (262,500)             --
Debt issuance costs.........................................       (82,410)           --             --              --
Other.......................................................       (23,264)           --             --              --
                                                              ------------   -----------    ------------   ------------
Net cash provided by (used in) financing activities.........     5,611,363            --    (48,503,444)    (13,138,779)
Effect of exchange rate changes on cash.....................       134,506        48,148             --         (42,475)
                                                              ------------   -----------    ------------   ------------
Change in cash and cash equivalents.........................    (8,484,351)    7,624,240    (35,761,704)     28,400,775
Cash and cash equivalents, beginning of period..............    11,412,460     3,788,220     39,549,924      11,149,149
                                                              ------------   -----------    ------------   ------------
Cash and cash equivalents, end of period....................  $  2,928,109   $11,412,460    $ 3,788,220    $ 39,549,924
                                                              ============   ===========    ============   ============
Supplemental cash flow information:
 Interest payments..........................................  $  7,130,032   $     6,529    $ 4,078,658    $  4,322,284
 Tax payments...............................................       699,198        15,325        493,392         250,591
 Amortization of discount on senior subordinated notes......            --            --      1,369,447       1,620,349
 Amortization of discount on senior secured notes...........     2,102,424       380,045             --              --
 Issuance of common stock units in connection with business
   combination..............................................            --            --      2,517,802              --
 Management rollover of Golfsmith International, Inc. equity
   into Golfsmith International Holdings, Inc. equity.......            --            --     10,250,000              --
 Issuance of senior secured notes in business combination...            --            --     75,000,000              --

                            See accompanying notes.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 3, 2004

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION AND CHANGE IN REPORTING ENTITY

     The accompanying consolidated financial statements include the accounts of Golfsmith International Holdings, Inc. ("Holdings", the "Company", or "Successor") and its wholly owned subsidiary Golfsmith International, Inc. ("Golfsmith" or "Predecessor"). Holdings was formed on September 4, 2002 as a Delaware corporation to acquire all of the outstanding shares of common stock of Golfsmith. Holdings acquired Golfsmith on October 15, 2002 (See Note 2). Holdings has no assets or liabilities other than its investment in its wholly owned subsidiary Golfsmith and did not have operations prior to the acquisition of Golfsmith; accordingly these consolidated financial statements represent the operations of Golfsmith and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

     For purposes of presentation, the accompanying statements of operations and cash flows for the period from December 30, 2001 through October 15, 2002 and for the year ended December 29, 2001 reflect the operating results and cash flows of Golfsmith prior to its acquisition by Holdings on October 15, 2002. The accompanying statements of operations and cash flows for the year ended January 3, 2004 and for the period from October 16, 2002 through December 28, 2002 reflect the sum of the consolidated operating results and cash flows of Golfsmith and Holdings.

  NATURE OF OPERATIONS

     The Company is a multi-channel, specialty retailer of golf equipment and related accessories and is a designer and marketer of golf equipment. Golfsmith offers equipment from leading manufacturers, including Callaway(R), Cobra(R), FootJoy(R), Nike(R), Ping(R), Taylor Made(R) and Titleist(R). In addition, the Company offers its own proprietary brands, including Golfsmith(R), Lynx(R), Snake Eyes(R), Killer Bee(R) and Zevo(R). The Company markets its products through 38 superstores as well as through its direct-to-consumer channel, which includes its clubmaking and accessory catalogs and its Internet site. The Company also operates the Harvey Penick Golf Academy, an instructional school incorporating the techniques of the well-known golf instructor, Harvey Penick.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and use assumptions that affect certain reported amounts and disclosures. Although management uses the best information available, it is reasonably possible that the estimates used by the Company will be materially different from the actual results. These differences could have a material effect on the Company's future results of operations and financial position. The Company uses estimates when accounting for depreciation and amortization, allowance for doubtful accounts, income taxes, allowance for obsolete inventory and allowance for sales returns.

  CASH EQUIVALENTS

     Cash equivalents consist of commercial paper and other investments that are readily convertible into cash and have maturities when purchased of three months or less.

  INVENTORIES

     Inventories consist primarily of finished goods (i.e., golf equipment and accessories) and are stated at the lower of cost (weighted average) or market. Inbound freight charges, import fees and vendor discount

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

charges are capitalized into inventory upon receipt of the purchased goods. These costs are included in cost of products sold upon the sale of the respective inventory item.

  CONCENTRATION OF FOREIGN SUPPLIERS

     The Company derives a significant portion of its sales from products supplied by manufacturers located outside the United States (primarily China). While the Company is not dependent on any single manufacturer outside the U.S., the Company could be adversely affected by political or economic disruptions affecting the business or operations of third-party manufacturers located outside the U.S.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost net of accumulated depreciation and amortization. Depreciation and amortization are computed primarily using the straight-line method over the estimated useful lives of the related assets, generally 5 to 10 years for equipment, furniture, and fixtures and 40 years for buildings. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the related lease or estimated life of the leasehold improvement. The Company capitalizes eligible internal-use software development costs incurred subsequent to the completion of the preliminary project stage. Development costs are amortized over the expected useful life of the software. Repair and maintenance costs are expensed as incurred.

  LONG-LIVED ASSETS

     The Company evaluates its long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment of Long-Lived Assets. Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets and is recorded in the period in which the determination was made and is recorded in continuing operations.

     Long-lived assets to be disposed of by sale are classified as held-for-sale in the period in which the established criteria of SFAS No. 144 are met.

     Long-lived asset to be disposed of other than by sale are classified as held-and-used until the disposal occurs. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets and is recorded in the period in which the determination was made and is recorded in continuing operations until the related assets are disposed of. The Company recorded a loss from discontinued operations of $0.2 million during the period from December 30, 2001 through October 15, 2002 and $0.1 million during the period from October 16, 2002 through December 28, 2002 related to the disposal of assets.

  FOREIGN CURRENCY TRANSLATION

     In accordance with Financial Accounting Standards No. 52, Foreign Currency Translation, the financial statements of the Company's international operations are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, the historical exchange rate for stockholders' equity, and a weighted average exchange rate for each period for revenues, expenses, and gains and losses. Foreign currency translation adjustments are recorded as a separate component of stockholders' equity as the local currency is the functional currency. Gains and losses from foreign

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

currency denominated transactions are included in "Other income" in the consolidated statement of operations and were not significant for the years presented.

  CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash, cash equivalents and accounts receivable. Excess cash is invested in high-quality, short-term, liquid money instruments issued by highly rated financial institutions. Concentration of credit risk with respect to the Company's receivables is minimized due to the large number of customers, individually small balances, and short payment terms.

     The Company maintains an allowance for estimated losses resulting from non-collection of customer receivables based on: historical collection experience, age of the receivable balance, both individually and in the aggregate, and general economic conditions. The Company generally does not require collateral.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value and carrying amounts for financial instruments may differ due to instruments that provide fixed interest rates or contain fixed interest rate elements. Such instruments are subject to fluctuations in fair value due to subsequent movements in interest rates. The carrying value of the Company's financial instruments approximates fair value, except for differences with respect to long-term, fixed rate debt, which are not significant. Fair value for such instruments is based on estimates using present value or other valuation techniques.

  REVENUE RECOGNITION

     The Company recognizes retail sales at the time the customer takes possession of the merchandise and purchases are paid for, primarily with either cash or credit card.

     Catalog and e-commerce sales are recorded upon shipment of merchandise. This policy is based on: (1) the customer has already paid for the goods with a credit card, thus minimal collectibility risk exists, (2) the equipment being shipped is complete and ready for shipment at the time of shipment, (3) the date of delivery is within a reasonable time of the order, generally within one week,
(4) the Company has no further obligations once the product is shipped, (5) the Company's custodial risks are insured by a third party shipping company, and (6) the Company records an allowance for estimated returns in the period of sale.

     The Company recognizes revenue from the Harvey Penick Golf Academy instructional school at the time the services are performed.

     Revenues from the sale of gift certificates are recorded upon the redemption of the gift certificate for the purchase of tangible products at the time the customer takes possession of the merchandise. At the purchase of a gift certificate, a liability is recorded until the redemption of the certificate for merchandise occurs.

     For all merchandise sales, the Company reserves for sales returns in the period of sale through estimates based on historical experience.

  SHIPPING AND HANDLING COSTS

     Amounts billed to customers in sales transactions related to shipping and handling, if any, are included in revenues. Shipping and handling costs incurred by the Company are included in cost of products sold.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

  VENDOR REBATES AND PROMOTIONS

     The Company receives income from certain merchandise suppliers in the form of rebates and promotions. Agreements are made with each individual supplier and income is earned as buying levels are met and/or cooperative advertising is placed. Rebate income is recorded as a reduction of cost of products sold and cooperative promotional income is recorded as a reduction of selling, general and administrative expenses. The uncollected amounts of vendor rebate and promotional income remaining in receivables in the accompanying consolidated balance sheets as of January 3, 2004, and December 28, 2002 were approximately $0.7 million and $0.3 million, respectively. Cooperative promotional income received and recorded as a reduction of selling, general and administrative expenses was approximately $1.2 million for the fiscal year ended January 3, 2004, $0.2 million for the period from October 16, 2002 through December 28, 2002, $0.7 million for the period from December 30, 2001 through October 15, 2002, and $1.0 million for the fiscal year ended December 29, 2001. Vendor rebate income received and recorded as a reduction of cost of products sold was $0.8 million for the year ended January 3, 2004, $0.1 million for the period from October 16, 2002 through December 28, 2002, $0.4 million for the period from December 30, 2001 through October 15, 2002, and $0.5 million for the fiscal year ended December 29, 2001.

  STORE PRE-OPENING AND CLOSING EXPENSES

     Costs associated with the opening of a new store, which include costs associated with hiring and training personnel, supplies and certain occupancy and miscellaneous costs related to new locations, are expensed as incurred. When the Company decides to close a store, the Company recognizes an expense related to the future net lease obligation, non-recoverable investments in related fixed assets and other expenses directly related to the discontinuance of operations in accordance with SFAS No. 146, Accounting For Costs Associated With Exit or Disposal Activities. These charges require the Company to make judgments about exit costs to be incurred for employee severance, lease terminations, inventory to be disposed of, and other liabilities. The ability to obtain agreements with lessors, to terminate leases or to assign leases to third parties can materially affect the accuracy of these estimates.

  INCOME TAXES

     Prior to October 15, 2002, Golfsmith elected to be treated as a Subchapter S Corporation under the Internal Revenue Code of 1986 as amended, whereby federal income taxes are the responsibility of the individual stockholders. Accordingly, Golfsmith did not provide for federal income taxes. Effective October 15, 2002, Golfsmith merged with BGA Acquisition Corporation, a wholly owned subsidiary of Holdings, with the surviving entity (Holdings' subsidiary) being Golfsmith International, Inc. As part of the merger, Golfsmith's Subchapter S status was terminated; thus, the Company became subject to corporate income taxes beginning October 15, 2002.

     In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, deferred income taxes were provided for all temporary differences existing at the date of Golfsmith's termination of its Subchapter S status. Deferred taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be recovered or settled.

  CATALOG COSTS AND ADVERTISING

     Catalog costs are amortized over the expected revenue stream, which typically ranges between two and twelve months from the date the catalogs are mailed. The Company capitalized approximately $0.7 million and $0.8 million in catalog costs at January 3, 2004 and December 28, 2002, respectively. Advertising costs are expensed as incurred. Advertising costs totaled approximately $14.4 million for the

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

fiscal year ended January 3, 2004, $3.2 million for the period from October 16, 2002 through December 28, 2002, $10.0 million for the period from December 30, 2001 through October 15, 2002, and $12.8 million for the fiscal year ended December 29, 2001. These amounts include amortization of catalog costs of approximately $8.6 million for the fiscal year ended January 3, 2004, $2.0 million for the period from October 16, 2002 through December 28, 2002, $6.4 million for the period from December 30, 2001 to October 15, 2002, and $8.6 million for the fiscal year ended December 29, 2001.

  DEBT ISSUANCE COSTS

     Issuance costs are deferred and amortized to interest expense using the interest method over the terms of the related debt. Amortization of such costs for the fiscal year ended January 3, 2004, for the period from October 16, 2002 through December 28, 2002, the period from December 30, 2001 through October 15, 2002, and for the fiscal year ended 2001 totaled approximately $0.9 million, $0.5 million, $0.2 million, and $0.4 million, respectively. Approximately $1.7 million of debt issuance costs were written off on October 15, 2002 (the merger date) because the debt was paid off. Of this expense approximately $1.5 million is included in the loss on debt extinguishment in the accompanying statement of operations for the period from December 30, 2001 through October 15, 2002.

  GOODWILL AND INTANGIBLE ASSETS

     Goodwill represents the excess purchase price over the fair value of net assets acquired, or net liabilities assumed, in a business combination. Beginning in 2002, the Company adopted Statement of Financial Accounting Standard 142, Goodwill and Other Intangible Assets ("Statement 142"). In accordance with Statement 142, the Company periodically assesses its intangible assets, including goodwill, for indications of impairment annually, or more frequently if events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable based on our projections of estimated future discounted cash flows and other valuation methodologies. Factors that are considered by management in performing this assessment include, but are not limited to, our performance relative to our projected or historical results, our intended use of the assets and our strategy for our overall business, as well as industry and economic trends. In the event that the book value of intangibles and goodwill is determined to be impaired, such impairments are measured using a combination of a discounted cash flow valuation, with a discount rate determined to be commensurate with the risk inherent in our current business model, and other valuation methodologies. To the extent these future projections or our strategies change, our estimates regarding impairment may differ from our current estimates. The Company performs its annual test for goodwill impairment on the first day of the fourth fiscal quarter of each year. Goodwill is allocated to one enterprise-level reporting unit for impairment testing.

     Identifiable intangible assets consist of trademarks, the Golfsmith tradename and customer databases acquired. The customer database intangible asset is considered a definite lived intangible asset in accordance with Statement 142 and is being amortized using the straight-line method over its estimated useful life of 9 years. Both the trademark and tradename intangible assets are considered indefinite lived intangible assets under Statement 142. As such, amortization for these indefinite lived assets is replaced with periodic impairment review.

     It is the Company's policy to value intangible assets at the lower of unamortized cost or fair value. Management reviews the valuation and amortization of intangible assets on a periodic basis, taking into consideration any events or circumstances that might result in diminished fair value. The Company periodically reviews the estimated useful lives of its identifiable intangible assets, taking into consideration any events or circumstances which might result in a diminished fair value or revised useful life.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

  INSURANCE AND SELF-INSURANCE RESERVES

     The Company is primarily self-insured for employee health benefits. The Company records its self-insurance liability based on claims filed and an estimate of claims incurred but not yet reported. If more claims are made than were estimated or if the costs of actual claims increases beyond what was anticipated, reserves recorded may not be sufficient and additional accruals may be required in future periods.

  STOCK-BASED COMPENSATION

     SFAS No. 123, Accounting for Stock-Based Compensation, prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options. As allowed by SFAS No. 123, the Company has elected to continue to account for its employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25").

     In December 2002, the FASB issued SFAS No. 148, Accounting For Stock-Based Compensation -- Transition and Disclosure, An Amendment of FASB Statement No.
123. This Statement amends SFAS No. 123, Accounting For Stock-Based Compensation, to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Since the Company is continuing to account for stock-based compensation according to APB 25, adoption of SFAS No. 148 requires the Company to provide prominent disclosures about the affects of FASB No. 123 on reported net income (loss).

     In June 2003, the Company issued 1,840,500 options to purchase common stock under the Golfsmith International Holdings, Inc. 2002 Incentive Stock Plan. The options were issued with an exercise price of $3.00 per share and have a ten year term.

     The following table illustrates the effect on net income (loss), if the Company had applied the fair value recognition provisions of SFAS No. 123:

                                                    SUCCESSOR                    PREDECESSOR
                                            --------------------------   ---------------------------
                                                            FOR THE        FOR THE
                                                          PERIOD FROM    PERIOD FROM
                                                          OCTOBER 16,    DECEMBER 30,
                                            FISCAL YEAR       2002           2001       FISCAL YEAR
                                               ENDED        THROUGH        THROUGH         ENDED
                                            JANUARY 3,    DECEMBER 28,   OCTOBER 15,    DECEMBER 29,
                                               2004           2002           2002           2001
                                            -----------   ------------   ------------   ------------
Net Income (loss) as reported.............  $1,064,264    $(2,585,921)   $   428,331     $7,163,174
Total stock-based compensation cost, net
  of related tax effects included in the
  determination of net income (loss) as
  reported................................          --             --      6,063,557        496,080
The stock-based employee compensation
  cost, net of related tax effects, that
  would have been included in the
  determination of net income (loss) if
  the fair value based method had been
  applied to all awards...................     (97,585)            --     (6,078,057)            --
                                            ----------    -----------    -----------     ----------
Pro forma net income (loss)...............  $  966,679    $(2,585,921)   $   413,831     $7,659,254
                                            ==========    ===========    ===========     ==========

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

  SEGMENTS

     The Company applies Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, and considers its business activities to constitute a single segment.

  FISCAL YEAR

     The Company's fiscal year ends on the Saturday closest to December 31. Fiscal year 2003 consisted of 53 weeks. The combined predecessor and successor fiscal year ended December 28, 2002 and the predecessor fiscal year ended December 29, 2001 each consisted of 52 weeks.

  RECENTLY ISSUED ACCOUNTING STANDARDS

  Variable Interest Entities

     In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after December 31, 2003. The adoption of FIN 46 is not expected to have a material impact on the Company's results of operations or financial position.

  Financial Instruments with Characteristics of Both Liabilities and Equity

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's results of operations or financial position.

2.  BUSINESS COMBINATIONS

  GOLFSMITH INTERNATIONAL, INC.

     On October 15, 2002, the Company acquired all of the issued and outstanding shares of Golfsmith. The total purchase price was $121.0 million including related acquisition costs of $6.7 million. Atlantic Equity Partners III, L.P., the Company's majority stockholder, acquires profitable companies that it believes to be leaders in their respective markets and that it believes will increase in value over time. The Company believed that Golfsmith satisfied these criteria based on its profitable business, its investment in infrastructure to support additional growth, and its private label brands. The Company believed that these attributes would allow Golfsmith opportunities to increase in value, and therefore justified the purchase price that exceeded the fair market value of the assets.

     In conjunction with the acquisition of Golfsmith, the Company issued 20,077,931 shares of common stock and 839,268 restricted stock units to investors for approximately $62.8 million, excluding related issuance costs. Golfsmith International, Inc., being the surviving wholly owned subsidiary of the Company, issued Senior Secured Notes at a 20% discount off of face value for consideration of $75.0 million (see

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

Note 5). The proceeds from the issuance of common stock and restricted stock units and the new Senior Secured Notes were utilized to fund the acquisition of Golfsmith.

     The total purchase consideration has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition as determined by an independent valuation obtained by the Company. Such allocation resulted in goodwill of $34.9 million. Goodwill is assigned at the enterprise level and is deductible for income tax purposes. Subsequent to the acquisition, the purchase price, and related goodwill, was adjusted by $0.7 million for additional transaction costs incurred.

     The consolidated financial statements have been prepared giving effect to the recapitalization of the Company in accordance with EITF 88-16, Basis in Leveraged Buyout Transactions, as a partial purchase. Under EITF 88-16, the Company was revalued at the merger date to fair value to the extent of the majority stockholder's 79.7% controlling interest in the Company. The remaining 20.3% is accounted for at the continuing stockholders' carryover basis in the Company. The excess of the purchase price over the historical basis of the net assets acquired has been applied to adjust net assets to their fair values to the extent of the majority stockholder's 79.7% ownership.

     Contingent consideration of $6,250,000 was placed in an escrow account by the selling stockholders to secure certain indemnification obligations of the sellers. In accordance with the merger agreement, on May 20, 2003, the parties determined that an adjustment in the merger consideration of $25,000 was payable to the Company based on the post-merger review of Golfsmith's working capital. This amount was paid out of the escrow account on June 20, 2003. The Company has adjusted the purchase price allocation accordingly. On July 24, 2003, $1,107,579 was paid to the Company from the selling stockholders escrow account for the repayment of certain obligations owed by the selling stockholders that were paid by the Company. On April 15, 2004, any remaining escrow funds will be dispersed. Concurrent with the acquisition, Golfsmith changed status from a Subchapter S Corporation to a C Corporation that is subject to federal income taxes.

  DON SHERWOOD GOLF SHOP

     On July 24, 2003, the Company acquired all issued and outstanding shares of Don Sherwood Golf Shop ("Sherwood") for a total purchase price of $9.2 million, including related acquisition costs of $0.4 million. The Company believes that the Sherwood acquisition supports the Company's goals of expanding its national presence while gaining exposure to one of the country's top golf markets in San Francisco, California. The Company acquired all six Sherwood retail stores as part of the acquisition. The operations of Sherwood stores are included in the Company's consolidated statement of operations and cash flows as of July 25, 2003.

     In conjunction with the acquisition of Sherwood, the Company issued 1,433,333 shares of common stock to existing stockholders, including its majority stockholder, for consideration of $4.3 million. The proceeds from the issuance of common stock were used to fund a portion of the acquisition of Sherwood. The issuance of these additional shares increased the majority stockholder's 79.7% controlling interest in the Company to an 80.9% controlling interest, including issued restricted common stock units, which entitle the holders to shares of the Company's common stock, and excluding outstanding stock options.

     The total purchase consideration has been allocated to the assets acquired and liabilities assumed, including property and equipment, inventory and identifiable intangible assets, based on their respective fair values at the date of acquisition. Such allocation resulted in goodwill of $6.4 million. Goodwill is assigned at the reporting unit level and is not deductible for income tax purposes.

     Contingent consideration of $1.3 million has been placed in an escrow account by the Company to secure certain indemnification obligations of the selling shareholder. The escrow funds will be released on

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

the earlier of one year from the acquisition date or 90 days after the Company's audited financial statements for fiscal 2003 are completed.

3.  ASSET ACQUISITION

     On May 22, 2003, the Company acquired the assets and technology of Zevo Golf Co., Inc. ("Zevo"). The total purchase consideration has been allocated to the assets acquired, including identifiable intangible assets, based on their respective fair values at the date of acquisition. As a result of the acquisition, Golfsmith has obtained additional technology through the patented "PreLoaded" technology for drivers and "Flying Buttress" design for irons as well as an additional proprietary label.

4.  INTANGIBLE ASSETS

     In July 2001, Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142") was issued. SFAS No. 142 requires that ratable amortization of intangible assets with indefinite lives, including goodwill, be replaced with periodic review and analysis for possible impairment. Intangible assets with definite lives must be amortized over their estimated useful lives. On January 1, 2002, the Company adopted SFAS No. 142. As a result, the Company no longer amortizes its acquired trademarks, thereby eliminating estimated amortization of approximately $144,000, for the combined fiscal year ended December 28, 2002.

     As required by Statement 142, prior period results are not restated; however, the following presents the Company's reported net income (loss) and income (loss) as adjusted for the exclusion of trademark amortization:

                                             SUCCESSOR                    PREDECESSOR
                                     --------------------------   ---------------------------
                                                     FOR THE        FOR THE
                                                   PERIOD FROM    PERIOD FROM
                                                   OCTOBER 16,    DECEMBER 30,
                                     FISCAL YEAR       2002           2001       FISCAL YEAR
                                        ENDED        THROUGH        THROUGH         ENDED
                                     JANUARY 3,    DECEMBER 28,   OCTOBER 15,    DECEMBER 29,
                                        2004           2002           2002           2001
                                     -----------   ------------   ------------   ------------
Net income (loss):
  As Reported......................  $1,064,264    $(2,585,921)     $428,331      $7,163,174
     Add: trademark amortization
       expense.....................          --             --            --         261,835
                                     ----------    -----------      --------      ----------
     Adjusted net income (loss)....  $1,064,264    $(2,585,921)     $428,331      $7,425,009
                                     ==========    ===========      ========      ==========

  INTANGIBLE ASSETS WITH DEFINITE LIVES

     Following is a summary of the Company's intangible assets that are subject to amortization:

                                                 GROSS CARRYING   ACCUMULATED    NET CARRYING
                                                     AMOUNT       AMORTIZATION      AMOUNT
                                                 --------------   ------------   ------------
Customer databases.............................    $3,399,205      $(472,111)     $2,927,094

     The net carrying amount of customer databases intangible assets relates solely to the merger transaction between Golfsmith and Holdings discussed in
Note 2. Total amortization expense was $377,689 for the fiscal year ended January 3, 2004, $94,422 for the period from October 16, 2002 through December 28, 2002, and $0 for the period from December 30, 2001 through October 15, 2002, and is recorded in selling, general, and administration costs on the consolidated statement of operations.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

     Estimated future annual amortization expense is as follows:

2004........................................................  $  377,689
2005........................................................     377,689
2006........................................................     377,689
2007........................................................     377,689
2008........................................................     377,689
Thereafter..................................................   1,038,649
                                                              ----------
                                                              $2,927,094
                                                              ==========

5.  DEBT

     Long-term debt at January 3, 2004 and December 28, 2002 consisted of the following:

                                                            JANUARY 3,    DECEMBER 28,
                                                               2004           2002
                                                           ------------   ------------
Senior secured notes due October 15, 2009 (see discussion
  below).................................................  $ 93,750,000   $ 93,750,000
                                                           ------------   ------------
Total long-term debt.....................................    93,750,000     93,750,000
Less current maturities..................................            --             --
Long-term portion........................................    93,750,000     93,750,000
Unamortized discount on senior secured notes.............   (16,267,531)   (18,369,955)
                                                           ------------   ------------
Long-term debt, net of discount..........................  $ 77,482,469   $ 75,380,045
                                                           ============   ============

     As of January 3, 2004, the annual maturities of long-term debt were as follows:

2004........................................................  $        --
2005........................................................           --
2006........................................................           --
2007........................................................   18,750,000
2008........................................................    9,375,000
Thereafter..................................................   65,625,000
                                                              -----------
                                                              $93,750,000
                                                              ===========

  SENIOR SECURED NOTES

     On October 15, 2002, concurrent with the acquisition of Golfsmith by Holdings, Golfsmith completed an offering of $93.75 million aggregate principal amount at maturity of 8.375% senior secured notes (the "notes") due in 2009 at a discount of 20%, or $18.75 million. Interest payments are required semi-annually on March 1 and September 1, beginning on March 1, 2003. The notes rank equal in right with any other senior indebtedness, including indebtedness under Golfsmith's senior credit facility. The notes are fully and unconditionally guaranteed by both Holdings and all existing and future Golfsmith domestic subsidiaries. As of January 3, 2004 and December 28, 2002, the notes were guaranteed by all Golfsmith subsidiaries.

     The notes and each guarantee is secured by all of Golfsmith's real property, equipment and proceeds thereof as well as by substantially all of Golfsmith's other assets.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

     Golfsmith has the option to redeem some or all of the notes at any time prior to October 15, 2006 at a make-whole redemption price. On or after October 15, 2006, Golfsmith has the option to redeem some or all of the notes at a redemption price that will decrease ratably from 106.5% of accreted value to 100.0% of accreted value on October 15, 2008, in all cases plus accrued but unpaid interest. Prior to October 15, 2005, Golfsmith also has the option, under certain circumstances, to redeem up to 35% of the aggregate principal amount of the notes at a redemption price equal to 113% of accreted value plus accrued but unpaid interest.

     The terms of the notes require Golfsmith to make partial pro rata redemptions of the principal amount at maturity of each note, plus accrued but unpaid interest to the redemption date as follows:

                                                              PERCENTAGES OF
                                                              NOTES REQUIRED
MANDATORY REDEMPTION DATE                                     TO BE REDEEMED
-------------------------                                     --------------
October 15, 2007............................................       20%
October 15, 2008............................................       10%

     The redemption requirements may be reduced by the aggregate principal amount at maturity of any notes Golfsmith has previously repurchased.

     Additionally, subsequent to fiscal 2003, Golfsmith is required under the notes to (i) offer to repurchase a portion of the notes at 100% of their accreted value within 120 days after the end of each fiscal year with 50% of Golfsmith's excess cash flow, as defined in the agreement; (ii) under certain circumstances, Golfsmith is required to repurchase the notes at specified redemption prices in the event of a change in control.

     Additionally, the terms of the notes limit the ability of Golfsmith to, among other things, incur additional indebtedness, dispose of assets, make acquisitions, make other investments, pay dividends and make various other payments. The terms of the notes also contain certain other restrictive covenants. As of January 3, 2004 and December 28, 2002, Golfsmith was in compliance with the covenants imposed by the notes.

     In July 2003, Golfsmith conducted an exchange offer in which it offered to exchange new senior secured notes registered under the Securities Act of 1933 for all of its eligible existing senior secured notes. The terms of the new notes are substantially identical as those issued in the private placement, except the new notes are freely tradable. The notes are recorded on the January 3, 2004 and December 28, 2002 balance sheets net of an original issuance discount of $18.75 million that is being amortized to interest expense over the term of the notes using the interest method.

  SENIOR CREDIT FACILITY

     On October 15, 2002, concurrent with the acquisition of Golfsmith by Holdings, the Company entered into a new senior credit facility with a third party for up to $10.0 million in available revolver funds. Additionally, the senior credit facility allows for up to $1.0 million in authorized letters of credit. Borrowings under the senior credit facility are secured by substantially all of Golfsmith's current and future assets, excluding real property, equipment and proceeds thereof owned by Golfsmith, Holdings, or Golfsmith's subsidiaries, and all of Golfsmith's stock and equivalent equity interest in any subsidiaries. The senior credit facility is fully guaranteed by Holdings.

     The senior credit facility has a term of 4.5 years and available amounts under the facility are based on a borrowing base. The borrowing base is limited to 85% of the net amount of eligible receivables, as defined in the agreement, plus the lesser of (i) 65% of the value of eligible inventory and (ii) 60% of the net orderly liquidation value of eligible inventory.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

     The senior credit facility contains covenants which, among other things, limit: (i) additional indebtedness; (ii) dividends; (iii) capital expenditures; and (iv) acquisitions, mergers, and consolidations. The facility also contains certain additional covenants, including financial covenants. As of January 3, 2004 and December 28, 2002, the Company was in compliance with these covenants.

     Borrowings under the credit facility may be made, at the Company's option, as either an index rate loan or a LIBOR rate loan. Index rate loans bear interest at the higher of (1) the Wall Street Journal posted base rate on corporate loans or (2) the federal funds rate, in each case plus 1%. LIBOR rate loans bear interest at a rate based on LIBOR plus 2.5%. A fee of 2.5% per annum of the amount available under outstanding letters of credit is due and payable monthly. The weighted-average interest rate on borrowings under the senior credit facility during fiscal 2003 was 5.1%. The Company is required to pay commitment fees of 0.50% of the undrawn availability as calculated under the agreement. These fees were not significant for all years presented for which the senior credit facility as effective. At January 3, 2004, the Company had $1.4 million outstanding under the senior credit facility. There were no outstanding amounts under the senior credit facility at December 28, 2002.

     In January 2003, the senior credit facility was amended to extend the period of time permitted to obtain certain waivers from landlords of leased premises in connection with collateral under the senior credit facility. In September 2003, the senior credit facility was amended to clarify certain definitions contained in the agreement relating to minimum levels of EBITDA (as defined in the senior credit facility) for each of the three fiscal quarters ending on or about December 31, 2002, March 31, 2003,and June 30, 2003.

     In February 2004, the senior credit facility was amended in order to increase the borrowing availability from $10 million to $12.5 million. In March 2004, the senior credit facility was amended to decrease the minimum levels of EBITDA (as defined in the senior credit facility) for the fiscal quarters ending on or about March 31, 2004 and June 30, 2004 and to decrease the minimum interest coverage ratios for the three fiscal quarters of 2004. Due to a higher retail store base than was in existence at the origination of the facility as well as accelerated growth plans, the Company believes the increased availability and the modification of certain short-term financial covenants better matches its currently projected cash needs.

  SENIOR SUBORDINATED NOTES

     On August 17, 1998, Golfsmith issued in a private placement $30.0 million senior subordinated pay-in-kind notes (the "Subordinated Notes") and partnership interests that may be converted into warrants to purchase 810,811 shares of Golfsmith's common stock for $.01 per share, under certain circumstances. In 1998, the partnership interests for 7.5% of Golfsmith Holdings (a wholly-owned subsidiary of Golfsmith International, Inc.) were valued at $12.0 million. Since the interests are related to a Golfsmith subsidiary that is consolidated, the value of the interests were recorded as minority interest on the consolidated balance sheet. The value of the minority interest was offset as a discount to the Subordinated Notes. Immediately prior to the merger, Golfsmith repurchased the minority interest which had a carrying value of $13.1 million for cash consideration of $9.0 million resulting in negative goodwill of $4.1 million. In accordance with FAS 141, this is recorded in the period from December 30, 2001 through October 15, 2002, as an extraordinary item in the consolidated statement of operations.

     Holders of the Subordinated Notes were entitled to receive interest, payable quarterly, at Golfsmith's option in cash, or in-kind, through the issuance of additional Subordinated Notes, both at 12% per annum. The Subordinated Notes were to mature on August 1, 2005, representing a yield to maturity of 22.6%. During the period from December 30, 2001 through October 15, 2002, the period from October 16, 2002 through December 28, 2002 and fiscal year 2001, Golfsmith issued $0, $0 and $1.0 million, respectively, in additional Subordinated Notes for the payment of interest.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

     On October 15, 2002, immediately prior to the merger of Golfsmith with Holdings, the Subordinated Notes were repaid in full. During the period from December 30, 2001 through October 15, 2002, Golfsmith recorded a loss on this extinguishment of senior subordinated debt of $8.0 million.

  OLD BANK DEBT

     In 2000, Golfsmith entered into a loan agreement (the "Loan Agreement") providing for term loan ("Term Loan") borrowings of $15.0 million and revolver borrowings up to $40.0 million ("Revolver"), subject to certain limitations. This Loan Agreement replaced a 1997 credit agreement that provided for borrowings up to $46.0 million that expired in 2000 and certain mortgage notes totaling $2.8 million as of November 13, 2000. The Term Loan was secured by a pledge of Golfsmith's land and buildings. The Revolver was secured by a pledge of Golfsmith's inventory, receivables, and certain other assets and contained significant covenants and restrictions. On October 15, 2002 Golfsmith's existing line of credit was terminated.

6.  STORE CLOSURE AND ASSET IMPAIRMENTS

     A summary of the Company's store closures and asset impairments is as follows:

                                                         REVENUES         CASH FLOWS
                                                       GENERATED BY      GENERATED BY
                                          NUMBER OF     THE CLOSED        THE CLOSED      TOTAL STORE
                                           STORES      STORES IN THE     STORES IN THE      CLOSURE
PERIOD                                     CLOSED     YEAR OF CLOSURE   YEAR OF CLOSURE      COSTS
------                                    ---------   ---------------   ---------------   -----------
Fiscal 2003.............................       0        $       --         $      --       $     --
October 16, 2002 through December 28,
  2002 (Successor)......................       0                --           (39,920)        39,920
December 30, 2001 through October 15,
  2002 (Predecessor)....................       2         1,987,226          (208,396)       229,880
Fiscal 2001 (Predecessor)...............       1         3,350,000          (419,672)       655,130

     The Company has closed five retail locations since its inception due to poor operating performance and the lack of market penetration being derived from these single-market stores. Store closure costs include writedowns of leasehold improvements and store equipment to estimated fair values and lease termination costs. These store-closing expenses in the period from December 30, 2001 through October 15, 2002 and in the period from October 16, 2002 through December 28, 2002 are reported in discontinued operations under the accounting guidance of SFAS No. 144, Impairment of Long-Lived Assets. All related assets and liabilities for these closed locations have been eliminated from the consolidated balance sheet as the net assets were disposed of prior to December 28, 2002. There were no store closures in fiscal 2003.

7.  COMMITMENTS

  LEASE COMMITMENTS

     The Company leases certain store locations under operating leases that provide for annual payments that, in some cases, increase over the life of the lease. The aggregate of the minimum annual payments is expensed on a straight-line basis over the term of the related lease without consideration of renewal option periods. The lease agreements contain provisions that require the Company to pay for normal repairs and maintenance, property taxes, and insurance. Rent expense was $9.5 million for the fiscal year ended January 3, 2004, $1.5 million for the period from October 16, 2002 through December 28, 2002, $5.9 million for the period from December 30, 2001 through October 15, 2002, and $8.1 million for the fiscal year ended December 29, 2001.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

     At January 3, 2004, future minimum payments due and sublease income to be received, under non-cancelable operating leases with initial terms of one year or more are as follows for each of the fiscal years presented below:

                                                               OPERATING
                                                                 LEASE       SUBLEASE
                                                              OBLIGATIONS     INCOME
                                                              -----------   ----------
2004........................................................  $11,970,283   $  537,265
2005........................................................   11,782,791      518,550
2006........................................................   11,384,045      532,575
2007........................................................   10,931,243      537,250
2008........................................................    9,966,439      362,250
Thereafter..................................................   40,397,611    1,446,913
                                                              -----------   ----------
  Total minimum lease payments..............................  $96,432,412
                                                              ===========
  Total minimum sublease rentals............................                $3,934,803
                                                                            ==========

     Deferred rent consists of the step-rent accrual related to the Company's store leases. In accordance with FASB Statement No. 13, Accounting for Leases, rental expense for the Company's store leases is recognized on a straight-line basis even though a majority of the store leases contain escalation clauses.

     Golfsmith has entered into certain sublease agreements with third parties to sublease retail space previously occupied by Golfsmith. The sublease terms ending dates range from 2004 to 2013. Sublease income recorded as a reduction of rent expense was $0.3 million in fiscal 2003, $0.1 million for the period from October 16, 2002 through December 28, 2002, $0.2 million for the period from December 30, 2001 through October 15, 2002 and $0 in fiscal 2001. Future minimum sublease payments to be received by Golfsmith over the terms of the leases are noted in the table above.

  EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with James D. Thompson, the Company's president and chief executive officer, and with Virginia Bunte, the Company's chief financial officer. The Company also entered into employment agreements with Carl Paul and Franklin Paul to provide advising services. You should read the information set forth in "Management -- Employment Agreements" in this prospectus for a description of these agreements.

8.  GUARANTEES

     Holdings fully and unconditionally guarantees both the senior secured notes issued by Golfsmith in October 2002 and the senior credit facility. The senior secured notes mature in October 2009 with certain mandatory redemption features. Interest payments are required on a semi-annual basis on the senior secured notes at an annual interest rate of 8.375%. At January 3, 2004 there was $1.4 million outstanding under the senior credit facility and $77.5 million outstanding on the senior secured notes. Holdings' guarantee of Golfsmith's senior secured notes and senior credit facility is explicitly excluded from the initial recognition and initial measurement requirements of FASB Interpretation No. 45 as it meets the definition of an intercompany guarantee.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

     The following represents certain stand-alone information for the fiscal years ended January 3, 2004 and December 28, 2002 for the issuer and certain guarantors of the senior secured notes and the senior credit facility:

  FISCAL YEAR ENDED JANUARY 3, 2004

                                                 GOLFSMITH    GOLFSMITH
                       HOLDINGS    GOLFSMITH       CANADA       EUROPE     ELIMINATIONS      TOTAL
                       --------   ------------   ----------   ----------   ------------   ------------
Assets...............   $  --     $176,974,627   $1,615,054   $2,303,100   $(1,566,068)   $179,326,713
Debt.................      --      (78,899,508)          --           --            --     (78,899,508)
Net revenues.........      --      248,997,549    3,129,311    5,617,920            --     257,744,780
Net income...........      --           22,649      527,162      514,453            --       1,064,264

  FISCAL YEAR ENDED DECEMBER 28, 2002

                                                 GOLFSMITH    GOLFSMITH
                       HOLDINGS    GOLFSMITH       CANADA       EUROPE     ELIMINATIONS      TOTAL
                       --------   ------------   ----------   ----------   ------------   ------------
Assets...............   $  --     $158,115,783   $1,118,250   $1,555,754    $(778,915)    $160,010,872
Debt.................      --      (75,380,045)          --     (149,832)     149,832      (75,380,045)
Net revenues
  (Predecessor)......      --      173,118,838    2,546,407    4,649,918           --      180,315,163
Net revenues
  (Successor)........      --       36,936,204      273,602      620,734           --       37,830,540
Net income (loss)
  (Predecessor)......      --         (590,619)     372,050      646,900           --          428,331
Net income (loss)
  (Successor)........      --       (3,080,176)     530,048      (35,793)          --       (2,585,921)

     The Company offers warranties to its customers depending on the specific product and terms of the goods purchased. A typical warranty program requires that the Company replace defective products within a specified time period from the date of sale. The Company records warranty costs as they are incurred and historically such costs have not been material. Golfsmith accrued and settled approximately $0.3 million for product warranties during the period from December 30, 2001 through October 15, 2002. For all other periods presented, warranty costs were immaterial.

9.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     The Company's accrued expenses and other current liabilities are comprised of the following at January 3, 2004 and December 28, 2002, respectively:

                                                             JANUARY 3,    DECEMBER 28,
                                                                2004           2002
                                                             -----------   ------------
Salaries and benefits......................................  $ 1,998,142   $ 2,206,568
Interest...................................................    2,675,824     1,660,246
Allowance for returns reserve..............................    1,357,173     1,098,029
Gift certificates..........................................    5,990,485     3,785,669
Taxes......................................................    3,102,040     2,456,960
Other......................................................    1,639,206     1,614,830
                                                             -----------   -----------
  Total....................................................  $16,762,870   $12,822,302
                                                             ===========   ===========

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

10.  OTHER INCOME AND EXPENSE

     Other income was $211,000 in fiscal 2003, $14,000 for the period from October 16, 2002 through December 28, 2002, $2.4 million for the period from December 30, 2001 through October 15, 2002, and $1.2 million in fiscal 2001. During the period from December 30, 2001 through October 15, 2002, Golfsmith recorded a gain of $2.2 million on the sale of trademark rights to a third party. The trademark rights were sold for $3.3 million and had a book value of $1.1 million. During 2001, Golfsmith recorded a gain of $1.0 million on the sale of property owned in Austin, Texas. The property was sold for gross proceeds of $1.4 million and had a book value of $0.4 million.

     Other expense was not significant during any of the years presented.

11.  RETIREMENT AND PROFIT SHARING PLANS

     During 1998, the Board of Directors approved a Retirement Savings Plan (the "Plan"), which permits eligible employees to make contributions to the Plan on a pretax basis in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The Company makes a matching contribution of 50% of the employee's pretax contribution, up to 6% of the employee's compensation, in any calendar year. The Company contributed approximately $259,000 during the fiscal year ended January 3, 2004, $35,000 for the period from October 16, 2002 through December 28, 2002, $243,000 for the period from December 30, 2001 through October 15, 2002, and $292,000 to the Plan during the fiscal year ended December 29, 2001.

     In 2002, the Company established the 2002 Incentive Plan under which the Company agreed to pay specified bonuses to eligible management employees based upon their individual and company-wide performance. The bonuses are payable within 90 days of the end of the Company's fiscal year.

12.  COMMON STOCK

  GOLFSMITH INTERNATIONAL HOLDINGS, INC.

     Holdings has authorized 40.0 million shares of common stock, par value $.001 per share, of which 21,594,597 and 20,077,931 shares were issued and outstanding at January 3, 2004 and December 28, 2002, respectively.

  GOLFSMITH INTERNATIONAL, INC.

     Prior to the merger on October 15, 2002, Golfsmith International, Inc. had authorized 20.0 million shares of common stock, par value $.01 per share, of which 10.0 million shares were outstanding at December 29, 2001.

     Subsequent to the merger on October 15, 2002, the surviving operating entity Golfsmith is authorized to issue 100 shares of its $.01 par value common stock. All 100 shares were issued and outstanding as of January 3, 2004 and December 28, 2002. Holdings, the parent of Golfsmith, holds all of Golfsmith's outstanding common stock.

  DIVIDENDS

     Golfsmith declared and paid cash dividends of $3.5 million and $0 in the period from December 30, 2001 through October 15, 2002 and fiscal 2001, respectively, to all common shareholders on the date of record. Holdings has not declared or paid any dividends.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

  CAPITAL SHARES RESERVED FOR ISSUANCE

     At January 3, 2004, the Company has reserved the following shares of common stock for issuance:

Stock options...............................................   2,850,000
Restricted stock units......................................     755,935
Additional authorized common shares.........................  14,799,468
                                                              ----------
  Total unissued authorized common shares...................  18,405,403
                                                              ==========

13.  RESTRICTED STOCK UNITS

     In October 2002, concurrent with the merger transaction between Holdings and Golfsmith, Holdings awarded restricted stock units of Holdings' common stock to eligible employees of Golfsmith and its subsidiaries. The stock units are granted with certain restrictions as defined in the agreement. There were 755,935 and 839,268 outstanding shares of restricted stock units at January 3, 2004 and December 28, 2002, respectively, with a value of $2.3 million and $2.5 million, respectively.

     The restricted stock units are fully vested at the grant date and are held in an escrow account. The stock units become available to the employees as the restrictions lapse. In general, the restrictions lapse after ten years unless the occurrence of certain specified events, upon which the restrictions will lapse earlier.

14.  STOCK OPTION PLAN

  GOLFSMITH INTERNATIONAL, INC. 1997 INCENTIVE PLAN

     For all periods prior to the merger date of October 15, 2002, Golfsmith had a stock incentive plan (the "1997 Incentive Plan") covering 2.8 million shares of Golfsmith common stock. Options to acquire 0.22 million and 0.24 million shares of stock were granted in during the period from December 30, 2001 through October 15, 2002 and during the fiscal year ended December 29, 2001, respectively. The exercise price of the options granted was at or above the value of Golfsmith's common stock on the grant date. All outstanding options vested on the merger date, and were either canceled in exchange for the right to receive cash or surrendered in exchange for stock units as part of the merger transaction discussed in Note 2. The plan was then terminated.

     A summary of the Company's stock option activity and related information for the 1997 Incentive Plan through the Plan's termination date of October 15, 2002 follows:

                                                                        WEIGHTED AVERAGE
                                                            OPTIONS      EXERCISE PRICE
                                                           ----------   ----------------
Outstanding at December 30, 2000 (Predecessor)...........   2,176,205        $4.22
  Granted................................................     241,500         5.50
  Exercised..............................................          --           --
  Forfeited..............................................    (583,698)        4.01
                                                           ----------        -----
Outstanding at December 29, 2001 (Predecessor)...........   1,834,007        $4.45
  Granted................................................     230,120         6.55
  Repurchased in connection with merger..................  (1,673,838)        4.43
  Forfeited..............................................    (390,289)        4.54
                                                           ----------        -----
Outstanding at October 15, 2002 (Predecessor)............          --        $  --
                                                           ==========        =====

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

     Of the 1.7 million options that vested on the merger date, 612,201 options with a value of $2.5 million were surrendered in exchange for stock units entitling the holder thereof to 839,268 shares of common stock of Holdings as part of the merger transaction discussed in Note 2.

     Cash consideration of $7.4 million was paid to option holders in exchange for the cancellation of fully vested outstanding options concurrent with the merger on October 15, 2002 discussed in Note 2.

  GOLFSMITH INTERNATIONAL HOLDINGS, INC. 2002 INCENTIVE STOCK PLAN

     In October 2002, Holdings adopted the 2002 Incentive Stock Plan (the "2002 Plan"). Under the 2002 Plan, certain employees, members of the Board of Directors and third party consultants may be granted options to purchase shares of Holdings common stock, stock appreciation rights and restricted stock grants (collectively referred to as "options"). Options are exercisable and vest in accordance with each option agreement. The term of each option is no more than ten years from the date of the grant. There were 2,850,000 shares authorized under the 2002 Plan at January 3, 2004, of which 1,122,500 are available for future grant.

     A summary of the Company's stock option activity and related information for the 2002 Plan through January 3, 2004 follows:

                                                                        WEIGHTED AVERAGE
                                                             OPTIONS     EXERCISE PRICE
                                                            ---------   ----------------
Outstanding at October 16, 2002 (Successor)...............         --        $  --
  Granted.................................................         --           --
  Exercised...............................................         --           --
  Forfeited...............................................         --           --
                                                            ---------        -----
Outstanding at December 28, 2002..........................         --        $  --
  Granted.................................................  1,840,500         3.00
  Exercised...............................................         --           --
  Forfeited...............................................   (113,000)        3.00
                                                            ---------        -----
Outstanding at January 3, 2004............................  1,727,500        $3.00
                                                            =========        =====

     Options become exercisable as they vest. At January 3, 2004, no options were vested or exercisable. The weighted-average remaining contractual life for all outstanding options at January 3, 2004 was 9.5 years.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

  FAIR VALUE DISCLOSURES

     Pro forma information regarding net income (loss) per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock plans under the fair value method of that Statement. Fair value was determined using the minimum value option-pricing model with a volatility factor near zero as the Company's shares are not publicly traded, with the following assumptions:

                                                                         PREDECESSOR
                                                                 ---------------------------
                                                    SUCCESSOR    PERIOD FROM
                                                   -----------   DECEMBER 30,
                                                   FISCAL YEAR       2001       FISCAL YEAR
                                                      ENDED        THROUGH         ENDED
                                                   JANUARY 3,    OCTOBER 15,    DECEMBER 29,
                                                      2004           2002           2001
                                                   -----------   ------------   ------------
Risk-free interest rate..........................       4.0%          2.0%           4.8%
Weighted-average expected life of the options
  (years)........................................      7.00          5.77           5.77
Dividend rate....................................       0.0%          0.0%           0.0%
Weighted-average fair value of options granted
Exercise price equal to fair value of stock on
  date of grant..................................     $0.73         $0.71          $1.39

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is disclosed in Note 1. There were no outstanding stock options during the period from October 15, 2002 through December 28, 2002.

     Option valuation models incorporate highly subjective assumptions. Because changes in the subjective assumptions can materially affect the fair value estimate, the existing models do not necessarily provide a reliable single measure of the fair value of Golfsmith's employee stock options. Because, for pro forma disclosure purposes, the estimated fair value of Golfsmith's employee stock options is treated as if amortized to expense over the options' vesting period, the effects of applying SFAS No. 123 for pro forma disclosures are not necessarily indicative of future amounts.

  WARRANTS

     In 1997, Golfsmith granted one warrant to purchase 60,000 options to a third party at an exercise price of $15 per share. The warrant holder's right to exercise such warrant was dependent upon the occurrence of a certain event. In October 2002, immediately prior to the merger transaction discussed in Note 2, the warrant was repurchased by Golfsmith for $0.5 million.

  DEFERRED STOCK COMPENSATION

     Golfsmith recorded deferred interest expense of $194,622 for options issued to a non-employee creditor during fiscal year 2000. The deferred charge was being amortized to interest expense over the remaining five-year term of the related senior subordinated note. For the period from December 30, 2001 through October 15, 2002 and fiscal 2001, $30,284 and $38,358, respectively, was charged to interest expense relating to this option grant. On October 15, 2002, immediately prior to the merger transaction discussed in Note 2, the remaining unamortized deferred charge of $106,906 was recorded as a loss on the extinguishment of the senior subordinated note discussed in Note 5.

     Due to the decline in the fair market value of Golfsmith's common stock, the Board of Directors authorized Golfsmith to reprice stock options granted to employees and officers with exercise prices in excess of the fair market value on July 11, 2000. Stock options held by optionees other than non-employees, which were granted under the incentive stock plans and which had an exercise price greater

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

than $4.00 per share, were amended to reduce their exercise price to $4.00 per share, which was the fair market value of Golfsmith's common stock on July 11, 2000. No other terms were changed. Options to purchase a total of 1,716,780 shares of common stock with a weighted average exercise price of $13.94 were repriced.

     Under FASB Interpretation No. 44, these repriced options require variable accounting treatment until exercised or expired. Golfsmith recorded deferred compensation of $4,116,741 and $2,374,254 related to the repriced options during the period from December 30, 2001 through October 15, 2002 and fiscal 2001, respectively. The deferred charge was being amortized over the average remaining life of the repriced options. For the period from December 30, 2001 through October 15, 2002 and fiscal 2001, Golfsmith amortized $6,033,273 (including all remaining amounts as of the merger date) and $457,722 to compensation expense related to these repriced options. There was no remaining deferred compensation relating to these repriced options subsequent to October 15, 2002 as all remaining historical Golfsmith options vested and were either canceled in exchange for the right to receive cash or surrendered in exchange for stock units as part of the merger transaction discussed in Note 2.

15.  INCOME TAXES

     From commencement through October 15, 2002, Golfsmith and its subsidiaries had elected to be treated as a S Corporation under Subchapter S of the Internal Revenue Code of 1986, as amended. As such, federal income taxes were the responsibility of the individual stockholders. Accordingly, no provision for U.S. federal income taxes was included in the financial statements. However, certain foreign and state taxes were incurred and were recorded as income tax expense for these periods. Concurrent with the merger transaction with Holdings (see Note 2) on October 15, 2002, Golfsmith's Subchapter S status was terminated and the Company became subject to corporate income taxes.

     Significant components of the income tax provision (benefit) attributable to continuing operations are as follows:

                                               SUCCESSOR                    PREDECESSOR
                                       --------------------------   ---------------------------
                                                       FOR THE        FOR THE
                                                     PERIOD FROM    PERIOD FROM
                                                     OCTOBER 16,    DECEMBER 30,
                                       FISCAL YEAR       2002           2001       FISCAL YEAR
                                          ENDED        THROUGH        THROUGH         ENDED
                                       JANUARY 3,    DECEMBER 28,   OCTOBER 15,    DECEMBER 29,
                                          2004           2002           2002           2001
                                       -----------   ------------   ------------   ------------
Current:
  Federal............................   $     --      $      --       $     --       $     --
  State..............................     60,000             --        392,019        128,119
  Foreign............................    404,983             --        316,355        123,028
                                        --------      ---------       --------       --------
Total Current........................    464,983             --        708,374        251,147
Deferred:
  Federal............................    165,378       (581,615)            --             --
  State..............................     14,592        (51,319)            --             --
  Foreign............................         --             --             --             --
                                        --------      ---------       --------       --------
Total deferred.......................    179,970       (632,934)            --             --
Income tax provision (benefit).......   $644,953      $(632,934)      $708,374       $251,147
                                        ========      =========       ========       ========

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

     The Company's provision (benefit) for income taxes differs from the amount computed by applying the statutory rate to income from continuing operations before taxes as follows:

                                                SUCCESSOR                   PREDECESSOR
                                        -------------------------   ---------------------------
                                                       FOR THE        FOR THE
                                                     PERIOD FROM    PERIOD FROM
                                          FISCAL     OCTOBER 16,    DECEMBER 30,
                                           YEAR          2002           2001       FISCAL YEAR
                                          ENDED        THROUGH        THROUGH         ENDED
                                        JANUARY 3,   DECEMBER 28,   OCTOBER 15,    DECEMBER 29,
                                           2004          2002           2002           2001
                                        ----------   ------------   ------------   ------------
Income Tax at U.S. statutory rate.....     34.0%        (34.0)%        (34.0)%         34.0%
State taxes, net of federal income
  tax.................................      3.3%         (3.0)%         14.2%           1.6%
Foreign income taxes..................      0.0%          0.0%          11.5%           1.5%
Permanent differences and other.......      0.4%          0.1%           0.1%           0.0%
Unbenefitted amounts..................      0.0%         17.0%           0.0%           0.0%
S Corporation income not subject to
  tax.................................      0.0%          0.0%          34.0%         (34.0)%
                                           ----         -----          -----          -----
Income tax provision (benefit)........     37.7%        (19.9)%         25.8%           3.1%
                                           ====         =====          =====          =====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred taxes as of January 3, 2004 and December 28, 2002 are as follows:

                                                                       SUCCESSOR
                                                            -------------------------------
                                                            AT JANUARY 3,   AT DECEMBER 28,
                                                                2004             2002
                                                            -------------   ---------------
Deferred tax assets:
  Accrued expenses and other..............................   $   76,306       $   45,068
  Inventory basis.........................................      931,272           67,905
  Depreciable/amortizable assets..........................    1,115,712        2,920,142
  Federal tax carryforwards...............................    1,608,462        1,308,951
  Reserves and allowances.................................      430,344               --
                                                             ----------       ----------
Total deferred tax assets.................................   $4,162,096       $4,342,066
                                                             ==========       ==========

     Upon the acquisition of Golfsmith by Holdings on October 15, 2002, the Company recorded a net deferred tax asset of approximately $3.9 million due to differences between book and tax basis of acquired assets and assumed liabilities.

     As of January 3, 2004, the Company had federal net operating loss carryforwards of approximately $3.3 million. The net operating loss carryforwards will expire in 2023 if not utilized. In addition, the Company has foreign tax credits of approximately $0.4 million that will expire in 2008 if not utilized.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

16.  FOREIGN AND DOMESTIC OPERATIONS

     The Company has operated in foreign and domestic regions. Information about these operations is presented below:

                                         SUCCESSOR                    PREDECESSOR
                                ---------------------------   ---------------------------
                                                 FOR THE        FOR THE
                                               PERIOD FROM    PERIOD FROM
                                               OCTOBER 16,    DECEMBER 30,
                                FISCAL YEAR        2002           2001       FISCAL YEAR
                                   ENDED         THROUGH        THROUGH         ENDED
                                 JANUARY 3,    DECEMBER 28,   OCTOBER 16,    DECEMBER 29,
                                    2004           2002           2002           2001
                                ------------   ------------   ------------   ------------
Net revenues:
  North America...............  $251,910,857   $37,147,135    $175,392,971   $216,333,270
  International...............     5,833,923       683,405       4,922,192      5,105,226
Operating profit (loss):
  North America...............    11,231,351    (1,326,480)      8,077,197     12,550,336
  International...............     1,430,445       337,138         568,112      1,230,887
Identifiable assets:
  North America...............   177,023,613   158,455,118     151,030,755    109,803,125
  International...............     2,303,100     1,555,754       2,104,283      1,697,238

17.  VALUATION AND QUALIFYING ACCOUNTS

                                                                AMOUNTS
                                                              CHARGED TO
                                               BALANCE AT     NET INCOME     WRITE-OFFS    BALANCE AT
                                              BEGINNING OF    (LOSS), NET      AGAINST       END OF
                                                 PERIOD      OF RECOVERIES    RESERVES       PERIOD
                                              ------------   -------------   -----------   ----------
INVENTORY RESERVE:
  Fiscal year ended January 3, 2004.........   $  818,816     $1,688,193     $(1,685,391)  $  821,618
  Period from October 16, 2002 through
     December 28, 2002 (Successor)..........    1,219,373        (58,852)       (341,705)     818,816
  Period from December 30, 2001 through
     October 15, 2002 (Predecessor).........    1,555,107      1,253,856      (1,589,590)   1,219,373
  Fiscal year ended December 29, 2001
     (Predecessor)..........................      867,510      1,745,956      (1,058,359)   1,555,107
ALLOWANCE FOR SALES RETURNS:
  Fiscal year ended January 3, 2004.........    1,098,029      8,111,425      (7,852,281)   1,357,173
  Period from October 16, 2002 through
     December 28, 2002 (Successor)..........    1,116,480        640,592        (659,043)   1,098,029
  Period from December 30, 2001 through
     October 15, 2002 (Predecessor).........    1,220,584      4,240,901      (4,345,005)   1,116,480
  Fiscal year ended December 29, 2001
     (Predecessor)..........................    1,402,614      5,768,877      (5,950,907)   1,220,584

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

                                                                AMOUNTS
                                                              CHARGED TO
                                               BALANCE AT     NET INCOME     WRITE-OFFS    BALANCE AT
                                              BEGINNING OF    (LOSS), NET      AGAINST       END OF
                                                 PERIOD      OF RECOVERIES    RESERVES       PERIOD
                                              ------------   -------------   -----------   ----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
  Fiscal year ended January 3, 2004.........      242,643        157,717        (223,693)     176,667
  Period from October 16, 2002 through
     December 28, 2002 (Successor)..........      403,088        (94,905)        (65,540)     242,643
  Period from December 30, 2001 through
     October 15, 2002 (Predecessor).........    1,107,321         27,057        (731,290)     403,088
  Fiscal year ended December 29, 2001
     (Predecessor)..........................    1,564,785      2,129,334      (2,586,798)   1,107,321

18.  CONSOLIDATED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                            SUCCESSOR
                               --------------------------------------------------------------------
                                  FIRST        SECOND         THIRD        FOURTH          FULL
FISCAL 2003(1)                   QUARTER       QUARTER       QUARTER       QUARTER         YEAR
--------------                 -----------   -----------   -----------   -----------   ------------
Net revenues.................  $45,830,119   $79,256,107   $71,140,692   $61,517,862   $257,744,780
Gross profit.................   14,857,776    25,803,489    23,360,471    22,639,934     86,661,670
Income (loss) from continuing
  operations.................   (1,217,403)    2,221,214     1,011,809      (951,356)     1,064,264
Income (loss) from
  discontinued operations....           --            --            --            --             --
Income from extraordinary
  items......................           --            --            --            --             --
Net income (loss)............   (1,217,403)    2,221,214     1,011,809      (951,356)     1,064,264

                                                     PREDECESSOR                          SUCCESSOR
                               -------------------------------------------------------   ------------
                                                                          PERIOD FROM    PERIOD FROM
                                                                         SEPTEMBER 29,   OCTOBER 16,
                                                                             2002            2002
                                                                            THROUGH        THROUGH
                                  FIRST        SECOND         THIRD       OCTOBER 15,    DECEMBER 28,
FISCAL 2002(1)                   QUARTER       QUARTER       QUARTER         2002            2002
--------------                 -----------   -----------   -----------   -------------   ------------
Net revenues.................  $47,460,173   $70,155,932   $55,962,187   $  6,736,871    $37,830,540
Gross profit.................   16,752,162    24,991,205    19,346,101      2,019,101     12,684,362
Income (loss) from continuing
  operations.................    2,583,312     4,253,355     3,432,646    (13,733,029)    (2,546,001)
Income (loss) from
  discontinued
  operations(2)..............       26,208      (270,798)       14,710             --        (39,920)
Income from extraordinary
  items(3)...................           --            --            --      4,121,927             --
Net income (loss)............    2,609,520     3,982,557     3,447,356     (9,611,102)    (2,585,921)

---------------

(1) Fiscal 2003 consists of a 53-week period. Week 53 occurred in the fourth quarter of fiscal 2003. Fiscal 2002 consists of a 52-week period.

(2) Store-closing expenses in fiscal 2002 are reported in discontinued operations under the accounting guidance of SFAS No. 144, Impairment of Long-Lived Assets. All comparative periods presented in the above quarterly table have been reclassified to reflect the closed stores.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

(3) During the period from December 30, 2001 through October 15, 2002, the Company recorded an extraordinary gain on the repurchase of minority interest obligations immediately prior to the merger transaction discussed in Note 2.

19.  RELATED PARTY TRANSACTIONS

     In October 2002, the Company entered into an agreement with its majority stockholder whereby the Company pays a management fee expense of $600,000 per year, plus out of pocket expenses, to this majority stockholder of the Company. During the fiscal year ended January 3, 2004 and during the period from October 16, 2002 through December 28, 2002, the Company paid approximately $812,000 and $150,000 to this majority stockholder under this agreement. These amounts are recognized in the consolidated statement of operations in the selling, general and administrative expense line item. As of January 3, 2004 and December 28, 2002, the Company did not have any material amounts payable to this majority stockholder.

     On May 28, 2003, the Company issued 83,333 shares of its common stock to one of the Company's directors, for an aggregate purchase price of $249,999, or $3.00 per share.

     On July 24, 2003, in conjunction with the Company's acquisition of Don Sherwood Golf Shop, the Company's majority stockholder, purchased 1,427,623 shares of the Company's common stock for an aggregate purchase price of $4.3 million. Also on July 24, 2003, in conjunction with the Company's acquisition of Don Sherwood Golf Shop, a director of the Company purchased 5,710 shares of the Company's common stock for an aggregate purchase price of approximately $17,000.

20.  SUBSEQUENT EVENTS

     In February 2004, the senior credit facility was amended in order to increase the borrowing availability from $10 million to $12.5 million. In March 2004, the senior credit facility was amended to decrease the minimum levels of EBITDA (as defined in the senior credit facility) for the fiscal quarters ending on or about March 31, 2004 and June 30, 2004 and to decrease the minimum interest coverage ratios for the three fiscal quarters of 2004. Due to a higher retail store base than was in existence at the origination of the facility as well as accelerated growth plans, the Company believes the increased availability and the modification of certain short-term financial covenants better matches its currently projected cash needs.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                APRIL 3,      JANUARY 3,
                                                                  2004           2004
                                                              ------------   ------------
                                                              (UNAUDITED)
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $  4,176,536   $  2,928,109
  Receivables, net of allowances of $212,389 at April 3,
     2004 and $176,667 at January 3, 2004...................     2,752,964      2,689,815
  Inventories, net of reserves of $1,276,311 at April 3,
     2004 and $821,618 at January 3, 2004...................    65,878,427     51,212,544
  Deferred tax assets.......................................     1,437,922      1,437,922
  Prepaid and other current assets..........................     2,748,243      1,845,546
                                                              ------------   ------------
Total current assets........................................    76,994,092     60,113,936
Property and equipment:
  Land and buildings........................................    21,040,387     21,040,387
  Equipment, furniture, fixtures and autos..................    13,670,395     12,234,869
  Leasehold improvements and construction in progress.......    11,282,679     10,907,168
                                                              ------------   ------------
                                                                45,993,461     44,182,424
  Less: accumulated depreciation............................    (7,342,088)    (6,100,047)
                                                              ------------   ------------
Net property and equipment..................................    38,651,373     38,082,377
Goodwill....................................................    42,021,324     42,035,545
Tradename...................................................    11,158,000     11,158,000
Trademarks..................................................    15,459,038     15,459,038
Customer database, net of accumulated amortization of
  $566,533 at April 3, 2004 and $472,111 at January 3,
  2004......................................................     2,832,672      2,927,094
Deferred tax assets.........................................     2,724,174      2,724,174
Debt issuance costs, net of accumulated amortization of
  $1,323,264 at April 3, 2004 and $1,087,499 at January 3,
  2004......................................................     6,534,451      6,770,216
Other long-term assets......................................        56,333         56,333
                                                              ------------   ------------
Total assets................................................  $196,431,457   $179,326,713
                                                              ============   ============
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 44,397,100   $ 23,604,647
  Accrued expenses and other current liabilities............    12,957,821     16,762,870
  Line of credit............................................     1,075,000      1,417,039
                                                              ------------   ------------
Total current liabilities...................................    58,429,921     41,784,556
Long-term debt..............................................    78,029,386     77,482,469
Deferred rent...............................................     1,161,094      1,083,511
                                                              ------------   ------------
Total liabilities...........................................   137,620,401    120,350,536
Stockholders' equity:
  Common stock -- $.001 par value; 40,000,000 shares
     authorized; 21,594,597 shares issued and outstanding at
     April 3, 2004 and January 3, 2004, respectively........        21,594         21,594
  Restricted common stock units -- $.001 par value; 755,935
     shares issued and outstanding at April 3, 2004 and
     January 3, 2004, respectively..........................           756            756
  Additional capital........................................    60,288,607     60,288,607
  Other comprehensive income................................       224,717        186,877
  Accumulated deficit.......................................    (1,724,618)    (1,521,657)
                                                              ------------   ------------
Total stockholders' equity..................................    58,811,056     58,976,177
                                                              ------------   ------------
Total liabilities and stockholders' equity..................  $196,431,457   $179,326,713
                                                              ============   ============

                            See accompanying notes.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 THREE MONTHS ENDED
                                                              -------------------------
                                                               APRIL 3,      MARCH 29,
                                                                 2004          2003
                                                              -----------   -----------
                                                                     (UNAUDITED)
Net revenues................................................  $65,782,039   $45,830,119
Cost of products sold.......................................   42,806,857    30,972,343
                                                              -----------   -----------
Gross profit................................................   22,975,182    14,857,776
Selling, general and administrative.........................   20,167,893    14,258,838
Store pre-opening expenses..................................      329,238            --
                                                              -----------   -----------
Total operating expenses....................................   20,497,131    14,258,838
                                                              -----------   -----------
Operating income............................................    2,478,051       598,938
Interest expense............................................   (2,795,405)   (2,638,496)
Interest income.............................................          731         7,477
Other income................................................        2,434         5,693
Other expense...............................................      (13,167)       (2,334)
                                                              -----------   -----------
Loss before income taxes....................................     (327,356)   (2,028,722)
Income tax benefit..........................................      124,395       811,319
                                                              -----------   -----------
Net loss....................................................  $  (202,961)  $(1,217,403)
                                                              ===========   ===========

                            See accompanying notes.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  THREE MONTHS ENDED
                                                              ---------------------------
                                                                APRIL 3,      MARCH 29,
                                                                  2004           2003
                                                              ------------   ------------
                                                                      (UNAUDITED)
OPERATING ACTIVITIES
Net loss....................................................  $   (202,961)  $ (1,217,403)
Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
     Depreciation...........................................     1,240,318      1,216,435
     Amortization of intangible assets......................        94,422         94,422
  Amortization of debt issue costs and debt discount........       782,682        713,393
  Loss on sale of auto......................................         2,257             --
  Changes in operating assets and liabilities:
       Accounts receivable..................................       (63,149)      (990,886)
       Inventories..........................................   (14,665,883)   (11,330,465)
       Prepaid and other assets.............................      (902,697)      (111,740)
       Accounts payable.....................................    20,792,453      6,115,875
       Accrued expenses and other current liabilities.......    (3,789,761)    (4,968,454)
       Deferred rent........................................        77,583        196,744
                                                              ------------   ------------
Net cash provided by (used in) operating activities.........     3,365,264    (10,282,079)

INVESTING ACTIVITIES
Capital expenditures........................................    (1,815,623)      (408,885)
Proceeds from sale of auto..................................         5,000             --
Other.......................................................            --         (1,325)
                                                              ------------   ------------
Net cash used in investing activities.......................    (1,810,623)      (410,210)

FINANCING ACTIVITIES
Principal payments on lines of credit.......................   (19,920,336)    (5,476,478)
Proceeds from lines of credit...............................    19,578,297      7,551,478
Debt issuance costs.........................................            --        (10,530)
Other.......................................................        (1,067)            --
                                                              ------------   ------------
Net cash provided by (used in) financing activities.........      (343,106)     2,064,470
Effect of exchange rate changes on cash.....................        36,892         (9,687)
                                                              ------------   ------------
Change in cash and cash equivalents.........................     1,248,427     (8,637,506)
Cash and cash equivalents, beginning of period..............     2,928,109     11,412,460
                                                              ------------   ------------
Cash and cash equivalents, end of period....................  $  4,176,536   $  2,774,954
                                                              ============   ============
Supplemental cash flow information:
  Interest payments.........................................  $  3,985,290   $  2,979,025
  Tax payments..............................................  $     27,494   $     56,936
  Amortization of discount on senior secured notes..........  $    546,917   $    499,123

                            See accompanying notes.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 APRIL 3, 2004

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  DESCRIPTION OF BUSINESS

     Golfsmith International Holdings, Inc., is a multi-channel retailer of golf equipment, merchandise and training curriculum for consumers and golf clubmaking businesses. Golfsmith offers equipment from leading manufacturers, including Callaway(R), Cobra(R), FootJoy(R), Nike(R), Ping(R), Taylor Made(R) and Titleist(R). In addition, Golfsmith offers its own proprietary brands, including Golfsmith(R), Lynx(R), Snake Eyes(R), Killer Bee(R) and Zevo(R). The Company markets its products through 42 superstores as well as through its direct-to-consumer channel, which includes its clubmaking and accessory catalogs and its Internet site. The Company also operates the Harvey Penick Golf Academy, an instructional school incorporating the techniques of the well-known golf instructor, Harvey Penick.

  BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of Golfsmith International Holdings, Inc. ("Holdings" or the "Company") and its wholly owned subsidiary Golfsmith International, Inc. ("Golfsmith"). Holdings was formed on September 4, 2002 as a Delaware corporation to acquire all of the outstanding shares of common stock of Golfsmith. Holdings acquired Golfsmith on October 15, 2002. Holdings has no assets or liabilities other than its investment in its wholly owned subsidiary. Holdings did not have operations prior to the acquisition of Golfsmith; accordingly these consolidated financial statements represent the operations of Golfsmith and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

     The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. As information in this report relates to interim financial information, certain footnote disclosures have been condensed or omitted. In the Company's opinion, the unaudited interim consolidated financial statements reflect all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the Company's financial position, results of operations and cash flows for the periods presented. These financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto for the year ended January 3, 2004 included elsewhere in this prospectus. The results of operations for the three month period ended April 3, 2004 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year.

     The balance sheet at January 3, 2004 has been derived from audited consolidated financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. For further information, refer to the audited consolidated financial statements and notes thereto for the year ended January 3, 2004, included elsewhere in this prospectus.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and use assumptions that affect certain reported amounts and disclosures. Although management uses the best information available, it is reasonably possible that the estimates used by the Company will be materially different from the actual results. These differences could have a material effect on the Company's future results of operations and financial position. The Company uses estimates when accounting for depreciation and amortization, allowance for doubtful accounts, income taxes, allowance for obsolete inventory and allowance for sales returns.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

  REVENUE SUBJECT TO SEASONAL VARIATIONS

     The Company's business is seasonal, reflecting peak sales and earnings during the Father's Day and Christmas holiday selling seasons. A substantial portion of the Company's total revenues and an even larger portion of the Company's operating income occur in its second fiscal quarter. The results of these interim quarters may not be representative of the results for the full fiscal year.

  FISCAL YEAR

     The Company's fiscal year ends on the Saturday closest to December 31. The three-month periods ended April 3, 2004 and March 29, 2003 both consist of thirteen weeks.

  STORE PRE-OPENING AND CLOSING EXPENSES

     Costs associated with the opening of a new store, which include costs associated with hiring and training personnel, supplies and certain occupancy and miscellaneous costs related to new locations, are expensed as incurred. When the Company decides to close a store and meets the applicable accounting guidance criteria, the Company recognizes an expense related to the future net lease obligation, non-recoverable investments in related fixed assets and other expenses directly related to the discontinuance of operations in accordance with SFAS No. 146, Accounting For Costs Associated With Exit or Disposal Activities. These charges require the Company to make judgments about exit costs to be incurred for employee severance, lease terminations, inventory to be disposed of, and other liabilities. The ability to obtain agreements with lessors, to terminate leases or to assign leases to third parties can materially affect the accuracy of these estimates.

  STOCK-BASED COMPENSATION

     The Company accounts for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The following table illustrates the effect on net loss, if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standard (SFAS) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure, An Amendment of FASB Statement No. 123:

                                                                THREE MONTHS ENDED
                                                              -----------------------
                                                              APRIL 3,     MARCH 29,
                                                                2004         2003
                                                              ---------   -----------
Net loss -- as reported.....................................  $(202,961)  $(1,217,403)
Total stock-based compensation cost, net of related tax
  effects included in the determination of net loss as
  reported..................................................         --            --
The stock-based employee compensation cost, net of related
  tax effects, that would have been included in the
  determination of net loss if the fair value based method
  had been applied to all awards............................    (44,583)           --
                                                              ---------   -----------
Pro forma net loss..........................................  $(247,544)  $(1,217,403)
                                                              =========   ===========

2.  BUSINESS COMBINATIONS

     On July 24, 2003, the Company acquired all issued and outstanding shares of Don Sherwood Golf Shop ("Sherwood") for a total purchase price of $9.2 million, including related acquisition costs of $0.4 million. The Company believes that the Sherwood acquisition supports the Company's goals of expanding its national presence while gaining exposure to one of the country's top golf markets in

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

San Francisco, California. The Company acquired all six Sherwood retail stores as part of the acquisition. The operations of Sherwood stores are included in the Company's consolidated statements of operations and cash flows as of July 25, 2003.

     In conjunction with the acquisition of Sherwood, the Company issued 1,433,333 shares of common stock to existing stockholders, including its majority stockholder, for consideration of $4.3 million. The proceeds from the issuance of common stock were used to fund a portion of the acquisition of Sherwood. The issuance of these additional shares increased the majority stockholder's 79.7% controlling interest in the Company to an 80.9% controlling interest, including issued restricted common stock units, which entitle the holders to shares of the Company's common stock, and excluding outstanding stock options. At April 3, 2004, the Company's majority stockholder held a majority interest of 75.1% of our common stock on a fully diluted basis, including outstanding stock options.

     The total purchase consideration has been allocated to the assets acquired and liabilities assumed, including property and equipment, inventory and identifiable intangible assets, based on their respective fair values at the date of acquisition. Such allocation resulted in goodwill of $6.4 million. Goodwill is assigned at the reporting unit level and is not deductible for income tax purposes.

     Contingent consideration of $1.3 million has been placed in an escrow account by the Company to secure certain indemnification obligations of the selling shareholder. Subject to the terms and conditions of the escrow agreement, any remaining balance of the funds placed in escrow (less any amount of unresolved claims) will be disbursed to the selling shareholder on June 28, 2004.

3.  INTANGIBLE ASSETS

     In accordance with the adoption provisions of SFAS No. 142, Goodwill and Other Intangible Assets, the Company is required to perform periodic review and analysis for possible impairment of intangible assets with indefinite lives, including goodwill. The Company evaluates its indefinite lived intangible assets for impairment annually, as well as whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be recoverable based on a combination of the Company's projection of estimated future discounted cash flows and other valuation methodologies. In the event that the book value of intangibles and goodwill is determined to be impaired, such impairments are measured using a combination of discounted cash flow valuation, with a discount rate determined to be commensurate with the risk inherent in the Company's current business model, and other valuation methodologies. To the extent these future projections or strategies change, the Company's estimates regarding impairment may differ from the Company's current estimates. In accordance with SFAS No. 142, the Company determined that its recorded tradename and trademarks have indefinite useful lives and therefore are not amortized.

     Intangible assets with definite lives must be amortized over their estimated useful lives. Following is a summary of the Company's intangible assets that are subject to amortization as of April 3, 2004:

                                                 GROSS CARRYING   ACCUMULATED    NET CARRYING
                                                     AMOUNT       AMORTIZATION      AMOUNT
                                                 --------------   ------------   ------------
Customer databases.............................    $3,399,205      $(566,533)     $2,832,672

     The net carrying amount of customer databases intangible assets relates solely to the merger transaction in October 2002 between Golfsmith and Holdings. Total amortization expense was $94,222 for each of the three months ended April 3, 2004 and March 29, 2003, and is recorded in selling, general, and administration costs on the consolidated statements of operations.

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

4.  GUARANTEES

     Holdings fully and unconditionally guarantees both the senior secured notes issued by Golfsmith in October 2002 and the senior credit facility. The senior secured notes mature in October 2009 with certain mandatory redemption features. Interest payments on the senior secured notes are required on a semi-annual basis at an annual interest rate of 8.375%. At April 3, 2004 there was $1.1 million of borrowings outstanding under the senior credit facility and $78.0 million aggregate principal amount of the senior secured notes outstanding. Holdings' guarantee of Golfsmith's senior secured notes and the senior credit facility is explicitly excluded from the initial recognition and initial measurement requirements of FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, as it meets the definition of an intercompany guarantee.

     The following represents certain stand-alone information for the three months ended April 3, 2004 and the fiscal year ended January 3, 2004 for the issuer and certain guarantors of the senior secured notes and the senior credit facility:

 THREE MONTHS ENDED                              GOLFSMITH    GOLFSMITH
    APRIL 3, 2004      HOLDINGS    GOLFSMITH       CANADA       EUROPE     ELIMINATIONS      TOTAL
---------------------  --------   ------------   ----------   ----------   ------------   ------------
Assets...............   $   --    $193,606,036   $1,716,919   $3,796,186   $(2,687,684)   $196,431,457
Debt.................       --     (79,104,386)          --           --            --     (79,104,386)
Net revenues.........       --      63,626,844      683,393    1,471,802            --      65,782,039
Net income (loss)....       --        (328,684)     102,920       22,803            --        (202,961)

  FISCAL YEAR ENDED                              GOLFSMITH    GOLFSMITH
   JANUARY 3, 2004     HOLDINGS    GOLFSMITH       CANADA       EUROPE     ELIMINATIONS      TOTAL
---------------------  --------   ------------   ----------   ----------   ------------   ------------
Assets...............   $   --    $176,974,627   $1,615,054   $2,303,100   $(1,566,068)   $179,326,713
Debt.................       --     (78,899,508)          --           --            --     (78,899,508)
Net revenues.........       --     248,997,549    3,129,311    5,617,920            --     257,744,780
Net income...........       --          22,649      527,162      514,453            --       1,064,264

     The Company offers warranties to its customers depending on the specific product and terms of the goods purchased. A typical warranty program requires that the Company replace defective products within a specified time period from the date of sale. The Company records warranty costs as they are incurred and historically such costs have not been material. During the three months ended April 3, 2004 and March 29, 2003, respectively, no amounts have been accrued or paid relating to product warranties.

5.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     The Company's accrued expenses and other current liabilities are comprised of the following at April 3, 2004 and January 3, 2004, respectively:

                                                              APRIL 3,     JANUARY 3,
                                                                2004          2004
                                                             -----------   -----------
Salaries and benefits......................................  $ 2,531,203   $ 1,998,142
Interest...................................................      703,256     2,675,824
Allowance for returns reserve..............................    1,161,253     1,357,173
Gift certificates..........................................    5,158,659     5,990,485
Taxes......................................................    1,831,716     3,102,040
Other......................................................    1,571,734     1,639,206
                                                             -----------   -----------
  Total....................................................  $12,957,821   $16,762,870
                                                             ===========   ===========

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

6.  COMPREHENSIVE INCOME (LOSS)

     The Company's comprehensive income (loss) is composed of net income (loss) and translation adjustments. The following table presents the calculation of comprehensive income (loss):

                                                                THREE MONTHS ENDED
                                                              -----------------------
                                                              APRIL 3,     MARCH 29,
                                                                2004         2003
                                                              ---------   -----------
Net loss....................................................  $(202,961)  $(1,217,403)
Translation adjustments.....................................     37,840       (10,273)
                                                              ---------   -----------
  Total comprehensive loss..................................  $(165,121)  $(1,227,676)
                                                              =========   ===========

7.  RECENTLY ISSUED ACCOUNTING STANDARDS

  VARIABLE INTEREST ENTITIES

     In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"), which was revised in December 2003 ("FIN 46(R)"). FIN 46(R) requires that companies consolidate a variable interest entity if they are subject to a majority of the risk of loss from the variable interest entity's activities or are entitled to receive a majority of the entity's residual returns, or both. The provisions of FIN 46(R) currently are required to be applied no later than the first reporting period ending after March 15, 2004 for variable interest entities. The Company has no special purpose entities, nor has it acquired a variable interest in an entity where the Company is the primary beneficiary. The adoption of FIN 46(R) did not have a material impact on the Company's financial condition, results of operations or cash flows.

8.  SUBSEQUENT EVENTS

     On April 15, 2004, all remaining escrow funds of $5,117,421 related to the October 15, 2002 merger transaction between Golfsmith and Holdings were paid to the selling stockholders in accordance with the merger agreement.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GOLFSMITH SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                         GOLFSMITH INTERNATIONAL, INC.

                      8.375% Senior Secured Notes Due 2009

                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                           , 2004

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee........................................  $    919
Blue Sky fees and expenses..................................     5,000
Legal fees and expenses.....................................   100,000
Accounting fees and expenses................................    45,000
Printing expenses...........................................    15,000
Miscellaneous...............................................    34,081
                                                              --------
  Total.....................................................  $200,000
                                                              ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Golfsmith International, Inc. and Golfsmith International Holdings,
Inc. Each of Golfsmith International, Inc. ("Golfsmith") and Golfsmith International Holdings, Inc. ("Holdings") are incorporated under the laws of the State of Delaware. The Certificate of Incorporation of each of Golfsmith and Holdings provides that each corporation shall indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of Delaware.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Consistent with Section 145 of the Delaware General Corporation Law, Article Eleventh of the Certificate of Incorporation of Golfsmith and Article Twelfth of the Amended and Restated Certificate of Incorporation of Holdings provide that each corporation will indemnify its directors, officers, employees and agents of the corporation against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with any action, suit or proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent.

     In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Article Eleventh of the Certificate of Incorporation of Golfsmith and Article Twelfth of the Amended and Restated Certificate of Incorporation of Holdings provide that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for transactions from which a director derives an improper personal benefit.

     Under Article Eleventh of the Certificate of Incorporation of Golfsmith and Article Twelfth of the Amended and Restated Certificate of Incorporation of Holdings, each of Golfsmith and Holdings may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or any other corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. Golfsmith carries standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies reimburse the corporation for liabilities indemnified under the Certificate of Incorporation and indemnify directors and officers against additional liabilities not indemnified under the Certificate of Incorporation.

     Golfsmith entered into indemnification agreements with those individuals who were directors prior to the merger of BGA Acquisition Corp. with and into Golfsmith which was completed on October 15, 2002. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties, and amounts paid in settlement incurred by the director in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer, employee or agent of Golfsmith. Golfsmith has not entered into any indemnification agreements with its current directors or officers. Holdings has not entered into indemnification agreements with its officers or directors.

     Golfsmith GP Holdings, Inc. Golfsmith GP Holdings, Inc. ("GP Holdings") is incorporated under the laws of the State of Delaware. Consistent with Section 145 of the Delaware General Corporation Law, Article VII, Section 7.1 of the Bylaws of GP Holdings provides that the corporation will indemnify the directors, advisory directors, officers, employees or agents of the corporation, or of any entity a majority of the voting stock of which is owned by the corporation, or any person who is or was serving at the request of the corporation as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit, or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to a criminal action or proceeding, such person must also have had no reasonable cause to believe his conduct was unlawful.

     In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Article Ten of the Certificate of Incorporation of GP Holdings provides that a director of GP Holding shall not be liable to the corporation or the stockholders for monetary damages for any breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or the stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Under Article VII, Section 7.4 of the Bylaws of GP Holdings, GP Holdings may purchase and maintain insurance, in such amounts and against such risks as the board of directors deems appropriate, on behalf of any person who is or was a director, advisory director, officer, employee or agent of the corporation, or of any entity a majority of the voting stock of which is owned by the corporation, or who is or was serving at the request of the corporation as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power or would be required to indemnify him against such liability.

     Golfsmith Holdings, L.P. and Golfsmith International, L.P. Golfsmith Holdings, L.P. and Golfsmith International, L.P. are limited partnerships organized under the laws of the State of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     Article 4, Section 4.7 of the Amended and Restated Limited Partnership Agreement of Golfsmith Holdings, L.P. provides that to the fullest extent allowed by the Delaware Revised Uniform Limited Partnership Act, Golfsmith Holdings, L.P. shall indemnify its general partner and its officers, directors, shareholders, employees and agents from any expenses, liabilities, claims, causes of action, losses or damages incurred by reason of any act or omission performed or omitted by or on behalf of the general partner in good faith on behalf of the partnership or the limited partners and in a manner reasonably believed by the general partner or its officers, directors, shareholders, employees or agents to be within the scope of authority granted to it, or if the general partner or its officers, directors, shareholders, employees or agents reasonably believed the act or omission was not opposed to the partnership's best interests and was not unlawful, regardless of whether such act or omission constituted the sole, partial or concurrent negligence of the general partner or its officers, directors, shareholders, employees or agents. In addition, under
Article 7, Section 7.14 of the Amended and Restated Limited Partnership Agreement of Golfsmith Holdings, L.P., the partnership shall indemnify the officers to the extent and in the manner described above.

     Article II, Section 2.8 of the Limited Partnership Agreement of Golfsmith International, L.P. provides that to the full extent permitted by applicable law, and except for loss or damages incurred by a partner by reason of its gross negligence, willful misconduct or bad faith, the partnership will indemnify a partner from, and reimburse a partner for, all judgments, penalties, including excise and similar taxes, fines, settlements and reasonable expenses, including attorneys' fees, if such partner was, is or is threatened to be a named defendant or respondent in a proceeding because the partner is or was a general partner.

     Golfsmith GP, L.L.C., Golfsmith Delaware, L.L.C., Golfsmith Canada, L.L.C., Golfsmith Europe, L.L.C., Golfsmith USA, L.L.C., Golfsmith NU, L.L.C. and Golfsmith Licensing, L.L.C. Each of Golfsmith GP, L.L.C., Golfsmith Delaware, L.L.C., Golfsmith Canada, L.L.C., Golfsmith Europe, L.L.C., Golfsmith USA, L.L.C., Golfsmith NU, L.L.C. and Golfsmith Licensing, L.L.C. is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     Consistent with Section 18-108 of the Delaware Limited Liability Company Act, Article 4, Section 4.7 of the Company Agreement of each of Golfsmith GP, L.L.C., Golfsmith Delaware, L.L.C., Golfsmith Canada, L.L.C., Golfsmith Europe, L.L.C., Golfsmith USA, L.L.C., Golfsmith NU, L.L.C. and Golfsmith Licensing, L.L.C. provides that to the fullest extent allowed by the Delaware Limited Liability Company Act and other applicable law, each company will indemnify the managers from any expenses, liabilities, claims, causes of action, losses or damages incurred by reason of any act or omission performed or omitted by the managers in good faith on behalf of the company or the members and in a manner reasonably believed by such managers to be within the scope of the authority granted to it by each Company Agreement, regardless of whether such act or omission constituted the sole, partial or concurrent negligence of such manager.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On January 29, 2002, Golfsmith issued options to purchase an aggregate of 163,000 shares of its common stock at an exercise price of $6.55 per share to members of its management under its 1997 Incentive Plan. Golfsmith issued these options without registration under the Securities Act in reliance on the exemption provided by Rule 701 under the Securities Act.

     On April 23, 2002, Golfsmith issued options to purchase an aggregate of 67,120 shares of its common stock at an exercise price of $6.55 per share to members of its management under its 1997 Incentive Plan.

Golfsmith issued these options without registration under the Securities Act in reliance on the exemption provided by Rule 701 under the Securities Act.

     On September 4, 2002, Holdings issued 10 shares of its common stock to Atlantic Equity Partners III, L.P. for an aggregate purchase price of $1.00, or $.10 per share. Holdings issued these shares without registration under the Securities Act of 1933, as amended, in reliance on the exemption provided by
Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

     On October 15, 2002, Golfsmith issued $93,750,000 aggregate principal amount at maturity of its 8.375% Senior Secured Notes Due 2009 for gross proceeds of $75,000,000. Golfsmith issued these notes to Jefferies & Company, Inc. without registration under the Securities Act as a private offering exempt from the registration requirements of the Securities Act. The initial purchaser sold the notes to institutional investors and non-U.S. persons in transactions exempt from registration.

     On October 15, 2002, in connection with the merger of BGA Acquisition Corp. with and into Golfsmith, Holdings issued an aggregate of 20,077,921 shares of its common stock to Atlantic Equity Partners III, L.P. and to the stockholders of Golfsmith. Holdings issued these shares without registration under the Securities Act in reliance on the exemption provided by Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

     On October 15, 2002, Holdings issued units entitling the holders thereof to an aggregate of 839,268 shares of its common stock to members of its management. Holdings issued these units without registration under the Securities Act in reliance on the exemption provided by Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

     On May 28, 2003, Holdings issued 83,333 shares of its common stock to Thomas G. Hardy, one of its directors, for an aggregate purchase price of $249,999, or $3.00 per share. Holdings issued these shares without registration under the Securities Act in reliance on the exemption provided by Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

     On June 16, 2003, Holdings issued options to purchase an aggregate of 1,840,500 shares of its common stock at an exercise price of $3.00 per share to members of its management under its 2002 Incentive Stock Plan. Holdings issued these options without registration under the Securities Act in reliance on the exemption provided by Rule 701 under the Securities Act.

     On July 24, 2003, Holdings issued 1,427,623 shares of its common stock to Atlantic Equity Partners III, L.P., its majority stockholder, for an aggregate purchase price of $4,282,869, or $3.00 per share. Holdings issued these shares without registration under the Securities Act in reliance on the exemption provided by Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

     On July 24, 2003, Holdings issued 5,710 shares of its common stock to Thomas G. Hardy, one of its directors, for an aggregate purchase price of $17,131, or $3.00 per share. Holdings issued these shares without registration under the Securities Act in reliance on the exemption provided by Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

ITEM 16.  EXHIBITS

     See Exhibit Index.

ITEM 17.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2004.

                                          GOLFSMITH INTERNATIONAL, INC.

                                          By:        /s/ NOEL WILENS
                                            ------------------------------------
                                              Name: Noel Wilens
                                              Title:   Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noel Wilens and James Grover, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                        DATE
              ---------                                 -----                        ----
        /s/ JAMES D. THOMPSON           Chief Executive Officer, President and   July 7, 2004
--------------------------------------  Director (Principal Executive Officer)
          James D. Thompson




          /s/ VIRGINIA BUNTE              Vice President -- Chief Financial      July 7, 2004
--------------------------------------       Officer (Principal Financial
            Virginia Bunte                     and Accounting Officer)




           /s/ CHARLES SHAW                     Chairman of the Board            July 7, 2004
--------------------------------------
             Charles Shaw




           /s/ JAMES GROVER                            Director                  July 7, 2004
--------------------------------------
             James Grover




           /s/ NOEL WILENS                             Director                  July 7, 2004
--------------------------------------
             Noel Wilens

              SIGNATURE                                 TITLE                        DATE
              ---------                                 -----                        ----




          /s/ ROBERTO BUARON                           Director                  July 7, 2004
--------------------------------------
            Roberto Buaron




         /s/ THOMAS G. HARDY                           Director                  July 7, 2004
--------------------------------------
           Thomas G. Hardy




            /s/ JAMES LONG                             Director                  July 7, 2004
--------------------------------------
              James Long




           /s/ CARL F. PAUL                            Director                  July 7, 2004
--------------------------------------
             Carl F. Paul

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2004.

                                          GOLFSMITH INTERNATIONAL HOLDINGS, INC.

                                          By:        /s/ NOEL WILENS
                                            ------------------------------------
                                              Name: Noel Wilens
                                              Title:   Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noel Wilens and James Grover, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                        DATE
              ---------                                 -----                        ----
        /s/ JAMES D. THOMPSON           Chief Executive Officer, President and   July 7, 2004
--------------------------------------  Director (Principal Executive Officer)
          James D. Thompson




          /s/ VIRGINIA BUNTE              Chief Financial Officer (Principal     July 7, 2004
--------------------------------------    Financial and Accounting Officer)
            Virginia Bunte




           /s/ CHARLES SHAW                     Chairman of the Board            July 7, 2004
--------------------------------------
             Charles Shaw




           /s/ JAMES GROVER                            Director                  July 7, 2004
--------------------------------------
             James Grover




           /s/ NOEL WILENS                             Director                  July 7, 2004
--------------------------------------
             Noel Wilens




          /s/ ROBERTO BUARON                           Director                  July 7, 2004
--------------------------------------
            Roberto Buaron

              SIGNATURE                                 TITLE                        DATE
              ---------                                 -----                        ----




         /s/ THOMAS G. HARDY                           Director                  July 7, 2004
--------------------------------------
           Thomas G. Hardy




            /s/ JAMES LONG                             Director                  July 7, 2004
--------------------------------------
              James Long




           /s/ CARL F. PAUL                            Director                  July 7, 2004
--------------------------------------
             Carl F. Paul

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2004.

                                          GOLFSMITH HOLDINGS, L.P.

                                          By: Golfsmith GP Holdings, Inc., its
                                          General Partner

                                          By:        /s/ NOEL WILENS
                                            ------------------------------------
                                              Name: Noel Wilens
                                              Title:   Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noel Wilens and James Grover, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                        DATE
              ---------                                 -----                        ----
        /s/ JAMES D. THOMPSON               President (Principal Executive       July 7, 2004
--------------------------------------                 Officer)
          James D. Thompson                 of Golfsmith GP Holdings, Inc.




          /s/ VIRGINIA BUNTE                Treasurer (Principal Financial       July 7, 2004
--------------------------------------        and Accounting Officer) of
            Virginia Bunte                   Golfsmith GP Holdings, Inc.




           /s/ JAMES GROVER               Director of Golfsmith GP Holdings,     July 7, 2004
--------------------------------------                   Inc.
             James Grover




           /s/ NOEL WILENS                Director of Golfsmith GP Holdings,     July 7, 2004
--------------------------------------                   Inc.
             Noel Wilens

              SIGNATURE                                 TITLE                        DATE
              ---------                                 -----                        ----




            /s/ JAMES LONG                Director of Golfsmith GP Holdings,     July 7, 2004
--------------------------------------                   Inc.
              James Long




           /s/ CARL F. PAUL               Director of Golfsmith GP Holdings,     July 7, 2004
--------------------------------------                   Inc.
             Carl F. Paul

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2004.

                                          GOLFSMITH GP HOLDINGS, INC.

                                          By:        /s/ NOEL WILENS
                                            ------------------------------------
                                              Name: Noel Wilens
                                              Title:   Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noel Wilens and James Grover, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

        /s/ JAMES D. THOMPSON                Chief Executive Officer and       July 7, 2004
--------------------------------------     President (Principal Executive
          James D. Thompson                           Officer)


          /s/ VIRGINIA BUNTE             Chief Financial Officer (Principal    July 7, 2004
--------------------------------------    Financial and Accounting Officer)
            Virginia Bunte


           /s/ JAMES GROVER                           Director                 July 7, 2004
--------------------------------------
             James Grover


           /s/ NOEL WILENS                            Director                 July 7, 2004
--------------------------------------
             Noel Wilens


            /s/ JAMES LONG                            Director                 July 7, 2004
--------------------------------------
              James Long


           /s/ CARL F. PAUL                           Director                 July 7, 2004
--------------------------------------
             Carl F. Paul

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2004.

                                          GOLFSMITH GP, L.L.C.

                                          By:        /s/ NOEL WILENS
                                            ------------------------------------
                                              Name: Noel Wilens
                                              Title:   Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noel Wilens and James Grover, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

        /s/ JAMES D. THOMPSON               President (Principal Executive      July 7, 2004
--------------------------------------                 Officer)
          James D. Thompson


          /s/ VIRGINIA BUNTE                Treasurer (Principal Financial      July 7, 2004
--------------------------------------         and Accounting Officer)
            Virginia Bunte


           /s/ NOEL WILENS                             Manager                  July 7, 2004
--------------------------------------
             Noel Wilens


           /s/ JAMES GROVER                            Manager                  July 7, 2004
--------------------------------------
             James Grover

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2004.

                                          GOLFSMITH DELAWARE, L.L.C.

                                          By:        /s/ NOEL WILENS
                                            ------------------------------------
                                              Name: Noel Wilens
                                              Title:   Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noel Wilens and James Grover, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

        /s/ JAMES D. THOMPSON               President (Principal Executive      July 7, 2004
--------------------------------------                 Officer)
          James D. Thompson


          /s/ VIRGINIA BUNTE                Treasurer (Principal Financial      July 7, 2004
--------------------------------------         and Accounting Officer)
            Virginia Bunte


           /s/ NOEL WILENS                             Manager                  July 7, 2004
--------------------------------------
             Noel Wilens


           /s/ JAMES GROVER                            Manager                  July 7, 2004
--------------------------------------
             James Grover

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2004.

                                          GOLFSMITH CANADA, L.L.C.

                                          By:        /s/ NOEL WILENS
                                            ------------------------------------
                                              Name: Noel Wilens
                                              Title:   Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noel Wilens and James Grover, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

        /s/ JAMES D. THOMPSON               President (Principal Executive      July 7, 2004
--------------------------------------                 Officer)
          James D. Thompson


          /s/ VIRGINIA BUNTE                Treasurer (Principal Financial      July 7, 2004
--------------------------------------         and Accounting Officer)
            Virginia Bunte


           /s/ NOEL WILENS                             Manager                  July 7, 2004
--------------------------------------
             Noel Wilens


           /s/ JAMES GROVER                            Manager                  July 7, 2004
--------------------------------------
             James Grover

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2004.

                                          GOLFSMITH EUROPE, L.L.C.

                                          By:        /s/ NOEL WILENS
                                            ------------------------------------
                                              Name: Noel Wilens
                                              Title:   Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noel Wilens and James Grover, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

        /s/ JAMES D. THOMPSON               President (Principal Executive      July 7, 2004
--------------------------------------                 Officer)
          James D. Thompson


          /s/ VIRGINIA BUNTE                Treasurer (Principal Financial      July 7, 2004
--------------------------------------         and Accounting Officer)
            Virginia Bunte


           /s/ NOEL WILENS                             Manager                  July 7, 2004
--------------------------------------
             Noel Wilens


           /s/ JAMES GROVER                            Manager                  July 7, 2004
--------------------------------------
             James Grover

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2004.

                                          GOLFSMITH USA, L.L.C.

                                          By:        /s/ NOEL WILENS
                                            ------------------------------------
                                              Name: Noel Wilens
                                              Title:   Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noel Wilens and James Grover, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                  TITLE                       DATE
              ---------                                  -----                       ----

        /s/ JAMES D. THOMPSON               President (Principal Executive       July 7, 2004
--------------------------------------                 Officer)
          James D. Thompson


          /s/ VIRGINIA BUNTE                Treasurer (Principal Financial       July 7, 2004
--------------------------------------          and Accounting Officer)
            Virginia Bunte


           /s/ NOEL WILENS                              Manager                  July 7, 2004
--------------------------------------
             Noel Wilens


           /s/ JAMES GROVER                             Manager                  July 7, 2004
--------------------------------------
             James Grover

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2004.

                                          GOLFSMITH NU, L.L.C.

                                          By:        /s/ NOEL WILENS
                                            ------------------------------------
                                              Name: Noel Wilens
                                              Title:   Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noel Wilens and James Grover, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                  TITLE                       DATE
              ---------                                  -----                       ----

        /s/ JAMES D. THOMPSON               President (Principal Executive       July 7, 2004
--------------------------------------                 Officer)
          James D. Thompson


          /s/ VIRGINIA BUNTE                Treasurer (Principal Financial       July 7, 2004
--------------------------------------          and Accounting Officer)
            Virginia Bunte


           /s/ NOEL WILENS                              Manager                  July 7, 2004
--------------------------------------
             Noel Wilens


           /s/ JAMES GROVER                             Manager                  July 7, 2004
--------------------------------------
             James Grover

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2004.

                                          GOLFSMITH LICENSING, L.L.C.

                                          By:        /s/ NOEL WILENS
                                            ------------------------------------
                                              Name: Noel Wilens
                                              Title:   Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noel Wilens and James Grover, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                  TITLE                       DATE
              ---------                                  -----                       ----

        /s/ JAMES D. THOMPSON               President (Principal Executive       July 7, 2004
--------------------------------------                 Officer)
          James D. Thompson


          /s/ VIRGINIA BUNTE                Treasurer (Principal Financial       July 7, 2004
--------------------------------------          and Accounting Officer)
            Virginia Bunte


           /s/ NOEL WILENS                              Manager                  July 7, 2004
--------------------------------------
             Noel Wilens


           /s/ JAMES GROVER                             Manager                  July 7, 2004
--------------------------------------
             James Grover

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2004.

                                          GOLFSMITH INTERNATIONAL, L.P.

                                          By: Golfsmith GP, L.L.C.

                                          By:        /s/ NOEL WILENS
                                            ------------------------------------
                                              Name: Noel Wilens
                                              Title:   Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noel Wilens and James Grover, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                  TITLE                       DATE
              ---------                                  -----                       ----

        /s/ JAMES D. THOMPSON              President of Golfsmith GP, L.L.C.     July 7, 2004
--------------------------------------       (Principal Executive Officer)
          James D. Thompson


          /s/ VIRGINIA BUNTE               Treasurer of Golfsmith GP, L.L.C.     July 7, 2004
--------------------------------------         (Principal Financial and
            Virginia Bunte                        Accounting Officer)


           /s/ NOEL WILENS                  Manager of Golfsmith GP, L.L.C.      July 7, 2004
--------------------------------------
             Noel Wilens


           /s/ JAMES GROVER                 Manager of Golfsmith GP, L.L.C.      July 7, 2004
--------------------------------------
             James Grover

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2004.

                                          DON SHERWOOD GOLF SHOP

                                          By:      /s/ JAMES THOMPSON
                                            ------------------------------------
                                              Name: James Thompson
                                              Title:   Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noel Wilens and James Grover, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                  TITLE                       DATE
              ---------                                  -----                       ----

          /s/ JAMES THOMPSON             Chief Executive Officer and President   July 7, 2004
--------------------------------------       (Principal Executive Officer)
            James Thompson


          /s/ VIRGINIA BUNTE                Treasurer (Principal Financial       July 7, 2004
--------------------------------------          and Accounting Officer)
            Virginia Bunte


           /s/ JAMES GROVER                  Vice President, Secretary and       July 7, 2004
--------------------------------------                 Director
             James Grover


           /s/ CHARLES SHAW                            Director                  July 7, 2004
--------------------------------------
             Charles Shaw


          /s/ NOEL E. WILENS                  Vice-President and Director        July 7, 2004
--------------------------------------
            Noel E. Wilens

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
  2.1    Agreement and Plan of Merger, dated as of September 23,
         2002, among Golfsmith International, Inc., Golfsmith
         International Holdings, Inc. and BGA Acquisition Corporation
         (filed as Exhibit 2.1 to Golfsmith's Registration Statement on Form S-4 (No. 333-101117), and incorporated herein by
         reference).
  3.1    Certificate of Incorporation of Golfsmith International,
         Inc. (filed as Exhibit 3.1 to Golfsmith's Registration
         Statement on Form S-4 (No. 333-101117), and incorporated
         herein by reference).
  3.2    Bylaws of Golfsmith International, Inc. (filed as Exhibit
         3.2 to Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).
  3.3    Amended and Restated Certificate of Incorporation of
         Golfsmith International Holdings, Inc. (filed as Exhibit 3.3 to Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).
  3.4    Bylaws of Golfsmith International Holdings, Inc. (filed as
         Exhibit 3.4 to Golfsmith's Registration Statement on Form
         S-4 (No. 333-101117), and incorporated herein by reference).
  3.5    Certificate of Incorporation of Golfsmith GP Holdings, Inc.
         (filed as Exhibit 3.5 to Golfsmith's Registration Statement on Form S-4 (No. 333-101117), and incorporated herein by
         reference).
  3.6    Bylaws of Golfsmith GP Holdings, Inc. (filed as Exhibit 3.6 to Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).
  3.7    Certificate of Limited Partnership of Golfsmith Holdings,
         L.P. (filed as Exhibit 3.7 to Golfsmith's Registration
         Statement on Form S-4 (No. 333-101117), and incorporated
         herein by reference).
  3.8    Amended and Restated Limited Partnership Agreement of
         Golfsmith Holdings, L.P. (filed as Exhibit 3.8 to
         Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).
  3.9    Certificate of Formation of Golfsmith GP, L.L.C. (filed as
         Exhibit 3.9 to Golfsmith's Registration Statement on Form
         S-4 (No. 333-101117), and incorporated herein by reference).
  3.10   Company Agreement of Golfsmith GP, L.L.C. (filed as Exhibit
         3.10 to Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).
  3.11   Certificate of Formation of Golfsmith Delaware, L.L.C.
         (filed as Exhibit 3.11 to Golfsmith's Registration Statement on Form S-4 (No. 333-101117), and incorporated herein by
         reference).
  3.12   Company Agreement of Golfsmith Delaware, L.L.C. (filed as
         Exhibit 3.12 to Golfsmith's Registration Statement on Form
         S-4 (No. 333-101117), and incorporated herein by reference).
  3.13   Certificate of Formation of Golfsmith Canada, L.L.C. (filed as Exhibit 3.13 to Golfsmith's Registration Statement on
         Form S-4 (No. 333-101117), and incorporated herein by
         reference).
  3.14   Company Agreement of Golfsmith Canada, L.L.C. (filed as
         Exhibit 3.14 to Golfsmith's Registration Statement on Form
         S-4 (No. 333-101117), and incorporated herein by reference).
  3.15   Certificate of Formation of Golfsmith Europe, L.L.C. (filed as Exhibit 3.15 to Golfsmith's Registration Statement on
         Form S-4 (No. 333-101117), and incorporated herein by
         reference).
  3.16   Company Agreement of Golfsmith Europe, L.L.C. (filed as
         Exhibit 3.16 to Golfsmith's Registration Statement on Form
         S-4 (No. 333-101117), and incorporated herein by reference).
  3.17   Certificate of Formation of Golfsmith USA, L.L.C. (filed as
         Exhibit 3.17 to Golfsmith's Registration Statement on Form
         S-4 (No. 333-101117), and incorporated herein by reference).
  3.18   Company Agreement of Golfsmith USA, L.L.C. (filed as Exhibit
         3.18 to Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).
  3.19   Certificate of Formation of Golfsmith NU, L.L.C. (filed as
         Exhibit 3.19 to Golfsmith's Registration Statement on Form
         S-4 (No. 333-101117), and incorporated herein by reference).
  3.20   Company Agreement of Golfsmith NU, L.L.C. (filed as Exhibit
         3.20 to Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).
  3.21   Certificate of Formation of Golfsmith Licensing, L.L.C.
         (filed as Exhibit 3.21 to Golfsmith's Registration Statement on Form S-4 (No. 333-101117), and incorporated herein by
         reference).

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
  3.22   Company Agreement of Golfsmith Licensing, L.L.C. (filed as
         Exhibit 3.22 to Golfsmith's Registration Statement on Form
         S-4 (No. 333-101117), and incorporated herein by reference).
  3.23   Certificate of Limited Partnership of Golfsmith
         International, L.P. (filed as Exhibit 3.23 to Golfsmith's
         Registration Statement on Form S-4 (No. 333-101117), and
         incorporated herein by reference).
  3.24   Limited Partnership Agreement of Golfsmith International,
         L.P. (filed as Exhibit 3.24 to Golfsmith's Registration
         Statement on Form S-4 (No. 333-101117), and incorporated
         herein by reference).
  3.25*  Articles of Incorporation of Don Sherwood Golf Shop.
  3.26*  By-laws of Don Sherwood Golf Shop.
  4.1    Indenture, dated as of October 15, 2002, among Golfsmith
         International, Inc., the guarantors named and defined
         therein and U.S. Bank Trust National Association, as trustee
         (filed as Exhibit 4.1 to Golfsmith's Registration Statement on Form S-4 (No. 333-101117), and incorporated herein by
         reference).
  4.2    Registration Rights Agreement, dated as of October 15, 2002, among Golfsmith International, Inc., the guarantors named
         and defined therein and Jefferies & Company, Inc., as the
         initial purchaser (filed as Exhibit 4.3 to Golfsmith's
         Registration Statement on Form S-4 (No. 333-101117), and
         incorporated herein by reference).
  4.3    Security Agreement, dated as of October 15, 2002, among
         Golfsmith International, Inc. and the other grantors named and defined therein and U.S. Bank Trust National
         Association, as collateral agent (filed as Exhibit 4.4 to
         Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).
  4.4    Supplement No. 1 to Security Agreement, dated as of July 24,
         2003, between Don Sherwood Golf Shop, Inc. and U.S. Bank
         Trust National Association, as collateral agent (filed as
         Exhibit 4.4 to Golfsmith International Holdings, Inc.'s
         Annual Report on Form 10-K for the fiscal year ended January
         3, 2004, file No. 333-10117, and incorporated herein by
         reference).
  4.5    Trademark Security Agreement, dated as of October 15, 2002, between Golfsmith International, Inc. and U.S. Bank Trust
         National Association, as collateral agent (filed as Exhibit
         4.5 to Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).
  4.6    Trademark Security Agreement, dated as of July 24, 2003,
         between Don Sherwood Golf Shop, Inc. and U.S. Bank Trust
         National Association, as collateral agent (filed as Exhibit
         4.6 to Golfsmith International Holdings, Inc.'s Annual
         Report on Form 10-K for the fiscal year ended January 3,
         2004, file No. 333-10117, and incorporated herein by
         reference).
  4.7    Deed of Trust, dated as of October 15, 2002, by Golfsmith
         International, L.P. to M. Marvin Katz, as trustee for the
         benefit of U.S. Bank Trust National Association, as
         indenture trustee (filed as Exhibit 4.6 to Golfsmith's
         Registration Statement on Form S-4 (No. 333-101117), and
         incorporated herein by reference).
  4.8    Open-End Leasehold Mortgage, dated November 28, 2003, from
         Golfsmith NU, L.L.C. in favor of U.S. Bank Trust National
         Association, as indenture trustee (filed as Exhibit 4.8 to
         Golfsmith International Holdings, Inc.'s Annual Report on
         Form 10-K for the fiscal year ended January 3, 2004, file
         No. 333-10117, and incorporated herein by reference).
  4.9    Leasehold Mortgage, dated November 28, 2003, from Golfsmith
         NU, L.L.C. in favor of U.S. Bank Trust National Association, as indenture trustee (filed as Exhibit 4.9 to Golfsmith
         International Holdings, Inc.'s Annual Report on Form 10-K
         for the fiscal year ended January 3, 2004, file No.
         333-10117, and incorporated herein by reference).
  4.10   Leasehold Deed of Trust, dated November 28, 2003, from
         Golfsmith USA, L.L.C. in favor of U.S. Bank Trust National
         Association, as indenture trustee (filed as Exhibit 4.10 to
         Golfsmith International Holdings, Inc.'s Annual Report on
         Form 10-K for the fiscal year ended January 3, 2004, file
         No. 333-10117, and incorporated herein by reference).

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
  4.11   Leasehold Deed of Trust, dated December 23, 2003, from
         Golfsmith USA, L.L.C. in favor of U.S. Bank Trust National
         Association, as indenture trustee (filed as Exhibit 4.11 to
         Golfsmith International Holdings, Inc.'s Annual Report on
         Form 10-K for the fiscal year ended January 3, 2004, file
         No. 333-10117, and incorporated herein by reference).
  4.12   Leasehold Deed of Trust, dated December 15, 2003, from
         Golfsmith USA, L.L.C. in favor of U.S. Bank Trust National
         Association, as indenture trustee (filed as Exhibit 4.12 to
         Golfsmith International Holdings, Inc.'s Annual Report on
         Form 10-K for the fiscal year ended January 3, 2004, file
         No. 333-10117, and incorporated herein by reference).
  4.13   Leasehold Deed of Trust, dated December 15, 2003, from
         Golfsmith USA, L.L.C. in favor of U.S. Bank Trust National
         Association, as indenture trustee (filed as Exhibit 4.13 to
         Golfsmith International Holdings, Inc.'s Annual Report on
         Form 10-K for the fiscal year ended January 3, 2004, file
         No. 333-10117, and incorporated herein by reference).
  4.14   Leasehold Deed of Trust, dated December 15, 2003, from
         Golfsmith USA, L.L.C. in favor of U.S. Bank Trust National
         Association, as indenture trustee (filed as Exhibit 4.14 to
         Golfsmith International Holdings, Inc.'s Annual Report on
         Form 10-K for the fiscal year ended January 3, 2004, file
         No. 333-10117, and incorporated herein by reference).
  4.15   Leasehold Deed of Trust, dated November 28, 2003, from
         Golfsmith International, L.P. in favor of U.S. Bank Trust
         National Association, as indenture trustee (filed as Exhibit
         4.15 to Golfsmith International Holdings, Inc.'s Annual
         Report on Form 10-K for the fiscal year ended January 3,
         2004, file No. 333-10117, and incorporated herein by
         reference).
  4.16   Leasehold Deed of Trust, recorded on December 22, 2003, from
         Golfsmith International, L.P. in favor of U.S. Bank Trust
         National Association, as indenture trustee (filed as Exhibit
         4.16 to Golfsmith International Holdings, Inc.'s Annual
         Report on Form 10-K for the fiscal year ended January 3,
         2004, file No. 333-10117, and incorporated herein by
         reference).
  4.17   Leasehold Mortgage, dated November 28, 2003, from Golfsmith
         NU, L.L.C. in favor of U.S. Bank Trust National Association, as indenture trustee (filed as Exhibit 4.17 to Golfsmith
         International Holdings, Inc.'s Annual Report on Form 10-K
         for the fiscal year ended January 3, 2004, file No.
         333-10117, and incorporated herein by reference).
  4.18   Leasehold Mortgage, dated December 23, 2003, from Golfsmith
         NU, L.L.C., in favor of U.S. Bank Trust National
         Association, as indenture trustee (filed as Exhibit 4.18 to
         Golfsmith International Holdings, Inc.'s Annual Report on
         Form 10-K for the fiscal year ended January 3, 2004, file
         No. 333-10117, and incorporated herein by reference).
  4.19   Security Agreement, dated as of October 15, 2002, among
         Golfsmith International, Inc. and the other grantors named and defined therein and General Electric Capital
         Corporation, as agent for the lenders (filed as Exhibit 4.7 to Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).
  4.20   Trademark Security Agreement, dated as of October 15, 2002, among Golfsmith International, Inc. and the other grantors named and defined therein and General Electric Capital
         Corporation, as agent for itself and the lenders (filed as
         Exhibit 4.8 to Golfsmith's Registration Statement on Form
         S-4 (No. 333-101117), and incorporated herein by reference).
  4.21   Trademark Security Agreement, dated as of July 24, 2003,
         between Don Sherwood Golf Shop, Inc. and General Electric
         Capital Corporation, as agent for itself and the lenders
         (filed as Exhibit 4.21 to Golfsmith International Holdings,
         Inc.'s Annual Report on Form 10-K for the fiscal year ended
         January 3, 2004, file No. 333-10117, and incorporated herein by reference).
  4.22   Pledge Agreement, dated as of October 15, 2002, among
         Golfsmith International, Inc. and the other pledgors named and defined therein and General Electric Capital
         Corporation, as secured party (filed as Exhibit 4.9 to
         Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
  4.23   Intercompany Subordination Agreement, dated as of October
         15, 2002, among Golfsmith International, Inc., Golfsmith
         International Holdings, Inc., Golfsmith GP Holdings, Inc.,
         Golfsmith Holdings, L.P., Golfsmith International, L.P.,
         Golfsmith GP, L.L.C., Golfsmith Delaware, L.L.C., Golfsmith
         Canada, L.L.C., Golfsmith Europe, L.L.C., Golfsmith USA,
         L.L.C., Golfsmith NU, L.L.C. and Golfsmith Licensing L.L.C.,
         and General Electric Capital Corporation, as agent for the lenders (filed as Exhibit 4.10 to Golfsmith's Registration
         Statement on Form S-4 (No. 333-101117), and incorporated
         herein by reference).
  4.24   Intercreditor Agreement, dated as of October 15, 2002, among
         General Electric Capital Corporation, as senior agent, U.S.
         Bank Trust National Association, as trustee and collateral agent, and Golfsmith International, Inc. and the other
         credit parties named therein (filed as Exhibit 4.11 to
         Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).
  4.25   Assumption and Joinder Agreement in connection with the
         Intercreditor Agreement, dated as of July 24, 2003, made by
         Don Sherwood Golf Shop, Inc. in favor of General Electric
         Capital Corporation, as senior agent (filed as Exhibit 4.25 to Golfsmith International Holdings, Inc.'s Annual Report on
         Form 10-K for the fiscal year ended January 3, 2004, file
         No. 333-10117, and incorporated herein by reference).
  4.26   Subsidiary Securities Control Agreement, dated as of October
         15, 2002, among Golfsmith Holdings, L.P., as the issuer,
         Golfsmith International, Inc., as the pledgor, General
         Electric Capital Corporation, as the senior pledgee and U.S.
         Bank Trust National Association, as collateral agent and the junior pledge (filed as Exhibit 4.12 to Golfsmith's
         Registration Statement on Form S-4 (No. 333-101117), and
         incorporated herein by reference).
  4.27   Subsidiary Securities Control Agreement, dated as of October
         15, 2002, among Golfsmith International, L.P., as the
         issuer, Golfsmith Delaware, L.L.C., as the pledgor, General
         Electric Capital Corporation, as the senior pledgee and U.S.
         Bank Trust National Association, as collateral agent and the junior pledge (filed as Exhibit 4.13 to Golfsmith's
         Registration Statement on Form S-4 (No. 333-101117), and
         incorporated herein by reference).
  4.28   Subsidiary Securities Control Agreement, dated as of October
         15, 2002, among Golfsmith GP, L.L.C. and the other issuers named therein, Golfsmith Holdings, L.P., as the pledgor,
         General Electric Capital Corporation, as the senior pledgee and U.S. Bank Trust National Association, as collateral
         agent and the junior pledge (filed as Exhibit 4.13 to
         Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).
  5.1*   Opinion of King & Spalding LLP.
  9.1    Stockholders Agreement, dated as of October 15, 2002, among
         Golfsmith International Holdings, Inc., Atlantic Equity
         Partners III, L.P. and the other stockholders party thereto
         (filed as Exhibit 9.1 to Golfsmith's Registration Statement on Form S-4 (No. 333-101117), and incorporated herein by
         reference).
 10.1    Redemption Agreement, dated as of September 23, 2002, among
         DLJ Investment Partners, L.P., DLJ Investment Fundings,
         Inc., DLJ ESC II L.P., Golfsmith International, Inc.,
         Golfsmith Holdings, L.P., Golfsmith GP Holdings, Inc.,
         Golfsmith International Holdings, Inc. and BGA Acquisition
         Corporation (filed as Exhibit 10.1 to Golfsmith's
         Registration Statement on Form S-4 (No. 333-101117), and
         incorporated herein by reference).
 10.2    Escrow Agreement, dated as of October 15, 2002, among
         Golfsmith International Holdings, Inc., Carl F. Paul and
         Franklin C. Paul, as stockholder representatives, and
         JPMorgan Chase Bank, as escrow agent (filed as Exhibit 10.2 to Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).
 10.3    Indemnification Agreement, dated as of October 15, 2002,
         among Golfsmith International Holdings, Inc., and Carl F.
         Paul and Franklin C. Paul, as stockholder representatives
         (filed as Exhibit 10.3 to Golfsmith's Registration Statement on Form S-4 (No. 333-101117), and incorporated herein by
         reference).

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 10.4    Management Consulting Agreement, dated as of October 15,
         2002, among Golfsmith International Holdings, Inc.,
         Golfsmith International, Inc. and First Atlantic Capital,
         Ltd. (filed as Exhibit 10.4 to Golfsmith's Registration
         Statement on Form S-4 (No. 333-101117), and incorporated
         herein by reference).
 10.5    Credit Agreement, dated as of October 15, 2002, among
         Golfsmith International, L.P., Golfsmith NU, L.L.C., and
         Golfsmith USA, L.L.C., as borrowers, Golfsmith
         International, Inc. and the other credit parties named
         therein and General Electric Capital Corporation, as a
         lender, as the initial L/C issuer and as agent (filed as
         Exhibit 10.5 to Golfsmith's Registration Statement on Form
         S-4 (No. 333-101117), and incorporated herein by reference).
 10.6    Amendment No. 1 to the Credit Agreement dated as of January
         10, 2003 among Golfsmith International, L.P., Golfsmith NU,
         L.L.C. and Golfsmith USA, L.L.C. as Borrowers And General
         Electric Capital Corporation as a lender (filed as Exhibit
         10.6 to Golfsmith International Holdings, Inc.'s Annual
         Report on Form 10-K for the fiscal year ended January 3,
         2004, file No. 333-10117, and incorporated herein by
         reference).
 10.7    Amendment No. 2 to the Credit Agreement dated as of
         September 5, 2003 among Golfsmith International, L.P.,
         Golfsmith NU, L.L.C. and Golfsmith USA, L.L.C. as Borrowers
         And General Electric Capital Corporation as a lender (filed as Exhibit 10.7 to Golfsmith International Holdings, Inc.'s
         Annual Report on Form 10-K for the fiscal year ended January
         3, 2004, file No. 333-10117, and incorporated herein by
         reference).
 10.8    Amendment No. 3 to the Credit Agreement dated as of February
         10, 2004 among Golfsmith International, L.P., Golfsmith NU,
         L.L.C. and Golfsmith USA, L.L.C. as Borrowers And General
         Electric Capital Corporation as a lender (filed as Exhibit
         10.8 to Golfsmith International Holdings, Inc.'s Annual
         Report on Form 10-K for the fiscal year ended January 3,
         2004, file No. 333-10117, and incorporated herein by
         reference).
 10.9    Amendment No. 4 to the Credit Agreement dated as of March
         11, 2004 among Golfsmith International, L.P., Golfsmith NU,
         L.L.C. and Golfsmith USA, L.L.C. as Borrowers And General
         Electric Capital Corporation as a lender (filed as Exhibit
         10.9 to Golfsmith International Holdings, Inc.'s Annual
         Report on Form 10-K for the fiscal year ended January 3,
         2004, file No. 333-10117, and incorporated herein by
         reference).
 10.10   Assumption and Joinder Agreement, dated as of July 24, 2003 in connection with the Credit Agreement, made by Don
         Sherwood Golf Shop, Inc. in favor of General Electric
         Capital Corporation, as a lender, as the initial L/C issuer and as agent (filed as Exhibit 10.10 to Golfsmith
         International Holdings, Inc.'s Annual Report on Form 10-K
         for the fiscal year ended January 3, 2004, file No.
         333-10117, and incorporated herein by reference).
 10.11   Guaranty, dated as of October 15, 2002, among Golfsmith
         International, Inc. and the other guarantors named and
         defined therein and General Electric Capital Corporation, as agent for itself and the lenders (filed as Exhibit 10.6 to
         Golfsmith's Registration Statement on Form S-4 (No.
         333-101117), and incorporated herein by reference).
 10.12   Indemnification Agreement, dated as of October 15, 2002, by
         Golfsmith International, Inc. in favor of Carl Paul (filed as Exhibit 10.7 to Golfsmith's Registration Statement on
         Form S-4 (No. 333-101117), and incorporated herein by
         reference).
 10.13   Indemnification Agreement, dated as of October 15, 2002, by
         Golfsmith International, Inc. in favor of Franklin Paul
         (filed as Exhibit 10.8 to Golfsmith's Registration Statement on Form S-4 (No. 333-101117), and incorporated herein by
         reference).
 10.14   Indemnification Agreement, dated as of October 15, 2002, by
         Golfsmith International, Inc. in favor of Barbara Paul
         (filed as Exhibit 10.9 to Golfsmith's Registration Statement on Form S-4 (No. 333-101117), and incorporated herein by
         reference).
 10.15   Indemnification Agreement, dated as of October 15, 2002, by
         Golfsmith International, Inc. in favor of Kelly Redding
         (filed as Exhibit 10.10 to Golfsmith's Registration
         Statement on Form S-4 (No. 333-101117), and incorporated
         herein by reference).

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 10.16   Indemnification Agreement, dated as of October 15, 2002, by
         Golfsmith International, Inc. in favor of John Moriarty
         (filed as Exhibit 10.11 to Golfsmith's Registration
         Statement on Form S-4 (No. 333-101117), and incorporated
         herein by reference).
 10.17   Employment Agreement, dated as of October 15, 2002, between
         Golfsmith International, Inc. and Carl F. Paul (filed as
         Exhibit 10.12 to Golfsmith's Registration Statement on Form
         S-4 (No. 333-101117), and incorporated herein by reference).
 10.18   Employment Agreement, dated as of October 15, 2002, between
         Golfsmith International, Inc. and Franklin C. Paul (filed as
         Exhibit 10.13 to Golfsmith's Registration Statement on Form
         S-4 (No. 333-101117), and incorporated herein by reference).
 10.19   Employment Agreement, dated as of October 15, 2002, between
         Golfsmith International, Inc. and James D. Thompson (filed as Exhibit 10.14 to Golfsmith's Registration Statement on
         Form S-4 (No. 333-101117), and incorporated herein by
         reference).
 10.20   Employment Agreement, dated as of January 15, 2003, between
         Golfsmith International, Inc. and Virginia Bunte (filed as
         Exhibit 10.15 to Golfsmith's Registration Statement on Form
         S-4 (No. 333-101117), and incorporated herein by reference).
 10.21   Golfsmith International Holdings, Inc. 2002 Incentive Stock
         Plan (filed as Exhibit 10.16 to Golfsmith's Registration
         Statement on Form S-4 (No. 333-101117), and incorporated
         herein by reference).
 10.22   Golfsmith International, Inc. Severance Benefit Plan (filed as Exhibit 10.17 to Golfsmith's Registration Statement on
         Form S-4 (No. 333-101117), and incorporated herein by
         reference).
 10.23*  Golfsmith 2004 Management Incentive Plan.
 10.24*  Form of Exchange Agreement between Golfsmith International
         Holdings, Inc. and Atlantic Equity Partners III, L.P.
 12.1*   Computation of Ratio of Earnings to Fixed Charges.
 21.1    Subsidiaries of the Registrant (filed as Exhibit 21.1 to
         Golfsmith International Holdings, Inc.'s Annual Report on
         Form 10-K for the fiscal year ended January 3, 2004, file
         No. 333-10117, and incorporated herein by reference).
 23.1    Consent of King & Spalding LLP (included as part of Exhibit
         5.1).
 23.2*   Consent of Ernst & Young LLP.
 24.1    Power of Attorney (included in signature pages).
 25.1    Statement of Eligibility of Trustee on Form T-1 (filed as
         Exhibit 25.1 to Golfsmith's Registration Statement on Form
         S-4 (No. 333-101117), and incorporated herein by reference).

---------------

* Filed herewith.